UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2024

Piedmont Lithium Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38427	36-4996461
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

42 E Catawba Street
Belmont, North Carolina 28012
(Address of principal executive offices and zip code)

(704) 461-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock $0.0001 par value per share	PLL	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 18, 2024, Piedmont Lithium Inc., a Delaware corporation (“Piedmont”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sayona Mining Limited, an Australian public company limited by shares (“Sayona”), and Shock MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Sayona (“Merger Sub”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time (the “Effective Time”) of the Merger, Merger Sub will be merged with and into Piedmont, with Piedmont continuing as the surviving company (the “Merger”). The boards of directors of Piedmont, Sayona and Merger Sub, in each case, have approved the Merger Agreement and the transactions contemplated thereby. The parties to the Merger Agreement intend the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Merger Consideration

Pursuant to and subject to the terms of the Merger Agreement, at the Effective Time,

•
each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into one fully paid and nonassessable share of common stock, par value US$0.0001 per share, of Piedmont;

•
each share of common stock, par value US$0.0001 per share, of Piedmont, including any shares in respect of which a CHESS Depositary Interests representing shares of Piedmont Common Stock (“Piedmont CDI”) has been issued (“Piedmont Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding (i) any shares held by Piedmont as treasury shares or by Sayona or Merger Sub immediately prior to the Effective Time, in each case, not held on behalf of third parties, and (ii) any shares that are owned by any direct or indirect subsidiary of Piedmont or Sayona (other than Merger Sub)) (collectively, the “Eligible Shares”) shall be converted into the right to receive from Sayona:

◾
in the case of a Piedmont CDI, a number of ordinary shares in the capital of Sayona (“Sayona Ordinary Shares”) equal to the product of (1) the fraction of a share of Piedmont Common Stock then represented by such Piedmont CDI and (2) the Exchange Ratio; or

◾
in the case of an Eligible Share other than a Piedmont CDI, a number of American depositary shares representing Sayona Ordinary Shares (“Sayona ADSs”) representing the product of (1) the Exchange Ratio and (2) the number of Sayona Ordinary Shares then represented by Sayona ADSs;

•
each then outstanding restricted stock unit award granted pursuant to the Piedmont Stock Incentive Plan (as defined in the Merger Agreement) (each, a “Piedmont RSU Award”) shall be converted automatically into a restricted stock unit award of Sayona (each, an “Adjusted RSU Award”) comprising the number of Sayona Ordinary Shares or Sayona ADSs, as applicable, equal to the product of (i) the number of shares of Piedmont Common Stock subject to such Piedmont RSU Award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio (as defined below), with any fractional shares rounded up to the nearest whole share;

•
each then outstanding option to purchase Piedmont Common Stock granted pursuant to the Piedmont Stock Incentive Plan (each, a “Piedmont Option Award”) shall be converted automatically into an option (an “Adjusted Option Award”) to purchase the number of Sayona Ordinary Shares (rounded up to the nearest whole number of Sayona Ordinary Shares) equal to the product of (i) the number of shares of Piedmont Common Stock subject to such Piedmont Option Award immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio.

The Exchange Ratio shall be 527.

2

Fees and Expenses

Except with respect to (i) the charges and expenses, including those of the Exchange Agent and the Depositary Bank, in connection with the exchange of Eligible Shares pursuant to the Merger Agreement, which shall be paid by Sayona, and (ii) the filing fee associated with the filings required by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or to the Committee on Foreign Investment, which, in each case, shall be paid 50% by Piedmont and 50% by Shock, each party shall pay its own expenses incidental to preparing for, entering into and carrying out the Merger Agreement and the consummation of the transactions contemplated thereby, whether or not the Merger is consummated. Except as provided in the Merger Agreement, all transfer, documentary, sales, use, stamp, registration and other similar taxes and fees imposed with respect to, or as a result of, the Merger shall be borne by Sayona or Piedmont.

Representations, Warranties and Covenants

The Merger Agreement includes certain representations, warranties and covenants of Piedmont, Sayona and Merger Sub, including, among other things, covenants by Piedmont and Sayona to each use its reasonable best efforts to conduct its business in the ordinary course, including by using its reasonable best efforts to preserve substantially intact its present business organization, goodwill and assets, during the period between the execution of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms.

Subject to certain exceptions provided for in the Merger Agreement, each of Piedmont and Sayona has agreed to non-solicitation obligations with respect to any third-party acquisition proposals and has agreed to certain restrictions on its and its representatives’ (as well as its subsidiaries and its subsidiaries’ representatives’) ability to respond to any such proposals. In addition, the board of directors of Piedmont and Sayona have each agreed to recommend that the holders of Piedmont Common Stock and holders of Sayona Ordinary Shares, as applicable, vote in favor of the adoption and approval of the Merger Agreement, subject to the right to change its recommendation in response to a Piedmont Change of Recommendation, Piedmont Superior Proposal or a Piedmont Intervening Event, or Sayona Change of Recommendation, Sayona Superior Proposal or a Sayona Intervening Event (each as defined in the Merger Agreement), as applicable. In the event that Piedmont or Sayona changes its recommendation prior to obtaining approval by its stockholders, the other party has the right to terminate the Merger Agreement.

Conditions to the Merger

Consummation of the Merger, which is expected to occur in the second quarter of 2025, is subject to certain closing conditions, including (1) requisite approvals of Piedmont’s stockholders and Sayona’s shareholders of the Merger Agreement, (2) required regulatory approvals (including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), (3) the absence of certain enumerated legal impediments to the consummation of the Merger, (4) effectiveness of the registration statement for the Sayona Ordinary Shares and Sayona ADSs to be issued as consideration in the merger and the related Form F-6, (5) the authorization to list the Sayona ADSs and Sayona Ordinary Shares issuable pursuant to the Merger Agreement on the Nasdaq Capital Market and the ASX Limited ABN 98 008 624 691 (“ASX”), respectively, and (6) required approvals from ASX and the Australian Securities and Investments Commission.

Termination

The Merger Agreement contains certain termination rights in favor of Sayona and Piedmont, including if the Merger is not consummated on or before September 30, 2025 or if the requisite approvals of Sayona shareholders and Piedmont stockholders are not obtained.

Support Agreements

Concurrently, and in connection with the execution of the Merger Agreement, each director of Piedmont entered into a support agreement with Piedmont to vote all of their shares of Piedmont Common Stock in favor of the adoption and approval of the Merger Agreement and approval of the transactions contemplated thereby (collectively, the “Support Agreements”), subject to the exercise of their fiduciary duties.

3

General

The foregoing summary descriptions of the Merger Agreement, Support Agreements and the transactions contemplated thereby are subject to and qualified in its entirety by reference to the Merger Agreement and the form of Support Agreement, copies of which are filed as Exhibit 2.1 and 10.1, respectively to this Current Report on Form 8-K (this “Current Report”), the terms of which are incorporated herein by reference. The representations and warranties and covenants set forth in the Merger Agreement have been made only for purposes of such agreement and were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including qualification by confidential disclosures made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the parties to the Merger Agreement or their respective businesses.

Item 7.01. Regulation FD Disclosure.

On November 18, 2024, Piedmont issued a press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is an investor presentation released by Piedmont and Sayona in connection with the Merger.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements.

Such forward-looking statements, including those regarding the timing, consummation and anticipated benefits of the transactions described herein, involve risks and uncertainties. Piedmont’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the stockholders of Piedmont or from regulators (including from the Australian court hearing) are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of Piedmont to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of Piedmont; the ability of Piedmont to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; Piedmont’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the existing businesses; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; ability of Piedmont to commercially extract mineral deposits; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); uncertainty about Piedmont’s ability to obtain required capital to execute its business plan; changes in the market prices of lithium and lithium products; changes in technology or the development of substitute products; geopolitical events, and regulatory, economic and other risks associated therewith, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in Piedmont’s filings with the Securities and Exchange Commission (the “SEC”), which include its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the proxy statement to be filed in connection with the proposed transaction. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in Piedmont’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by the ASX Listing Rules, federal securities laws and rules and regulations of the SEC, Piedmont undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

4

Additional Information and Where to Find It

In connection with the Merger, Piedmont intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. Piedmont also plans to file other relevant documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, PIEDMONT’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about Piedmont and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Piedmont will be available free of charge on Piedmont’s website at www.piedmontlithium.com or by contacting Piedmont’s Investor Relations Department by email at esanders@piedmontlithium.com or by phone at +1 (704) 575-2549.

Participants in the Solicitation

Piedmont and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Piedmont is set forth in Piedmont’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 29, 2024, and Piedmont’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 29, 2024. You can obtain a free copy of these documents from Piedmont using the contact information above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting decisions. You may obtain free copies of these documents from Piedmont using the contact information indicated above.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed transaction will be implemented solely pursuant to the terms and conditions of the arrangement agreement, which contain the full terms and conditions of the proposed transaction.

5

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
2.1†	Agreement and Plan of Merger, dated as of November 18, 2024, by and among Piedmont Lithium Inc., Sayona Mining Limited, and Shock MergerCo Inc.

10.1†	Form of Support Agreement

99.1	Press Release, issued on November 19, 2024

99.2	Investor Presentation, dated November 19, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

6

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: November 19, 2024	By:	/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	President and Chief Executive Officer

7

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

among

SAYONA MINING LIMITED,

SHOCK MERGECO INC.

and

PIEDMONT LITHIUM INC.

Dated as of November 18, 2024

i

4.23	Sanctions	53
4.24	Export and Import Matters	53
4.25	Takeover Laws	54
4.26	No Additional Representations	54
ARTICLE V REPRESENTATIONS AND WARRANTIES OF SHOCK AND MERGER SUB		54
5.1	Organization, Standing and Power	55
5.2	Capital Structure	55
5.3	Authority; No Violations; Consents and Approvals	57
5.4	Consents	58
5.5	ASIC Documents; Financial Statements	58
5.6	Absence of Certain Changes or Events	60
5.7	No Undisclosed Material Liabilities	60
5.8	Information Supplied	60
5.9	Shock Permits; Compliance with Applicable Law	61
5.10	Compensation; Benefits	62
5.11	Labor Matters	63
5.12	Taxes	64
5.13	Litigation	67
5.14	Intellectual Property	67
5.15	Real Property	68
5.16	Mining	69
5.17	Environmental Matters	70
5.18	Material Contracts	72
5.19	Insurance	74
5.20	Brokers	74
5.21	Anti-Corruption	74
5.22	Sanctions	75
5.23	Export and Import Matters	75
5.24	Business Conduct	75
5.25	No Additional Representations	75
ARTICLE VI COVENANTS AND AGREEMENTS		76
6.1	Conduct of Power Business Pending the Merger	76
6.2	Conduct of Shock Business Pending the Merger	80
6.3	No Solicitation by Power	83
6.4	No Solicitation by Shock	90
6.5	Preparation of Proxy Statement, Registration Statement, Notice of Shock Extraordinary General Meeting and Australian Disclosure Documents	96
6.6	Stockholders Meetings	99
6.7	Access to Information	103
6.8	HSR, CFIUS and Other Approvals	104
6.9	Employee Matters	107
6.10	Indemnification; Directors’ and Officers’ Insurance	108
6.11	Transaction Litigation	109
6.12	Public Announcements	109
6.13	Advice of Certain Matters; Control of Business	110

ii

6.14	Reasonable Best Efforts; Notification; Power Equity Raise and Shock Equity Raise	110
6.15	Section 16 Matters	111
6.16	Stock Exchange Listing and Delistings; ASIC Registrations	111
6.17	Takeover Laws	112
6.18	Obligations of Merger Sub	112
6.19	Establishment of ADR Facility	112
6.20	Intended Tax Treatment	113
ARTICLE VII CONDITIONS PRECEDENT		114
7.1	Conditions to Each Party’s Obligation to Consummate the Merger	114
7.2	Additional Conditions to Obligations of Shock and Merger Sub	114
7.3	Additional Conditions to Obligations of Power	115
7.4	Frustration of Closing Conditions	116
ARTICLE VIII TERMINATION		116
8.1	Termination	116
8.2	Notice of Termination; Effect of Termination	118
8.3	Termination Fees and Other Payments	118
ARTICLE IX GENERAL PROVISIONS		121
9.1	Schedule Definitions	121
9.2	Survival	121
9.3	Notices	121
9.4	Rules of Construction	123
9.5	Counterparts	124
9.6	Entire Agreement; No Third Party Beneficiaries	125
9.7	Governing Law; Venue; Waiver of Jury Trial	125
9.8	Severability	126
9.9	Assignment	126
9.10	Affiliate Liability	126
9.11	Specific Performance	127
9.12	Amendment	127
9.13	Extension; Waiver	127

Annex A	Form of Power Support Agreement
Annex B	Form of Certificate of Incorporation of the Surviving Corporation
Annex C	Form of Certificate of Merger

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is dated as of November 18, 2024 (this “Agreement”), and is among Sayona Mining Limited, an Australian public company limited by shares (“Shock”), Shock MergeCo Inc., a Delaware corporation and a wholly owned Subsidiary of Shock (“Merger Sub”), and Piedmont Lithium Inc., a Delaware corporation (“Power”).

WHEREAS, the Board of Directors of Power (the “Power Board”), at a meeting duly called and held by unanimous vote, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined below), are in the best interests of, the holders of Power Common Stock (as defined below), (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved, subject to the provisions of this Agreement (including those relating to a Power Change of Recommendation, a Power Superior Proposal or a Power Intervening Event), to recommend that the holders of Power Common Stock adopt and approve this Agreement (in each case, as defined below);

WHEREAS, the Board of Directors of Shock (the “Shock Board”), at a meeting duly called and held by unanimous vote, (i) approved this Agreement and the transactions contemplated hereby, including the Merger, the issuance of the ordinary shares in the capital of Shock (“Shock Ordinary Shares”) and American depositary shares representing Shock Ordinary Shares (“Shock ADSs”) (including the Shock Ordinary Shares underlying the Shock ADSs) in the Merger pursuant to this Agreement (the “Shock Share Issuance”) and the Closing Equity Raise (as defined below), and (ii) resolved, subject to the provisions of this Agreement (including those relating to a Shock Change of Recommendation, a Shock Superior Proposal or a Shock Intervening Event), to recommend that the holders of Shock Ordinary Shares vote in favor of the approval of the Shock Shareholder Matters (in each case, as defined below);

WHEREAS, the Board of Directors of Merger Sub (the “Merger Sub Board”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of, Merger Sub and its sole stockholder and (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, immediately following the execution of this Agreement by each of the parties hereto, Shock, as the sole stockholder of Merger Sub, shall execute and deliver a consent to adopt this Agreement pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”);

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Shock’s willingness to enter into this Agreement, the directors of Power listed on Section A of Power Disclosure Letter have entered into support agreements, dated as of the date of this Agreement, in the form attached hereto as Annex A, pursuant to which such directors have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of capital stock of Power in favor of the Merger (collectively, the “Power Support Agreements”);

WHEREAS, substantially concurrently with the entry into this Agreement, (A) Shock and certain investors will subscribe for approximately AU$69,000,000 of Shock Ordinary Shares, conditional upon the Closing (as defined below) and to be consummated after the Closing and (B) Shock has announced that it may offer to eligible holders of Shock Ordinary Shares, including U.S. holders of Shock Ordinary Shares, as at a record date after the Closing, the right to purchase Shock Ordinary Shares, conditional upon the Closing and to be consummated after the Closing (the transactions contemplated by clauses (A) and (B), the “Closing Equity Raise”, and the Shock Ordinary Shares to be issued thereunder, the “Closing Equity Raise Shares”);

WHEREAS, Shock, Merger Sub and Power desire to effect a strategic business combination on the terms and subject to the conditions set forth herein; and

WHEREAS, for U.S. federal and applicable state and local income tax purposes, it is intended that (i) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) Power, Merger Sub, and Shock be a “party to the reorganization” within the meaning of Section 368(b) of the Code, (iii) this Agreement constitute and be adopted as a “plan of reorganization” within the meaning of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and (iv) the Merger not result in gain being recognized under Section 367(a)(1) of the Code (other than for any shareholder that would be a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of Shock following the Merger that does not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8(c))  (the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Shock, Merger Sub and Power agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1         Certain Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

“AAS” means the accounting principles generally accepted in Australia.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise.

“Aggregated Group” means all entities under common control with any Person within the meaning of Section 414(b), (c), (k), (m) or (o) of the Code or Section 4001 of ERISA.

“ASIC” means the Australian Securities and Investments Commission.

“ASIC Relief or Requirements” means the Shock Share Issuance ASIC Relief or Requirements and the Closing Equity Raise ASIC Requirements.

“ASX” means ASX Limited ABN 98 008 624 691 and the market operated by it, as the context requires.

“ASX Listing Rules” means the official listing rules of ASX, including any variation, consolidation or replacement of such rules, in each case subject to any waiver or exemption granted to the compliance of those rules by a Party.

“ASX Settlement Rules” means the operating rules of the settlement facility provided by ASX Settlement Pty Ltd (ABN 49 008 504 532).

“Australian Disclosure Document” means, as the context requires: (a) the Issuing Document, including where the Issuing Document is delivered as a prospectus under Chapter 6D of the Corporations Act required to implement the Shock Share Issuance, or (b) a document required to comply with Chapter 6D of the Corporations Act to implement the Closing Equity Raise, including prospectus or ‘cleansing notice’ (at Shock’s election, subject to compliance with law), and in each case to the extent modified or exempted in accordance with any relief instruments issued by ASIC and together with any amendments or supplements thereto.

“Australian Environmental Laws” means any Law of the State of Western Australia or the Commonwealth of Australia relating to the protection of the environment, including the Environmental Protection Act 1986 (WA), the Dangerous Goods Safety Act 2004 (WA), the Contaminated Sites Act 2003 (WA) and the Rights in Water and Irrigation Act 1914 (WA) and any other law (i) relating to the storage, handling or transportation of any waste, dangerous substance or hazardous materials; (ii) relating to environmental harm, pollution or contamination or land; or (iii) that has as one of its purposes or effects the protection of the environment.

“beneficial ownership,” including the correlative term “beneficially owning,” has the meaning ascribed to such term in Section 13(d) of the Exchange Act.

“Bribery Legislation” means any and all of the following: the FCPA; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the Corruption of Foreign Public Officials Act (Canada) and the Criminal Code (Canada); the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the U.K. Bribery Act of 2010; the Proceeds of Crime Act 2002; the Criminal Code Act 1995 (Cth); criminal laws of Australian states and territories; and any anti-bribery, anti-corruption and/or anti-money laundering Laws prohibiting bribery and corruption in either the public or private sector of any jurisdiction in which Power or Shock (or any of their respective Subsidiaries) operate.

“Business Day” means a day ending at 11:59 p.m. (New York, New York time) other than a Saturday, Sunday, or a day on which banks in the State of New York, United States, are authorized or obligated to be closed, or a public holiday in the State of Queensland, Australia.

“Cause” shall have the meaning set forth on Section 3.2 of the Power Disclosure Letter.

“CDI Depositary” means CHESS Depositary Nominees Pty Ltd ACN 071 346 506.

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Approval” means (a) the parties have received written notice from CFIUS that: (i) CFIUS has concluded that none of the Transactions is a “covered transaction” as defined in the DPA; or (ii) CFIUS has issued a written notice that it has completed an assessment, review or investigation pursuant to the DPA with respect to the Transactions, and has concluded all action under the DPA; or (b) CFIUS has sent a report to the President of the United States requesting the President’s decision and (i) the President has announced a decision not to take any action to suspend or prohibit the Transactions or (ii) having received a report from CFIUS requesting the President’s decision, the President has not announced or taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.

“CFIUS Notice” means a notice filing with respect to the Transactions submitted to CFIUS pursuant to 31 C.F.R. Part 800 Subpart E.

“Closing Equity Raise ASIC Requirements” means the requirements under section 708A of the Corporations Act in order to implement the Closing Equity Raise (including Shock issuing a cleansing notice), or (in the event that those requirements are not met by Shock) filings required to be made with ASIC and the expiry of any relevant exposure period following the filing, of a prospectus under Chapter 6D of the Corporations Act.

“Confidentiality Agreement” means the confidentiality deed between Shock and Power in relation to the Transactions.

“Consent” means any filing, notice, report, registration, approval, consent, ratification, permit, permission, waiver, expiration of waiting periods or authorization.

“Contract” means any contract, subcontract, agreement, indenture, note, bond, loan or credit agreement, instrument, installment obligation, lease, mortgage, deed of trust, license, sublicense, commitment, power of attorney, guaranty or other legally binding commitment, arrangement, understanding or obligation oral or written, in each case, as amended and supplemented from time to time and including all schedules, annexes and exhibits thereto.

“control” and its correlative terms, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Corporations Act” means the Australian Corporations Act 2001 (Cth), as in force or as modified (including via any ASIC Relief or Requirements) from time to time.

“De Minimis Inaccuracies” means any inaccuracies that individually or in the aggregate are de minimis.

“Depositary Bank” means a bank of national reputation in the United States, in its capacity as depositary for the Shock ADSs, reasonably acceptable to the Parties.

“DPA” means Section 721 of Title VII of the Defense Production Act of 1950, as amended, (codified at 50 U.S.C. § 4565) and the regulations promulgated thereunder, codified at 31 C.F.R. Parts 800 to 802.

“DTC” means The Depository Trust Company.

“EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.

“Employee Benefit Plan” of any Person means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA, regardless of whether such plan is subject to ERISA), and any equity option, restricted equity, equity purchase plan, equity compensation plan, phantom equity or appreciation rights plan, bonus plan or arrangement, incentive award plan or arrangement, vacation or holiday pay policy, retention or severance pay plan, policy or agreement, deferred compensation agreement or arrangement, change in control, hospitalization or other medical, dental, vision, accident, disability, life or other insurance, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and any other compensation or employee benefit plan, agreement, arrangement, program, practice, or understanding for any present or former director, employee or contractor of the Person, except for statutory plans in Canada to or in which an employer is required by law to contribute or participate.

“Encumbrances” means liens, pledges, charges, encumbrances, claims, hypothecation, mortgages, deeds of trust, security interests (including any ‘security interests’ within the meaning of section 12 of the Australian Personal Property Securities Ac 2009 (Cth)), restrictions (including restrictions on the use or exploitation of assets), rights of first refusal, defects or imperfections in title, prior assignment, license, sublicense or other burdens, options or encumbrances of any kind or any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing (any action of correlative meaning, to “Encumber”).

“Environmental Claim” means any Proceeding by any Governmental Entity or any other Person relating to (a) Environmental Laws, (b) Remedial Actions or (c) any Release or threatened Release of, or exposure to, a Hazardous Material.

“Environmental Laws” means any and all applicable Laws relating to (a) pollution (prevention or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater or subsurface strata), (b) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful. The term “Environmental Law” shall include, but not be limited to, the following statutes, as amended, and the regulations promulgated thereunder: the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §§ 11001 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq., the Federal Mine Safety & Health Act, 30 U.S.C. §§ 801 et seq. and the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. §§ 9601 et seq., the Australian Environmental Laws, and any other Laws similar thereto as of the Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

“Ex-Im Laws” means all Laws relating to the exportation, re-exportation, transfer, possession, examination, or importation of goods subject to controls, including the International Traffic in Arms Regulations administered by the U.S. Department of State, the Export Administration Regulations administered by the U.S. Department of Commerce, and the customs and importation Laws administered by U.S. Customs and Border Protection, the Canada Border Services Agency, or Global Affairs Canada, and similar Laws of Australia, the European Union, the United Kingdom, and any other relevant jurisdiction, including laws related to customs compliance and tariffs, forced labor or child labor, and trade remedies.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” means 527.

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Filing Office” means the Division of Corporations of the Delaware Department of State.

“GAAP” means the accounting principles generally accepted in the United States.

“Good Reason” shall have the meaning set forth on Section 3.2 of the Power Disclosure Letter.

“Government Official” means any person who holds a legislative, administrative or judicial position of a Governmental Entity, any officer, employee, agent, contractor, or representative of any Governmental Entity, of a political party, or of a public international organization, or any person performing duties or functions or acting as a member or in an official capacity for or on behalf of any such Governmental Entity, for or on behalf of any such political party, or for or on behalf of any such public international organization; or an individual performing public duties or functions for a Governmental Entity, holding an official position as a result of local custom or standing or nominated as a candidate to be a Government Official or acting (or holding themselves out) as an authorized intermediary of a Government Official.

“Governmental Entity” means any United States, Australian, Canadian or other non-United States, non-Australian or non-Canadian national, federal, state, county, municipal, indigenous or local government, or other governmental or regulatory body or political subdivision thereof, and any entity exercising executive, legislative, judicial, arbitral, regulatory, taxing or administrative functions of or pertaining to government or any quasi-governmental body, or any government owned or controlled entity or enterprise, including, without limitation, the ASX and the Takeovers Panel.

“Hazardous Materials” means any (a) substance, material or waste designated or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Laws; and (b) asbestos or asbestos-containing materials, whether in a friable or non-friable condition, lead-containing material, polychlorinated biphenyls, per- and polyfluoroalkyl substances (PFAS) or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ICA” means the Investment Canada Act, as amended (Canada), and the regulations promulgated thereunder.

“ICA Approval” means that more than forty-five (45) days shall have elapsed from the time that the Minister has certified the ICA notification as complete and the parties shall not have received a notice under section 25.2(1) of the ICA or an order under section 25.3(1) of the ICA in relation to the Transactions or, if such a notice or order has been received, the parties have subsequently received one of the following notices: (i) a notice under section 25.2(4)(a) of the ICA indicating that a review of the Transactions on the grounds of national security shall not be made, (ii) a notice under section 25.3(6)(b) of the ICA indicating that no further action will be taken in respect of the Transactions or (iii) a notice pursuant to section 25.4 regarding an order under section 25.4(1)(b) of the ICA authorizing the Transactions.

“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP or AAS (as applicable to such Person); and (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the Ordinary Course, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the Ordinary Course.

“Independent” means, (a) with respect to a Designated Power Director, a determination by the Power Board that such individual is independent, and (b) with respect to a Designated Shock Director, a determination by the Shock Board that such individual is independent.

“Intellectual Property” means any and all proprietary, industrial and intellectual property rights, under the applicable Law of any jurisdiction or rights under international treaties, both statutory and common law rights, including: (a) patents and applications for same, and extensions, divisions, continuations, continuations-in-part, reexaminations, revisions, renewals, substitutes, and reissues thereof, (b) trademarks, service marks, certification marks, collective marks, brand names, d/b/a’s and registered business names, trade names, slogans, domain names, symbols, logos, trade dress and other identifiers of source, and registrations and applications for registrations thereof and renewals of the same (including all common law rights and goodwill associated with the foregoing and symbolized thereby), (c) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, together with all common law and moral rights therein, database rights, and registrations and applications for registration of the foregoing, and all renewals, extensions, restorations and reversions thereof, (d) trade secrets, know-how, and other rights in information, including designs, formulations, concepts, compilations of information, methods, techniques, procedures, and processes, whether or not patentable, (e) Internet domain names and URLs and (f) all other intellectual property, industrial or proprietary rights.

“Issuing Document” means the document required to be distributed to Australian resident holders of Power Common Stock to implement the Shock Share Issuance, which is planned by the Parties to be in the form of the Registration Statement together with, if required by ASIC, an Australian wrapper, subject to any ASIC Relief or Requirements and as amended or supplemented, in each case, as applicable.

“IT Assets” means computers, software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment, and all associated documentation.

“ITA” means the Income Tax Act (Canada) and the regulations thereunder, as amended from time to time.

“JORC Code” means the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves.

“knowledge” means the actual knowledge of: (a) in the case of Power, the individuals listed in Section 1.1-knowledge of the Power Disclosure Letter; and (b) in the case of Shock, the individuals listed in Section 1.1-knowledge of the Shock Disclosure Letter.

“Law” means any applicable laws, rules, statutes, regulations, any governmental order or binding agreement with any Governmental Entity, ordinance, code, judgment, order, treaty, convention, governmental directive, other legally enforceable requirement, other pronouncement of any Governmental Entity having the effect of law (including common law), or a stock exchange rule.

“Material Adverse Effect” means, when used with respect to either Power or Shock, any fact, circumstance, effect, change, condition, event or development (“Effect”) that, individually or in the aggregate, (a) materially prevents, impairs or delays the ability of such Party to perform its obligations under this Agreement or to consummate the Merger on or prior to the End Date or would reasonably be expected to do so, or (b) has, or would reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, assets, liabilities, or results of operations of such Party and its Subsidiaries, taken as a whole; provided, however, that, for the purposes of the foregoing clause (b), no Effect (by itself or when aggregated or taken together with any and all other Effects) to the extent directly or indirectly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Material Adverse Effect” or shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur:

(i)          general economic conditions (or changes in such conditions) or changes in global or national economic conditions generally;

(ii)        conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets, including (A) changes in interest rates and changes in exchange rates for the currencies of any countries and (B) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market;

(iii)      conditions (or changes in such conditions) in the lithium mining and chemicals industry (including changes in commodity prices, general market prices and regulatory changes affecting the industry);

(iv)         political conditions (or changes in such conditions) or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism);

(v)       acts of god or force majeure events, including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, epidemics, pandemics or weather conditions;

(vi)         the announcement of this Agreement or the pendency or consummation of the Transactions (other than with respect to any representation or warranty that is intended to address the consequences of the execution or delivery of this Agreement or the announcement or consummation of the Transactions);

(vii)       the fact that the Power Equity Raise or the Shock Equity Raise has not, or may not be, consummated, or that the Closing Equity Raise may not be consummated (it being understood that the facts or occurrences giving rise to or contributing to any such fact may constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect);

(viii)     compliance with the terms of, or the taking of any action expressly required by, this Agreement (except for any obligation under this Agreement to operate in the Ordinary Course (or similar obligation) pursuant to Sections 6.1 or 6.2, as applicable);

(ix)        changes or prospective changes in Law or other legal or regulatory conditions, or the interpretation or enforcement thereof, or changes in GAAP, AAS or other accounting standards, JORC Code, NI 43-101, Subpart 1300 (or the interpretation or enforcement thereof), or that result from any action taken for the purpose of complying with any of the foregoing, or Effects arising out of any conversion or reconciliation among GAAP, AAS or other accounting standards, JORC Code, NI 43-101 and Subpart 1300;

(x)          any changes in such Party’s stock price or the trading volume of such Party’s stock, or any failure by such Party to meet any analysts’ estimates or expectations of such Party’s revenue, earnings or other financial performance or results of operations for any period, or any failure by such Party or any of its Subsidiaries to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); or

(xi)         with respect to Power, such matters as may be set forth on Section 1.1-Power MAE of the Power Disclosure Letter, and with respect to Shock, such matters as may be set forth on Section 1.1-Shock MAE of the Shock Disclosure Letter.

provided, however, except to the extent such Effects directly or indirectly resulting from, arising out of, attributable to or related to the matters described in the foregoing clauses (i) through (v) and (ix) disproportionately adversely affect such Party and its Subsidiaries, taken as a whole, as compared to other similarly situated industry participants, in which case only the incremental disproportionate impact shall be taken into account when determining whether a “Material Adverse Effect” has occurred or may, would or could occur.

“Nasdaq” means the Nasdaq Capital Market or such other Nasdaq market on which Power Common Stock is then listed.

“NI 43-101” means Canadian National Instrument 43-101, Standards of Disclosure for Mineral Projects.

“Ordinary Course” means, with respect to an action taken by any Person, that such action is consistent with the ordinary course of business and past practices of such Person.

“Organizational Documents” means (a) with respect to a corporation, the charter, articles or certificate of incorporation, as applicable, and bylaws thereof, (b) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (c) with respect to a partnership, the certificate of formation and the partnership agreement, (d) with respect to an Australian company limited by shares, its constitution, and (e) with respect to any other Person the organizational, constituent and/or governing documents and/or instruments of such Person.

“other Party” means: (a) when used with respect to Power, Shock and Merger Sub; and (b) when used with respect to Shock or Merger Sub, Power.

“Party” or “Parties” means a party or the parties to this Agreement, except as the context may otherwise require.

“Permits” means all permits, licenses, certifications, registrations, consents, authorizations, variances, exemptions, orders, franchises and approvals of any Governmental Entity.

“Permitted Encumbrances” means:

(a)         to the extent not applicable to the Transactions or otherwise waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts, including joint venture agreements, stockholders agreements, Organizational Documents and other similar agreements and documents;

(b)      contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s liens and other similar Encumbrances arising in the Ordinary Course for amounts not yet delinquent;

(c)        Encumbrances for Taxes or assessments not yet due and payable (or that may be paid without penalty) or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP or AAS (as applicable);

(d)          such Encumbrances as Power (in the case of Encumbrances with respect to properties or assets of Shock or its Subsidiaries) or Shock (in the case of Encumbrances with respect to properties or assets of Power or its Subsidiaries), as applicable, may have expressly waived in writing;

(e)        all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights or interests in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of Power or Shock, as applicable, or any of their respective Subsidiaries, that are of record and customarily granted in the lithium, gold or graphite (as applicable) mining industry and do not materially interfere with the operation, value or use of the property or asset affected;

(f)          any Encumbrances discharged at or prior to the Effective Time (including Encumbrances securing any Indebtedness that will be paid off in connection with Closing); or

(g)         Encumbrances imposed or promulgated by applicable Law or any Governmental Entity with respect to mining tenure or real property, including zoning, building or similar restrictions, which do not materially interfere with the operation, value or use of the property or asset affected.

“Person” means any individual, natural person, general or limited partnership, limited liability company, unlimited liability corporation, corporation, proprietorship, joint stock company, trust, estate, union, joint venture, Governmental Entity, association or unincorporated business organization, or any other form of business or professional entity.

“Personal Information” means any information that, alone or in combination with other information held by Power or any of its Subsidiaries, or Shock or any of its Subsidiaries, as applicable, identifies or could reasonably be used to identify an individual, and any other personal information that is subject to any applicable Laws.

“Power Canadian Subsidiary” means a Subsidiary of Power that is a resident of Canada or subject to Part I tax in Canada for purposes of the ITA.

“Power CDIs” means CHESS Depositary Interests representing shares of Power Common Stock (in the ratio of one hundredth (1/100th) of a share of Power Common Stock to one (1) CDI).

“Power Competing Proposal” means any Contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with Shock or any of its Subsidiaries) involving, directly or indirectly: (a) any acquisition (by asset purchase, stock purchase, merger, scheme of arrangement or otherwise) by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of any business or assets of Power or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that generated 20% or more of Power’s and its Subsidiaries’ assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months, or any license, lease or long-term supply agreement having a similar economic effect, (b) any acquisition of beneficial ownership or economic ownership or interest by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of the outstanding shares of Power Common Stock or any other securities entitled to vote on the election of directors or any tender or exchange offer that if consummated would result in any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) beneficially owning 20% or more of the outstanding shares of Power Common Stock entitled to vote on the election of directors, (c) any merger, scheme of arrangement, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Power, or any of its Subsidiaries that generated 20% or more of Power’s and its Subsidiaries’ assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months or (d) otherwise requiring Power to abandon, or otherwise fail to proceed with, the Merger.

“Power Easements” means the easements, right of ways, servitudes and other similar interests granted to, or owned by, Power or any Subsidiary of Power.

“Power Equity Raise” means the issuance, following the date of this Agreement, of the Power Equity Raise Shares for an aggregate consideration not to exceed AU$40,000,010.40 on terms consistent with those set forth in Section 1.1-equity raise of the Power Disclosure Letter.

“Power Equity Raise Shares” means 2,380,953 shares of Power Common Stock represented by 238,095,300 Power CDIs.

“Power Intervening Event” means a development or change in circumstance that occurs or arises after the date of this Agreement that was not known to or reasonably foreseeable by the Power Board prior to the execution of this Agreement that is material to Power and its Subsidiaries, taken as a whole (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable); provided, however, that in no event shall the following constitute a Power Intervening Event: (a) the receipt, existence or terms of an actual or possible Power Competing Proposal or Power Superior Proposal, (b) any Effect relating to Shock or any of its Subsidiaries that does not amount to a Material Adverse Effect, individually or in the aggregate, (c) any change, in and of itself, in the price or trading volume of shares of Power Common Stock or Shock Ordinary Shares (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Power Intervening Event, to the extent otherwise permitted by this definition), (d) the fact that Power or any of its Subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Power Intervening Event, to the extent otherwise permitted by this definition), (e) conditions (or changes in such conditions) in the lithium mining and chemicals industry (including changes in commodity prices (including changes in general market prices for lithium chemicals, lithium spodumene concentrate and related products (including pricing under futures contracts)), general market prices and political or regulatory changes affecting the industry or any changes in applicable Law), (f) any opportunity to acquire (by merger, scheme of arrangement, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person, or (g) the fact that the Power Equity Raise or the Shock Equity Raise has not, or may not be, consummated, or that the Closing Equity Raise may not be consummated (it being understood that the underlying facts giving rise or contributing to any such fact may constitute, or be taken into account in determining whether there has been a Power Intervening Event, to the extent otherwise permitted by this definition).

“Power Mining Rights” means the mining rights, permits, licenses, leases, claims or concessions (or similar) granted to, or owned by, Power or any Subsidiary of Power.

“Power Plan” means an Employee Benefit Plan sponsored, maintained, or contributed to by Power or its Affiliates or with respect to which Power or its Affiliates have any liability.

“Power Stock Incentive Plan” means Power’s Stock Incentive Plan, effective March 31, 2021, as amended from time to time.

“Power Stockholder Approval” means the adoption and approval of this Agreement by the holders of a majority of the outstanding shares of Power Common Stock in accordance with the DGCL and the Organizational Documents of Power.

“Power Superior Proposal” means a bona fide written proposal that is not solicited after the date of this Agreement and is made after the date of this Agreement by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) (other than Shock or any of its Affiliates) to acquire, directly or indirectly, (a) businesses or assets of Power or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that constitute all or substantially all of the assets of Power and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (b) all or substantially all of the outstanding shares of Power Common Stock, in each case whether by way of merger, scheme of arrangement, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good-faith determination of the Power Board, after consultation with its financial and legal advisors, if consummated, would result in a transaction more favorable to Power’s stockholders than the Merger and the Closing Equity Raise (after taking into account the time likely to be required to consummate such proposal, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, regulatory aspects, the likelihood of termination, the timing or certainty of closing, the identity of the Person or Persons making the proposal, and any adjustments or revisions to the terms of this Agreement offered by Shock in response to such proposal or otherwise).

“Power Termination Fee” means US$2,620,000.

“Power Water Rights” means the water rights, permits, licenses, leases or concessions (or similar) granted to, or owned by, Power or any Subsidiary of Power.

“Proceeding” means any actual claim (including a claim of a violation of applicable Law, including Environmental Law), cause of action, action, audit, demand, litigation, suit, proceeding, investigation, grievance, citation, summons, subpoena, inquiry, hearing, originating application to a tribunal, arbitration or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise, whether in contract, in tort or otherwise, and whether or not such claim, cause of action, action, audit, demand, litigation, suit, proceeding, investigation grievance, citation, summons, subpoena, inquiry, hearing, originating application to a tribunal, arbitration or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Release” means any releasing, depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping, disposing or allowing the escape or migration of any Hazardous Material into the indoor or outdoor environment.

“Remedial Action” means all actions to (a) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials in the environment; (b) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not endanger or threaten to endanger human health or the environment; or (c) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release.

“Representatives” means, with respect to any Person, the officers, directors, employees, accountants, consultants, agents, legal counsel, financial advisors and other representatives of such Person.

“Sanctioned Country” means a country or territory which is the subject or target of (a) comprehensive U.S. sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR) regions of Ukraine), (b) comprehensive Canadian sanctions (as of the date of this Agreement, Burma (Myanmar), Belarus, Iran, North Korea, Russia, Syria and the Crimea, Donetsk, Luhansk, Kherson and Zaporizhzhia regions of Ukraine), (c) country-wide Australian autonomous sanctions (as of the date of this Agreement, North Korea, Syria, Russia and the Crimea, Sevastopol, Donetsk and Luhansk regions of Ukraine), or (d) country-wide UN Security Council Sanctions (as of the date of this Agreement, North Korea).

“Sanctioned Person” means any Person that is the subject or target of sanctions or other targeted restrictions under Sanctions Laws or Ex-Im Laws, including: (a) any Person listed on any applicable sanctions- or export-related restricted party list, including the U.S. Department of the Treasury’s Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, OFAC’s Consolidated Sanctions List, the U.S. Department of Commerce’s Denied Persons, Entity or Unverified Lists, the Consolidated Canadian Autonomous Sanctions List, the UK Sanctions List, the Australian Department of Foreign Affairs and Trade Consolidated List, the UN Security Council Consolidated List or the European Union Consolidated List of Financial Sanctions Targets; (b) any Person located, organized, or ordinarily resided in a Sanctioned Country; or (c) any other Person that is targeted by a restriction under Sanctions Laws or Ex-Im Laws as a result of a relationship of ownership, control, or agency with any Person(s) described in the foregoing clauses (a) or (b).

“Sanctions Laws” means all Laws relating to economic or trade sanctions administered or enforced by the United States (including by OFAC or the U.S. Department of State), Australia, Canada, the United Kingdom, the United Nations Security Council, the European Union, any European Union Member State or any other relevant Governmental Entity of a member state of the Organization for Economic Cooperation and Development.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shock Ancillary Shareholder Matters” means each of (a) the issuance of Shock Ordinary Shares under the Closing Equity Raise, (b) consolidation of Shock Ordinary Shares after the Effective Time in accordance with section 254H of the Corporations Act pursuant to Section 6.6(b), and (c) a change of the name of Shock after the Effective Time pursuant to Section 6.6(b), in each case, as applicable.

“Shock Canadian Subsidiary” means a Subsidiary of Shock that is a resident of Canada or subject to Part I tax in Canada for purposes of the ITA.

“Shock Competing Proposal” means any Contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions only with Power or any of its Subsidiaries) involving, directly or indirectly: (a) any acquisition (by asset purchase, stock purchase, merger, scheme of arrangement or otherwise) by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of any business or assets of Shock or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that generated 20% or more of Shock’s and its Subsidiaries’ assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months, or any license, lease or long-term supply agreement having a similar economic effect, (b) any acquisition of beneficial ownership or economic ownership or interest by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of 20% or more of the outstanding Shock Ordinary Shares or any other securities entitled to vote on the election of directors or any tender or exchange offer that if consummated would result in any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) beneficially owning 20% or more of the outstanding Shock Ordinary Shares entitled to vote on the election of directors, (c) any merger, scheme of arrangement, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Shock, or any of its Subsidiaries that generated 20% or more of Shock’s and its Subsidiaries’ assets (by fair market value), net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding twelve (12) months, or (d) otherwise requiring Shock to abandon, or otherwise fail to proceed with, the Merger.

“Shock Easements” means the easements, right of ways, servitudes and other similar interests granted, to, or owned by, Shock or any Subsidiary of Shock.

“Shock Employee” means an individual who is employed as of the Closing Date by Shock or a Subsidiary thereof and who remains employed by Shock or any of its Subsidiaries after the Closing Date.

“Shock Equity Raise” means the issuance, following the date of this Agreement, of the Shock Equity Raise Shares for the aggregate consideration not to exceed AU$40,000,000 on terms consistent with those set forth in Section 1.1-equity raise of the Shock Disclosure Letter.

“Shock Equity Raise Shares” means 1,250,000,000 Shock Ordinary Shares.

“Shock Extraordinary General Meeting” means the extraordinary general meeting of the shareholders of Shock to consider the Shock Shareholder Matters (including any postponement, adjournment or recess thereof).

“Shock Historical Financials” means (a) a copy of the audited financial statements of Shock including footnotes as of and for each of the fiscal years ended June 30, 2023 and June 30, 2024, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and Regulation S-X under the Securities Act and (b) an audit report containing an unqualified opinion on such financial statements, and stating that such audit has been conducted in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), from an independent auditor registered with the PCAOB and otherwise qualified to deliver an audit opinion on “issuer” financial statements, in each case, reasonably required to be included in the Registration Statement and/or the Proxy Statement.

“Shock Intervening Event” means a development or change in circumstance that occurs or arises after the date of this Agreement that was not known to or reasonably foreseeable by the Shock Board prior to the execution of this Agreement that is material to Shock and its Subsidiaries, taken as a whole (or if known or reasonably foreseeable, the material consequences of which were not known or reasonably foreseeable); provided, however, that in no event shall the following constitute a Shock Intervening Event: (a) the receipt, existence or terms of an actual or possible Shock Competing Proposal or Shock Superior Proposal, (b) any Effect relating to Power or any of its Subsidiaries that does not amount to a Material Adverse Effect, individually or in the aggregate, (c) any change, in and of itself, in the price or trading volume of Shock Ordinary Shares or shares of Power Common Stock (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Shock Intervening Event, to the extent otherwise permitted by this definition), (d) the fact that Shock or any of its Subsidiaries exceeds (or fails to meet) internal or published projections or guidance or any matter relating thereto or of consequence thereof (it being understood that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been a Shock Intervening Event, to the extent otherwise permitted by this definition), (e) conditions (or changes in such conditions) in the lithium mining and chemicals industry (including changes in commodity prices (including changes in general market prices for lithium chemicals, lithium spodumene concentrate and related products (including pricing under futures contracts)), general market prices and political or regulatory changes affecting the industry or any changes in applicable Law), (f) any opportunity to acquire (by merger, scheme of arrangement, joint venture, partnership, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties or businesses from, or enter into any licensing, collaborating or similar arrangements with, any other Person, or (g) the fact that the Power Equity Raise or the Shock Equity Raise has not, or may not be, consummated, or that the Closing Equity Raise may not be consummated (it being understood that the underlying facts giving rise or contributing to any such fact may constitute, or be taken into account in determining whether there has been a Shock Intervening Event, to the extent otherwise permitted by this definition).

“Shock Mining Rights” means the mining rights, permits, licenses, leases, claims or concessions (or similar) granted to, or owned by, Shock or any Subsidiary of Shock.

“Shock Plan” means an Employee Benefit Plan sponsored, maintained, or contributed to by Shock or its Affiliates or with respect to which Shock or its Affiliates have any liability.

“Shock Share Issuance ASIC Relief or Requirements” means any approvals, clearances or relief required from ASIC, or filings required to be made with ASIC and the expiry of any relevant exposure period following the filing, required to implement the Shock Share Issuance and in order to distribute the Issuing Document to Australian resident holders of Power Common Stock, including relief from compliance with the prospectus and secondary share sale requirements of Part 6D.2 and Part 6D.3 of the Corporations Act.

“Shock Shareholder Approval” means the approval of the Shock Shareholder Matters by the requisite vote of holders of the Shock Ordinary Shares in accordance with the applicable Law, ASX Listing Rules and the Organizational Documents of Shock.

“Shock Shareholder Matters” means each of: (a) the Shock Share Issuance, and (b) any other matter that requires approval by shareholders of Shock under the Corporations Act or the ASX Listing Rules in order to implement the Merger.

“Shock Subpart 1300 Reports” means technical report summaries under Subpart 1300 and/or Regulation S-K Item 601(b)(96) reasonably required to declare Shock reserves and resources in the Registration Statement and/or the Proxy Statement.

“Shock Superior Proposal” means a bona fide written proposal that is not solicited after the date of this Agreement and is made after the date of this Agreement by any Person or “group” (within the meaning of Section 13(d) of the Exchange Act) (other than Power or any of its Affiliates) to acquire, directly or indirectly, (a) businesses or assets of Shock or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that constitute all or substantially all of the assets of Shock and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (b) all or substantially all of the outstanding Shock Ordinary Shares, in each case whether by way of merger, scheme of arrangement, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good-faith determination of the Shock Board, after consultation with its financial and legal advisors, if consummated, would result in a transaction more favorable to Shock’s shareholders than the Merger and the Closing Equity Raise (after taking into account the time likely to be required to consummate such proposal, the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, regulatory aspects, the likelihood of termination, the timing or certainty of closing, the identity of the Person or Persons making the proposal, and any adjustments or revisions to the terms of this Agreement offered by Power in response to such proposal or otherwise).

“Shock Termination Fee” means US$2,620,000.

“Shock Water Rights” means the water rights, permits, licenses, leases or concessions (or similar) granted to, or owned by, Shock or any Subsidiary of Shock.

“Subpart 1300” means Subpart 1300 of Regulation S-K under the Securities Act.

“Subsidiary” means, with respect to a Person, any Person, whether incorporated or unincorporated, of which (a) more than 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest or (c) a managing member interest, is directly or indirectly owned or controlled by the subject Person or by one or more of its respective Subsidiaries.

“Takeover Law” means any “fair price,” “moratorium,” “control share acquisition,” “business combination” or any other anti-takeover statute or similar statute enacted under applicable Law, including Section 203 of the DGCL or similar Law.

“Takeovers Panel” means the Takeovers Panel constituted under the Australian Securities and Investments Commission Act 2001 (Cth).

“Tax Returns” means any return, report, statement, information return or other document (including any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes, including any schedule or attachment thereto and any amendment thereof.

“Taxes” means any and all taxes, duties, levies, imposts, charges, fees or other assessments, in each case, in the nature of a tax of any kind, including income, estimated, business, occupation, corporate, gross receipts, transfer, stamp, employment, occupancy, license, severance, capital, impact fee, production, ad valorem, excise, property, sales, use, turnover, value added and franchise taxes, goods and services taxes, deductions, withholdings and custom duties, imposed by any Governmental Entity, whether disputed or not, including interest, penalties, and additions to tax imposed by any Governmental Entity with respect thereto.

“Threatened” means any demand or statement made in writing or any notice that has been given in writing that would lead a reasonable person to conclude that a Proceeding is a possible outcome of such demand, statement or notice.

“Transactions” means the Merger and the other transactions contemplated by this Agreement, including the Shock Share Issuance, and each other agreement to be executed and delivered in connection herewith and therewith (excluding, unless expressly indicated to the contrary herein, the Power Equity Raise, the Shock Equity Raise and the Closing Equity Raise).

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“Voting Debt” of a Person means bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of such Person may vote.

“Willful and Material Breach,” including the correlative term “Willfully and Materially Breach,” shall mean a material breach (or the committing of a material breach) that is a consequence of an act or failure to take an act by the breaching party with the knowledge that the taking of such act (or the failure to take such act) will constitute a breach of this Agreement.

1.2        Terms Defined Elsewhere.  As used in this Agreement, the following capitalized terms are defined in this Agreement as referenced in the following table:

Definition	Section
Adjusted Option Award	3.2(b)
Adjusted RSU Award	3.2(a)
ADR Facility	6.19
Agreement	Preamble
Antitrust Authority	6.8(b)
Antitrust Laws	6.8(b)
Applicable Date	4.5(a)
Book-Entry Shares	3.3(b)(ii)
Capitalization Date	4.2(a)
Certificate of Merger	2.2(b)
Certificates	3.3(b)(i)
Closing	2.2(a)
Closing Date	2.2(a)
Closing Equity Raise	Recitals
Closing Equity Raise Shares	Recitals
Code	Recitals
Converted Shares	3.1(b)(iii)
Creditors’ Rights	4.3(a)
D&O Insurance	6.10(c)
Deposit Agreement	6.19
Designated Power Directors	2.6(a)
Designated Shock Directors	2.6(a)
DGCL	Recitals
Effect	Definition of “Material Adverse Effect”
Effective Time	2.2(b)
Eligible Shares	3.1(b)(i)
e-mail	9.3
End Date	8.1(b)(ii)
Exchange Agent	3.3(a)
Exchange Fund	3.3(a)
Excluded Shares	3.1(b)(iii)
Form 8-A	6.16(c)
Form F-6	6.16(c)
Indemnified Liabilities	6.10(a)

Definition	Section
Indemnified Persons	6.10(a)
Intended Tax Treatment	Recitals
Letter of Transmittal	3.3(b)(i)
Merger	2.1
Merger Consideration	3.1(b)(i)(B)
Merger Sub	Preamble
Merger Sub Board	Recitals
Notice of Shock Extraordinary General Meeting	6.6(b)
OFAC	Definition of “Sanctioned Person”
PCAOB	Definition of “Shock Historical Financials”
Power	Preamble
Power Affiliate	9.10
Power Alternative Acquisition Agreement	6.3(d)(iv)
Power Board	Recitals
Power Board Recommendation	4.3(a)
Power Budget	6.1(a)
Power Capital Stock	4.2(a)
Power Change of Recommendation	6.3(d)(vii)
Power Common Stock	3.1(b)(i)
Power Contracts	4.18(b)
Power Disclosure Letter	Article IV
Power Employee	6.9(a)
Power Environmental Permits	4.17(c)
Power Equity Awards	3.2(c)
Power Insurance Policies	4.19
Power Intellectual Property	4.14(a)
Power Invested Entity	4.2(e)
Power Leased Real Property	4.15(b)
Power Material Adverse Effect	4.1
Power Option Award	3.2(b)
Power Owned Real Property	4.15(a)
Power Permits	4.9(a)
Power Preferred Stock	4.2(a)
Power RSU Award	3.2(a)
Power SEC Documents	4.5(a)
Power Stockholders Meeting	4.4
Power Support Agreement	Recitals
Proxy Statement	4.4
Registration Statement	4.8
Shock	Preamble
Shock ADS Consideration	3.1(b)(i)(B)
Shock ADSs	Recitals
Shock Affiliate	9.10
Shock Alternative Acquisition Agreement	6.4(d)(iv)

Definition	Section
Shock ASIC Documents	5.5(a)
Shock Board	Recitals
Shock Board Recommendation	5.3(a)
Shock Budget	6.2(a)
Shock Change of Recommendation	6.4(d)(vii)
Shock Contracts	5.18(b)
Shock Disclosure Letter	Article V
Shock Environmental Permits	5.17(c)
Shock Equity Plans	5.2(a)
Shock Insurance Policies	5.19
Shock Intellectual Property	5.14(a)
Shock Invested Entity	5.2(e)
Shock Leased Real Property	5.15(b)
Shock Material Adverse Effect	5.1
Shock Ordinary Share Consideration	3.1(b)(i)(A)
Shock Ordinary Shares	Recitals
Shock Owned Real Property	5.15(a)
Shock Permits	5.9(a)
Shock Share Issuance	Recitals
Shock Shares	5.2(a)
Surviving Corporation	2.1
Tail Period	6.10(c)
Terminable Breach	8.1(b)(iii)
Transaction Litigation	6.11
Transfer Taxes	8.3(f)

ARTICLE II
THE MERGER

2.1          The Merger.  Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Merger Sub will be merged with and into Power in accordance with the provisions of the DGCL (the “Merger”).  As a result of the Merger, the separate existence of Merger Sub shall cease and Power shall continue its existence under the laws of the State of Delaware as the surviving corporation (in such capacity, Power is sometimes referred to herein as the “Surviving Corporation”).

2.2         Closing.

(a)         The closing of the Merger (the “Closing”), shall take place no later than 4:00 p.m. (New York, New York time) on the date that is the fifth (5th) Business Day immediately following the satisfaction or (to the extent permitted by applicable Law) waiver in accordance with this Agreement of all of the conditions set forth in Article VII (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable Law) waived in accordance with this Agreement on the Closing Date), provided that the immediately following day is a Business Day, or such other date and time as Shock and Power may agree in writing, provided that such date is a Business Day on which the Filing Office is open for submissions. The Closing shall be held at the offices of Baker Botts L.L.P. in New York, New York, or such other place as Shock and Power may agree in writing, or shall take place electronically by the mutual exchange of electronic (e.g., DocuSign or similar) or portable document format (.PDF) signatures.  For purposes of this Agreement, “Closing Date” shall mean the date on which the Closing occurs.

(b)         As soon as practicable on the Closing Date after the Closing, a certificate of merger in the form set forth in Annex C prepared and executed in accordance with the relevant provisions of the DGCL effectuating the Merger (the “Certificate of Merger”) shall be filed with the Filing Office.  The Merger shall become effective upon the filing and acceptance of the Certificate of Merger with the Filing Office, or at such later time as shall be agreed upon in writing by Shock and Power and specified in the Certificate of Merger (the “Effective Time”).

2.3         Effect of the Merger.  At the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of Power and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of Power and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

2.4        Organizational Documents of the Surviving Corporation.  At the Effective Time, (i) the certificate of incorporation of Power in effect immediately prior to the Effective Time shall be amended and restated in its entirety as of the Effective Time to be in the form set forth in Annex B, and as so amended shall be the certificate of incorporation of the Surviving Corporation, until duly amended, as provided therein or by applicable Law, and (ii) the bylaws of Power in effect immediately prior to the Effective Time shall be amended and restated in their entirety to be in the form of the bylaws of Merger Sub in effect immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation, until duly amended, as provided therein or by applicable Law.

2.5         Directors and Officers of the Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation.  Such directors and officers shall serve until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

2.6         Directors and Officers of Shock.

(a)        Prior to the Effective Time, the Parties shall take all actions as may be necessary to cause (i) the number of directors constituting the Shock Board as of the Effective Time to be eight (8), and (ii) the Shock Board as of the Effective Time to be composed of (A) four (4) individuals to be selected by Shock prior to the Effective Time (the “Designated Shock Directors”), one of whom shall be the then current Managing Director and Chief Executive Officer of Shock, and at least two (2) of whom shall be Independent and (B) four (4) individuals to be selected by Power prior to the Effective Time and each of whom shall be Independent (the “Designated Power Directors”). At the Effective Time, Shock shall cause the Shock Board to have separate nomination committee and remuneration committee.  Between the execution of this Agreement and the Effective Time, Shock and Power shall cooperate in good faith to agree on the composition and types of committees of the Shock Board at the Effective Time, it being agreed that Independent directors, who are appropriately qualified individuals with an understanding of Shock’s compliance requirements, will serve as the chairpersons of any committee of the Shock Board at the Effective Time.

(b)         At the Effective Time, (i) the then current Managing Director and Chief Executive Officer of Shock shall continue to serve as the Managing Director and Chief Executive Officer of Shock and (ii) the individual designated by Power prior to the Closing shall be the chairperson of the Shock Board.

(c)          If, before the Effective Time, any individual identified or appointed pursuant to this Section 2.6 is unable or unwilling to serve as a director or officer of Shock at the Effective Time, or has not provided a signed consent to act as a director of Shock, then a substitute director or officer shall be selected by the Party that had the applicable selection right pursuant to this Section 2.6, and (i) with respect to the Managing Director and Chief Executive Officer position, such Party will be Shock, and (ii) with respect to the chairperson of the Shock Board position, such Party will be Power.

(d)          After the Effective Time, Shock shall use its reasonable best efforts to cause each director of Shock (which, for the avoidance of doubt, shall include at that time the Designated Power Directors), subject to each director’s statutory and fiduciary duties, to: (i) recommend to the shareholders of Shock to vote in favor of all resolutions to elect or re-elect a director of Shock at the next annual general meeting of Shock held after the Closing Date; and (ii) vote, or cause to be voted, all Shock Ordinary Shares which he or she controls in favor of all resolutions to elect or re-elect a director of Shock at the next annual general meeting of Shock held after the Closing Date.

2.7         Trading Symbol. The Parties shall cooperate with each other to agree with respect to the Nasdaq ticker symbol of Shock, effective as of the Closing.

2.8        Headquarters. Immediately following the Effective Time, Shock shall (i) continue to have its registered office and global headquarters located in Brisbane, Australia and (ii) establish Shock’s North America headquarters in Belmont, North Carolina, United States.

ARTICLE III
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF POWER
AND MERGER SUB; EXCHANGE

3.1        Effect of the Merger on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of Shock, Merger Sub, Power, or any holder of any securities of Shock, Merger Sub or Power:

(a)        Capital Stock of Merger Sub.  Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent one fully paid and nonassessable share of common stock, par value US$0.0001 per share, of the Surviving Corporation, which shall constitute the only outstanding share of common stock of the Surviving Corporation immediately following the Effective Time.

(b)          Capital Stock of Power.

(i)         Subject to the other provisions of this Article III, each share of common stock, par value US$0.0001 per share, of Power, including any shares in respect of which a Power CDI has been issued (“Power Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares and Converted Shares) (collectively, the “Eligible Shares”, provided that, if a Power CDI has been issued with respect to an Eligible Share, references to holders of such Eligible Shares shall be the references to holders of the corresponding Power CDIs) shall be converted into the right to receive from Shock:

(A)          in the case of a Power CDI, a number of Shock Ordinary Shares equal to the product of (1) the fraction of a share of Power Common Stock then represented by such Power CDI and (2) the Exchange Ratio (the “Shock Ordinary Share Consideration”); or

(B)          in the case of an Eligible Share other than a Power CDI, a number of Shock ADSs representing the quotient of (1) the Exchange Ratio and (2) the number of Shock Ordinary Shares represented by one (1) Shock ADS (the “Shock ADS Consideration” and together with the Shock Ordinary Share Consideration, the “Merger Consideration”).

(ii)       All such Eligible Shares, when so converted pursuant to Section 3.1(b)(i), shall cease to be outstanding and shall automatically be canceled and cease to exist.  Each holder of a share of Power Common Stock that was outstanding immediately prior to the Effective Time (other than Excluded Shares and Converted Shares) shall cease to have any rights with respect thereto, except the right to receive (A) the Merger Consideration, (B) any dividends or other distributions in accordance with Section 3.3(g) and (C) any cash to be paid in lieu of any fractional Shock Ordinary Shares in accordance with Section 3.3(h), in each case to be issued or paid in consideration therefor upon the exchange of any Certificates or Book-Entry Shares, as applicable, in accordance with Section 3.3(a).

(iii)        All shares of Power Common Stock held by Power as treasury shares or by Shock or Merger Sub immediately prior to the Effective Time and, in each case, not held on behalf of third parties (collectively, “Excluded Shares”) shall automatically be canceled and cease to exist as of the Effective Time, and no consideration shall be delivered in exchange therefor.  Each share of Power Common Stock that is owned by any direct or indirect Subsidiary of Power or Shock (other than Merger Sub) (“Converted Shares”) shall automatically be converted into a number of fully paid and nonassessable Shock Ordinary Shares equal to the Exchange Ratio.

(c)          Impact of Stock Splits, Etc.  Without limiting the parties’ respective obligations under Section 6.1 and Section 6.2, in the event of any change in (i) the number of Eligible Shares, or securities convertible or exchangeable into or exercisable for Eligible Shares or (ii) the number of Shock Ordinary Shares, or securities convertible or exchangeable into or exercisable for Shock Ordinary Shares (including options to purchase Shock Ordinary Shares), in each case issued and outstanding after the date of this Agreement and prior to the Effective Time by reason of any stock split, reverse stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Exchange Ratio shall be equitably adjusted to reflect the effect of such change and, as so adjusted, shall from and after the date of such event, be the Merger Consideration, subject to further adjustment in accordance with this Section 3.1(c).  Nothing in this Section 3.1(c) shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.

3.2          Treatment of Equity Compensation Awards.

(a)          Power RSU Awards.  At the Effective Time, each then outstanding restricted stock unit award granted pursuant to the Power Stock Incentive Plan (a “Power RSU Award”) shall be converted automatically into a restricted stock unit award of Shock (each, an “Adjusted RSU Award”) comprising the number of Shock Ordinary Shares or Shock ADSs, as applicable, equal to the product of (i) the number of shares of Power Common Stock subject to such Power RSU Award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional shares rounded up to the nearest whole share. Except as set forth in Section 3.2(a) of the Power Disclosure Letter, the Merger will not in and of itself constitute a single-trigger acceleration, vesting or payment event with respect to the Power RSU Awards or the Adjusted RSU Awards.  Except as provided in this Section 3.2(a), each Adjusted RSU Award shall have the same terms and conditions (subject to any changes required by Australian Law, including the ASX Listing Rules) as were applicable to such Power RSU Award immediately prior to the Effective Time (including vesting terms). Each Power RSU Award that is subject to performance-based vesting conditions shall, immediately prior to the Effective Time, become earned, if at all, based on the greater of (A) the level determined or certified by the Power Board, the Leadership and Compensation Committee of the Power Board or another committee designated by the Power Board, as applicable, based on the results achieved during the applicable performance period, which period shall be deemed to end on the latest practicable date prior to the Effective Time or (B) the target level, with the resulting Adjusted RSU Award, if any, subject to service-based vesting through the end of the original performance period and continuing on the same terms and conditions as were in effect immediately prior to the Effective Time. In the event that the holder of an Adjusted RSU Award is terminated by Shock without Cause or such holder resigns from Shock for Good Reason, in either case, upon or within twelve (12) months following the Closing Date, such Adjusted RSU Award shall automatically become fully vested upon such termination without Cause or resignation for Good Reason, as applicable. Shock may settle each Adjusted RSU Award in its discretion through an issuance of new Shock Ordinary Shares or Shock ADSs, a transfer of existing Shock Ordinary Shares or Shock ADSs from any Shock employee share trust (or similar arrangement) and/or by allocating in the name of the relevant Person Shock Ordinary Shares or Shock ADSs held by any Shock employee share trust (or similar arrangement).

(b)        Power Option Awards.  At the Effective Time, each then outstanding option to purchase Power Common Stock granted pursuant to the Power Stock Incentive Plan (a “Power Option Award”) shall be converted automatically with an option (an “Adjusted Option Award”) to purchase the number of Shock Ordinary Shares (rounded up to the nearest whole number of Shock Ordinary Shares) equal to the product of (i) the number of shares of Power Common Stock subject to such Power Option Award immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio. Except as set forth in Section 3.2(b) of the Power Disclosure Letter, the Merger, will not in and of itself, constitute a single-trigger acceleration, vesting or payment event with respect to the Power Option Awards or the Adjusted Option Awards. Each Adjusted Option Award shall (x) have an exercise price per share (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (A) the exercise price per share of Power Common Stock of such Power Option Award immediately prior to the Effective Time (or its equivalent in Australian Dollars based on US$ to AU$ exchange rate as reported by Bloomberg, L.P. at the Effective Time, as determined by Shock) by (B) the Exchange Ratio, and (y) except as provided in  this Section 3.2(b), be subject to the same terms and conditions (subject to any changes required by Australian Law, including the ASX Listing Rules) as were applicable to such Power Option Award immediately prior to the Effective Time (including the vesting terms). In the event that the holder of an Adjusted Option Award is terminated by Shock without Cause or such holder resigns from Shock for Good Reason, in either case, upon or within twelve (12) months following the Closing Date, such Adjusted Option Award shall automatically become fully vested upon such termination without Cause or resignation for Good Reason, as applicable. Shock may settle each Adjusted Option Award in its discretion through an issue of new Shock Ordinary Shares or Shock ADSs, a transfer of existing Shock Ordinary Shares or Shock ADSs from any Shock employee share trust (or similar arrangement) and/or by allocating in the name of the relevant Person Shock Ordinary Shares or Shock ADSs held by any Shock employee share trust (or similar arrangement). The conversion of Power Option Awards into Adjusted Option Awards shall be effected in a manner consistent with the requirements of Section 424(a) of the Code and Section 409A of the Code, as applicable.

(c)         Administration.  Prior to the Effective Time, the Power Board or the Leadership and Compensation Committee of the Power Board and the Shock Board or the Nomination and Remuneration Committee of the Shock Board shall take such action and adopt such resolutions as are required to effectuate the treatment of the Power RSU Awards and the Power Option Awards (collectively, the “Power Equity Awards”) pursuant to the terms of this Section 3.2.  Prior to any such adoption, Power shall provide Shock with drafts of, and a reasonable opportunity to comment upon, all such resolutions, and shall consider any such comments in good faith. Promptly following the Effective Time, Shock shall file an effective registration statement on Form S-8 (or other applicable form) with respect to the Shock Ordinary Shares and Shock ADSs subject to the Adjusted RSU Awards and the Adjusted Option Awards, as required.

(d)         Assumption of the Power Stock Incentive Plan.  At the Effective Time, Shock will assume the Power Stock Incentive Plan.  Following the Effective Time, the Shock Board or a committee thereof will succeed to the authority and responsibility of the Power Board or any applicable committee thereof with respect to the administration of the Power Stock Incentive Plan.

3.3          Payment for Securities; Exchange.

(a)         Exchange Agent; Exchange Fund.  Prior to the Effective Time, Shock shall enter into, or cause Merger Sub to enter into, an agreement with Computershare Trust Company, N.A. (or its Affiliate), or another firm reasonably acceptable to Power and Shock, to act as agent for the holders of Eligible Shares (the “Exchange Agent”), to which such holders shall become entitled pursuant to this Article III.  On the Closing Date and prior to the Effective Time, Shock shall (i) deposit, or cause to be deposited, with the Depositary Bank or its nominee, for the benefit of holders of Eligible Shares entitled to receive the Shock ADS Consideration, a number of Shock Ordinary Shares constituting at least the amount necessary to satisfy the payment of the Merger Consideration to the holders of Eligible Shares entitled to receive the  Shock ADS Consideration pursuant to this Article III, (ii) deposit, or cause to be deposited, with, or as otherwise directed by, the Exchange Agent, for the benefit of the holders of Eligible Shares entitled to receive the Shock Ordinary Share Consideration, for distribution in accordance with this Article III through the Exchange Agent, a number of Shock Ordinary Shares constituting at least the amount necessary to satisfy the payment of the Merger Consideration to the holders of Eligible Shares entitled to receive the Shock Ordinary Share Consideration pursuant to this Article III, and (iii) cause the Depositary Bank to deposit with, or as otherwise directed by, the Exchange Agent, for the benefit of the  holders of Eligible Shares entitled to receive the Shock ADS Consideration, for distribution in accordance with this Article III through the Exchange Agent receipts (or uncertificated book-entries) representing the Shock ADSs constituting at least the amount necessary to satisfy the payment of the Merger Consideration to the holders of Eligible Shares entitled to receive the Shock ADS Consideration pursuant to this Article III.  Shock agrees to make available to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 3.3(g).  The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued in exchange for Eligible Shares pursuant to this Agreement out of the Exchange Fund to the holders of Eligible Shares (after taking into account all Eligible Shares then held by such holder).  Except as contemplated by this Section 3.3(a) and Sections 3.3(g) and 3.3(h), the Exchange Fund shall not be used for any other purpose.  Any cash and Shock Ordinary Shares deposited with the Exchange Agent (including any dividends or other distributions in accordance with Section 3.3(g)) shall hereinafter be referred to as the “Exchange Fund.”  Shock or the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent and the Depositary Bank, in connection with the exchange of Eligible Shares pursuant to this Agreement.

(b)          Payment Procedures.

(i)         Certificates.  As soon as practicable after the Effective Time, but in no event more than two (2) Business Days after the Closing Date, Shock shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Effective Time, of an outstanding certificate or certificates that immediately prior to the Effective Time represented Eligible Shares (“Certificates”), a notice advising such holders of the effectiveness of the Merger and a letter of transmittal (“Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates for payment of the Merger Consideration, which Letter of Transmittal and instructions shall be in a customary form and agreed to by Shock and Power prior to the Closing.  Upon surrender to the Exchange Agent of a Certificate, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be reasonably required by the Exchange Agent or Shock, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more Shock Ordinary Shares or Shock ADSs (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of Shock Ordinary Shares or Shock ADSs that such holder has the right to receive pursuant to Section 3.1 (after taking into account all shares of Power Common Stock then held by such holder), and (B) a check or electronic funds transfer (as determined by Shock and the Exchange Agent) in the amount equal to the cash payable in lieu of any fractional Shock Ordinary Shares or Shock ADSs pursuant to Section 3.3(h) and dividends and other distributions pursuant to Section 3.3(g).

(ii)       Non-DTC Book-Entry Shares.  As soon as practicable after the Effective Time, but in no event more than two (2) Business Days after the Closing Date, Shock shall cause the Exchange Agent to deliver to each record holder, as of immediately prior to the Effective Time, of Eligible Shares represented by book-entry (“Book-Entry Shares”) not held through DTC (other than the shares of Power Common Stock held by the CDI Depositary), (A) a notice advising such holders of the effectiveness of the Merger, (B) a statement reflecting the number of Shock Ordinary Shares or Shock ADSs (which shall be in uncertificated book-entry form) representing, in the aggregate, the whole number of Shock Ordinary Shares or Shock ADSs that such holder has the right to receive pursuant to Section 3.1 (after taking into account all shares of Power Common Stock then held by such holder) and (C) a check or electronic funds transfer (as determined by Shock and the Exchange Agent) in the amount equal to the cash payable in lieu of any fractional Shock Ordinary Shares or Shock ADSs pursuant to Section 3.3(h) and dividends and other distributions pursuant to Section 3.3(g).

(iii)       DTC Book-Entry Shares.  With respect to Book-Entry Shares held through DTC, Shock and Power shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration, cash in lieu of fractional Shock Ordinary Shares, if any, and any unpaid non-stock dividends and any other dividends or other distributions, in each case, that DTC has the right to receive pursuant to this Article III.

(iv)      Power CDIs. With respect to the Power CDIs representing Eligible Shares, Shock shall: (A) issue to the CDI Depositary the Shock Ordinary Share Consideration in consideration of the transfer or cancellation of Power Common Stock held by the CDI Depositary; (B) procure the CDI Depositary to then, in accordance with the ASX Settlement Rules, deliver such Shock Ordinary Shares in the amounts determined pursuant to Sections 3.1(b)(i)(A) and 3.3(h).

(v)         No interest shall be paid or accrued on any amount payable for Eligible Shares pursuant to this Article III.

(vi)       With respect to Certificates, if payment of the Merger Consideration (including any dividends or other distributions with respect to Shock Ordinary Shares and Shock ADSs pursuant to Section 3.3(g) and any cash in lieu of fractional Shock Ordinary Shares or Shock ADSs pursuant to Section 3.3(h)) is to be made to a Person other than the record holder of such Eligible Shares, it shall be a condition of payment that shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration (including any dividends or other distributions with respect to Shock Ordinary Shares and Shock ADSs pursuant to Section 3.3(g) and any cash in lieu of fractional Shock Ordinary Shares or Shock ADSs pursuant to Section 3.3(h)) to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of Shock that such Taxes either have been paid or are not applicable.  With respect to Book-Entry Shares, payment of the Merger Consideration (including any dividends or other distributions with respect to Shock Ordinary Shares and Shock ADSs pursuant to Section 3.3(g) and any cash in lieu of fractional Shock Ordinary Shares or Shock ADSs pursuant to Section 3.3(h)) shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books of Power as of the Effective Time.  Until surrendered as contemplated by this Section 3.3(b)(vi), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect of such shares of Power Common Stock, cash in lieu of any fractional Shock Ordinary Shares or Shock ADSs to which such holder is entitled pursuant to Section 3.3(h) and any dividends or other distributions to which such holder is entitled pursuant to Section 3.3(g).

(c)        Termination of Rights.  All Merger Consideration (including any dividends or other distributions with respect to Shock Ordinary Shares and Shock ADSs pursuant to Section 3.3(g) and any cash in lieu of fractional Shock Ordinary Shares or Shock ADSs pursuant to Section 3.3(h)) paid upon the surrender of and in exchange for Eligible Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Power Common Stock.  At the Effective Time, the stock transfer books of the Surviving Corporation shall be closed immediately, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Power Common Stock that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration payable in respect of the Eligible Shares previously represented by such Certificates or Book-Entry Shares (other than Certificates or Book-Entry Shares evidencing Excluded Shares or Converted Shares), any cash in lieu of fractional Shock Ordinary Shares or Shock ADSs to which the holders thereof are entitled pursuant to Section 3.3(h) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3(g), without any interest thereon.

(d)         Termination of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed to the former stockholders of Power on the 180th day after the Closing Date shall be delivered to Shock, upon demand, and any former common stockholders of Power who have not theretofore received the Merger Consideration, any cash in lieu of fractional Shock Ordinary Shares or Shock ADSs to which they are entitled pursuant to Section 3.3(h) and any dividends or other distributions with respect to Shock Ordinary Shares to which they are entitled pursuant to Section 3.3(g), in each case without interest thereon, to which they are entitled under this Article III shall thereafter look only to the Surviving Corporation and Shock for payment of their claim for such amounts.

(e)        No Liability.  None of the Surviving Corporation, Shock, Merger Sub, the Exchange Agent or the Depositary Bank shall be liable to any holder of Power Common Stock for any amount of Merger Consideration, properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  If any Certificate or Book-Entry Share has not been surrendered prior to the time that is immediately prior to the time at which Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of Shock, free and clear of all claims or interest of any Person previously entitled thereto.

(f)         Lost, Stolen, or Destroyed Certificates.  If any Certificate (other than a Certificate evidencing Excluded Shares or Converted Shares) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed (in form and substance reasonably satisfactory to the Surviving Corporation and the Exchange Agent) and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect of the shares of Power Common Stock formerly represented by such Certificate, any cash in lieu of fractional Shock Ordinary Shares or Shock ADSs to which the holders thereof are entitled pursuant to Section 3.3(h) and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.3(g).

(g)         Distributions with Respect to Unexchanged Shock Ordinary Shares.  No dividends or other distributions declared or made with respect to Shock Ordinary Shares or Shock ADSs with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Shares with respect to the whole Shock Ordinary Shares or Shock ADSs that such holder would be entitled to receive upon surrender of such Certificate or Book-Entry Shares and no cash payment in lieu of fractional Shock Ordinary Shares or Shock ADSs shall be paid to any such holder, in each case until such holder shall surrender such Certificate or Book-Entry Shares in accordance with this Section 3.3.  Following surrender of any such Certificate or Book-Entry Shares, there shall be paid to such holder of whole Shock Ordinary Shares or Shock ADSs issuable in exchange therefor, without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Shock Ordinary Shares or Shock ADSs and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but with a subsequent payment date with respect to such whole Shock Ordinary Shares or Shock ADSs.  For purposes of dividends or other distributions in respect of Shock Ordinary Shares, all whole Shock Ordinary Shares and Shock ADSs to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if such whole Shock Ordinary Shares or Shock ADSs were issued and outstanding as of the Effective Time.

(h)         No Fractional Shock Ordinary Shares or Shock ADSs.  No certificates or scrip or shares representing fractional Shock Ordinary Shares or fractional Shock ADSs shall be issued upon the exchange of Eligible Shares.  Fractional Shock Ordinary Shares or fractional Shock ADSs otherwise issuable upon consummation of the Merger shall be rounded up to the nearest whole share. Any fractional Shock Ordinary Shares or fractional Shock ADSs otherwise issuable to the same holder of Eligible Shares shall be aggregated together first and prior to eliminating fractional shares.

(i)         Withholding.  Notwithstanding anything in this Agreement to the contrary, Shock, Power, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under applicable Law.  To the extent such amounts are so deducted or withheld and paid over to the appropriate Governmental Entity, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. Shock, Power, Merger Sub, the Surviving Corporation and the Exchange Agent, as the case may be, shall cooperate in good faith to minimize any such deduction or withholding.

3.4          No Appraisal Rights.  In accordance with the DGCL, no appraisal rights shall be available with respect to the Transactions.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF POWER

Except as set forth in the disclosure letter dated as of the date of this Agreement and delivered by Power to Shock and Merger Sub concurrently with the execution of this Agreement (the “Power Disclosure Letter”) and except as disclosed in the Power SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) filed with or furnished to the SEC and publicly available on EDGAR since December 31, 2022 and at least two (2) days prior to the date of this Agreement (without giving effect to any amendment to any such Power SEC Document filed on or after the date that is two (2) days prior to the date hereof) (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature), Power represents and warrants to Shock and Merger Sub as follows:

4.1        Organization, Standing and Power.  Each of Power and its Subsidiaries is a corporation, company limited by shares, joint stock company, partnership or limited liability company duly organized, as the case may be, validly existing and, where relevant, in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, other than, in the case of Power’s Subsidiaries, where the failure to be so organized, validly existing, or to have such power, authority or, where relevant, standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Power and its Subsidiaries, taken as a whole (a “Power Material Adverse Effect”).  Each of Power and its Subsidiaries is duly qualified or licensed and, where relevant, in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets and properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be, where relevant, in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.  Power has, prior to the execution of this Agreement, made available to Shock complete and correct copies of its Organizational Documents and the Organizational Documents of each Subsidiary of Power, each as amended prior to the execution of this Agreement and each Organizational Document, as made available to Shock, is in full force and effect, and neither Power nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents.

4.2          Capital Structure.

(a)         As of the date of this Agreement, the authorized capital stock of Power consists of (i) 100,000,000 shares of Power Common Stock and (ii) 10,000,000 shares of preferred stock, par value US$0.0001 per share (“Power Preferred Stock” and, together with the Power Common Stock, the “Power Capital Stock”). At the close of business in Belmont, North Carolina, on November 15, 2024 (the “Capitalization Date”): (A) 19,437,632 shares of Power Common Stock (inclusive of shares of Power Common Stock represented by Power CDIs) were issued and outstanding, (B) 404,627,100 Power CDIs, representing 4,046,271 shares of Power Common Stock, were issued and outstanding, (C) no shares of Power Preferred Stock were issued and outstanding; (D) no shares of Power Common Stock were treasury stock; (E) 612,822 shares of Power Common Stock were reserved for issuance upon the exercise of outstanding Power Option Awards; (F) 527,443 shares of Power Common Stock were reserved for issuance upon the vesting of outstanding Power RSU Awards (assuming performance-based awards are achieved at target); and (G) 1,396,010 shares of Power Common Stock remained available for issuance pursuant to the Power Stock Incentive Plan.

(b)         All outstanding shares of Power Common Stock and Power CDIs have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to preemptive rights. As of the close of business in Belmont, North Carolina, on the Capitalization Date, except as set forth in Section 4.2(a), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Power or any of its Subsidiaries any Power Capital Stock or securities convertible into or exchangeable or exercisable for or valued by reference to Power Capital Stock (and the exercise, conversion, purchase, exchange or other similar price thereof). Power is not a party to any “poison pill”, rights plan or similar anti-takeover instrument.

(c)         Except as set forth in Section 4.2(a), and except for changes since the Capitalization Date resulting from (x) the entry into Contracts with respect to the Power Equity Raise on terms consistent with those set forth in Section 1.1-equity raise of the Power Disclosure Letter and Contracts with respect to the Closing Equity Raise and the issuance of the Power Equity Raise Shares in the Power Equity Raise, or (y) the exercise of Power Option Awards (and the issuance of shares thereunder) or vesting and settlement of Power RSU Awards, in each case, outstanding as of such date and set forth in Section 4.2(a) in accordance with their terms, there are outstanding: (A) no shares of Power Capital Stock, Voting Debt or other voting securities of Power, (B) no securities of Power or any Subsidiary of Power convertible into or exchangeable or exercisable for or valued by reference to shares of Power Capital Stock, Voting Debt or other voting securities of Power and (C) no options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or other Contracts to which Power or any Subsidiary of Power is a party or by which it is bound in any case obligating Power or any Subsidiary of Power to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Power Capital Stock or any Voting Debt or other voting securities of Power or any of its Subsidiaries, or obligating Power or any Subsidiary of Power to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or other Contract or obligating Shock to issue additional Shock Ordinary Shares or Shock ADSs at the Effective Time pursuant to the terms of this Agreement. There are no dividends or distributions that have been declared by Power with respect to the Power Common Stock that have not been paid by Power. There are no stockholder agreements, voting trusts or other Contracts to which Power or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of Power or any of its Subsidiaries.  No Subsidiary of Power owns any shares of Power Capital Stock.

(d)         Section 4.2(d) of the Power Disclosure Letter sets forth a complete and correct list of each Subsidiary of Power, including its outstanding equity interests and the owners thereof. All outstanding shares of capital stock or other equity interests of the Subsidiaries of Power are owned by Power, or a direct or indirect wholly owned Subsidiary of Power, are free and clear of all Encumbrances and have been duly authorized, validly issued, fully paid and nonassessable.

(e)        Section 4.2(e) of the Power Disclosure Letter sets forth a complete and correct list of each Person in which Power or any Subsidiary of Power holds any shares or other equity interests, other than any Subsidiary of Power (each, a “Power Invested Entity”), including the portion of the equity interests of such entities held by Power or the Subsidiaries of Power, and the respective jurisdiction of incorporation or organization of each Power Invested Entity. Power or a Subsidiary of Power, as set forth in Section 4.2(e) of the Power Disclosure Letter, owns, of record and beneficially, all shares and other equity interests in each such Person listed as owned by it in Section 4.2(e) of the Power Disclosure Letter, free and clear of all Encumbrances (other than Permitted Encumbrances). Except as set forth in Section 4.2(e) of the Power Disclosure Letter, neither Power nor any of its Subsidiaries has any (i) interests in a material joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person other than its Subsidiaries, or (ii) obligations, whether contingent or otherwise, to consummate any material additional investment in any Person. Power has made available to Shock complete and correct copies of the Organizational Documents of each Power Invested Entity and all stockholders’ or similar agreements with respect to each Power Invested Entity, each as amended prior to the execution of this Agreement and each Organizational Document and stockholders’ or similar agreement, as made available to Shock, is in full force and effect, and neither Power nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents or stockholders’ or similar agreement.

4.3          Authority; No Violations; Consents and Approvals.

(a)        Power has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by Power and the consummation by Power of the Transactions have been duly authorized by all necessary corporate action on the part of Power, subject, only with respect to consummation of the Merger, to the Power Stockholder Approval.  This Agreement has been duly executed and delivered by Power and, assuming the due and valid execution of this Agreement by Shock and Merger Sub, constitutes a valid and binding obligation of Power enforceable against Power in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity regardless of whether such enforceability is considered in a Proceeding in equity or at law (collectively, “Creditors’ Rights”).  The Power Board, at a meeting duly called and held, has by unanimous vote (i) determined that this Agreement and the Transactions, including the Merger, are in the best interests of, Power and holders of Power Common Stock, (ii) approved and declared advisable this Agreement and the Transactions, including the Merger, and (iii) resolved, subject to the provisions of this Agreement (including those relating to a Power Change of Recommendation, a Power Superior Proposal or a Power Intervening Event), to recommend that the holders of Power Common Stock vote in favor of the adoption and approval of this Agreement (such recommendation described in this clause (iii), the “Power Board Recommendation”).  The Power Stockholder Approval is the only vote of the holders of any class or series of the Power Capital Stock necessary to adopt and approve this Agreement and approve the Transactions.

(b)         Except as set forth in Section 4.3(b) of the Power Disclosure Letter, the execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (with or without notice or lapse of time, or both) (i) contravene, conflict with or result in a violation of any provision of the Organizational Documents of Power (assuming that the Power Stockholder Approval is obtained) or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, result in a violation of, a termination (or right of termination) or cancellation of, or default under, the creation or acceleration of any obligation or the loss or reduction of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Power or any of its Subsidiaries under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other Contract, Organizational Documents of any Power Invested Entity, Power Permit, franchise or license to which Power or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or its or their respective properties or assets are bound, (iii) assuming the Consents referred to in Section 4.4 are duly and timely obtained or made and the Power Stockholder Approval has been obtained, contravene, conflict with or result in a violation of any Law applicable to Power or any of its Subsidiaries or any of their respective properties or assets or (iv) result in the creation of any Encumbrance on any of the assets or property of Power or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, acceleration, losses or Encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.  Power is not party to any Contract that does, would or would reasonably be expected to entitle any Person to appoint one or more directors to the Power Board.

4.4       Consents.  No Consent from any Governmental Entity is required to be obtained or made by Power or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Power or the consummation by Power of the Transactions, except for: (a) the filing of a premerger notification report by Power under the HSR Act, and the expiration or termination of any applicable waiting period with respect thereto; (b) the filing with the SEC of (i) a proxy statement in preliminary and definitive form (the “Proxy Statement”) relating to the meeting of the stockholders of Power to consider the adoption and approval of this Agreement (including any postponement, adjournment or recess thereof, the “Power Stockholders Meeting”) and (ii) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act as may be required in connection with this Agreement and the Transactions; (c) compliance with applicable requirements of ASIC and ASX, as may be required in connection with this Agreement and the Transactions, (d) the filing of the Certificate of Merger with the Filing Office; (e) filings with Nasdaq; (f) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws or Takeover Laws; and (g) any such Consent that the failure to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

4.5          SEC Documents; Financial Statements.

(a)          Since December 31, 2022 (the “Applicable Date”), Power has filed or furnished with the SEC, on a timely basis, all forms, reports, certifications, exhibits, schedules, statements and documents (and all amendments and supplements thereto) required to be filed or furnished under the Securities Act or the Exchange Act, respectively (such forms, reports, certifications, exhibits, schedules, statements and documents, collectively, the “Power SEC Documents”).  As of their respective dates, each of the Power SEC Documents, as amended or supplemented, complied, or if not yet filed or furnished, will comply as to form, in each case in all material respects, with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Power SEC Documents. None of the Power SEC Documents contained, when filed or, if amended or supplemented prior to the date of this Agreement, as of the date of such amendment or supplement with respect to those disclosures that are amended, or if filed with or furnished to the SEC subsequent to the date of this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof: (i) neither Power nor any of its officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications; (ii) there are no outstanding or unresolved comments received by Power from the SEC with respect to any of the Power SEC Documents; and (iii) to the knowledge of Power, none of the Power SEC Documents is the subject of ongoing SEC review or investigation. None of Power’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act.

(b)         The financial statements of Power included (or incorporated by reference) in the Power SEC Documents, including all notes and schedules thereto, complied, or, in the case of Power SEC Documents filed after the date of this Agreement, will comply, in each case in all material respects, when filed or if amended or supplemented prior to the date of this Agreement, as of the date of such amendment or supplement, with the rules and regulations of the SEC with respect thereto, were, or, in the case of Power SEC Documents filed after the date of this Agreement, will be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Securities Act) and fairly present in all material respects in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments) the financial position of Power and its consolidated Subsidiaries, as of their respective dates and the results of operations and the cash flows of Power and its consolidated Subsidiaries for the periods presented therein (subject, in the case of unaudited statements, to normal year-end adjustments that are not material to any other adjustments described therein, including the notes thereto).

(c)       Since the Applicable Date, to the knowledge of Power, Power has complied in all material respects with its continuous disclosure obligations under the Corporations Act and the ASX Listing Rules and, other than for the Transactions, it is not currently relying on the carve-out in ASX Listing Rule 3.1A to withhold any material information from public disclosure, and during the past twenty-four (24) months, Power has not been the subject of a continuous disclosure review by ASIC.

(d)        The shares of Power Common Stock are listed and quoted for trading on Nasdaq and Power has not taken any action which would reasonably be expected to result in the delisting or suspension of the shares of Power Common Stock on or from Nasdaq and Power is currently in compliance with the applicable listing, corporate governance, and other rules, policies and regulations of applicable securities Laws and the rules and policies of Nasdaq to which the listing and quotation for trading of the shares of Power Common Stock is subject.  The Power CDIs are listed and quoted for trading on ASX and Power has not taken any action which would reasonably be expected to result in the delisting or suspension of the Power CDIs on or from the ASX and Power is currently in compliance with the applicable listing, corporate governance, and other rules, policies and regulations of applicable securities Laws and the ASX Listing Rules to which the listing and quotation for trading of the Power CDIs is subject.

(e)          Power has implemented and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15(e) and (f) of the Exchange Act), which are effective (as such term is used in Rule 13a-15(b) of the Exchange Act) in providing reasonable assurance that material information relating to Power, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Power by others within those entities in connection with the reports it files under the Exchange Act. Such disclosure controls and procedures are effective in providing reasonable assurance that all information required to be disclosed in any Power SEC Documents is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and further designed and maintained to provide reasonable assurance regarding the reliability of Power’s financial reporting and the preparation of Power financial statements for external purposes in accordance with GAAP. There (i) is no significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by Power or its Subsidiaries, (ii) is not, and since the Applicable Date there has not been, to the knowledge of Power, any illegal act or fraud, whether or not material, that involves management or employees who have significant roles in internal control of Power or its Subsidiaries and (iii) is not, and since the Applicable Date there has not been, any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer of Power (as defined in Rule 3b-7 under the Exchange Act) or director of Power or any of its Subsidiaries.

4.6          Absence of Certain Changes or Events.

(a)          Since June 30, 2024, there has not been any Power Material Adverse Effect or any Effect that, individually or in the aggregate, would reasonably be expected to have a Power Material Adverse Effect.

(b)          From June 30, 2024 through the date of this Agreement:

(i)          except for the entry into Contracts with respect to the Power Equity Raise on terms consistent with those set forth in Section 1.1-equity raise of the Power Disclosure Letter and the issuance of the Power Equity Raise Shares in the Power Equity Raise, Power and its Subsidiaries have conducted their business in the Ordinary Course in all material respects; and

(ii)        there has not been any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Power or any of its Subsidiaries, whether or not covered by insurance, that, individually or in the aggregate, has had or would reasonably be expected to have a Power Material Adverse Effect.

4.7          No Undisclosed Material Liabilities.  There are no known liabilities of Power or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would be required to be reflected in financial statements prepared in accordance with GAAP, other than: (a) liabilities adequately provided for on the balance sheet of Power dated as of June 30, 2024 (including the notes thereto) contained in Power’s Quarterly Report on Form 10-Q for the six-month period ended June 30, 2024; (b) liabilities incurred in the Ordinary Course subsequent to June 30, 2024; (c) liabilities incurred in connection with the Transactions; (d) liabilities incurred as permitted under Section 6.1(b)(ix) and (e) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect. Neither Power nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Power and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Power or any of its Subsidiaries, in Power’s consolidated financial statements or the Power SEC Documents.

4.8         Information Supplied.  None of the information supplied or to be supplied by Power for inclusion or incorporation by reference in (a) the registration statement on Form F-4 to be filed with the SEC by Shock pursuant to which Shock Ordinary Shares and Shock ADSs issuable in the Merger will be registered with the SEC (including any amendments or supplements, the “Registration Statement”) shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (b) the Proxy Statement will, at the date it is first mailed to stockholders of Power and at the time of the Power Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (c) the ASX announcement to be released by Shock or Power to the ASX in respect of the Merger and/or the Closing Equity Raise, the investor presentation to be released by Shock and Power to the ASX in respect of the Transactions (including the Power Equity Raise, the Shock Equity Raise and the Closing Equity Raise), the Notice of Shock Extraordinary General Meeting, each Australian Disclosure Document, or any other document filed with the ASX or ASIC in connection with the Transactions or this Agreement, will not, on the date such ASX announcement, investor presentation or the Notice of Shock Extraordinary General Meeting is made available to the shareholders of Shock or the relevant Australian Disclosure Document is first mailed to the relevant addressee, as applicable, or, with respect to any Australian Disclosure Document, at the time of the Shock Extraordinary General Meeting and the Power Stockholders Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to be stated therein in order to make the statements therein not misleading or deceptive in any material respect (whether by omission or otherwise), including in the form and context in which it appears in the relevant ASX announcement, investor presentation, Notice of Shock Extraordinary General Meeting or Australian Disclosure Document, as the case may be. Subject to the accuracy of the representations and warranties in the first sentence of Section 5.8, the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; provided, however, that no representation is made by Power with respect to statements made therein based on information supplied by Shock, Merger Sub or any third parties specifically for inclusion or incorporation by reference therein.

4.9          Power Permits; Compliance with Applicable Law.

(a)        Power and its Subsidiaries hold and at all times since the Applicable Date have held all material Permits necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Power Permits”), and have since the Applicable Date paid all fees and assessments due and payable in connection therewith, except where the failure to so hold or make such a payment has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.  All Power Permits are in full force and effect and no suspension or cancellation of any of the Power Permits is pending or, to the knowledge of Power, Threatened, and Power and its Subsidiaries are in compliance with the terms of the Power Permits, except where such failure has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

(b)          The businesses of Power and its Subsidiaries are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.  To the knowledge of Power, no investigation or review by any Governmental Entity with respect to Power or any of its Subsidiaries is pending or Threatened, other than those the outcome of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

4.10        Compensation; Benefits.

(a)        True, correct and complete copies of each of the material Power Plans (or, in the case of any Power Plan not in writing, a written description of the material terms thereof) and related Contracts, including administrative service agreements and group insurance Contracts, trust documents, and most recently received Internal Revenue Service favorable determination letter or opinion letter, as applicable, have been furnished or made available to Shock or its Representatives, along with the most recent report filed on Form 5500 and summary plan description and any summary of material modifications required under ERISA with respect to each Power Plan, and all material non-routine correspondence to or from any Governmental Entity, including with respect to any audit of or proceeding involving such plan or alleged noncompliance of such plan with applicable Laws.

(b)         Each Power Plan has been maintained in compliance with all applicable Laws, including ERISA and the Code, except where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

(c)         There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Power, Threatened against, Power or any of its Subsidiaries, or any fiduciary of any of the Power Plans, with respect to any Power Plan, and there are no Proceedings by a Governmental Entity with respect to any of the Power Plans, except for such actions, suits, claims or Proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

(d)          All material contributions required to be made by Power to the Power Plans pursuant to their terms have been timely made.

(e)          There are no material unfunded benefit obligations that have not been properly accrued for in Power’s financial statements, and all material contributions or other amounts payable by Power or any of its Subsidiaries with respect to each Power Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP.

(f)         Each ERISA Plan of Power and its Subsidiaries that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and, to the knowledge of Power, nothing has occurred that would reasonably be expected to adversely affect the qualification or tax exemption of any such Power Plan.  With respect to any ERISA Plan, neither Power nor any of its Subsidiaries has engaged in a transaction in connection with which Power or any of its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax or penalty imposed pursuant to Section 4975, 4976 or 4980H of the Code in a material amount.

(g)         None of Power or any member of its Aggregated Group contributes to or has ever had an obligation to contribute to, and no Power Plan is, (i) a defined benefit pension plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code, (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA, (iii) a “multiple employer plan” as defined in Section 413(c) of the Code, or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(h)         Except as required by applicable Law, no Power Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of Power or any of its Subsidiaries has any obligation to provide such benefits.

(i)          Except as set forth in Section 4.10(i) of the Power Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, (i) entitle any Power Employee to severance pay or benefits or to any increase in severance pay or benefits, (ii) accelerate the time of payment or vesting, or increase the amount of or the funding of any compensation or benefits due to any such Power Employee, (iii) directly or indirectly cause Power to transfer or set aside any material amount of assets to fund any material benefits under any Power Plan, (iv) otherwise give rise to any material liability under any Power Plan, (v) limit or restrict the right to materially amend, terminate or transfer the assets of any Power Plan on or following the Effective Time or (vi) result in any “excess parachute payment” within the meaning of Section 280G of the Code.

(j)          Neither Power nor any Subsidiary has any obligation to provide, and no Power Plan or other Contract provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(k)         No Power Plan is maintained outside the jurisdiction of the United States or covers any Power Employees who reside or work outside of the United States.

4.11        Labor Matters.

(a)         From January 1, 2022 to the present, neither Power nor any of its Subsidiaries has been a party to any collective bargaining agreement or other Contract with any labor union nor have they been subject to an accreditation, certification or bargaining certificate issued by applicable labor relations authorities. As of the date of this Agreement, to the knowledge of Power, there is no pending union representation petition involving employees of Power or any of its Subsidiaries, and there are no activities or Proceedings by any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

(b)         From January 1, 2022 to the present, there has been no unfair labor practice, charge or grievance arising out of any effort to organize employees of Power or any of its Subsidiaries, a collective bargaining agreement, or other Contract with any labor union or any bargaining certificate or certification, nor has there been any other material labor-related grievance Proceeding against Power or any of its Subsidiaries pending, or, to the knowledge of Power, Threatened, other than such matters that would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

(c)         From January 1, 2022 to the present, there has been no employee strike, or labor-related dispute, slowdown, work stoppage or lockout, pending, or, to the knowledge of Power, Threatened, against or involving Power or any of its Subsidiaries, other than such matters that would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

(d)         Power and its Subsidiaries are, and since January 1, 2021 have been, in compliance in all material respects with all applicable Laws respecting employment, employment standards, occupational health and safety and employment practices, and there have been and currently are no Proceedings pending or, to the knowledge of Power, Threatened against Power or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship other than such matters described in this sentence that would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.  Since January 1, 2021, neither Power nor any of its Subsidiaries has received any written notice of the intent of the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Labor or any other Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an audit, investigation, or any other Proceeding with respect to Power or any of its Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect. Power and its Subsidiaries have classified, in all material respects, all employees or independent contractors correctly as such under applicable Laws, and all employees, in all material respects, are classified as eligible or non-eligible for overtime, as applicable.

(e)         From January 1, 2021 to the present, (i) there has been no allegations of sexual harassment or sexual assault made against any current or former officer or director of Power or any of its Subsidiaries, nor, to the knowledge of Power, is any Threatened; and (ii) neither Power nor any of its Subsidiaries have been in involved in any Proceedings, or entered into any settlement agreements, related to allegations of sexual harassment or, sexual assault, or sexual misconduct by any current or former officer or director of Power or any of its Subsidiaries.

(f)          Neither Power nor any of its Affiliates have utilized or waived the employment tax deferral or employee retention credit relief provided under Sections 2301, 2302 or 3606 of the Coronavirus Aid, Relief, and Economic Security Act, as applicable, or the payroll tax obligation deferral under IRS Notice 2020-65 or any related guidance, executive order or memorandum.

4.12        Taxes.

(a)          Except as would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect:

(i)          (A) all Tax Returns required to be filed (taking into account valid extensions of time for filing) by Power or any of its Subsidiaries have been filed with the appropriate Governmental Entity, and all such filed Tax Returns are complete and accurate in all respects and (B) all Taxes that are due and payable by Power or any of its Subsidiaries (other than Taxes being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with GAAP in the financial statements included in the Power SEC Documents) have been paid in full;

(ii)         Power and its Subsidiaries have complied in all respects with all applicable Laws relating to the payment, collection, deduction, withholding and remittance of Taxes (including information reporting requirements) with respect to payments made to any employee, creditor, independent contractor, stockholder or other third party, including all Canada pension contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable to the appropriate Governmental Entity within the time required under applicable Laws;

(iii)      each of Power and its Subsidiaries has collected all amounts on account of sales, value added or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by law to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by law to be remitted by it;

(iv)        there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by Power or any of its Subsidiaries;

(v)          (A) there is no outstanding claim, assessment or deficiency against Power or any of its Subsidiaries for any amount of Taxes that has been asserted or Threatened in writing by any Governmental Entity and (B) there are no disputes, audits, examinations, investigations or Proceedings pending or, to the knowledge of Power, Threatened in writing regarding any Taxes or Tax Returns of Power or any of its Subsidiaries;

(vi)        all transactions and instruments for which Power or any of its Subsidiaries is the person statutorily liable to pay any applicable stamp duty (or has agreed to pay any applicable stamp duty) have been lodged with the appropriate Governmental Entity, are stamped, and are not insufficiently stamped; the applicable stamp duty has been paid; and there is no requirement to upstamp on the account of an interim assessment;

(vii)      no event has occurred, or will occur as a result of any transaction or other action contemplated by this Agreement (including the entry into and consummation of the transactions contemplated by this Agreement) that may result in stamp duty becoming payable by Power or any of its Subsidiaries in respect of a corporate reconstruction exemption (or a similar exemption or concession) from stamp duty that has been granted by a Governmental Entity;

(viii)      (A) neither Power nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity Contract or arrangement (not including, for the avoidance of doubt (I) a Contract or arrangement solely between or among Power and/or any of its Subsidiaries, or (II) any customary Tax sharing or indemnification provisions contained in any commercial Contract entered into in the Ordinary Course and not primarily relating to Tax (e.g., leases, credit agreements or other commercial Contracts)) and (B) neither Power nor any of its Subsidiaries has (x) been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was Power or any of its Subsidiaries) or (y) any liability for Taxes of any Person (other than Power or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor.

(ix)        in the past six (6) years, no written claim has been made by any Governmental Entity in a jurisdiction where Power or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to any Tax, or required to file Tax Returns, in such jurisdiction other than any such claims that have been fully resolved or  that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(x)      there are no Encumbrances for Taxes on any of the assets of Power or any of its Subsidiaries, except for Permitted Encumbrances;

(xi)       neither Power nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in or use of an improper method of accounting for a Taxable period ending on or prior to the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (C) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law) occurring or existing on or prior to the Closing Date, (D) installment sale or open transaction disposition made on or prior to the Closing Date or (E) prepaid amount received or deferred revenue accrued on or prior to the Closing Date;

(xii)       neither Power nor any of its Subsidiaries will be required to pay any Tax after the Closing Date as a result of an election made pursuant to Section 965(h) of the Code (or any similar provision of state, local or non-U.S. Law);

(xiii)    all transactions entered into between or among Power and/or any of its Subsidiaries have been made or entered into in accordance with arm’s length principles and in compliance with applicable U.S. and non-U.S. transfer pricing Laws;

(xiv)     neither Power nor any of its Subsidiaries has participated in a “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law);

(xv)      to the knowledge of Power, none of the Power Canadian Subsidiaries has ever had an obligation to file information return pursuant to sections 237.3 and 237.4 of the ITA, or any provisions under book X.2 of Part I of the Taxation Act (Québec);

(xvi)     as of the Closing Date, the shares of Power Capital Stock are not regarded as “indirect Australian real property interests” as defined in Division 855 of the Income Tax Assessment Act 1997;

(xvii)     the transferred losses disclosed in the Australian income Tax Returns of Piedmont Lithium Pty Ltd satisfied the loss transfer tests under Australian Tax Law at the time of the transfer and were eligible to be transferred into the Piedmont Lithium Pty Ltd Tax consolidated group;

(xviii)    the share capital account of Piedmont Lithium Pty Ltd has not been tainted under Australian Tax Law;

(xix)     None of the Power Canadian Subsidiaries has claimed an amount for a tax credit, refund, rebate, overpayment or similar adjustment of Taxes to which it is not entitled, and it has retained all documentation prescribed by applicable Laws and in accordance with applicable Laws to support any claims for such amounts;

(xx)       There are no transactions or events that have resulted, and no circumstances existing which could result, in the application to any of the Power Canadian Subsidiaries of sections 17, 80, 80.01, 80.02, 80.03, 80.04 of the ITA or any analogous provision of any comparable Law of any province or territory of Canada;

(xxi)      None of the Power Canadian Subsidiaries has incurred any deductible outlay or expense owing to a Person not dealing at arm’s length (for purposes of the ITA) with such Power Canadian Subsidiary the amount of which would, in the absence of an agreement filed under paragraph 78(1)(b) of the ITA, be included in such Power Canadian Subsidiary’s income for Canadian income tax purposes for any taxation year or fiscal period beginning on or after the Closing Date under paragraph 78(1)(a) of the ITA or any analogous provision of any comparable Law of any province or territory of Canada; and

(xxii)     Piedmont Lithium Pty Ltd has never been a member of any “GST group” as defined in Division 48 of the A New Tax System (Goods and Services Tax) Act 1999.

(b)         Neither Power nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. Law) during the two-year period ending on the date of this Agreement.

(c)         Except as set forth in Section 4.12(c) of the Power Disclosure Letter, neither Power nor any of its Subsidiaries is aware of the existence of any fact, agreement, plan or other circumstance, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

4.13       Litigation.  Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, there is no (a) Proceeding pending, or, to the knowledge of Power, Threatened against Power or any of its Subsidiaries or any of their properties or assets (including Power Mining Rights, Power Easements or Power Water Rights) or (b) judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity outstanding against Power or any of its Subsidiaries.

4.14        Intellectual Property.

(a)         Power and its Subsidiaries own the Intellectual Property used in or necessary for the operation of the businesses of each of Power and its Subsidiaries as presently conducted and owned by Power and its Subsidiaries (collectively, the “Power Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except where the failure to own or have the right to use such properties has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.  To the knowledge of Power, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, all of the registrations, issuances and applications included in the Power Intellectual Property are in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated, and payment of all renewal and maintenance fees and expenses due as of the Closing Date have been made.

(b)         To the knowledge of Power, the operation of the business of each of Power and its Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.  Neither Power nor any of its Subsidiaries has received any written claim or notice during the three-year period prior to the date of this Agreement that Power or any of its Subsidiaries have infringed upon, misappropriated or otherwise violated the Intellectual Property of any other Person, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

(c)         Except as set forth in Section 4.16(c) of the Power Disclosure Letter and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, (i) the businesses of Power and each Subsidiary of Power are being conducted in compliance with all applicable Laws pertaining to privacy, data protection and information security and (ii) Power and the Subsidiaries of Power have taken commercially reasonable efforts to (x) maintain and protect all Power Intellectual Property and the integrity and security of Power’s and its Subsidiaries’ IT Assets, including data stored or contained therein and, (y) during the three-year period prior to the date of this Agreement, to ensure the confidentiality, privacy and security of Personal Information collected or held for use by Power or its Subsidiaries during the three-year period prior to the date of this Agreement, and (iii) there has been no breach of, unauthorized access to, or unauthorized use of, any IT Assets, and no unauthorized access to, unauthorized use of, theft or loss of Personal Information, trade secrets or other confidential information owned or held for use by Power or its Subsidiaries.

(d)        Power and its Subsidiaries have taken reasonable measures consistent with prudent industry practices to protect the confidentiality of trade secrets used in the businesses of Power and its Subsidiaries as presently conducted, except where failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

(e)        Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, the IT Assets owned, used, or held for use by Power or any of its Subsidiaries (i) are sufficient for the current needs of the businesses of Power and its Subsidiaries; and (ii) to the knowledge of Power, as of the date hereof, are free from any malicious code.

4.15        Real Property.

(a)       With respect to the real property owned by Power or any of its Subsidiaries (such property collectively, the “Power Owned Real Property”), except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, either Power or its Subsidiary has good and marketable fee simple title to such Power Owned Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances.  Neither Power nor any of its Subsidiaries has received notice of any current or pending, and to the knowledge of Power there is no Threatened, condemnation proceeding with respect to any Power Owned Real Property, except proceedings which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.  There are no outstanding options, rights of first offer or rights of first refusal to purchase the Power Owned Real Property or any portion thereof or interest therein, except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

(b)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, (i) each material lease, sublease and other Contract under which Power or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (the “Power Leased Real Property”), is valid, binding and in full force and effect, subject to the Creditors’ Rights and (ii) no uncured default of a material nature on the part of Power or, if applicable, its Subsidiary or, to the knowledge of Power, the landlord thereunder exists with respect to any Power Leased Real Property and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, Power and each of its Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the lease, sublease or other Contract applicable thereto, the Power Leased Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances.

(c)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Power Owned Real Property and the Power Leased Real Property are in good condition and repair and sufficient for the operation of the business conducted thereon.

(d)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, the Power Owned Real Property, the Power Leased Real Property, the Power Permits, the Power Easements, and the Power Water Rights constitute all of the surface rights that are required by Power or its Subsidiaries to conduct operations with respect to the Power Mining Rights as currently conducted.

4.16        Mining.

(a)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, (i) the Power Mining Rights, the Power Easements and the Power Water Rights (A) have been duly filed and registered with the respective registry in all material respects, (B) have, to Power’s knowledge, been validly granted to and registered in the name of, or for the benefit of, Power or a Subsidiary of Power, (C) are owned by, or registered to, Power or a Subsidiary of Power with good and valid title thereto, and (D) are in full force and effect, and (ii) during the three (3) year period prior to the date of this Agreement, neither Power nor any of its Subsidiaries has received any written notice from any Governmental Entity or any Person of any revocation, expropriation, or challenge to ownership, adverse claim or intention to revoke, expropriate or challenge the interest of Power or its Subsidiaries in any of the Power Mining Rights, the Power Easements, or the Power Water Rights.

(b)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, (i) all fees, rentals, expenditures and other amounts payable in respect of the Power Mining Rights, the Power Easements and the Power Water Rights have been paid in full, (ii) neither Power nor any Subsidiary of Power owes any payments or amounts to the surface landowners or registered proprietors of the land covered by the Power Easements and (iii) Power or its Subsidiary has otherwise satisfied all current requirements under applicable Law relating to the granting and holding of the Power Mining Rights, the Power Easements and the Power Water Rights.

(c)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, no Person other than Power or its Subsidiary has any right, title or interest in, to or under the Power Mining Rights, the Power Easements or the Power Water Rights (including, for the avoidance of doubt, back-in rights, earn-in rights, rights of first refusal, or similar provisions or rights) or the production or profits therefrom and there are no Encumbrances thereon other than Permitted Encumbrances.

(d)        Neither Power nor any of its Subsidiaries has any exploration and exploitation concessions, mining rights, easements, rights of ways, servitudes or other similar interests other than the Power Mining Rights, the Power Easements and the Power Water Rights.

(e)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, all mines and mineral properties formerly owned by Power or any of its Subsidiaries which were abandoned by Power or any of its Subsidiaries were abandoned by Power or its Subsidiary in accordance with good mining industry practice and standards and in compliance with applicable Laws.

(f)          Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, (i) all activities conducted with respect to the Power Mining Rights by Power or its Subsidiaries or, to the knowledge of Power, by any other Person appointed by Power, have been carried out in accordance with good mining industry practice and standards and in compliance with all applicable Laws, and (ii) neither Power, nor, to the knowledge of Power, any other Person, has received any notice of any material breach of any such applicable Laws.

4.17       Environmental Matters.  Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect:

(a)         Power and its Subsidiaries and their respective operations and assets are and during the relevant statute of limitations period have been in compliance with Environmental Laws;

(b)        during the three (3) years preceding the date of this Agreement, (i) Power and its Subsidiaries have not been convicted of an offense, fined or otherwise sentenced for material non-compliance with any applicable Environmental Laws, and (ii) neither Power nor any of its Subsidiaries has received, or is aware of any conditions that may give rise to, any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any Governmental Entity or any other Person with a bona fide assertion that Power or any of its Subsidiaries is in violation of, or liable under, any applicable Environmental Laws;

(c)         Power and its Subsidiaries have obtained and are and for the three (3) years prior to the date of this Agreement have been in compliance with all material Permits required for the operations of Power and its Subsidiaries under applicable Environmental Laws (“Power Environmental Permits”);

(d)        all Power Environmental Permits are valid and in good standing, and except as disclosed in Section 4.17(d) of the Power Disclosure Letter, no Power Environmental Permit will become void or voidable as a result of the Closing, nor is the consent of any Person required to maintain such Power Environmental Permit in full force and effect notwithstanding the completion of the Merger;

(e)         Power and its Subsidiaries are not and for the three (3) years prior to the date of this Agreement have not been, subject to any pending or, to the knowledge of Power, Threatened Environmental Claims, and are not subject to any judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity in respect of any Environmental Claims. During the period beginning three (3) years prior to the date of this Agreement and ending on the date of this Agreement, neither Power nor any of its Subsidiaries (i) has received any written notice or communication from any Person asserting a liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of the Release of any Hazardous Materials at or from any property currently or formerly owned, operated, leased or otherwise used by Power in the course of its operations (including from any offsite location where Hazardous Materials from Power’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling), and, to the knowledge of Power, there are no facts that could reasonably give rise to any such liability or obligation, and (ii) has been subject to any order or sanction with respect to the foregoing and, to the knowledge of Power, there are no facts that could reasonably give rise to any such order or sanction;

(f)          to the knowledge of Power, (i) no Hazardous Materials have been used, disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Laws, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any remedial or investigative obligation, corrective action requirement or liability under any Environmental Laws, in each case, on, at, under or from any current or former properties or facilities owned or operated by Power or any of its Subsidiaries or as a result of any operations or activities of Power or any of its Subsidiaries at any location and (ii) Hazardous Materials are not otherwise present at or about any such properties or facilities of Power or its Subsidiaries in amount or condition that has resulted in or would reasonably be expected to result in liability to Power or any of its Subsidiaries under any applicable Environmental Laws;

(g)      Power and each of its Subsidiaries are not aware of any polychlorinated byphenyls, asbestos, asbestos-containing materials, urea formaldehyde or underground storage tanks present in any current facilities owned or operated by Power or any of its Subsidiaries;

(h)         the financial assurance required for each of the assets of Power and its Subsidiaries has been posted or provided by, as applicable, Power and each of its Subsidiaries to a Governmental Entity as required by Environmental Laws;

(i)        Power and its Subsidiaries have not assumed, undertaken, become subject to or provided an indemnity with respect to any material liability of any other Person relating to any Environmental Laws or Hazardous Materials and, to the knowledge of Power, there are no known or reasonably anticipate environmental liabilities associated with the assets of Power and any of its Subsidiaries (excluding, in each case, any liabilities imposed or promulgated by any applicable Law or any Governmental Entity);

(j)          except as disclosed in Section 4.17(j) of the Power Disclosure Letter, (i) no representative of any local community or indigenous group with credibly asserted territorial rights recognized by under applicable Law over a substantive portion of any lands related to any of the projects of Power or its Subsidiaries has given Power or its Subsidiary a credible notice, written, oral or otherwise, of a requirement that payments or other material actions are owing or required as a condition to the continued occupation or use of any of Power’s or its Subsidiaries’ tenements or any exploration, development or mining operations thereon; (ii) Power and each of its Subsidiaries are not currently engaged or involved in any disputes, discussions or negotiations with any local community or indigenous group with credibly asserted territorial rights recognized under applicable Law over a substantive portion of any lands related to any of the projects of Power or its Subsidiaries or Governmental Entity in relation to credible treaty or aboriginal rights claims by such local community or indigenous group; and (iii) Power and each of its Subsidiaries are not a party to any arrangement or understanding with any such local community or indigenous group in relation to the environment or the development of communities in the vicinity of, or in connection with, their projects; and

(k)       Power has made available to Shock all material third-party environmental assessments that relate to the properties of Power or its Subsidiaries and that are in the possession or control of Power or its Subsidiaries.

 The representations and warranties in this Section 4.17 constitute Power’s sole and exclusive representations and warranties with respect to environmental matters, including representations and warranties with respect to Power Environmental Permits, Environmental Claims and compliance with or violation of Environmental Laws.

4.18       Material Contracts.

(a)         Section 4.18(a) of the Power Disclosure Letter, together with the lists of exhibits contained in the Power SEC Documents, sets forth a true and complete list (but excluding any Power Plan), as of the date of this Agreement, of:

(i)          each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);

(ii)        each Contract or Organizational Document of Power, any of its Subsidiaries or any Power Invested Entity that would, on or after the Closing Date, prohibit or restrict the ability of the Surviving Corporation or any of its Subsidiaries to declare and pay dividends or distributions with respect to their capital stock, pay any Indebtedness for borrowed money, obligations or liabilities from time to time owed to Shock or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries), make loans or advances to Shock or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries), or transfer any of its properties or assets to Shock or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries);

(iii)        each note, debenture, other evidence of Indebtedness, credit or financing agreement or instrument or other Contract for money borrowed by Power or any of its Subsidiaries having an outstanding principal amount, in each case, in excess of US$10,000,000), other than a Permitted Encumbrance, or any such note, debenture or other evidence of indebtedness under which any Person (other than Power or any of its Subsidiaries) has directly or indirectly guaranteed Indebtedness of Power or any of its Subsidiaries;

(iv)        each Contract for the acquisition or the disposition of any assets, properties or business divisions entered into by Power or any of its Subsidiaries involving consideration in an amount in excess of US$10,000,000, in each case, whether by merger, scheme of arrangement, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase or sale of inventory or supplies entered into in the Ordinary Course) occurring in the last two (2) years;

(v)      each Contract evidencing an outstanding obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(vi)        each joint venture Contract, partnership agreement, profit-sharing, or limited liability company agreement with a third party (in each case, other than with respect to wholly-owned Subsidiaries of Power) or other similar Contract relating to the formation, creation, operation, management or control of any partnership or joint venture;

(vii)      each Contract that purports to limit or contains covenants expressly limiting in any material respect the freedom of Power or any of its Subsidiaries to: (A) compete with any Person in a product line or line of business; (B) operate in any geographic area; (C) solicit customers; including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (D) to purchase or acquire an interest in any other Person;

(viii)      each Contract by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by Power and its Subsidiaries under such Contract or Contracts of at least US$5,000,000 per year or US$10,000,000 in the aggregate;

(ix)        each Contract that obligates Power and its Subsidiaries to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of US$5,000,000;

(x)         each Contract that is between Power or any of its Subsidiaries and any directors, officers or employees of Power or any of its Subsidiaries that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by, or triggered by the consummation of the Transactions;

(xi)      each Contract that obligates Power and its Subsidiaries to make any capital commitment or expenditure in excess of US$10,000,000 (including pursuant to any joint venture);

(xii)       each Contract that relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which Power or any of its Subsidiaries has outstanding obligations (other than customary confidentiality obligations);

(xiii)      each Contract (other than those made in the Ordinary Course): (A) providing for the grant of any preferential rights to purchase or lease any tangible asset of Power or any of its Subsidiaries; or (B) providing for any exclusive right to sell or distribute any material product or service of Power or any of its Subsidiaries; and

(xiv)      each Contract under which Power or any of its Subsidiaries has advanced or loaned any amount of money to any of its officers, directors, employees or consultants, in each case with a principal amount in excess of US$65,000.

(b)         Collectively, the Contracts set forth in Section 4.18(a) are herein referred to as the “Power Contracts.” A complete and correct copy of each of the Power Contracts has been made available to Shock.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, each Power Contract is legal, valid, binding and enforceable in accordance with its terms on Power and each of its Subsidiaries that is a party thereto and, to the knowledge of Power, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, neither Power nor any of its Subsidiaries is in breach or default under any Power Contract nor, to the knowledge of Power, is any other party to any such Power Contract in breach or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Power or its Subsidiaries, or, to the knowledge of Power, any other party thereto.  As of the date hereof, there are no disputes pending or, to the knowledge of Power, Threatened with respect to any Power Contract and neither Power nor any of its Subsidiaries has received any written notice of the intention of any other party to any Power Contract to terminate for default, convenience or otherwise, or otherwise disputing, any Power Contract, nor to the knowledge of Power, is any such party threatening to do so, in each case, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

4.19      Insurance.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, each of the material insurance policies held by Power or any of its Subsidiaries as of the date of this Agreement (collectively, the “Power Insurance Policies”) is in full force and effect on the date of this Agreement.  The Power Insurance Policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Power and its Subsidiaries and their respective properties and assets, and are in breadth of coverage and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, and all premiums due thereunder have been paid, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Power Insurance Policy.

4.20      Opinion of Financial Advisor.  J.P. Morgan Securities LLC, Power’s financial advisor, has delivered to the Power Board its opinion (to be confirmed in writing), to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders (other than holders of Excluded Shares and Converted Shares) of the Power Common Stock. A copy of such opinion will be delivered promptly after the date of this Agreement to Shock for informational purposes only. Shock, on behalf of itself and its officers, directors and Affiliates, agrees and acknowledges that such written opinion is being furnished to Shock solely for informational purposes and none of Shock, its officers, directors and Affiliates may rely on such written opinion for any purpose.

4.21      Brokers.  Except for the fees and expenses payable to J.P. Morgan Securities LLC and Canaccord Genuity (Australia) Limited, no broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger, the Power Equity Raise, the Closing Equity Raise and the transactions contemplated thereby based upon arrangements made by or on behalf of Power.

4.22       Anti-Corruption.

(a)         Neither Power nor any Subsidiary of Power, nor any director, officer or manager, nor, to the knowledge of Power, any employee, agent, representative or other person acting on behalf of Power, or any Subsidiary of Power has, since January 1, 2019 in connection with the business of Power or any Subsidiary of Power, (i) made any unlawful payment or given, offered, promised, authorized, or agreed to give, money or anything else of value, directly or indirectly, to any Government Official, or to any person for the benefit of a Government Official in order to obtain or retain an advantage in the course of business, or for the purpose of inducing or influencing any action or decision of the Government Official in his or her official capacity or inducing the Government Official to use his or her influence with any Governmental Entity to affect or influence any official act, or (ii) otherwise taken any action in violation of  any applicable Bribery Legislation.

(b)         Neither Power nor any Subsidiary of Power, nor any director, officer or manager or, to the knowledge of Power, any employee, agent, representative or other person acting on behalf of Power or any Subsidiary of Power has, since January 1, 2019, been subject to any actual, pending, or, to Power’s knowledge, threatened Proceedings, or made any voluntary disclosures to any Governmental Entity, involving an actual or alleged violation by Power or any Subsidiary of Power of any Bribery Legislation.

(c)        Power and each Subsidiary of Power have maintained and currently maintain (i) books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Power and each Subsidiary of Power in accordance with applicable accounting standards, and (ii) internal accounting controls sufficient to provide reasonable assurances that all transactions and access to assets of Power and each Subsidiary of Power are executed only in accordance with management’s general or specific authorization.

(d)         Power and each Subsidiary of Power have instituted policies and procedures reasonably designed to ensure compliance in all material respects with the applicable Bribery Legislation and maintain such policies and procedures in force.

4.23       Sanctions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, to the knowledge of Power, neither Power nor any Subsidiary of Power, nor any director, officer or manager, employee or agent of Power or of any Subsidiary of Power, (a) is a Sanctioned Person or is acting, directly or indirectly, on behalf of a Sanctioned Person, (b) has, since January 1, 2019, engaged in, or has any plan or commitment to engage in, direct or indirect dealings with any Sanctioned Person, on behalf of a Sanctioned Person or in any Sanctioned Country on behalf of Power or any Subsidiary of Power in violation of applicable Sanctions Laws, (c) has, since January 1, 2019, violated, or engaged in any conduct sanctionable under, any Sanctions Law, nor to the knowledge of Power, been the subject of an investigation or allegation of such a violation or sanctionable conduct, or (d) made any voluntary disclosures to any Governmental Entity, involving an actual or alleged violation by Power or any Subsidiary of Power of any applicable Sanctions Law.

4.24       Export and Import Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect, to the knowledge of Power, none of Power, nor any Subsidiary of Power, nor any director, officer, manager, employee or agent of Power or any Subsidiary of Power have, since January 1, 2019, committed any violation of Ex-Im Laws.

4.25     Takeover Laws.  The approval of the Power Board of this Agreement and the Transactions represents all the action necessary to render inapplicable to this Agreement and the Transactions any Takeover Law or any anti-takeover provision in Power’s Organizational Documents that is applicable to Power, the shares of Power Common Stock or the Transactions.

4.26        No Additional Representations.

(a)         Except for the representations and warranties made in this Article IV, neither Power nor any other Person makes any express or implied representation or warranty with respect to Power or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Power hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither Power nor any other Person makes or has made any representation or warranty to Shock, Merger Sub or any of their respective Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Power or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Power in this Article IV, any oral or written information presented to Shock or Merger Sub or any of their respective Affiliates or Representatives in the course of their due diligence investigation of Power, the negotiation of this Agreement or in the course of the Transactions.  Notwithstanding the foregoing, nothing in this Section 4.26 shall limit Shock’s or Merger Sub’s remedies with respect to fraud arising from or relating to the express representations and warranties made by Power in this Article IV.

(b)         Notwithstanding anything contained in this Agreement to the contrary, Power acknowledges and agrees that none of Shock, Merger Sub or any other Person has made or is making any representations or warranties relating to Shock or its Subsidiaries (including Merger Sub) whatsoever, express or implied, beyond those expressly given by Shock and Merger Sub in Article V, including any implied representation or warranty as to the accuracy or completeness of any information regarding Shock furnished or made available to Power or any of its Representatives and that Power has not relied on any such other representation or warranty not set forth in this Agreement.  Without limiting the generality of the foregoing, Power acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Power or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other Transactions).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SHOCK AND MERGER SUB

Except as set forth in the disclosure letter dated as of the date of this Agreement and delivered by Shock and Merger Sub to Power concurrently with the execution of this Agreement (the “Shock Disclosure Letter”) and except as disclosed in the Shock ASIC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) lodged or filed with ASIC and publicly available on the ASX or ASIC website since December 31, 2022 and at least two (2) days prior to the date of this Agreement (without giving effect to any amendment to any such Shock ASIC Document lodged or filed on or after the date that is two (2) days prior to the date hereof) (excluding any disclosures set forth or referenced in any risk factor section or in any other section, in each case, to the extent they are forward-looking statements or cautionary, predictive, non-specific or forward-looking in nature), Shock and Merger Sub jointly and severally represent and warrant to Power as follows:

5.1       Organization, Standing and Power.  Each of Shock and its Subsidiaries is a corporation, company limited by shares, joint stock company, partnership or limited liability company duly organized, as the case may be, validly existing and, where relevant, in good standing under the Laws of its jurisdiction of incorporation or organization, with all requisite entity power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted, other than, in the case of Shock’s Subsidiaries, where the failure to be so organized, validly existing, or to have such power, authority or, where relevant, standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Shock and its Subsidiaries, taken as a whole (a “Shock Material Adverse Effect”).  Each of Shock and its Subsidiaries is duly qualified or licensed and, where relevant, in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its assets and properties, makes such qualification or license necessary, other than where the failure to so qualify, license or be, where relevant, in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.  Shock has, prior to the execution of this Agreement, made available to Power complete and correct copies of its Organizational Documents and the Organizational Documents of each Subsidiary of Shock, each as amended prior to the execution of this Agreement and each Organizational Document, as made available to Power, is in full force and effect, and neither Shock nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents.

5.2          Capital Structure.

(a)         At the close of business in Brisbane, Australia, on the Capitalization Date: (A) 10,293,296,014 Shock Ordinary Shares were issued and outstanding, (B) no preference shares of Shock (together with Shock Ordinary Shares, “Shock Shares”) were issued and outstanding; (C) options to purchase 2,234,482  Shock Ordinary Shares were issued and outstanding; (D) no Shock performance rights were issued and outstanding; and (E) no Shock Ordinary Shares remained available for issuance pursuant to Shock’s Employee Share & Option Plan, as amended from time to time, and prior plans (the “Shock Equity Plans”).

(b)         All outstanding Shock Ordinary Shares have been duly authorized and are validly issued, fully paid and are not subject to preemptive rights.  The Shock Ordinary Shares to be issued pursuant to this Agreement, when issued, will be validly issued, fully paid and nonassessable and not subject to preemptive rights.  The Shock Ordinary Shares to be issued in the Shock Share Issuance, when issued, will be issued in compliance in all material respects with (A) applicable securities Laws and other applicable Law and (B) all requirements set forth in applicable Contracts.  As of the close of business in Brisbane, Australia, on the Capitalization Date, except as set forth in Section 5.2(a), there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Shock or any of its Subsidiaries any Shock Shares or securities convertible into or exchangeable or exercisable for or valued by reference to Shock Shares (and the exercise, conversion, purchase, exchange or other similar price thereof).

(c)         Except as set forth in Section 5.2(a) or in Section 5.2(c) of the Shock Disclosure Letter, and except for changes since the Capitalization Date resulting from (x) the entry into Contracts with respect to the Shock Equity Raise on terms consistent with those set forth in Section 1.1-equity raise of the Shock Disclosure Letter and Contracts with respect to the Closing Equity Raise, the issuance of the Shock Equity Raise Shares in the Shock Equity Raise and the reservation of the Closing Equity Raise Shares for the purposes of the Closing Equity Raise, or (y) the exercise of Shock’s share options (and the issuance of shares thereunder) or vesting and settlement of Shock’s performance rights, in each case, outstanding as of such date and set forth in Section 5.2(a) in accordance with their terms, there are outstanding: (A) no Shock Shares, Voting Debt or other voting securities of Shock; (B) no securities of Shock or any Subsidiary of Shock convertible into or exchangeable or exercisable for or valued by reference to Shock Shares, Voting Debt or other voting securities of Shock; and (C) no options, warrants, subscriptions, calls, rights (including preemptive and appreciation rights), commitments or other Contracts to which Shock or any Subsidiary of Shock is a party or by which it is bound in any case obligating Shock or any Subsidiary of Shock to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional Shock Shares or any Voting Debt or other voting securities of Shock, or obligating Shock or any Subsidiary of Shock to grant, extend or enter into any such option, warrant, subscription, call, right, commitment or other Contract.  There are no dividends or distributions that have been declared by Shock with respect to the Shock Ordinary Shares that have not been paid by Shock.  There are no stockholder agreements, voting trusts or other Contracts to which Shock or any of its Subsidiaries is a party or by which it is bound relating to the voting of any shares of capital stock or other equity interest of Shock or any of its Subsidiaries.  No Subsidiary of Shock owns any Shock Shares.  As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value US$0.0001 per share, all of which shares are validly issued, fully paid and nonassessable and are owned by Shock.

(d)         Section 5.2(d) of the Shock Disclosure Letter sets forth a complete and correct list of each Subsidiary of Shock, including its outstanding equity interests and the owners thereof. Except as set forth in Section 5.2(d) of the Shock Disclosure Letter, all outstanding shares of capital stock or other equity interests of the Subsidiaries of Shock are owned by Shock, or a direct or indirect wholly owned Subsidiary of Shock, are free and clear of all Encumbrances and have been duly authorized, validly issued, fully paid and nonassessable.

(e)         Section 5.2(e) of the Shock Disclosure Letter sets forth a complete and correct list of each Person in which Shock or any Subsidiary of Shock holds any shares or other equity interests, other than any Subsidiary of Shock (each, a “Shock Invested Entity”), including the portion of the equity interests of such entities held by Shock or the Subsidiaries of Shock, and the respective jurisdiction of incorporation or organization of each Shock Invested Entity. Shock or a Subsidiary of Shock, as set forth in Section 5.2(e) of the Shock Disclosure Letter, owns, of record and beneficially, all shares and other equity interests in each such Person listed as owned by it in Section 4.2(e) of the Shock Disclosure Letter, free and clear of all Encumbrances (other than Permitted Encumbrances). Except as set forth in Section 5.2(e) of the Shock Disclosure Letter, neither Shock nor any of its Subsidiaries has any (i) interests in a material joint venture or, directly or indirectly, equity securities or other similar equity interests in any Person other than its Subsidiaries, or (ii) obligations, whether contingent or otherwise, to consummate any material additional investment in any Person. Shock has made available to Power complete and correct copies of the Organizational Documents of each Shock Invested Entity and all stockholders’ or similar agreements with respect to each Shock Invested Entity, each as amended prior to the execution of this Agreement and each Organizational Document and stockholders’ or similar agreement, as made available to Power, is in full force and effect, and neither Shock nor any of its Subsidiaries is in violation of any of the provisions of such Organizational Documents or stockholders’ or similar agreement.

5.3         Authority; No Violations; Consents and Approvals.

(a)         Each of Shock and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by Shock and Merger Sub and the consummation by Shock and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of each of Shock and (subject only to the approval of this Agreement by Shock as sole stockholder of Merger Sub, which shall occur immediately after the execution and delivery of this Agreement) Merger Sub. This Agreement has been duly executed and delivered by each of Shock and Merger Sub, and, assuming the due and valid execution of this Agreement by Power, constitutes a valid and binding obligation of each of Shock and Merger Sub enforceable against Shock and Merger Sub in accordance with its terms, subject as to enforceability to Creditors’ Rights.  The Shock Board, at a meeting duly called and held, has by unanimous vote (i) approved this Agreement and the Transactions, including the Merger, the Shock Share Issuance and the Closing Equity Raise, and (ii) resolved, subject to the provisions of this Agreement (including those relating to a Shock Change of Recommendation, a Shock Superior Proposal or a Shock Intervening Event), to recommend that the holders of Shock Ordinary Shares vote in favor of the approval of the Shock Shareholder Matters (such recommendation described in clause (ii), the “Shock Board Recommendation”). The Merger Sub Board has by unanimous vote (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of, Merger Sub and the sole stockholder of Merger Sub and (B) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger.  Shock, as the owner of all of the outstanding shares of capital stock of Merger Sub, will immediately after the execution and delivery of this Agreement adopt and approve this Agreement in its capacity as sole stockholder of Merger Sub.  The Shock Shareholder Approval is the only vote of the holders of any class of the Shock Shares necessary to approve the Shock Share Issuance.

(b)         Except as set forth in Section 5.3(b) of the Shock Disclosure Letter, the execution, delivery and performance of this Agreement does not, and the consummation of the Transactions will not (with or without notice or lapse of time, or both) (i) contravene, conflict with or result in a violation of any provision of the Organizational Documents of Shock or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, result in a violation of, a termination (or right of termination) or cancellation of, or default under, the creation or acceleration of any obligation or the loss or reduction of a benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Shock or any of its Subsidiaries under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other Contract, Organizational Documents of any Shock Invested Entity, Shock Permit, franchise or license to which Shock or any of its Subsidiaries is a party or by which Shock, Merger Sub or any of their respective Subsidiaries or their respective properties or assets are bound, (iii) assuming the Consents referred to in Section 5.4 are duly and timely obtained or made, contravene, conflict with or result in a violation of any Law applicable to Shock or any of its Subsidiaries or any of their respective properties or assets, or (iv) result in the creation of any Encumbrance on any of the assets or property of Shock or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) or (iv), any such contraventions, conflicts, violations, defaults, acceleration, losses or Encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect. Except for this Agreement, Shock is not party to any Contract that does, would or would reasonably be expected to, entitle any Person to appoint one or more directors to the Shock Board.

5.4         Consents.  No Consent from any Governmental Entity is required to be obtained or made by Shock or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Shock and Merger Sub or the consummation by Shock and Merger Sub of the Transactions, except for: (a) the filing of a premerger notification report by Shock under the HSR Act, and the expiration or termination of any applicable waiting period with respect thereto; (b) the filing with the SEC of the Registration Statement, (c) compliance with applicable requirements of ASIC and ASX, as may be required in connection with this Agreement and the Transactions; (d) the filing of the Certificate of Merger with the Filing Office; (e) filings with Nasdaq or under the Exchange Act; (f) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws or Takeover Laws; and (g) any such Consent that the failure to obtain or make has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

5.5          ASIC Documents; Financial Statements.

(a)         Since the Applicable Date, Shock has lodged or filed with ASIC, on a timely basis, all forms, reports, certifications, exhibits, schedules, statements and documents (and all amendments and supplements thereto) required to be lodged or filed under the Corporations Act and ASIC rules (such forms, reports, certifications, exhibits, schedules, statements and documents, collectively, the “Shock ASIC Documents”).  As of their respective dates, each of the Shock ASIC Documents, as amended or supplemented, complied, or if not yet filed or furnished, will comply as to form, in each case in all material respects, with the applicable requirements of the Corporations Act and the ASIC rules applicable to such Shock ASIC Documents. None of the Shock ASIC Documents contained, when filed or, if amended or supplemented prior to the date of this Agreement, as of the date of such amendment or supplement with respect to those disclosures that are amended, or if lodged or filed with ASIC subsequent to the date of this Agreement, will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof: (i) neither Shock nor any of its officers has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications; (ii) there are no outstanding or unresolved comments received by Shock from ASIC or the ASX with respect to any of the Shock ASIC Documents; and (iii) to the knowledge of Shock, none of the Shock ASIC Documents is the subject of ongoing ASIC review or investigation. None of Shock’s Subsidiaries is required to file periodic reports with ASIC pursuant to the Corporations Act and the ASIC rules.

(b)       The financial statements of Shock included (or incorporated by reference) in the Shock ASIC Documents, including all notes and schedules thereto, complied, or, in the case of Shock ASIC Documents filed after the date of this Agreement, will comply, in each case in all material respects, when filed or if amended or supplemented prior to the date of this Agreement, as of the date of such amendment or supplement, with the rules of ASIC with respect thereto, were, or, in the case of Shock ASIC Documents filed after the date of this Agreement, will be, prepared in accordance with AAS applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects in accordance with applicable requirements of AAS (subject, in the case of the unaudited statements, to normal year-end adjustments) the financial position of Shock and its consolidated Subsidiaries, as of their respective dates and the results of operations and the cash flows of Shock and its consolidated Subsidiaries, for the periods presented therein (subject, in the case of unaudited statements, to normal year-end adjustments that are not material to any other adjustments described therein, including the notes thereto).

(c)       Since the Applicable Date, to the knowledge of Shock, Shock has complied in all material respects with its continuous disclosure obligations under the Corporations Act and the ASX Listing Rules and, other than for the Transactions, it is not currently relying on the carve-out in ASX Listing Rule 3.1A to withhold any material information from public disclosure, and during the past twenty-four (24) months, Shock has not been the subject of a continuous disclosure review by ASIC.

(d)         The Shock Ordinary Shares are listed and quoted for trading on ASX and Shock has not taken any action which would reasonably be expected to result in the delisting or suspension of the Shock Ordinary Shares on or from the ASX and Shock is currently in compliance with the applicable listing, corporate governance, and other rules, policies and regulations of applicable securities Laws and the ASX Listing Rules to which the listing and quotation for trading the Shock Ordinary Shares is subject.

(e)         Shock has implemented and maintains a system of internal control over financial reporting sufficient to provide reasonable assurance that all information required to be disclosed by Shock in the Shock ASIC Documents is recorded, processed, summarized and reported within the time periods specified in the Corporations Act and the ASX Listing Rules and is communicated to Shock’s management as appropriate to allow timely decisions regarding required disclosure. There (i) is no significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by Shock or its Subsidiaries, and (ii) is not, and since the Applicable Date there has not been, to the knowledge of Shock, any illegal act or fraud, whether or not material, that involves management or employees who have significant roles in internal control of Shock or its Subsidiaries.

5.6         Absence of Certain Changes or Events.

(a)        Since June 30, 2024, there has not been any Shock Material Adverse Effect or any Effect that, individually or in the aggregate, would reasonably be expected to have a Shock Material Adverse Effect.

(b)          From June 30, 2024 through the date of this Agreement:

(i)         except for the entry into Contracts with respect to the Shock Equity Raise on terms consistent with those set forth in Section 1.1-equity raise of the Shock Disclosure Letter and Contracts with respect to the Closing Equity Raise and the issuance of the Shock Equity Raise Shares in the Shock Equity Raise, Shock and its Subsidiaries have conducted their business in the Ordinary Course in all material respects; and

(ii)         there has not been any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Shock or any of its Subsidiaries, whether or not covered by insurance, that, individually or in the aggregate, has had or would reasonably be expected to have a Shock Material Adverse Effect.

5.7         No Undisclosed Material Liabilities.  There are no known liabilities of Shock or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that would be required to be reflected in financial statements prepared in accordance with AAS, other than: (a) liabilities adequately provided for on the consolidated statement of financial position of Shock dated as of June 30, 2024 (including the notes thereto) contained in Shock’s financial report for the year ended June 30, 2024 filed with ASX; (b) liabilities incurred in the Ordinary Course subsequent to June 30, 2024; (c) liabilities incurred in connection with the Transactions; (d) liabilities incurred as permitted under Section 6.2(b)(ix) and (e) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect. Neither Shock nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Shock and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as such term is understood under AAS), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Shock or any of its Subsidiaries, in Shock’s consolidated financial statements or the Shock ASIC Documents.

5.8       Information Supplied.  None of the information supplied or to be supplied by Shock for inclusion or incorporation by reference in (a) the Registration Statement shall, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading,  (b) the Proxy Statement will, at the date it is first mailed to stockholders of Power and at the time of the Power Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (c) the ASX announcement to be released by Shock or Power to the ASX in respect of the Merger and/or the Closing Equity Raise, the investor presentation to be released by Shock and Power to the ASX in respect of the Transactions (including the Power Equity Raise, the Shock Equity Raise and the Closing Equity Raise), the Notice of Shock Extraordinary General Meeting, each Australian Disclosure Document, or any other document filed with the ASX or ASIC in connection with the Transactions or this Agreement, will not, on the date such ASX announcement, investor presentation, or the Notice of Shock Extraordinary General Meeting is made available to the shareholders of Shock or the relevant Australian Disclosure Document is first mailed to the relevant addressee, as applicable, or, with respect to any Australian Disclosure Document, at the time of the Shock Extraordinary General Meeting and the Power Stockholders Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to be stated therein in order to make the statements therein not misleading or deceptive in any material respect (whether by omission or otherwise), including in the form and context in which it appears in the relevant ASX announcement, investor presentation, Notice of Shock Extraordinary General Meeting or Australian Disclosure Document, as the case may be. Subject to the accuracy of the representations and warranties in the first sentence of Section 4.8, the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder, and each Australian Disclosure Document will comply as to form in all material respects with the Corporations Act and the ASX Listing Rules; provided, however, that no representation is made by Shock with respect to statements made therein based on information supplied by Power or any third parties specifically for inclusion or incorporation by reference therein.

5.9          Shock Permits; Compliance with Applicable Law.

(a)         Shock and its Subsidiaries hold and at all times since the Applicable Date have held all material Permits necessary to own, lease and operate their respective properties and assets and for the lawful conduct of their respective businesses as they were or are now being conducted, as applicable (collectively, the “Shock Permits”), and have since the Applicable Date paid all fees and assessments due and payable in connection therewith, except where the failure to so hold or make such a payment has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.  All Shock Permits are in full force and effect and no suspension or cancellation of any of the Shock Permits is pending or, to the knowledge of Shock, Threatened, and Shock and its Subsidiaries are in compliance with the terms of the Shock Permits, except where such failure has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

(b)        The businesses of Shock and its Subsidiaries are not currently being conducted, and at no time since the Applicable Date have been conducted, in violation of any applicable Law, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.  To the knowledge of Shock no investigation or review by any Governmental Entity with respect to Shock or any of its Subsidiaries is pending or Threatened, other than those the outcome of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

5.10       Compensation; Benefits.

(a)        True, correct and complete copies of each of the material Shock Plans (or, in the case of any Shock Plan not in writing, a written description of the material terms thereof) and related Contracts, including administrative service agreements and group insurance Contracts and trust documents, have been furnished or made available to Power or its Representatives, and all material non-routine correspondence to or from any Governmental Entity, including with respect to any audit of or proceeding involving such plan or alleged noncompliance of such plan with applicable Laws.

(b)          Each Shock Plan has been maintained in compliance with all applicable Laws, except where the failure to so comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

(c)         There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of Shock, Threatened against, Shock or any of its Subsidiaries, or any fiduciary of any of the Shock Plans, with respect to any Shock Plan, and there are no Proceedings by a Governmental Entity with respect to any of the Shock Plans, except for such actions, suits, claims or Proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

(d)         All material contributions required to be made by Shock to the Shock Plans pursuant to their terms have been timely made.

(e)        There are no material unfunded benefit obligations that have not been properly accrued for in Shock’s financial statements, and all material contributions or other amounts payable by Shock or any of its Subsidiaries with respect to each Shock Plan in respect of current or prior plan years have been paid or accrued in accordance with AAS.

(f)         No Shock Plan is a “registered pension plan” or a “retirement compensation arrangement”, or is intended to be or has been determined by a Governmental Entity to be a “salary deferral arrangement” as such terms are defined in Section 248(1) of the ITA.

(g)        Except as required by applicable Law, no Shock Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of Shock or any of its Subsidiaries has any obligation to provide such benefits.

(h)        Except as set forth in Section 5.10(h) of the Shock Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, (i) entitle any Shock Employee to severance pay or benefits or to any increase in severance pay or benefits, (ii) accelerate the time of payment or vesting, or increase the amount of or the funding of any compensation or benefits due to any such Shock Employee, (iii) directly or indirectly cause Shock to transfer or set aside any material amount of assets to fund any material benefits under any Shock Plan, (iv) otherwise give rise to any material liability under any Shock Plan, (v) limit or restrict the right to materially amend, terminate or transfer the assets of any Shock Plan on or following the Effective Time, or (vi) result in any “excess parachute payment” within the meaning of Section 280G of the Code.

(i)         Neither Shock nor any Subsidiary has any obligation to provide, and no Shock Plan or other Contract provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to applicable Law.

(j)          No Shock Plan is subject to the Laws of the United States (or any subdivision thereof) or covers any Shock Employees who reside or work within the United States.

5.11        Labor Matters.

(a)         From January 1, 2022 to the present, neither Shock nor any of its Subsidiaries has been a party to any collective bargaining agreement or other Contract with any labor union nor have they been subject to an accreditation, certification or bargaining certificate issued by applicable labor relations authorities. As of the date of this Agreement, to the knowledge of Shock, there is no pending union representation petition involving employees of Shock or any of its Subsidiaries, and there are no activities or Proceedings by any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

(b)         From January 1, 2022 to the present, there has been no unfair labor practice, charge or grievance arising out of any effort to organize employees of Shock or any of its Subsidiaries, a collective bargaining agreement, or other Contract with any labor union, or any bargaining certificate or certification issued by applicable labor relations authorities, nor has there been any other material labor-related grievance Proceeding against Shock or any of its Subsidiaries pending, or, to the knowledge of Shock, Threatened, other than such matters that would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

(c)         From January 1, 2022 to the present, there has been no employee strike, or labor-related dispute, slowdown, work stoppage or lockout, pending, or, to the knowledge of Shock, Threatened, against or involving Shock or any of its Subsidiaries, other than such matters that would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

(d)        Shock and its Subsidiaries are, and since January 1, 2021 have been, in compliance in all material respects with all applicable Laws respecting employment, employment standards, occupational health and safety and employment practices, and there have been and currently are no Proceedings pending or, to the knowledge of Shock, Threatened against Shock or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, other than any such matters described in this sentence that would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.  Since January 1, 2021, neither Shock nor any of its Subsidiaries has received any written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an audit, investigation, or any other Proceeding with respect to Shock or any of its Subsidiaries which would reasonably be expected to have, individually in the aggregate, a Shock Material Adverse Effect.  Shock and its Subsidiaries have classified, in all material respects, all employees or independent contractors correctly as such under applicable Laws, and all employees, in all material respects, are classified as eligible or non-eligible for overtime, as applicable.

(e)        From January 1, 2021 to the present, (i) there has been no allegations of sexual harassment or sexual assault made against any current or former officer or director of Shock or any of its Subsidiaries, nor, to the knowledge of Shock, is any Threatened; and (ii) neither Shock nor any of its Subsidiaries have been in involved in any Proceedings, or entered into any settlement agreements, related to allegations of sexual harassment or, sexual assault, or sexual misconduct by any current or former officer or director of Shock or any of its Subsidiaries.

5.12        Taxes.

(a)          Except as would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect:

(i)       (A) all Tax Returns required to be filed (taking into account valid extensions of time for filing) by Shock or any of its Subsidiaries have been filed with the appropriate Governmental Entity, and all such filed Tax Returns are complete and accurate in all respects and (B) all Taxes that are due and payable by Shock or any of its Subsidiaries (other than Taxes being contested in good faith by appropriate Proceedings and for which adequate reserves have been established in accordance with AAS in the financial statements included in the Shock ASIC Documents) have been paid in full;

(ii)         Shock and its Subsidiaries have complied in all respects with all applicable Laws relating to the payment, collection, deduction, withholding and remittance of Taxes (including information reporting requirements) with respect to payments made to any employee, creditor, independent contractor, stockholder or other third party, including all Canada pension contributions, provincial pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable to the appropriate Governmental Entity within the time required under applicable Laws;

(iii)        each of Shock and its Subsidiaries has collected all amounts on account of sales, value-added or transfer taxes, including goods and services, harmonized sales and provincial or territorial sales taxes, required by law to be collected by it and has duly and timely remitted to the appropriate Governmental Entity any such amounts required by law to be remitted by it;

(iv)        there is not in force any waiver or agreement for any extension of time for the assessment or payment of any Tax by Shock or any of its Subsidiaries;

(v)         (A) there is no outstanding claim, assessment or deficiency against Shock or any of its Subsidiaries for any amount of Taxes that has been asserted or Threatened in writing by any Governmental Entity and (B) there are no disputes, audits, examinations, investigations or Proceedings pending or, to the knowledge of Shock, Threatened in writing regarding any Taxes or Tax Returns of Shock or any of its Subsidiaries;

 (vi)       all transactions and instruments for which Shock or any of its Subsidiaries is the person statutorily liable to pay any applicable stamp duty (or has agreed to pay any applicable stamp duty) have been lodged with the appropriate Governmental Entity, are stamped, and are not insufficiently stamped; the applicable stamp duty has been paid; and there is no requirement to upstamp on the account of an interim assessment;

(vii)       no event has occurred, or will occur as a result of any transaction or other action contemplated by this Agreement (including the entry into and consummation of the transactions contemplated by this Agreement) that may result in stamp duty becoming payable by Shock or any of its Subsidiaries in respect of a corporate reconstruction exemption (or a similar exemption or concession) from stamp duty that has been granted by a Governmental Entity;

(viii)      (A) neither Shock nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity Contract or arrangement (not including, for the avoidance of doubt, (I) a Contract or arrangement solely between or among Shock and/or any of its Subsidiaries, or (II) any customary Tax sharing or indemnification provisions contained in any commercial Contract entered into in the Ordinary Course and not primarily relating to Tax (e.g., leases, credit agreements or other commercial Contracts)) and (B) neither Shock nor any of its Subsidiaries has (x) been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is or was Shock or any of its Subsidiaries) or (y) any liability for Taxes of any Person (other than Shock or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor.

(ix)        in the past six (6) years, no written claim has been made by any Governmental Entity in a jurisdiction where Shock or any of its Subsidiaries does not currently file a Tax Return that it is or may be subject to any Tax, or required to file Tax Returns, in such jurisdiction other than any such claims that have been fully resolved or that are being contested in good faith and for which adequate reserves have been established in accordance with AAS;

(x)      there are no Encumbrances for Taxes on any of the assets of Shock or any of its Subsidiaries, except for Permitted Encumbrances;

(xi)       neither Shock nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in or use of an improper method of accounting for a Taxable period ending on or prior to the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (C) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law) occurring or existing on or prior to the Closing Date, (D) installment sale or open transaction disposition made on or prior to the Closing Date or (E) prepaid amount received or deferred revenue accrued on or prior to the Closing Date;

(xii)     all transactions entered into between or among Shock and/or any of its Subsidiaries have been made or entered into in accordance with arm’s length principles and in compliance with applicable U.S. and non-U.S. transfer pricing Laws;

(xiii)     neither Shock nor any of its Subsidiaries has participated in a “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of applicable Law);

(xiv)     to the knowledge of Shock, none of the Shock Canadian Subsidiaries has ever had an obligation to file information return pursuant to sections 237.3 and 237.4 of the ITA, or any provisions under book X.2 of Part I of the Taxation Act (Québec);

(xv)      None of the Shock Canadian Subsidiaries has claimed an amount for a tax credit, refund, rebate, overpayment or similar adjustment of Taxes to which it is not entitled, and it has retained all documentation prescribed by applicable Laws and in accordance with applicable Laws to support any claims for such amounts;

(xvi)      There are no transactions or events that have resulted, and no circumstances existing which could result, in the application to any of the Shock Canadian Subsidiaries of sections 17, 80, 80.01, 80.02, 80.03, 80.04 of the ITA or any analogous provision of any comparable Law of any province or territory of Canada;

(xvii)     None of the Shock Canadian Subsidiaries has incurred any deductible outlay or expense owing to a Person not dealing at arm’s length (for purposes of the ITA) with such Shock Canadian Subsidiary the amount of which would, in the absence of an agreement filed under paragraph 78(1)(b) of the ITA, be included in such Shock Canadian Subsidiary’s income for Canadian income tax purposes for any taxation year or fiscal period beginning on or after the Closing Date under paragraph 78(1)(a) of the ITA or any analogous provision of any comparable Law of any province or territory of Canada;

(xviii)    the share capital account of Shock has not been tainted under Australian Tax Law; and

(xix)     Shock has never been a member of any “GST group” as defined in Division 48 of the A New Tax System (Goods and Services Tax) Act 1999.

(b)         Neither Shock nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. Law) during the two-year period ending on the date of this Agreement.

(c)         Except as set forth in Section 5.12(c) of the Shock Disclosure Letter, neither Shock nor any of its Subsidiaries is aware of the existence of any fact, agreement, plan or other circumstance, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Merger from qualifying for the Intended Tax Treatment.

5.13      Litigation.  Except for such matters as have not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, there is no (a) Proceeding pending, or, to the knowledge of Shock, Threatened against Shock any of its Subsidiaries or any of their properties or assets (including Shock Mining Rights, Shock Easements or Shock Water Rights) or (b) judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity outstanding against Shock or any of its Subsidiaries.

5.14        Intellectual Property.

(a)          Shock and its Subsidiaries own the Intellectual Property used in or necessary for the operation of the businesses of each of Shock and its Subsidiaries as presently conducted and owned by Shock and its Subsidiaries (collectively, the “Shock Intellectual Property”) free and clear of all Encumbrances except for Permitted Encumbrances, except where the failure to own or have the right to use such properties has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.  To the knowledge of Shock, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, all of the registrations, issuances and applications included in the Shock Intellectual Property are in full force and effect and have not expired or been cancelled, abandoned or otherwise terminated, and payment of all renewal and maintenance fees and expenses due as of the Closing Date have been made.

(b)         To the knowledge of Shock, the operation of the business of each of Shock and its Subsidiaries as presently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any other Person, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.  Neither Shock nor any of its Subsidiaries has received any written claim or notice during the three-year period prior to the date of this Agreement that Shock or any of its Subsidiaries have infringed upon, misappropriated or otherwise violated the Intellectual Property of any other Person, except for such matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

(c)          Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, (i) the businesses of Shock and each Subsidiary of Shock are being conducted in compliance with all applicable Laws pertaining to privacy, data protection and information security and (ii) Shock and the Subsidiaries of Shock have taken commercially reasonable efforts to (x) maintain and protect all Shock Intellectual Property and the integrity and security of Shock’s and its Subsidiaries’ IT Assets, including data stored or contained therein and, (y) during the three-year period prior to the date of this Agreement, to ensure the confidentiality, privacy and security of Personal Information collected or held for use by Shock or its Subsidiaries during the three-year period prior to the date of this Agreement, and (iii) there has been no breach of, unauthorized access to, or unauthorized use of, any IT Assets, and no unauthorized access to, unauthorized use of, theft or loss of Personal Information, trade secrets or other confidential information owned or held for use by Shock or its Subsidiaries.

(d)        Shock and its Subsidiaries have taken reasonable measures consistent with prudent industry practices to protect the confidentiality of trade secrets used in the businesses of Shock and its Subsidiaries as presently conducted, except where failure to do so has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

(e)         Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, the IT Assets owned, used, or held for use by Shock or any of its Subsidiaries (i) are sufficient for the current needs of the businesses of Shock and its Subsidiaries; and (ii) to the knowledge of Shock, as of the date hereof, are free from any malicious code.

5.15        Real Property.

(a)       With respect to the real property owned by Shock or any of its Subsidiaries (such property collectively, the “Shock Owned Real Property”), except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, either Shock or its Subsidiary has good and marketable fee simple title to such Shock Owned Real Property, free and clear of all Encumbrances, other than Permitted Encumbrances.  Neither Shock nor any of its Subsidiaries has received notice of any current or pending, and to the knowledge of Shock there is no Threatened, condemnation proceeding with respect to any Shock Owned Real Property, except proceedings which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.  There are no outstanding options, rights of first offer or rights of first refusal to purchase the Shock Owned Real Property or any portion thereof or interest therein, except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

(b)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, (i) each material lease, sublease and other Contract under which Shock or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (the “Shock Leased Real Property”), is valid, binding and in full force and effect, subject to the Creditors’ Rights and (ii) no uncured default of a material nature on the part of Shock or, if applicable, its Subsidiary or, to the knowledge of Shock, the landlord thereunder exists with respect to any Shock Leased Real Property and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, Shock and each of its Subsidiaries has a good and valid leasehold interest in or contractual right to use or occupy, subject to the terms of the lease, sublease or other Contract applicable thereto, the Shock Leased Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances.

(c)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Shock Owned Real Property and the Shock Leased Real Property are in good condition and repair and sufficient for the operation of the business conducted thereon.

(d)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, the Shock Owned Real Property, the Shock Leased Real Property, the Shock Permits, the Shock Easements, and the Shock Water Rights constitute all of the surface rights that are required by Shock or its Subsidiaries to conduct operations with respect to the Shock Mining Rights as currently conducted.

5.16          Mining.

(a)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, (i) the Shock Mining Rights, the Shock Easements and the Shock Water Rights (A) have been duly filed and registered with the respective registry in all material respects, (B) have, to Shock’s knowledge, been validly granted to and registered in the name of, or for the benefit of, Shock or a Subsidiary of Shock, (C) are owned by, or registered to, Shock or a Subsidiary of Shock with good and valid title thereto, and (D) are in full force and effect, and (ii) during the three (3) year period prior to the date of this Agreement, neither Shock nor any of its Subsidiaries has received any written notice from any Governmental Entity or any Person of any revocation, expropriation, or challenge to ownership, adverse claim or intention to revoke, expropriate or challenge the interest of Shock or its Subsidiaries in any of the Shock Mining Rights, the Shock Easements, or the Shock Water Rights.

(b)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, (i) all fees, rentals, expenditures and other amounts payable in respect of the Shock Mining Rights, the Shock Easements and the Shock Water Rights have been paid in full, (ii) neither Shock nor any Subsidiary of Shock owes any payments or amounts to the surface landowners or registered proprietors of the land covered by the Shock Easements and (iii) Shock or its Subsidiary has otherwise satisfied all current requirements under applicable Law relating to the granting and holding of the Shock Mining Rights, the Shock Easements and the Shock Water Rights.

(c)         Except as set forth in Section 5.16(c) of the Shock Disclosure Letter and except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, no Person other than Shock or its Subsidiary has any right, title or interest in, to or under the Shock Mining Rights, the Shock Easements or the Shock Water Rights (including, for the avoidance of doubt, back-in rights, earn-in rights, rights of first refusal, or similar provisions or rights) or the production or profits therefrom and there are no Encumbrances thereon other than Permitted Encumbrances.

(d)        Neither Shock nor any of its Subsidiaries has any exploration and exploitation concessions, mining rights, easements, rights of ways, servitudes or other similar interests other than the Shock Mining Rights, the Shock Easements and the Shock Water Rights.

(e)         Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, all mines and mineral properties formerly owned by Shock or any of its Subsidiaries which were abandoned by Shock or any of its Subsidiaries were abandoned by Shock or its Subsidiary in accordance with good mining industry practice and standards and in compliance with applicable Laws.

(f)          Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, (i) all activities conducted with respect to the Shock Mining Rights by Shock or its Subsidiaries or, to the knowledge of Shock, by any other Person appointed by Shock, have been carried out in accordance with good mining industry practice and standards and in compliance with all applicable Laws, and (ii) neither Shock, nor, to the knowledge of Shock, any other Person, has received any notice of any material breach of any such applicable Laws.

5.17      Environmental Matters.  Except for those matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect:

(a)          Shock and its Subsidiaries and their respective operations and assets are and during the relevant statute of limitations period have been in compliance with Environmental Laws;

(b)        during the three (3) years preceding the date of this Agreement, (i) Shock and its Subsidiaries have not been convicted of an offense, fined or otherwise sentenced for material non-compliance with any applicable Environmental Laws, and (ii) neither Shock nor any of its Subsidiaries has received, or is aware of any conditions that may give rise to, any claims, notices, demand letters or requests for information (except for such claims, notices, demand letters or requests for information the subject matter of which has been resolved prior to the date of this Agreement) from any Governmental Entity or any other Person with a bona fide assertion that Shock or any of its Subsidiaries is in violation of, or liable under, any applicable Environmental Laws;

(c)        Shock and its Subsidiaries have obtained and are and for the three (3) years prior to the date of this Agreement have been in compliance with all material Permits required for the operations of Shock and its Subsidiaries under applicable Environmental Laws (“Shock Environmental Permits”);

(d)        all Shock Environmental Permits are valid and in good standing, and except as disclosed in Section 5.17(d) of the Shock Disclosure Letter, no Shock Environmental Permit will become void or voidable as a result of the Closing, nor is the consent of any Person required to maintain such Shock Environmental Permit in full force and effect notwithstanding the completion of the Merger;

(e)          Shock and its Subsidiaries are not and for the three (3) years prior to the date of this Agreement have not been, subject to any pending or, to the knowledge of Shock, Threatened Environmental Claims, and are not subject to any judgment, decree, injunction, ruling, order, writ, stipulation, determination or award of any Governmental Entity in respect of any Environmental Claims. During the period beginning three (3) years prior to the date of this Agreement and ending on the date of this Agreement, neither Shock nor any of its Subsidiaries (i) has received any written notice or communication from any Person asserting a liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of the Release of any Hazardous Materials at or from any property currently or formerly owned, operated, leased or otherwise used by Shock in the course of its operations (including from any offsite location where Hazardous Materials from Shock’s or its Subsidiaries’ operations have been sent for treatment, disposal, storage or handling), and, to the knowledge of Shock, there are no facts that could reasonably give rise to any such liability or obligation, and (ii) has been subject to any order or sanction with respect to the foregoing and, to the knowledge of Shock, there are no facts that could reasonably give rise to any such order or sanction;

(f)          to the knowledge of Shock, (i) no Hazardous Materials have been used, disposed of, arranged to be disposed of, released or transported in violation of any applicable Environmental Laws, or in a manner that has given rise to, or that would reasonably be expected to give rise to, any remedial or investigative obligation, corrective action requirement or liability under any Environmental Laws, in each case, on, at, under or from any current or former properties or facilities owned or operated by Shock or any of its Subsidiaries or as a result of any operations or activities of Shock or any of its Subsidiaries at any location and (ii) Hazardous Materials are not otherwise present at or about any such properties or facilities of Shock or its Subsidiaries in amount or condition that has resulted in or would reasonably be expected to result in liability to Shock or any of its Subsidiaries under any applicable Environmental Laws;

(g)      Shock and each of its Subsidiaries are not aware of any polychlorinated byphenyls, asbestos, asbestos-containing materials, urea formaldehyde or underground storage tanks present in any current facilities owned or operated by Shock or any of its Subsidiaries;

(h)         the financial assurance required for each of the assets of Shock and its Subsidiaries has been posted or provided by, as applicable, Shock and each of its Subsidiaries to a Governmental Entity as required by Environmental Laws;

(i)        Shock and its Subsidiaries have not assumed, undertaken, become subject to or provided an indemnity with respect to any material liability of any other Person relating to any Environmental Laws or Hazardous Materials and, to the knowledge of Shock, there are no known or reasonably anticipate environmental liabilities associated with the assets of Shock and any of its Subsidiaries (excluding, in each case, any liabilities imposed or promulgated by any applicable Law or any Governmental Entity);

(j)         except as disclosed in Section 5.17(j) of the Shock Disclosure Letter, (i) no representative of any local community or indigenous group with credibly asserted territorial rights recognized by under applicable Law over a substantive portion of any lands related to any of the projects of Shock or its Subsidiaries has given Shock or its Subsidiary a credible notice, written, oral or otherwise, of a requirement that payments or other material actions are owing or required as a condition to the continued occupation or use of any of Shock’s or its Subsidiaries’ tenements or any exploration, development or mining operations thereon; (ii) Shock and each of its Subsidiaries are not currently engaged or involved in any disputes, discussions or negotiations with any local community or indigenous group with credibly asserted territorial rights recognized under applicable Law over a substantive portion of any lands related to any of the projects of Shock or its Subsidiaries or Governmental Entity in relation to credible treaty or aboriginal rights claims by such local community or indigenous group; and (iii) Shock and each of its Subsidiaries are not a party to any arrangement or understanding with any such local community or indigenous group in relation to the environment or the development of communities in the vicinity of, or in connection with, their projects; and

(k)       Shock has made available to Power all material third-party environmental assessments that relate to the properties of Shock or its Subsidiaries and that are in the possession or control of Shock or its Subsidiaries.

The representations and warranties in this Section 5.17 constitute Shock’s sole and exclusive representations and warranties with respect to environmental matters, including representations and warranties with respect to Shock Environmental Permits, Environmental Claims and compliance with or violation of Environmental Laws.

5.18        Material Contracts.

(a)         Section 5.18(a) of the Shock Disclosure Letter, sets forth a true and complete list (but excluding any Shock Plan), as of the date of this Agreement, of:

(i)         each Contract or Organizational Document of Shock, any of its Subsidiaries or any Shock Invested Entity that would, on or after the Closing Date, prohibit or restrict the ability of the Surviving Corporation or any of its Subsidiaries to declare and pay dividends or distributions with respect to their capital stock, pay any Indebtedness for borrowed money, obligations or liabilities from time to time owed to Shock or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries), make loans or advances to Shock or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries), or transfer any of its properties or assets to Shock or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries);

(ii)        each note, debenture, other evidence of Indebtedness, credit or financing agreement or instrument or other Contract for money borrowed by Shock or any of its Subsidiaries having an outstanding principal amount, in each case, in excess of US$10,000,000, other than a Permitted Encumbrance, or any such note, debenture or other evidence of indebtedness under which any Person (other than Shock or any of its Subsidiaries) has directly or indirectly guaranteed Indebtedness of Shock or any of its Subsidiaries;

(iii)        each Contract for the acquisition or the disposition of any assets, properties or business divisions entered into by Shock or any of its Subsidiaries involving consideration in an amount in excess of US$10,000,000, in each case, whether by merger, scheme of arrangement, purchase or sale of stock or assets or otherwise (other than Contracts for the purchase or sale of inventory or supplies entered into in the Ordinary Course) occurring in the last two (2) years;

(iv)      each Contract evidencing an outstanding obligation to make payments, contingent or otherwise, arising out of the prior acquisition of the business, assets or stock of other Persons;

(v)         each joint venture Contract, partnership agreement, profit-sharing, or limited liability company agreement with a third party (in each case, other than with respect to wholly-owned Subsidiaries of Shock) or other similar Contract relating to the formation, creation, operation, management or control of any partnership or joint venture;

(vi)        each Contract that purports to limit or contains covenants expressly limiting in any material respect the freedom of Shock or any of its Subsidiaries to: (A) compete with any Person in a product line or line of business; (B) operate in any geographic area; (C) solicit customers; including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (D) to purchase or acquire an interest in any other Person;

(vii)       each Contract by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by Shock and its Subsidiaries under such Contract or Contracts of at least US$5,000,000 per year or US$10,000,000 in the aggregate;

(viii)      each Contract that obligates Shock and its Subsidiaries to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of US$5,000,000;

(ix)        each Contract that is between Shock or any of its Subsidiaries and any directors, officers or employees of Shock or any of its Subsidiaries that provide for change in control, retention or similar payments or benefits contingent upon, accelerated by, or triggered by the consummation of the Transactions;

(x)      each Contract that obligates Shock and its Subsidiaries to make any capital commitment or expenditure in excess of US$10,000,000 (including pursuant to any joint venture);

(xi)        each Contract that relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which Shock or any of its Subsidiaries has outstanding obligations (other than customary confidentiality obligations);

(xii)       each Contract (other than those made in the Ordinary Course): (A) providing for the grant of any preferential rights to purchase or lease any tangible asset of Shock or any of its Subsidiaries; or (B) providing for any exclusive right to sell or distribute any material product or service of Shock or any of its Subsidiaries; and

(xiii)      each Contract under which Shock or any of its Subsidiaries has advanced or loaned any amount of money to any of its officers, directors, employees or consultants, in each case with a principal amount in excess of US$65,000.

(b)         Collectively, the Contracts set forth in Section 5.18(a) are herein referred to as the “Shock Contracts.” A complete and correct copy of each of the Shock Contracts has been made available to Power.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, each Shock Contract is legal, valid, binding and enforceable in accordance with its terms on Shock and each of its Subsidiaries that is a party thereto and, to the knowledge of Shock, each other party thereto, and is in full force and effect, subject, as to enforceability, to Creditors’ Rights.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, neither Shock nor any of its Subsidiaries is in breach or default under any Shock Contract nor, to the knowledge of Shock, is any other party to any such Shock Contract in breach or default thereunder, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Shock or its Subsidiaries, or, to the knowledge of Shock, any other party thereto.  As of the date hereof, there are no disputes pending or, to the knowledge of Shock, Threatened with respect to any Shock Contract and neither Shock nor any of its Subsidiaries has received any written notice of the intention of any other party to any Shock Contract to terminate for default, convenience or otherwise, or otherwise disputing, any Shock Contract, nor to the knowledge of Shock, is any such party threatening to do so, in each case, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

5.19      Insurance.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, each of the material insurance policies held by Shock or any of its Subsidiaries as of the date of this Agreement (collectively, the “Shock Insurance Policies”) is in full force and effect on the date of this Agreement.  The Shock Insurance Policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Shock and its Subsidiaries and their respective properties and assets, and are in breadth of coverage and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards, and all premiums due thereunder have been paid, except, in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.  Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Shock Insurance Policy.

5.20       Brokers.  Except for the fees and expenses payable to Morgan Stanley Australia Limited and Canaccord Genuity (Australia) Limited, no broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger, the Shock Equity Raise, the Closing Equity Raise and the transactions contemplated thereby based upon arrangements made by or on behalf of Shock.

5.21        Anti-Corruption.

(a)         Neither Shock nor any Subsidiary of Shock, nor any director, officer or manager, nor, to the knowledge of Shock, any employee, agent, representative or other person acting on behalf of Shock, or any Subsidiary of Shock has, since January 1, 2019 in connection with the business of Shock or any Subsidiary of Shock, (i) made any unlawful payment or given, offered, promised, authorized, or agreed to give, money or anything else of value, directly or indirectly, to any Government Official, or to any person for the benefit of a Government Official in order to obtain or retain an advantage in the course of business, or for the purpose of inducing or influencing any action or decision of the Government Official in his or her official capacity or inducing the Government Official to use his or her influence with any Governmental Entity to affect or influence any official act, or (ii) otherwise taken any action in violation of any applicable Bribery Legislation.

(b)         Neither Shock nor any Subsidiary of Shock, nor any director, officer or manager or, to the knowledge of Shock, any employee, agent, representative or other person acting on behalf of Shock or any Subsidiary of Shock has, since January 1, 2019, been subject to any actual, pending, or, to Shock’s knowledge, threatened Proceedings, or made any voluntary disclosures to any Governmental Entity, involving an actual or alleged violation by Shock or any Subsidiary of Shock of any Bribery Legislation.

(c)         Shock and each Subsidiary of Shock have maintained and currently maintain (i) books, records, and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of Shock and each Subsidiary of Shock in accordance with applicable accounting standards, and (ii) internal accounting controls sufficient to provide reasonable assurances that all transactions and access to assets of Shock and each Subsidiary of Shock are executed only in accordance with management’s general or specific authorization.

(d)        Shock and each Subsidiary of Shock have instituted policies and procedures reasonably designed to ensure compliance in all material respects with the applicable Bribery Legislation and maintain such policies and procedures in force.

5.22      Sanctions. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, to the knowledge of Shock, neither Shock nor any Subsidiary of Shock, nor any director, officer or manager, employee or agent of Shock or of any Subsidiary of Shock, (a) is a Sanctioned Person or is acting, directly or indirectly, on behalf of a Sanctioned Person, (b) has, since January 1, 2019, engaged in, or has any plan or commitment to engage in, direct or indirect dealings with any Sanctioned Person, on behalf of a Sanctioned Person or in any Sanctioned Country on behalf of Shock or any Subsidiary of Shock in violation of applicable Sanctions Laws, (c) has, since January 1, 2019, violated, or engaged in any conduct sanctionable under, any Sanctions Law, nor to the knowledge of Shock, been the subject of an investigation or allegation of such a violation or sanctionable conduct, or (d) made any voluntary disclosures to any Governmental Entity, involving an actual or alleged violation by Shock or any Subsidiary of Shock of any applicable Sanctions Law.

5.23      Export and Import Matters. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect, to the knowledge of Shock, none of Shock, nor any Subsidiary of Shock, nor any director, officer, manager, employee or agent of Shock or any Subsidiary of Shock have, since January 1, 2019, committed any violation of Ex-Im Laws.

5.24       Business Conduct.  Merger Sub was incorporated on November 14, 2024.  Since its inception, Merger Sub has not engaged in any activity, other than such actions in connection with (a) its organization and (b) the preparation, negotiation and execution of this Agreement and the Transactions.  Merger Sub has no operations, has not generated any revenues and has no assets or liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.

5.25        No Additional Representations.

(a)         Except for the representations and warranties made in this Article V, neither Shock nor any other Person makes any express or implied representation or warranty with respect to Shock or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the Transactions, and Shock hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither Shock nor any other Person makes or has made any representation or warranty to Power or any of its Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Shock or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties made by Shock in this Article V, any oral or written information presented to Power or any of its Affiliates or Representatives in the course of their due diligence investigation of Shock, the negotiation of this Agreement or in the course of the Transactions.  Notwithstanding the foregoing, nothing in this Section 5.25 shall limit Power’s remedies with respect to fraud arising from or relating to the express representations and warranties made by Shock and Merger Sub in this Article V.

(b)         Notwithstanding anything contained in this Agreement to the contrary, Shock acknowledges and agrees that none of Power or any other Person has made or is making any representations or warranties relating to Power or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Power in Article IV, including any implied representation or warranty as to the accuracy or completeness of any information regarding Power furnished or made available to Shock or any of its Representatives and that Shock and Merger Sub have not relied on any such other representation or warranty not set forth in this Agreement.  Without limiting the generality of the foregoing, Shock acknowledges that no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Shock or any of its Representatives (including in certain “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the Merger or the other Transactions).

ARTICLE VI
COVENANTS AND AGREEMENTS

6.1          Conduct of Power Business Pending the Merger.

(a)         Except (i) as set forth on Section 6.1(a) of the Power Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as expressly required by the Contracts with respect to the Power Equity Raise on terms consistent with those set forth in Section 1.1-equity raise of the Power Disclosure Letter, (iv) as may be required by applicable Law, (v) for any commercially reasonable actions in response to an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided that Power shall, as promptly as reasonably practicable, inform Shock of such condition and any such actions taken pursuant to this clause (v), (vi) as expressly provided for in Power’s capital budget (the “Power Budget”), a correct, complete and most recently available copy of which has been made available to Shock prior to the execution of this Agreement, or (vii) otherwise consented to by Shock in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Power covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, it shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to conduct its businesses in the Ordinary Course, including by using its reasonable best efforts to preserve substantially intact its present business organization, goodwill and assets, to keep available the services of its current officers and employees and preserve its existing relationships and goodwill with Governmental Entities and its key employees, customers, suppliers, licensors, licensees, distributors, lessors and others having significant business dealings with it.

(b)         Except (v) as set forth on the corresponding subsection of Section 6.1(b) of the Power Disclosure Letter, (w) as expressly permitted or required by this Agreement or the Power Budget, (x) as expressly required by the Contracts with respect to the Power Equity Raise on terms consistent with those set forth in Section 1.1-equity raise of the Power Disclosure Letter, (y) as may be required by applicable Law, or (z) otherwise consented to by Shock in writing (which consent shall not be unreasonably withheld, conditioned or delayed), until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, Power shall not, and shall not permit its Subsidiaries to:

(i)          (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Power or its Subsidiaries, except for dividends and distributions by a direct or indirect wholly owned Subsidiary of Power to Power or another direct or indirect wholly owned Subsidiary of Power; (B) split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Power or any of its Subsidiaries; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Power or any Subsidiary of Power, except as to satisfy any applicable Tax withholding in respect of the vesting, exercise or settlement of any Power Equity Awards outstanding as of the date hereof, in accordance with the terms of the Power Stock Incentive Plan and applicable award agreements;

(ii)        offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Power or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the issuance or delivery of Power Common Stock upon the vesting, exercise or lapse of any restrictions on any Power Equity Awards outstanding on the date hereof in accordance with the terms of such Power Equity Awards; and (B) issuances by a wholly owned Subsidiary of Power of such Subsidiary’s capital stock or other equity interests to Power or any other wholly owned Subsidiary of Power;

(iii)       (A) amend or propose to amend Power’s Organizational Documents (other than in immaterial respects) or (B) adopt any material change in the Organizational Documents of any of Power’s Subsidiaries that would prevent, delay or impair the ability of the Parties to consummate the Transactions or otherwise adversely affect the consummation of the Transactions;

(iv)      acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in the assets of, exchanging, licensing, or by any other manner) (in each case, subject to Section 6.3), any business, assets or properties of any corporation, partnership, association or other business organization or division thereof;

(v)         sell, lease, transfer, farmout, license, Encumber (other than Permitted Encumbrances), discontinue or otherwise dispose of, or agree to sell, lease, transfer, farmout, license, Encumber (other than Permitted Encumbrances), discontinue or otherwise dispose of, any portion of its assets or properties; other than (A) sales, leases or dispositions for which the consideration or fair market value is less than US$5,000,000 in the aggregate; (B) the sale of lithium spodumene concentrate in the Ordinary Course, (C) sales of obsolete or worthless equipment; or (D) among Power and its wholly owned Subsidiaries;

(vi)      authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, scheme of arrangement, consolidation, restructuring, recapitalization or other reorganization of Power or any of Power’s Subsidiaries, other than, in each case, as would not otherwise prevent, delay or impair the consummation of the Transactions;

(vii)       change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP or applicable Law;

(viii)      (A) make (other than in the Ordinary Course), change or revoke any material election relating to Taxes; (B) change an annual Tax accounting period; (C) adopt (other than in the Ordinary Course) or change any material Tax accounting method; (D) file any material amended Tax Return; (E) enter into any closing agreement with respect to any material amount of Taxes; (F) enter into any Tax allocation, sharing or indemnity Contract or arrangement (other than in the Ordinary Course); or (G) settle or compromise any claim, audit, assessment or dispute that involves a material amount of Taxes;

(ix)        except as required by the terms of any Power Plan as in effect on the date hereof (or as may be amended in accordance with this Section 6.1(b)(ix)), (A) grant any material increases in the compensation or benefits payable or to become payable to any of its current or former directors, officers, employees or other service providers, other than the payment or settlement of incentive compensation for completed performance periods based upon the actual level of achievement of the applicable performance goals; (B) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits; (C) grant any new equity-based or non-equity awards, amend or modify the terms of any outstanding equity-based or non-equity awards, pay any incentive or performance-based compensation or benefits or approve treatment of outstanding equity awards in connection with the Transactions that is inconsistent with the treatment contemplated by Section 3.2; (D) enter into any new, or amend any existing, employment, severance, change in control, retention or similar agreement or arrangement; (E) pay or agree to pay to any current or former director, officer, employee or other service provide any pension, retirement allowance or other benefit not required by the terms of any Power Plan in existence on the date of this Agreement; (F) enter into, establish or adopt any Power Plan which was not in existence prior to the date of this Agreement, or materially amend or terminate any Power Plan in existence on the date of this Agreement, other than amendments that do not have the effect of enhancing any benefits thereunder or otherwise resulting in increased costs to Power; (G) hire or promote any employee or engage any other service provider (who is a natural person) who is (or would be) an executive officer or has (or would have) an annualized target compensation opportunity (including base compensation, target annual bonus opportunity and target long-term incentive opportunity) in excess of US$120,000; (H) terminate the employment of any employee who has an annualized target compensation opportunity (including base compensation, target annual bonus opportunity and target long-term incentive opportunity) in excess of US$120,000 or any executive officer, in each case, other than for cause; or (G) enter into, amend or terminate any collective bargaining agreement or other labor agreement;

(x)       (A) retire, repay, defease, repurchase, discharge, satisfy or redeem all or any portion of the outstanding aggregate principal amount of Power’s Indebtedness that has a repayment cost, “make whole” amount, prepayment penalty or similar obligation (other than Indebtedness incurred by Power or its direct or indirect wholly owned Subsidiaries and owed to Power or its direct or indirect wholly owned Subsidiaries); (B) incur, create or assume any Indebtedness or guarantee any such Indebtedness of another Person; or (C) create any Encumbrances on any property or assets of Power or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Encumbrances; provided, however, that the foregoing clauses (B) and (C) shall not restrict the incurrence of Indebtedness (i) by Power that is owed to any wholly owned Subsidiary of Power or by any Subsidiary of Power that is owed to Power or a wholly owned Subsidiary of Power, (ii) additional Indebtedness in an amount not to exceed US$5,000,000, or (iii) the creation of any Encumbrances securing any Indebtedness permitted by the foregoing clauses (i) or (ii);

(xi)        (A) enter into any Contract that would be a Power Contract if it were in effect on the date of this Agreement (other than in the Ordinary Course); or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Power Contract (other than in the Ordinary Course);

(xii)       cancel, modify or waive any debts or claims held by Power or any of its Subsidiaries or waive any rights held by Power or any of its Subsidiaries having in each case a value in excess of US$1,000,000 in the aggregate;

(xiii)      waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceeding (excluding any audit, claim or other proceeding in respect of Taxes, which shall be governed by clause (viii) above) other than (A) the settlement of such proceedings involving only the payment of monetary damages by Power or any of its Subsidiaries of any amount not exceeding US$1,000,000 in the aggregate and (B) as would not result in any restriction on future activity or conduct or a finding or admission of a violation of Law; provided that Power shall be permitted to settle any Transaction Litigation in accordance with Section 6.11;

(xiv)     make or commit to make any capital expenditures not included in the Power Budget that are, in the aggregate greater than US$1,500,000 in any fiscal quarter, except for capital expenditures to repair damage resulting from insured casualty events or capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment;

(xv)      take any action or omit to take any action that is reasonably likely to cause any of the conditions to the Merger set forth in Article VII to not be satisfied; or

(xvi)      agree to take any action that is prohibited by this Section 6.1(b).

6.2         Conduct of Shock Business Pending the Merger.

(a)         Except (i) as set forth on Section 6.2(a) of the Shock Disclosure Letter, (ii) as expressly permitted or required by this Agreement, (iii) as expressly required by the Contracts with respect to the Shock Equity Raise on terms consistent with those set forth in Section 1.1-equity raise of the Shock Disclosure Letter or Contracts with respect to the Closing Equity Raise, (iv) as may be required by applicable Law, (v) for any commercially reasonable actions in response to an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided that Shock shall, as promptly as reasonably practicable, inform Power of such condition and any such actions taken pursuant to this clause (v), (vi) as expressly provided for in Shock’s capital budget (the “Shock Budget”), complete and most recently available copy of which has been made available to Power prior to the execution of this Agreement, or (vii) otherwise consented to by Power in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or consented to or approved by Power or a Subsidiary of Power in its capacity as a shareholder of any Subsidiary of Shock or a director nominated by Power or any Subsidiary of Power to the board of directors of any Subsidiary of Shock, Shock covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII, it shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to conduct its businesses in the Ordinary Course, including by using its reasonable best efforts to preserve substantially intact its present business organization, goodwill and assets, to keep available the services of its current officers and employees and preserve its existing relationships and goodwill with Governmental Entities and its key employees, customers, suppliers, licensors, licensees, distributors, lessors and others having significant business dealings with it.

(b)         Except (v) as set forth on the corresponding subsection of Section 6.2(b) of the Shock Disclosure Letter, (w) as expressly permitted or required by this Agreement or the Shock Budget, (x) as expressly required by the Contracts with respect to the Shock Equity Raise on terms consistent with those set forth in Section 1.1-equity raise of the Shock Disclosure Letter or Contracts with respect to the Closing Equity Raise, or (z) otherwise consented to by Power in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or consented to or approved by Power or a Subsidiary of Power in its capacity as a shareholder of any Subsidiary of Shock or a director nominated by Power or any Subsidiary of Power to the board of directors of any Subsidiary of Shock, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VIII Shock shall not, and shall not permit its Subsidiaries to:

(i)          (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, Shock or its Subsidiaries, except for dividends and distributions by a direct or indirect wholly owned Subsidiary of Shock to Shock or another direct or indirect wholly owned Subsidiary of Shock; (B) split, combine or reclassify any capital stock of, or other equity interests in, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for equity interests in Shock or any of its Subsidiaries; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Shock or any Subsidiary of Shock, except as to satisfy any applicable Tax withholding in respect of the vesting, exercise or settlement of any equity awards of Shock outstanding as of the date hereof, in accordance with the terms of the Shock Equity Plans and applicable award agreements;

(ii)        offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Shock or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than: (A) the issuance or delivery of Shock Ordinary Shares upon the vesting, exercise or lapse of any restrictions on any equity awards of Shock outstanding on the date hereof in accordance with the terms of such awards; and (B) issuances by a wholly owned Subsidiary of Shock of such Subsidiary’s capital stock or other equity interests to Shock or any other wholly owned Subsidiary of Shock;

(iii)       (A) amend or propose to amend Shock’s Organizational Documents (other than in immaterial respects) or (B) adopt any material change in the Organizational Documents of any of Shock’s Subsidiaries that would prevent, delay or impair the ability of the Parties to consummate the Transactions or otherwise adversely affect the consummation of the Transactions;

(iv)      acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in the assets of, exchanging, licensing, or by any other manner) (in each case, subject to Section 6.4), any business, assets or properties of any corporation, partnership, association or other business organization or division thereof;

(v)         sell, lease, transfer, farmout, license, Encumber (other than Permitted Encumbrances), discontinue or otherwise dispose of, or agree to sell, lease, transfer, farmout, license, Encumber (other than Permitted Encumbrances), discontinue or otherwise dispose of, any portion of its assets or properties; other than (A) sales, leases or dispositions for which the consideration or fair market value is less than US$5,000,000 in the aggregate; (B) the sale of lithium spodumene concentrate in the Ordinary Course, (C) sales of obsolete or worthless equipment; or (D) among Shock and its wholly owned Subsidiaries;

(vi)      authorize, recommend, propose, enter into, adopt a plan or announce an intention to adopt a plan of complete or partial liquidation or dissolution, merger, scheme of arrangement, consolidation, restructuring, recapitalization or other reorganization of Shock or any of Shock’s Subsidiaries, other than, in each case, as would not otherwise prevent, delay or impair the consummation of the Transactions;

(vii)       change in any material respect their material financial accounting principles, practices or methods, except as required by AAS or applicable Law;

(viii)      (A) make (other than in the Ordinary Course), change or revoke any material election relating to Taxes; (B) change an annual Tax accounting period; (C) adopt (other than in the Ordinary Course) or change any material Tax accounting method; (D) file any material amended Tax Return; (E) enter into any closing agreement with respect to any material amount of Taxes; (F) enter into any Tax allocation, sharing or indemnity Contract or arrangement (other than in the Ordinary Course); or (G) settle or compromise any claim, audit, assessment or dispute that involves a material amount of Taxes;

(ix)        except as required by the terms of any Shock Plan as in effect on the date hereof (or as may be amended in accordance with this Section 6.2(b)(ix)), (A) grant any material increases in the compensation or benefits payable or to become payable to any of its current or former directors, officers, employees or other service providers, other than the payment or settlement of incentive compensation for completed performance periods based upon the actual level of achievement of the applicable performance goals; (B) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits; (C) grant any new equity-based or non-equity awards, amend or modify the terms of any outstanding equity-based or non-equity awards, pay any incentive or performance-based compensation or benefits; (D) enter into any new, or amend any existing, employment, severance, change in control, retention or similar agreement or arrangement; (E) pay or agree to pay to any current or former director, officer, employee or other service provide any pension, retirement allowance or other benefit not required by the terms of any Shock Plan in existence on the date of this Agreement; (F) enter into, establish or adopt any Shock Plan which was not in existence prior to the date of this Agreement, or materially amend or terminate any Shock Plan in existence on the date of this Agreement, other than amendments that do not have the effect of enhancing any benefits thereunder or otherwise resulting in increased costs to Shock; (G) hire or promote any employee or engage any other service provider (who is a natural person) who is (or would be) an executive officer or has (or would have) an annualized target compensation opportunity (including base compensation, target annual bonus opportunity and target long-term incentive opportunity) in excess of US$120,000; (H) terminate the employment of any employee who has an annualized target compensation opportunity (including base compensation, target annual bonus opportunity and target long-term incentive opportunity) in excess of US$120,000 or any executive officer, in each case, other than for cause; or (I) enter into, amend or terminate any collective bargaining agreement or other labor agreement;

(x)        (A) retire, repay, defease, repurchase, discharge, satisfy or redeem all or any portion of the outstanding aggregate principal amount of Shock’s Indebtedness that has a repayment cost, “make whole” amount, prepayment penalty or similar obligation (other than Indebtedness incurred by Shock or its direct or indirect wholly owned Subsidiaries and owed to Shock or its direct or indirect wholly owned Subsidiaries); (B) incur, create or assume any Indebtedness or guarantee any such Indebtedness of another Person; or (C) create any Encumbrances on any property or assets of Shock or any of its Subsidiaries in connection with any Indebtedness thereof, other than Permitted Encumbrances; provided, however, that the foregoing clauses (B) and (C) shall not restrict the incurrence of Indebtedness (i) by Shock that is owed to any wholly owned Subsidiary of Shock or by any Subsidiary of Shock that is owed to Shock or a wholly owned Subsidiary of Shock, (ii) additional Indebtedness in an amount not to exceed US$5,000,000 or (iii) the creation of any Encumbrances securing any Indebtedness permitted by the foregoing clauses (i) or (ii);

(xi)        (A) enter into any Contract that would be a Shock Contract if it were in effect on the date of this Agreement (other than in the Ordinary Course); or (B) modify, amend, terminate or assign, or waive or assign any rights under, any Power Contract (other than in the Ordinary Course);

(xii)       cancel, modify or waive any debts or claims held by Shock or any of its Subsidiaries or waive any rights held by Shock or any of its Subsidiaries having in each case a value in excess of US$1,000,000 in the aggregate;

(xiii)      waive, release, assign, settle or compromise or offer or propose to waive, release, assign, settle or compromise, any Proceeding (excluding any audit, claim or other proceeding in respect of Taxes, which shall be governed by clause (viii) above) other than (A) the settlement of such proceedings involving only the payment of monetary damages by Shock or any of its Subsidiaries of any amount not exceeding US$1,000,000 in the aggregate and (B) as would not result in any restriction on future activity or conduct or a finding or admission of a violation of Law; provided that Shock shall be permitted to settle any Transaction Litigation in accordance with Section 6.11;

(xiv)     make or commit to make any capital expenditures not included in the Shock Budget that are, in the aggregate greater than US$1,500,000 in any fiscal quarter, except for capital expenditures to repair damage resulting from insured casualty events or capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment;

(xv)      take any action or omit to take any action that is reasonably likely to cause any of the conditions to the Merger set forth in Article VII to not be satisfied; or

(xvi)       agree to take any action that is prohibited by this Section 6.2(b).

6.3          No Solicitation by Power.

(a)        Except as permitted by this Section 6.3, from and after the date of this Agreement, Power shall, and shall cause Power’s Subsidiaries and Power’s and Power’s Subsidiaries’ Representatives to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by Power or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Power Competing Proposal.  Within one (1) Business Day of the date of this Agreement, Power shall deliver a written notice to each Person that has received non-public information regarding Power within the twenty-four (24) months prior to the date of this Agreement pursuant to a confidentiality agreement with Power for purposes of evaluating any transaction that could be a Power Competing Proposal and for whom no similar notice has been delivered prior to the date of this Agreement requesting the prompt return or destruction of all confidential information concerning Power and any of its Subsidiaries heretofore furnished to such Person and all documents or material incorporating any such confidential information in the possession of such Person or its Representatives.  Power shall, within one (1) Business Day of the date of this Agreement, terminate any physical and electronic data access related to any such potential Power Competing Proposal previously granted to such Persons.

(b)         From and after the date of this Agreement and until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, except as otherwise permitted by this Section 6.3, Power shall not, and shall cause Power’s Subsidiaries and Power’s and Power’s Subsidiaries’ Representatives not to, directly or indirectly:

(i)          initiate, solicit, propose, knowingly encourage, or knowingly facilitate (including by way of furnishing non-public information) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a Power Competing Proposal;

(ii)         engage in, continue or otherwise participate in any discussions with any Person with respect to or negotiations with any Person with respect to, relating to, or in furtherance of a Power Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Power Competing Proposal;

(iii)       furnish any non-public information regarding Power or its Subsidiaries, or access to the properties, assets or employees of Power or its Subsidiaries, to any Person in connection with or in response to any Power Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Power Competing Proposal;

(iv)       approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent or agreement in principle, or other agreement providing for a Power Competing Proposal (other than a confidentiality agreement as provided in Section 6.3(e)(ii) entered into in compliance with Section 6.3(e)(ii)); or

(v)          submit any Power Competing Proposal to the vote of the stockholders of Power;

provided that, notwithstanding anything to the contrary in this Section 6.3, Power or any of its Representatives may, in response to an inquiry or proposal from a third party, inform a third party or its Representative of the restrictions imposed by the provisions of this Section 6.3 (without conveying, requesting or attempting to gather any other information, except as otherwise specifically permitted hereunder).

(c)       From and after the date of this Agreement, Power shall promptly (and in any event within the shorter of one (1) Business Day or forty-eight (48) hours) notify Shock of the receipt by Power (directly or indirectly) of any Power Competing Proposal or any expression of interest, inquiry, proposal or offer which could lead to a Power Competing Proposal, in each case, made on or after the date of this Agreement, any request for information or data relating to Power or any of its Subsidiaries made by any Person in connection with a Power Competing Proposal or any request for discussions or negotiations with Power or a Representative of Power relating to a Power Competing Proposal (including the identity of such Person), and Power shall provide to Shock promptly (and in any event within the shorter of one (1) Business Day or forty-eight (48) hours) (i) a copy of such Power Competing Proposal or any such expression of interest, inquiry, proposal or offer made in writing provided to Power or any of its Subsidiaries or their respective Representatives, or (ii) if any such Power Competing Proposal or expression of interest, inquiry, proposal or offer is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof.  Thereafter, Power shall (x) keep Shock reasonably informed, on a prompt basis (and in any event within the shorter of one (1) Business Day or forty-eight (48) hours), of any material development regarding the status or terms of any such Power Competing Proposals, expressions of interest, proposals or offers (including any amendments thereto) or material requests and shall promptly (and in any event within the shorter of one (1) Business Day or forty-eight (48) hours) apprise Shock of the status of any such discussions or negotiations and (y) provide to Shock as soon as practicable after receipt or delivery thereof (and in any event within the shorter of one (1) Business Day or forty-eight (48) hours) copies of all material written correspondence and other material written materials provided to Power or its Representatives from any Person related to such Power Competing Proposal or any such expressions of interest, proposals or offers.  Without limiting the foregoing, Power shall notify Shock if Power determines to begin providing information or to engage in discussions or negotiations concerning a Power Competing Proposal, prior to providing any such information or engaging in any such discussions or negotiations.

(d)         Except as permitted by Section 6.3(e), the Power Board, including any committee thereof, shall not:

(i)         change, withhold, withdraw, qualify or modify, or publicly propose or announce any intention to change, withhold, withdraw, qualify or modify, in a manner adverse to Shock or Merger Sub, the Power Board Recommendation;

(ii)         fail to include the Power Board Recommendation in the Proxy Statement;

(iii)        approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Power Competing Proposal;

(iv)        publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, scheme of arrangement, option agreement, joint venture agreement, business combination agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 6.3(e)(ii) entered into in compliance with Section 6.3(e)(ii)) relating to a Power Competing Proposal (a “Power Alternative Acquisition Agreement”);

(v)         in the case of a Power Competing Proposal that is structured as a tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act for outstanding shares of Power Common Stock (other than by Shock or an Affiliate of Shock), fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against acceptance of such tender offer or exchange offer by its stockholders on or prior to the earlier of (A) three (3) Business Days prior to the date the Power Stockholders Meeting is held, including adjournments (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third (3rd) Business Day prior to the date the Power Stockholders Meeting is held, including adjournments) or (B) ten (10) Business Days (as such term is used in Rule 14d-9 of the Exchange Act) after commencement of such tender offer or exchange offer;

(vi)       if a Power Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Power Board Recommendation (or refer to the prior Power Board Recommendation) on or prior to the earlier of (A) five (5) Business Days after Shock so requests in writing or (B) three (3) Business Days prior to the date of the Power Stockholders Meeting (or promptly after announcement or disclosure of such Power Competing Proposal if announced or disclosed on or after the third (3rd) Business Day prior to the date of the Power Stockholders Meeting); or

(vii)       cause or permit Power to enter into a Power Alternative Acquisition Agreement (together with any of the actions set forth in the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi), a “Power Change of Recommendation”).

(e)          Notwithstanding anything in this Agreement to the contrary:

(i)          the Power Board may, after consultation with its outside legal counsel, make such disclosures as the Power Board determines in good faith are necessary to comply with Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or make any “stop, look and listen” communication or any other disclosure to the stockholders of Power pursuant to Rule 14d-9(f) under the Exchange Act or make a disclosure that is required by applicable Law; provided, however, that if such disclosure has the effect of withdrawing or adversely modifying the Power Board Recommendation, such disclosure shall be deemed to be a Power Change of Recommendation and Shock shall have the right to terminate this Agreement as set forth in Section 8.1(c);

(ii)        prior to, but not after, the receipt of the Power Stockholder Approval, Power and its Representatives may engage in the activities prohibited by Sections 6.3(b)(ii) or 6.3(b)(iii) (and, only with respect to a Power Competing Proposal that satisfies the requirements in this Section 6.3(e)(ii), may solicit, propose, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal or offer with respect to such Power Competing Proposal or any modification thereto) with any Person if Power receives a bona fide written Power Competing Proposal from such Person that was not solicited at any time following the execution of this Agreement in breach of the obligations set forth in this Section 6.3; provided, however, that (A) no information that is prohibited from being furnished pursuant to Section 6.3(b) may be furnished until Power receives an executed confidentiality agreement from such Person containing reasonable customary limitations on the use and disclosure of non-public information furnished to such Person by or on behalf of Power and standstill restrictions, as determined by the Power Board in good faith after consultation with its legal counsel; (provided, further, that such confidentiality agreement does not contain provisions that prohibit Power from providing any information to Shock in accordance with this Section 6.3 or that otherwise prohibits Power from complying with the provisions of this Section 6.3), (B) that any such non-public information has previously been made available to, or is made available to, Shock prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within the shorter of one (1) Business Day and forty-eight (48) hours) after) the time such information is made available to such Person, and (C) prior to taking any such actions, the Power Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Power Competing Proposal is, or would reasonably be expected to lead to, a Power Superior Proposal, and that failure to take such actions would likely breach the fiduciary duties owed by the Power Board to the stockholders of Power under applicable Law;

(iii)     prior to, but not after, the receipt of the Power Stockholder Approval, the Power Board shall be permitted, through its Representatives or otherwise, to seek clarification from (but not, unless otherwise allowed pursuant to this Agreement, to provide any non-public information to) any person that has made a bona fide written Power Competing Proposal solely to clarify and understand the terms and conditions of such proposal to provide adequate information for the Power Board to make an informed determination under Section 6.3(e)(ii);

(iv)       prior to, but not after, the receipt of the Power Stockholder Approval, in response to a bona fide written Power Competing Proposal that was not solicited at any time following the execution of this Agreement, is expressly conditioned upon the non-consummation of the Transactions and did not arise from a breach of the obligations set forth in this Section 6.3, if the Power Board so chooses, the Power Board may effect a Power Change of Recommendation; provided, however, that such a Power Change of Recommendation may not be made unless and until:

(A)          the Power Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Power Competing Proposal is a Power Superior Proposal;

(B)          the Power Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Power Change of Recommendation in response to such Power Superior Proposal would likely breach the fiduciary duties owed by the Power Board to the stockholders of Power under applicable Law;

(C)          Power provides Shock written notice of such proposed action at least four (4) Business Days in advance, which notice shall set forth in writing that the Power Board intends to consider whether to take such action and include a copy of the available proposed Power Competing Proposal and any applicable transaction and financing documents, but excluding any information relating to a Power Competing Proposal that Power (acting reasonably) considers is likely to disclose commercially sensitive information of the proponent of the Power Competing Proposal, provided that Shock is able to reasonably ascertain the terms of the Power Competing Proposal notwithstanding the exclusion of such information;

(D)         after giving such notice and prior to effecting such Power Change of Recommendation, Power shall make itself available to negotiate (and cause its officers, employees, financial advisor and outside legal counsel to be available to negotiate) with Shock (to the extent Shock wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Power Board not to effect a Power Change of Recommendation in response thereto; and

(E)           at the end of the four (4) Business Day period, prior to taking action to effect a Power Change of Recommendation, the Power Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Shock in writing and any other information offered by Shock in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the Power Competing Proposal remains a Power Superior Proposal and that the failure to effect a Power Change of Recommendation in response to such Power Superior Proposal would likely breach the fiduciary duties owed by the Power Board to the stockholders of Power under applicable Law; provided that, in the event of any material amendment or material modification to any Power Superior Proposal (it being understood that any amendment or modification to the economic terms of any such Power Superior Proposal shall be deemed material), Power shall be required to deliver a new written notice to Shock and to comply with the requirements of this Section 6.3(e)(iv) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.3(e)(iv) shall be reduced to two (2) Business Days; provided, further, that any such new written notice shall in no event shorten the original four (4) Business Day notice period; and

(v)        prior to, but not after, receipt of the Power Stockholder Approval, in response to a Power Intervening Event that occurs or arises after the date of this Agreement and that did not arise from or in connection with a breach of this Agreement by Power, Power may, if the Power Board so chooses, effect a Power Change of Recommendation; provided, however, that such a Power Change of Recommendation may not be made unless and until:

(A)          the Power Board determines in good faith after consultation with its financial advisors and outside legal counsel that a Power Intervening Event has occurred;

(B)          the Power Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Power Change of Recommendation in response to such Power Intervening Event would likely breach the fiduciary duties owed by the Power Board to the stockholders of Power under applicable Law;

(C)         Power provides Shock written notice of such proposed action and the basis thereof four (4) Business Days in advance, which notice shall set forth in writing that the Power Board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Power Intervening Event;

(D)        after giving such notice and prior to effecting such Power Change of Recommendation and if requested by Shock, Power negotiates (and causes its officers, employees, financial advisor and outside legal counsel to negotiate) in good faith with Shock (to the extent Shock wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Power Board not to effect a Power Change of Recommendation in response thereto; and

(E)       at the end of the four (4) Business Day period, prior to taking action to effect a Power Change of Recommendation, the Power Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Shock in writing and any other information offered by Shock in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the failure to effect a Power Change of Recommendation in response to such Power Intervening Event would likely breach the fiduciary duties owed by the Power Board to the stockholders of Power under applicable Law; provided that, in the event of any material changes regarding any Power Intervening Event, Power shall be required to deliver a new written notice to Shock and to comply with the requirements of this Section 6.3(e)(v) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.3(e)(v) shall be reduced to two (2) Business Days; provided, further, that any such new written notice shall in no event shorten the original four (4) Business Day notice period.

(f)         During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, Power shall not (and it shall cause its Subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its Subsidiaries is a party, and Power shall, or shall cause its applicable Subsidiary or Subsidiaries to, enforce the standstill provisions of any such agreement; provided that, notwithstanding any other provision in this Section 6.3, prior to, but not after, the time the Power Stockholder Approval is obtained, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Power Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would likely breach the fiduciary duties owed by the Power Board to the stockholders of Power under applicable Law, Power may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a bona fide written Power Competing Proposal to the Power Board and communicate such waiver to the applicable third party; provided, however, that Power shall advise Shock at least three (3) Business Days prior to taking such action.  Power represents and warrants to Shock that it has not taken any action that (i) would be prohibited by this Section 6.3(f) or (ii) but for the ability to avoid actions that would likely breach the fiduciary duties owed by the Power Board to the stockholders of Power under applicable Law, would have been prohibited by this Section 6.3(f), in each case, during the 30 days prior to the date of this Agreement.

(g)          Notwithstanding anything to the contrary in this Section 6.3, any action, or failure to take action, that is taken by a director or officer of Power or by any Representative of Power acting at Power’s direction or on its behalf, in each case, in violation of this Section 6.3, shall be deemed to be a breach of this Section 6.3 by Power.

6.4          No Solicitation by Shock.

(a)        Except as permitted by this Section 6.4, from and after the date of this Agreement, Shock shall, and shall cause Shock’s Subsidiaries and Shock’s and Shock’s Subsidiaries’ Representatives to, immediately cease, and cause to be terminated, any discussion or negotiations with any Person conducted heretofore by Shock or any of its Subsidiaries or Representatives with respect to any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, a Shock Competing Proposal.  Within one (1) Business Day of the date of this Agreement, Shock shall deliver a written notice to each Person that has received non-public information regarding Shock within the twenty-four (24) months prior to the date of this Agreement pursuant to a confidentiality agreement with Shock for purposes of evaluating any transaction that could be a Shock Competing Proposal and for whom no similar notice has been delivered prior to the date of this Agreement requesting the prompt return or destruction of all confidential information concerning Shock and any of its Subsidiaries heretofore furnished to such Person and all documents or material incorporating any such confidential information in the possession of such Person or its Representatives.  Shock shall, within one (1) Business Day of the date of this Agreement, terminate any physical and electronic data access related to any such potential Shock Competing Proposal previously granted to such Persons.

(b)        From and after the date of this Agreement and until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, except as otherwise permitted by this Section 6.4, Shock shall not, and shall cause Shock’s Subsidiaries and Shock’s and Shock’s Subsidiaries’ Representatives not to, directly or indirectly:

(i)         initiate, solicit, propose, knowingly encourage, or knowingly facilitate (including by way of furnishing non-public information) any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a Shock Competing Proposal;

(ii)        engage in, continue or otherwise participate in any discussions with any Person with respect to or negotiations with any Person with respect to, relating to, or in furtherance of a Shock Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Shock Competing Proposal;

(iii)      furnish any non-public information regarding Shock or its Subsidiaries, or access to the properties, assets or employees of Shock or its Subsidiaries, to any Person in connection with or in response to any Shock Competing Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to a Shock Competing Proposal;

(iv)       approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent or agreement in principle, or other agreement providing for a Shock Competing Proposal (other than a confidentiality agreement as provided in Section 6.4(e)(i) entered into in compliance with Section 6.4(e)(i)); or

(v)          submit any Shock Competing Proposal to the vote of the shareholders of Shock;

provided that notwithstanding anything to the contrary in this Section 6.4, Shock or any of its Representatives may, in response to an inquiry or proposal from a third party, inform a third party or its Representative of the restrictions imposed by the provisions of this Section 6.4 (without conveying, requesting or attempting to gather any other information, except as otherwise specifically permitted hereunder).

(c)       From and after the date of this Agreement, Shock shall promptly (and in any event within the shorter of one (1) Business Day or forty-eight (48) hours) notify Power of the receipt by Shock (directly or indirectly) of any Shock Competing Proposal or any expression of interest, inquiry, proposal or offer which could lead to a Shock Competing Proposal, in each case, made on or after the date of this Agreement, any request for information or data relating to Shock or any of its Subsidiaries made by any Person in connection with a Shock Competing Proposal or any request for discussions or negotiations with Shock or a Representative of Shock relating to a Shock Competing Proposal (including the identity of such Person), and Shock shall provide to Power promptly (and in any event within the shorter of one (1) Business Day or forty-eight (48) hours) (i) a copy of such Shock Competing Proposal or any such expression of interest, inquiry, proposal or offer made in writing provided to Shock or any of its Subsidiaries or their respective Representatives, or (ii) if any such Shock Competing Proposal or expression of interest, inquiry, proposal or offer is not (or any portion thereof is not) made in writing, a written summary of the material financial and other terms thereof.  Thereafter, Shock shall (x) keep Power reasonably informed, on a prompt basis (and in any event within the shorter of one (1) Business Day or forty-eight (48) hours), of any material development regarding the status or terms of any such Shock Competing Proposals, expressions of interest, proposals or offers (including any amendments thereto) or material requests and shall promptly (and in any event within the shorter of one (1) Business Day or forty-eight (48) hours) apprise Power of the status of any such discussions or negotiations and (y) provide to Power as soon as practicable after receipt or delivery thereof (and in any event within the shorter of one (1) Business Day or forty-eight (48) hours) copies of all material written correspondence and other material written materials provided to Shock or its Representatives from any Person related to such Shock Competing Proposal or any such expressions of interest, proposals or offers.  Without limiting the foregoing, Shock shall notify Power if Shock determines to begin providing information or to engage in discussions or negotiations concerning a Shock Competing Proposal, prior to providing any such information or engaging in any such discussions or negotiations.

(d)          Except as permitted by Section 6.4(e), the Shock Board, including any committee thereof, shall not:

(i)        change, withhold, withdraw, qualify or modify, or publicly propose or announce any intention to change, withhold, withdraw, qualify or modify, in a manner adverse to Power, the Shock Board Recommendation;

(ii)         fail to include the Shock Board Recommendation in the Notice of Shock Extraordinary General Meeting;

(iii)       approve, endorse or recommend, or publicly propose or announce any intention to approve, endorse or recommend, any Shock Competing Proposal;

(iv)       publicly declare advisable or publicly propose to enter into, any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, scheme of arrangement, option agreement, joint venture agreement, business combination agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 6.4(e)(i) entered into in compliance with Section 6.4(e)(i)) relating to a Shock Competing Proposal (a “Shock Alternative Acquisition Agreement”);

(v)         in the case of a Shock Competing Proposal that is structured as a takeover bid pursuant to Chapter 6 of the Corporations Act for outstanding Shock Ordinary Shares, fail to recommend, in a target’s statement under section 638 of the Corporations Act, against acceptance of such takeover bid by its shareholders on or prior to the earlier of (A) three (3) Business Days prior to the date the Shock Extraordinary General Meeting is held, including adjournments (or promptly after commencement of such tender offer or exchange offer if commenced on or after the third (3rd) Business Day prior to the date the Power Stockholders Meeting is held, including adjournments) or (B) fourteen (14) days after announcement of such takeover bid;

(vi)        if a Shock Competing Proposal shall have been publicly announced or disclosed (other than pursuant to the foregoing clause (v)), fail to publicly reaffirm the Shock Board Recommendation (or refer to the prior Shock Board Recommendation) on or prior to the earlier of (A) five (5) Business Days after Power so requests in writing or (B) three (3) Business Days prior to the date of the Shock Extraordinary General Meeting (or promptly after announcement or disclosure of such Shock Competing Proposal if announced or disclosed on or after the third (3rd) Business Day prior to the date of the Shock Extraordinary General Meeting); or

(vii)       cause or permit Shock to enter into a Shock Alternative Acquisition Agreement (together with any of the actions set forth in the foregoing clauses (i), (ii), (iii), (iv), (v) and (vi), a “Shock Change of Recommendation”).

(e)          Notwithstanding anything in this Agreement to the contrary:

(i)           prior to, but not after, the receipt of the Shock Shareholder Approval, Shock and its Representatives may engage in the activities prohibited by Sections 6.4(b)(ii) or 6.4(b)(iii) (and, only with respect to a Shock Competing Proposal that satisfies the requirements in this Section 6.4(e)(i), may solicit, propose, knowingly encourage, or knowingly facilitate any inquiry or the making of any proposal or offer with respect to such Shock Competing Proposal or any modification thereto) with any Person if Shock receives a bona fide written Shock Competing Proposal from such Person that was not solicited at any time following the execution of this Agreement in breach of the obligations set forth in this Section 6.4; provided, however, that (A) no information that is prohibited from being furnished pursuant to Section 6.4(b) may be furnished until Shock receives an executed confidentiality agreement from such Person containing reasonable customary limitations on the use and disclosure of non-public information furnished to such Person by or on behalf of Shock and standstill restrictions, as determined by the Shock Board in good faith after consultation with its legal counsel; (provided, further, that such confidentiality agreement does not contain provisions that prohibit Shock from providing any information to Power in accordance with this Section 6.4 or that otherwise prohibits Shock from complying with the provisions of this Section 6.4), (B) that any such non-public information has previously been made available to, or is made available to, Power prior to or concurrently with (or in the case of oral non-public information only, promptly (and in any event within the shorter of one (1) Business Day and forty-eight (48) hours) after) the time such information is made available to such Person, and (C) prior to taking any such actions, the Shock Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Shock Competing Proposal is, or would reasonably be expected to lead to, a Shock Superior Proposal, and that failure to take such actions would likely breach the statutory or fiduciary duties owed by the Shock Board to the shareholders of Shock under applicable Law;

(ii)          prior to, but not after, the receipt of the Shock Shareholder Approval, the Shock Board shall be permitted, through its Representatives or otherwise, to seek clarification from (but not, unless otherwise allowed pursuant to this Agreement, to provide any non-public information to) any person that has made a bona fide written Shock Competing Proposal solely to clarify and understand the terms and conditions of such proposal to provide adequate information for the Shock Board to make an informed determination under Section 6.4(e)(i);

(iii)          prior to, but not after, the receipt of the Shock Shareholder Approval, in response to a bona fide written Shock Competing Proposal that was not solicited at any time following the execution of this Agreement, is expressly conditioned upon the non-consummation of the Transactions and did not arise from a breach of the obligations set forth in this Section 6.4, if the Shock Board so chooses, the Shock Board may effect a Shock Change of Recommendation; provided, however, that such a Shock Change of Recommendation may not be made unless and until:

(A)          the Shock Board determines in good faith after consultation with its financial advisors and outside legal counsel that such Shock Competing Proposal is a Shock Superior Proposal;

(B)          the Shock Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Shock Change of Recommendation in response to such Shock Superior Proposal would likely breach the statutory or fiduciary duties owed by the Shock Board to the shareholders of Shock under applicable Law;

(C)          Shock provides Power written notice of such proposed action at least four (4) Business Days in advance, which notice shall set forth in writing that the Shock Board intends to consider whether to take such action and include a copy of the available proposed Shock Competing Proposal and any applicable transaction and financing documents, but excluding any information relating to a Shock Competing Proposal that Shock (acting reasonably) considers is likely to disclose commercially sensitive information of the proponent of the Shock Competing Proposal, provided that Power is able to reasonably ascertain the terms of the Shock Competing Proposal notwithstanding the exclusion of such information;

(D)         after giving such notice and prior to effecting such Shock Change of Recommendation, Shock shall make itself available to negotiate (and cause its officers, employees, financial advisor and outside legal counsel to be available to negotiate) with Power (to the extent Power wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Shock Board not to effect a Shock Change of Recommendation in response thereto; and

(E)         at the end of the four (4) Business Day period, prior to taking action to effect a Shock Change of Recommendation, the Shock Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Power in writing and any other information offered by Power in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the Shock Competing Proposal remains a Shock Superior Proposal and that the failure to effect a Shock Change of Recommendation in response to such Shock Superior Proposal would likely breach the statutory or fiduciary duties owed by the Shock Board to the shareholders of Shock under applicable Law; provided that, in the event of any material amendment or material modification to any Shock Superior Proposal (it being understood that any amendment or modification to the economic terms of any such Shock Superior Proposal shall be deemed material), Shock shall be required to deliver a new written notice to Power and to comply with the requirements of this Section 6.4(e)(iii) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.4(e)(iii) shall be reduced to two (2) Business Days; provided, further, that any such new written notice shall in no event shorten the original four (4) Business Day notice period; and

(iv)          prior to, but not after, receipt of the Shock Shareholder Approval, in response to a Shock Intervening Event that occurs or arises after the date of this Agreement and that did not arise from or in connection with a breach of this Agreement by Shock, Shock may, if the Shock Board so chooses, effect a Shock Change of Recommendation; provided, however, that such a Shock Change of Recommendation may not be made unless and until:

(A)          the Shock Board determines in good faith after consultation with its financial advisors and outside legal counsel that a Shock Intervening Event has occurred;

(B)          the Shock Board determines in good faith, after consultation with its outside legal counsel, that failure to effect a Shock Change of Recommendation in response to such Shock Intervening Event would likely breach the statutory or fiduciary duties owed by the Shock Board to the shareholders of Shock under applicable Law;

(C)         Shock provides Power written notice of such proposed action and the basis thereof four (4) Business Days in advance, which notice shall set forth in writing that the Shock Board intends to consider whether to take such action and includes a reasonably detailed description of the facts and circumstances of the Shock Intervening Event;

(D)         after giving such notice and prior to effecting such Shock Change of Recommendation and if requested by Power, Shock negotiates (and causes its officers, employees, financial advisor and outside legal counsel to negotiate) in good faith with Power (to the extent Power wishes to negotiate) to make such adjustments or revisions to the terms of this Agreement as would permit the Shock Board not to effect a Shock Change of Recommendation in response thereto; and

(E)         at the end of the four (4) Business Day period, prior to taking action to effect a Shock Change of Recommendation, the Shock Board takes into account any adjustments or revisions to the terms of this Agreement proposed by Power in writing and any other information offered by Power in response to the notice, and determines in good faith after consultation with its financial advisors and outside legal counsel, that the failure to effect a Shock Change of Recommendation in response to such Shock Intervening Event would likely breach the statutory or fiduciary duties owed by the Shock Board to the shareholders of Shock under applicable Law; provided that in the event of any material changes regarding any Shock Intervening Event, Shock shall be required to deliver a new written notice to Power and to comply with the requirements of this Section 6.4(e)(iv) with respect to such new written notice, except that the advance written notice obligation set forth in this Section 6.4(e)(iv) shall be reduced to two (2) Business Days; provided, further, that any such new written notice shall in no event shorten the original four (4) Business Day notice period.

(f)          During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and termination of this Agreement in accordance with Article VIII, Shock shall not (and it shall cause its Subsidiaries not to) terminate, amend, modify or waive any provision of any confidentiality, “standstill” or similar agreement to which it or any of its Subsidiaries is a party, and Shock shall, or shall cause its applicable Subsidiary or Subsidiaries to, enforce the standstill provisions of any such agreement; provided that, notwithstanding any other provision in this Section 6.4, prior to, but not after, the time the Shock Shareholder Approval is obtained, if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the Shock Board determines in good faith, after consultation with its outside legal counsel that the failure to take such action would likely breach the fiduciary duties owed by the Shock Board to the shareholders of Shock under applicable Law, Shock may waive any such “standstill” or similar provision solely to the extent necessary to permit a third party to make a bona fide written Shock Competing Proposal to the Shock Board and communicate such waiver to the applicable third party; provided, however, that Shock shall advise Power at least three (3) Business Days prior to taking such action.  Shock represents and warrants to Power that it has not taken any action that (i) would be prohibited by this Section 6.4(f) or (ii) but for the ability to avoid actions that would likely breach the fiduciary duties owed by the Shock Board to the shareholders of Shock under applicable Law, would have been prohibited by this Section 6.4(f), in each case, during the thirty (30) days prior to the date of this Agreement.

(g)          Notwithstanding anything to the contrary in this Section 6.4, any action, or failure to take action, that is taken by a director or officer of Shock or by any Representative of Shock acting at Shock’s direction or on its behalf, in each case, in violation of this Section 6.4, shall be deemed to be a breach of this Section 6.4 by Shock.

6.5          Preparation of Proxy Statement, Registration Statement, Notice of Shock Extraordinary General Meeting and Australian Disclosure Documents.

(a)         Shock shall promptly furnish to Power such data and information relating to it, its Subsidiaries (including Merger Sub) and the holders of its capital stock, as Power may reasonably request for the purpose of including such data and information in the Proxy Statement and any amendments or supplements thereto used by Power to obtain the adoption by its stockholders of this Agreement.  Power shall promptly furnish to Shock such data and information relating to it, its Subsidiaries and the holders of its capital stock, as Shock may reasonably request for the purpose of including such data and information in (i) the Registration Statement and any amendments or supplements thereto, (ii) the Notice of Shock Extraordinary General Meeting, and (iii) each Australian Disclosure Document.

(b)         Promptly following the date hereof, Power and Shock shall cooperate in preparing and shall use their respective reasonable best efforts to cause to be filed with the SEC as soon as reasonably practicable after the date hereof (i) a Proxy Statement relating to the matters to be submitted to the holders of Power Common Stock at the Power Stockholders Meeting and (ii) the Registration Statement (of which the Proxy Statement will be a part). Shock shall keep Power reasonably informed on a regular basis regarding the status of preparation of the Shock Historical Financials and the Shock Subpart 1300 Reports and shall use its reasonable best efforts to deliver copies of the Shock Historical Financials and the Shock Subpart 1300 Reports to Power no later the date that is ninety (90) days after the execution of this Agreement. Power and Shock shall each use reasonable best efforts to cause the Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff.  Shock and Power shall each use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as reasonably practicable and Shock shall use reasonable best efforts to keep the Registration Statement effective as long as is necessary to consummate the Merger.  Each of Power and Shock will advise the other promptly after it receives any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or any request by the SEC for additional information.  Each of Power and Shock shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.  Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Power and Shock will (x) provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (y) shall include in such document or response all comments reasonably and promptly proposed by the other and (z) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, neither Party will be prevented from responding to, or otherwise communicating, with the SEC if the other Party has not promptly, and in any event within the time required by the SEC, responded, provided comments or proposed amendments as contemplated by the previous sentence.

(c)          With respect to the Shock Share Issuance ASIC Relief or Requirements, Shock shall use its reasonable best efforts to obtain ASIC relief from the requirements of Chapter 6D.2 and 6D.3 of the Corporations Act prior to the scheduled delivery of the Issuing Document. The Parties will use reasonable best efforts to ensure that such lodgment of the Issuing Document as a prospectus occurs on or around the date on which the Registration Statement has been declared effective by the SEC. Power will use its reasonable best efforts to assist with the preparation of any supplement required in connection with the Issuing Document lodged as a prospectus pursuant to this Section 6.5(c).  With respect to the Closing Equity Raise ASIC Requirements, Shock shall use its reasonable best efforts to meet the requirements of section 708A of the Corporations Act in order to implement the Closing Equity Raise, provided that if Shock does not meet such requirements, Shock may cease to pursue preparing a cleansing notice and instead shall prepare and lodge a prospectus under the Corporations Act. If Shock prepares such a prospectus, the Parties will schedule delivery of such prospectus after expiry of the exposure period for that prospectus. The Parties will use reasonable best efforts to ensure that the lodgment of that prospectus occurs on or around the date on which the Registration Statement having been declared effective by the SEC. Power will use its reasonable best efforts to assist with the preparation of any supplement required in connection with such prospectus. Power and Shock shall each use reasonable best efforts to cause the Notice of Shock Extraordinary General Meeting and each Australian Disclosure Document to comply with the rules and regulations promulgated by ASIC and to respond promptly to any comments of ASIC.  To the extent required by the Corporations Act, as soon as reasonably practicable after each Australian Disclosure Document is filed with ASIC, Shock and Power shall each use its reasonable best efforts to have such Australian Disclosure Document validly lodged with ASIC and to keep such Australian Disclosure Document valid by issuing any replacement or supplementary disclosure document as required by ASIC, in each case as long as necessary to consummate the Transactions (including the Shock Share Issuance and the Closing Equity Raise).   Each of Power and Shock will advise the other promptly after it receives any request by ASIC for amendment of any Australian Disclosure Document or comments thereon and responses thereto or any request by ASIC for additional information.  Each of Power and Shock shall use reasonable best efforts to cause all documents that it is responsible for filing with ASIC or the ASX in connection with the Transactions to comply as to form and substance in all material respects with the applicable requirements of the Corporations Act, the rules and regulations of ASIC and the rules of ASX.

(d)         Each of Power and Shock shall use its reasonable best efforts to ensure that information relating to Power and its Subsidiaries (in the case of Power) and relating to Shock and its Subsidiaries (in the case of Shock), (i) contained in the Registration Statement will not, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) contained in the Proxy Statement will not, at the Proxy Statement is first mailed to stockholders of Power and at the time of the Power Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and (iii) contained in each Australian Disclosure Document and the Notice of Shock Extraordinary General Meeting will not, on the date the Notice of Shock Extraordinary General Meeting is made available to the shareholders of Shock or the relevant Australian Disclosure Document is first mailed to the relevant addressee, as applicable, or at the time of the Shock Extraordinary General Meeting and the Power Stockholders Meeting, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to be stated therein in order to make the statements therein not misleading or deceptive in any material respect (whether by omission or otherwise), including in the form and context in which it appears in the relevant Australian Disclosure Document or the Notice of Shock Extraordinary General Meeting, as the case may be. If any information relating to Shock, Power, the Surviving Corporation, respectively, or any of their respective Subsidiaries, is discovered by Shock or Power which, in the reasonable judgment of Shock or Power, respectively, should be set forth in an amendment of, or supplement to, the Registration Statement, the Proxy Statement, any Australian Disclosure Document or the Notice of Shock Extraordinary General Meeting, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, or, in respect of the relevant Australian Disclosure Document or the Notice of Shock Extraordinary General Meeting, not be misleading or deceptive in any material respect (whether by omission or otherwise), including in the form and context in which it appears in the relevant Australian Disclosure Document or the Notice of Shock Extraordinary General Meeting, the Party that discovers such information shall promptly notify the other Party, and Shock and Power shall cooperate in the prompt filing with (to the extent required by applicable Law) with the SEC or ASIC, as the case may be, of any necessary amendment of, or supplement to, the Registration Statement, the Proxy Statement, the relevant Australian Disclosure Document or the Notice of Shock Extraordinary General Meeting, as applicable, and in disseminating the information contained in such amendment or supplement to the shareholders of Shock and stockholders of Power, as the case may be.

(e)         Prior to filing of any Australian Disclosure Document (or any amendment or supplement thereto) or Notice of Shock Extraordinary General Meeting (or any amendment or supplement thereto) or responding to any comments of ASIC or the ASX with respect thereto, each of Power and Shock will (i) provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably and promptly proposed by the other and (iii) shall not file or mail such document or respond to ASIC or the ASX prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Shock will not be prevented from responding to, or otherwise communicating, with ASIC or the ASX (including in relation to the ASIC Relief or Requirements) if Power has not promptly, and in any event within the time required by ASIC or ASX, responded, provided comments or proposed amendments as contemplated by the previous sentence.

(f)        Shock and Power shall make all necessary filings with respect to the Merger and the Transactions under the Securities Act and the Exchange Act and applicable “blue sky” laws and the rules and regulations thereunder, including any material new information disseminated by either Party.  Each Party shall use its reasonable best efforts to take, or cause to be taken, all actions, and to use its reasonable best efforts to do or cause to be done all things, necessary, proper or advisable under applicable Law and the rules and policies of Nasdaq and the SEC to enable the listing of the Shock ADSs being registered pursuant to the Registration Statement on Nasdaq by no later than the Effective Time, subject to official notice of issuance.  Each Party will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Shock Ordinary Shares and Shock ADSs issuable in connection with the Merger for offering or sale in any jurisdiction.  Each of Power and Shock will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.

(g)         If at any time prior to the Effective Time, any information relating to Shock or Power, or any of their respective Affiliates, officers or directors, should be discovered by Shock or Power that should be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of Power.

6.6          Stockholders Meetings.

(a)         Power shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Power to duly give notice of, convene and hold (in person or virtually, in accordance with applicable Law) a meeting of the holders of Power Common Stock for the purpose of obtaining the Power Stockholder Approval, to be held as promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Registration Statement having been declared effective by the SEC and any Australian Disclosure Document in respect of the Shock Share Issuance in accordance with the Shock Share Issuance ASIC Relief or Requirements (but excluding any Australian Disclosure Document relating to the Closing Equity Raise in accordance with the Closing Equity Raise ASIC Requirements) having been lodged with ASIC (if required) and the exposure period (to the extent applicable) prescribed by section 727(3) of the Corporations Act having expired. Except as permitted by Section 6.3, the Power Board shall recommend that the holders of Power Common Stock vote in favor of the adoption and approval of this Agreement at the Power Stockholders Meeting and the Power Board shall solicit from the holders of Power Common Stock proxies in favor of the adoption and approval of this Agreement, and shall take all other actions necessary, required or advisable to secure the vote of the stockholders of Power in favor of the adoption and approval of this Agreement required by the applicable rules of Nasdaq, ASX Listing Rules or applicable Law, and the Proxy Statement shall include the Power Board Recommendation and a statement that each director of Power intends to vote, or cause to be voted, any shares of Power Common Stock which he or she controls in favor of the Power Stockholder Approval, subject to the terms of the applicable Power Support Agreement, including those relating to a Power Change of Recommendation, a Power Superior Proposal or a Power Intervening Event.  Notwithstanding anything to the contrary contained in this Agreement, Power may, without Shock’s prior written consent, adjourn, postpone or otherwise delay the Power Stockholders Meeting (i) if Power believes in good faith that such adjournment is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the Power Stockholder Approval or (B) ensure that any legally required supplement or amendment to the Proxy Statement is provided to the holders of Power Common Stock, (ii) if, as of the time for which the Power Stockholders Meeting is scheduled, there are insufficient shares of Power Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Power Stockholders Meeting, (iii) if and to the extent such postponement or adjournment of the Power Stockholders Meeting is required by an order issued by any court or other Governmental Entity of competent jurisdiction in connection with this Agreement; or (iv) if the Shock Extraordinary General Meeting has been adjourned or postponed by Shock in accordance with Section 6.6(b) and Shock’s Organizational Documents, to the extent necessary to enable the Shock Extraordinary General Meeting and the Power Stockholders Meeting to be held within a single period of twenty-four (24) consecutive hours as contemplated by Section 6.6(d); provided, however, that, unless otherwise agreed to by the Parties, in the case of any adjournment or postponement pursuant to clauses (i) or (ii) above, the Power Stockholders Meeting shall not be adjourned or postponed to a date that is more than twenty (20) Business Days after the date for which the meeting was previously scheduled; and provided, further that the Power Stockholders Meeting shall not be adjourned or postponed to a date on or after the date that is two (2) Business Days prior to the End Date.  If requested by Shock, Power shall promptly provide all voting tabulation reports relating to the Power Stockholders Meeting that have been prepared by Power or Power’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Shock reasonably informed on a regular basis regarding the status of the solicitation.  Unless there has been a Power Change of Recommendation in accordance with Section 6.2(a), the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the holders of Power Common Stock or any other Person to prevent the Power Stockholder Approval from being obtained.  Once Power has established a record date for the Power Stockholders Meeting, Power shall not change such record date or establish a different record date for the Power Stockholders Meeting without the prior written consent of Shock (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or its Organizational Documents or in connection with a postponement or adjournment permitted hereunder.  Without the prior written consent of Shock or as required by applicable Law, the adoption and approval of this Agreement shall be the only matter (other than a non-binding advisory proposal regarding compensation that may be paid or become payable to the named executive officers of Power in connection with the Merger and matters of procedure) that Power shall propose to be acted on by the holders of Power Common Stock at the Power Stockholders Meeting and Power shall not submit any other proposal to such stockholders in connection with the Power Stockholders Meeting or otherwise (including any proposal inconsistent with the adoption and approval of this Agreement or the consummation of the Transactions).

(b)        Shock and Power shall cooperate in good faith to determine whether the Shock Ordinary Shares should be consolidated after the Effective Time and if so, based on what ratio, and whether Shock should be renamed after the Effective Time, and if so, to what name, in each case, including for the purposes of inclusion into the Shock Ancillary Shareholder Matters.  Shock shall take all action necessary in accordance with applicable Laws and the Organizational Documents of Shock to duly give notice of (the “Notice of Shock Extraordinary General Meeting”), convene and hold (in person or by way of “hybrid” meeting, in accordance with applicable Law and Shock’s Organizational Documents) a meeting of the holders of Shock Ordinary Shares for the purpose of obtaining the Shock Shareholder Approval and approval of Shock Ancillary Shareholder Matters, to be held as promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Registration Statement having been declared effective by the SEC and any Australian Disclosure Document in respect of the Shock Share Issuance in accordance with the Shock Share Issuance ASIC Relief or Requirements (but excluding any Australian Disclosure Document relating to the Closing Equity Raise in accordance with the Closing Equity Raise ASIC Requirements) having been lodged with ASIC (if required) and the exposure period (to the extent applicable) prescribed by section 727(3) of the Corporations Act having expired, provided that, notwithstanding anything to the contrary set forth herein, the Shock Extraordinary General Meeting is not required to be held on a date that is before three (3) months prior to the Closing, unless otherwise agreed by Shock (and then subject to any required waivers from ASX).  Except as permitted by Section 6.4, the Shock Board shall recommend that the holders of Shock Ordinary Shares vote in favor of the Shock Shareholder Matters, and the Shock Board shall solicit from the holders of Shock Ordinary Shares proxies in favor of the Shock Shareholder Approval, and shall take all other actions necessary, required or advisable to secure the vote of the shareholders of Shock in favor of the Shock Shareholder Approval required by the ASX Listing Rules or applicable Law, and the Notice of Shock Extraordinary General Meeting shall include the Shock Board Recommendation and a statement that each director of Shock intends to vote, or cause to be voted, any Shock Ordinary Shares which he or she controls in favor of the Shock Shareholder Matters, subject to the absence of a Shock Change of Recommendation, including in response to a Shock Superior Proposal or a Shock Intervening Event. Notwithstanding anything to the contrary contained in this Agreement, Shock may, without Power’s prior written consent, adjourn, postpone or otherwise delay the Shock Extraordinary General Meeting (i) if Shock believes in good faith that such adjournment is reasonably necessary to allow reasonable additional time to (A) solicit additional proxies necessary to obtain the Shock Shareholder Approval or the approval of the Shock Ancillary Shareholder Matters or (B) ensure the filing and dissemination of any supplemental or amended disclosure which the Shock Board has determined in good faith is necessary under applicable Law be filed or disseminated to the shareholders of Shock prior to the Shock Extraordinary General Meeting, (ii) if Shock believes in good faith that Closing will not occur within three (3) months after the originally scheduled date of the Shock Extraordinary General Meeting, (iii) if, as of the time for which the Shock Extraordinary General Meeting is scheduled, there are insufficient Shock Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Shock Extraordinary General Meeting, (iv) if and to the extent such postponement or adjournment of the Shock Extraordinary General Meeting is required by an order issued by any court or other Governmental Entity of competent jurisdiction in connection with this Agreement or (v) if the Power Stockholders Meeting has been adjourned or postponed by Power in accordance with Section 6.6(a), to the extent necessary to enable the Shock Extraordinary General Meeting and the Power Stockholders Meeting to be held within a single period of twenty-four (24) consecutive hours as contemplated by Section 6.6(d); provided, however, that, unless otherwise agreed to by the Parties, in the case of any adjournment or postponement pursuant to clauses (i) or (iii) above, the Shock Extraordinary General Meeting shall not be adjourned or postponed to a date that is more than twenty (20) Business Days after the date for which the meeting was previously scheduled; and provided, further that the Shock Extraordinary General Meeting shall not be adjourned or postponed to a date on or after the date that is two (2) Business Days prior to the End Date.  If requested by Power, Shock shall promptly provide all voting tabulation reports relating to the Shock Extraordinary General Meeting that have been prepared by Shock or Shock’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Power reasonably informed on a regular basis regarding the status of the solicitation. Unless there has been a Shock Change of Recommendation in accordance with Section 6.4, the Parties agree to cooperate and use their reasonable best efforts to defend against any efforts by any of the holders of Shock Ordinary Shares or any other Person to prevent the Shock Shareholder Approval from being obtained.  Once Shock has established a record date for the Shock Extraordinary General Meeting, Shock shall not change such record date or establish a different record date for the Shock Extraordinary General Meeting without the prior written consent of Power (which consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or its Organizational Documents or in connection with a postponement or adjournment permitted hereunder. Without the prior written consent of Shock or as required by applicable Law, the Shock Shareholder Matters and the Shock Ancillary Shareholder Matters shall be the only matters that Shock shall propose to be acted on by the holders of Shock Ordinary Shares at the Shock Extraordinary General Meeting and Shock shall not submit any other proposal to such holder in connection with the Shock Extraordinary General Meeting or otherwise (including any proposal inconsistent with the approval of this Agreement or the consummation of the Transactions).

(c)         Without limiting the generality of the foregoing, unless this Agreement has been terminated in accordance with Article VIII, each of Power and Shock agrees that its obligations to hold the Power Stockholders Meeting and the Shock Extraordinary General Meeting, respectively, pursuant to this Section 6.6 shall not be affected by the making of a Power Change of Recommendation or a Shock Change of Recommendation, respectively, and its obligations pursuant to this Section 6.6 shall not be affected by the commencement, announcement, disclosure or communication to Power or Shock, respectively, of any Power Competing Proposal, Shock Competing Proposal or other proposal (including, as applicable, a Power Superior Proposal or a Shock Superior Proposal) or the occurrence or disclosure of any Power Intervening Event or Shock Intervening Event.

(d)         The Parties shall cooperate and use their reasonable best efforts to set the record dates for and hold the Power Stockholders Meeting and the Shock Extraordinary General Meeting, as applicable, within a single period of twenty-four (24) consecutive hours.

(e)         Until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, without the prior written consent of the other Party or as otherwise required by applicable Law, (i) Power shall not hold or convene any meeting of its stockholders other than the Power Stockholders Meeting; and (ii) Shock shall not hold or convene any meeting of its stockholders other than the 2024 Annual General Meeting of the shareholders of Shock.

(f)          Immediately after the execution of this Agreement, Shock shall duly adopt and approve this Agreement in its capacity as the sole stockholder of Merger Sub in accordance with applicable Law and the Organizational Documents of Merger Sub and deliver to Power evidence of its vote or action by written consent so approving and adopting this Agreement.

6.7          Access to Information.

(a)          Subject to applicable Law and the other provisions of this Section 6.7, Power and Shock each shall (and shall cause its Subsidiaries to), upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Registration Statement, or any other statement, filing, notice or application made by or on behalf of Shock, Power or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Transactions.  Power and Shock each shall, and shall cause each of its Subsidiaries to, afford to the other Party and its Representatives, during the period prior to the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, reasonable access, at reasonable times upon reasonable prior notice, to the officers, key employees, agents, properties, offices and other facilities of Power or Shock, as applicable, and each of their Subsidiaries, as applicable, and to their books, records, Contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish reasonably promptly to Power or Shock, as applicable, and each of their Representatives, as applicable, such information concerning its and its Subsidiaries’ business, properties, Contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of Power or Shock, as applicable.  Power or Shock, as applicable, and each of its Representatives, as applicable, shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of Power or Shock, as applicable, or each of its Subsidiaries, as applicable, or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of Power or Shock, as applicable, and each of its Subsidiaries, as applicable, of their normal duties.  Notwithstanding the foregoing:

(i)         No Party shall be required to, or to cause any of its Subsidiaries to, grant access or furnish information, as applicable, to the other Party or any of its Representatives to the extent that such information is subject to an attorney/client privilege or the attorney work product doctrine or that such access or the furnishing of such information, as applicable, is prohibited by applicable Law or an existing Contract (provided, however, Power or Shock, as applicable, shall inform the other Party as to the general nature of the information that is being withheld and Power and Shock shall reasonably cooperate to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to (A) obtain the required Consent or waiver of any third party required to provide such information and (B) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating applicable Law or jeopardizing such privilege);

(ii)         No Party shall have access to personnel records of the other Party or any of its Subsidiaries relating to individual performance or evaluation records, medical histories or other information that in the other Party’s good faith opinion the disclosure of which could subject the other Party or any of its Subsidiaries to risk of liability;

(iii)      Shock shall not be permitted to conduct any sampling or analysis of any environmental media or building materials at any facility of Power or its Subsidiaries without the prior written consent of Power (granted or withheld in its sole discretion); and

(iv)       no investigation or information provided pursuant to this Section 6.7 shall affect or be deemed to modify any representation or warranty made by Power, Shock or Merger Sub herein.

(b)          The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder.  From and after the date of this Agreement until the Effective Time or the termination of this Agreement in accordance with Article VIII, each Party shall continue to provide access to the other Party and its Representatives to the data relating to the Transactions via the electronic “data room” maintained by or on behalf of it to which the other Party and its Representatives were provided access prior to the date of this Agreement.

6.8          HSR, CFIUS and Other Approvals.

(a)        Except for (i) the filing of the Registration Statement, each Australian Disclosure Document and other filings referred to in Section 6.5, to which Section 6.5, and not this Section 6.8(a), shall apply, (ii) the filing and dissemination of the Proxy Statement and the Notice of Shock Extraordinary General Meeting, to which Sections 6.5 and 6.6, and not this Section 6.8(a), shall apply, (iii) any filings and notifications made pursuant to Antitrust Laws, to which Section 6.8(b), and not this Section 6.8(a), shall apply, and (iv) for the filings and notifications made in connection with CFIUS Approval and the ICA Approval, to which Section 6.8(c), and not this Section 6.8(a), shall apply, promptly following the execution of this Agreement, the Parties shall proceed to prepare and file with the appropriate Governmental Entities and other third parties all authorizations, Consents, notifications, certifications, registrations, declarations and filings that are necessary in order to consummate the Transactions and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such matters.  Notwithstanding the foregoing (but subject to Sections 6.8(b) and 6.8(c)), in no event shall either Power or Shock or any of their respective Affiliates be required to pay any consideration to any third parties or give anything of value to obtain any such Person’s authorization, approval, Consent or waiver to effectuate the Transactions, other than filing, recordation or similar fees.  Shock and Power shall have the right to review in advance and, to the extent reasonably practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Shock or Power, as applicable, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions.  Neither Party nor its Subsidiaries shall agree to any actions, restrictions or conditions with respect to obtaining any Consents, registrations, approvals, permits, expirations of waiting periods or authorizations in connection with the Transactions without the prior written consent of the other Party (which consent, subject to Sections 6.8(b) and 6.8(c), may be withheld in such other Party’s sole discretion).

(b)         As promptly as reasonably practicable following the date of this Agreement, the Parties shall make any filings required under the HSR Act.  Each of Shock and Power shall cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under the HSR Act or any other Law designed to prohibit, restrict or regulate actions for the purpose or effect of mergers, monopolization, restraining trade, lessening of competition or abusing a dominant position (collectively, “Antitrust Laws”).  Unless otherwise agreed, Shock and Power shall each use its reasonable best efforts to ensure the prompt expiration or termination of any applicable waiting period under the HSR Act.  Shock and Power shall each use its reasonable best efforts to respond to and comply with any request for information from any Governmental Entity charged with enforcing, applying, administering, or investigating the Antitrust Laws, including the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, or any other competition authority of any jurisdiction (“Antitrust Authority”). Each Party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the Transactions and to the extent permitted by such Governmental Entity, give the other Party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable Law.  Shock and Power shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Antitrust Authority.  None of Shock, Merger Sub or Power shall take any action that could reasonably be expected to hinder or delay in any material respect the obtaining of clearance or the expiration of the required waiting period under the HSR Act or any other applicable Antitrust Law. Notwithstanding anything to the contrary set forth in this Agreement, neither Party shall be required to become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to: (i) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses of Power or Shock or otherwise take or commit to take any action that could reasonably limit Shock’s or Power’s freedom of action with respect to, or its ability to retain, one or more businesses, product lines or assets, (ii) terminate, modify or extend any existing relationships and contractual rights and obligations of Power, Shock or their respective Subsidiaries, (iii) establish or create any relationships and contractual rights and obligations of Power, Shock or their respective Subsidiaries, (iv) terminate any relevant venture or other arrangement, (v) effectuate any other change or restructuring of Power, Shock or their respective Subsidiaries (and, in each case, to enter into agreements or stipulate to the entry of an order or file appropriate applications with any Antitrust Authority), or (vi) litigate (or defend) against any administrative or judicial action or proceeding (including any proceeding seeking a temporary restraining order or preliminary injunction) challenging any of the transactions contemplated by this Agreement as violative of any applicable requirements of applicable Law, or (vii) take any action as a result of any request for additional information and documentary material or other inquiry from any Antitrust Authority. Each Party shall pay fifty per cent (50%) of the total filing fee associated with the filings required by this Agreement under the HSR Act.

(c)         Each of Shock and Power shall, and shall cause their respective Subsidiaries to, use reasonable best efforts to obtain the CFIUS Approval and the ICA Approval. Such reasonable best efforts shall include, (i) no later than forty-five (45) days after the date of this Agreement, jointly filing with CFIUS, a draft CFIUS Notice regarding the Transactions in accordance with the DPA, (ii) promptly filing a final CFIUS Notice regarding the Transactions in accordance with the DPA after receipt of comments on the draft CFIUS Notice, if any, from CFIUS or an indication that CFIUS has no questions or comments, but in no event later than ten (10) Business Days after such date and (iii) providing any information requested by CFIUS or any other Governmental Entity in connection with the CFIUS review or investigation of the Transactions promptly, and in all cases, within the timeframes set forth in the DPA. Such reasonable best efforts shall further include no later than twenty (20) Business Days after the date of this Agreement, filing a notification for ICA Approval.  The Parties shall cooperate in all respects and consult with each other in connection with the CFIUS Notice and the notification for ICA Approval or other communications with CFIUS and with any Governmental Entity in connection with the ICA Approval, including by allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions and participate in communications with CFIUS, except that neither party is obligated to reveal confidential business information personally identifiable information, or information protected by attorney-client privilege to the other Party. Neither Shock nor Power shall take nor cause any of its Subsidiaries to take, any action that would reasonably be expected to prevent, materially delay or materially impede the receipt of the CFIUS Approval or the ICA Approval. Notwithstanding anything to the contrary set forth in this Agreement, neither Party shall be required to become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to: (A) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses of Power or Shock or otherwise take or commit to take any action that could reasonably limit Shock’s freedom of action with respect to, or its ability to retain, one or more businesses, product lines or assets, (B) terminate, modify or extend any existing relationships and contractual rights and obligations of Power, Shock or their respective Subsidiaries, (C) establish or create any relationships and contractual rights and obligations of Power, Shock or their respective Subsidiaries that are not insignificant to their respective businesses, (D) terminate any relevant venture or other arrangement, (E) effectuate any other change or restructuring of Power, Shock or their respective Subsidiaries (and, in each case, to enter into agreements or stipulate to the entry of an order or file appropriate applications with CFIUS or any other Governmental Entity), (F) litigate (or defend) against any administrative or judicial action or proceeding (including any proceeding seeking a temporary restraining order or preliminary injunction) challenging any of the transactions contemplated by this Agreement as violative of any applicable national security Law, or (G) take any action as a result of any request for additional information and documentary material or other inquiry from any Governmental Entity, except for providing requested information and documentary material or answering inquiries.  Each Party shall not, and shall cause Affiliates and its and such Affiliates’ Representatives not to, propose, offer, negotiate, commit to, agree to, effect or take any of the actions set forth in the previous sentence without the prior written consent of the other Party. Each Party agrees to pay fifty per cent (50%) of the total filing fee associated with the CFIUS Notice filed regarding the Transactions. The Parties also agree that if CFIUS suggests or requests that the Parties withdraw and resubmit the CFIUS Notice, the Parties shall cooperate in withdrawing and resubmitting the CFIUS Notice for one additional ninety (90) day review and investigation period.

6.9          Employee Matters.

(a)         The Parties agree that, with respect to each individual who is employed as of the Closing Date by Power or a Subsidiary thereof and who remains employed by Shock or any of its Subsidiaries (including the Surviving Corporation or any of its Subsidiaries) (a “Power Employee”), Power and Shock shall use commercially reasonable efforts such that, for the period beginning on the Closing Date and ending twelve (12) months after the Closing Date, each Power Employee shall be provided with (i) a total target cash compensation opportunity (consisting of base salary or wages, as applicable, and annual cash incentive opportunity) that is no less favorable than that provided to such employee immediately prior to the Closing; provided that a Power Employee’s base compensation (salary or wages, as applicable) shall not be reduced below the level in effect for such employee as of immediately prior to the Closing Date; (ii) target long-term incentive compensation opportunity that is no less favorable than that provided to such employee immediately prior to the Closing Date, so that no Power Employee will be deprived of annual long-term incentive compensation awards for any calendar year as a result of differences in grant timing of long-term incentive awards by Power prior to the Closing Date; (iii) employee benefits (other than severance benefits) that are no less favorable in the aggregate than those in effect for such employee immediately prior to the Closing Date; and (iv) severance benefits and payments that are no less favorable than those set forth on Section 6.9(a) of the Power Disclosure Letter.

(b)        As of and after the Closing Date, Shock will, or will cause the Surviving Corporation or its Subsidiary to, give Power Employees full credit for purposes of eligibility, vesting and benefit accruals (but not for purposes of benefit accruals under any defined benefit pension plans) under any Shock Plan or any amended or replaced Power Plan for the Power Employees’ service with Power, its Subsidiaries and their predecessor entities to the same extent recognized by Power and its Subsidiaries immediately prior to the Closing Date.

(c)        Nothing in this Agreement shall constitute an amendment to, or be construed as amending, any Employee Benefit Plan sponsored, maintained or contributed to by Power, Shock or any of their respective Subsidiaries.  The provisions of this Section 6.9 are for the sole benefit of the Parties, and nothing herein, expressed or implied, is intended or will be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Power Employee or any other service provider (who is a natural person) of Power or any of its Subsidiaries), other than the Parties and their respective permitted successors and assigns, any third-party beneficiary, legal or equitable or other rights or remedies (including with respect to the matters provided for in this Section 6.9) under or by reason of any provision of this Agreement.  Nothing in this Agreement is intended or shall be deemed to (i) establish, modify or amend any Power Plan or Shock Plan, (ii) prevent or limit the ability of Power, Shock, the Surviving Corporation or any of their respective Affiliates from amending or terminating any of their respective Employee Benefit Plans, or (iii) prevent or limit the ability of Power, Shock, the Surviving Corporation or any of their respective Affiliates to discharge or terminate the employment or service of any employee, officer, director or other service provider of Power, Shock, the Surviving Corporation or any of their respective Affiliates.

6.10        Indemnification; Directors’ and Officers’ Insurance.

(a)        Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement in effect on the date hereof or otherwise, from and after the Effective Time, Shock and the Surviving Corporation shall, jointly and severally, indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director or officer of Power or any of its Subsidiaries or who acts as a fiduciary under any Power Plan, in each case, when acting in such capacity (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement, of or incurred in connection with any Threatened or actual Proceeding to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of the fact that such Person is or was a director or officer of Power or any of its Subsidiaries, a fiduciary under any Power Plan or is or was serving at the request of Power or any of its Subsidiaries as a director, officer or fiduciary of another corporation, partnership, limited liability company, joint venture, Employee Benefit Plan, trust or other enterprise, as applicable, or by reason of anything done or not done by such Person in any such capacity, whether pertaining to any act or omission occurring or existing prior to or at, but not after, the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case to the fullest extent permitted under applicable Law (and Shock and the Surviving Corporation shall, jointly and severally, pay expenses incurred in connection therewith in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable Law).  Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.10, upon learning of any such Proceeding, shall notify the Surviving Corporation (but the failure so to notify shall not relieve a Party from any obligations that it may have under this Section 6.10 except to the extent such failure materially prejudices such Party’s position with respect to such claims).  With respect to any determination of whether any Indemnified Person is entitled to indemnification by Shock or the Surviving Corporation under this Section 6.10, such Indemnified Person shall have the right, as contemplated by the DGCL, to require that such determination be made by special, independent legal counsel selected by the Indemnified Person and approved by Shock or the Surviving Corporation, as applicable (which approval shall not be unreasonably withheld or delayed), and who has not otherwise performed material services for Shock, the Surviving Corporation or the Indemnified Person within the last three (3) years.

(b)         From and after the Effective Time, Shock and the Surviving Corporation shall indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in Section 6.10(a), relating to the enforcement of such Indemnified Person’s rights under this Section 6.10 or under any charter, bylaw or Contract regardless of whether such Indemnified Person is ultimately determined to be entitled to indemnification hereunder or thereunder.

(c)         Shock and Power will cause to be put in place, and Shock shall fully prepay immediately prior to, and conditioned upon the occurrence of, the Effective Time, “tail” insurance policies with a claims period of at least six years from the Effective Time (the “Tail Period”) from an insurance carrier with the same or better credit rating as Power’s current insurance carrier with respect to directors’ and officers’ liability insurance (“D&O Insurance”) in an amount and scope at least as favorable as Power’s existing policies with respect to matters, acts or omissions existing or occurring at or prior to, but not after, the Effective Time; provided, however, that in no event shall the aggregate cost of the D&O Insurance exceed during the Tail Period 300 % of the current aggregate annual premium paid by Power for such purpose; and provided, further, that, if the cost of such insurance coverage exceeds such amount, Power shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d)        In the event that, prior to the sixth anniversary of the Effective Time, Shock or the Surviving Corporation or any of its successors or assignees after the Effective Time (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Shock or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.  Shock and the Surviving Corporation shall not sell, transfer, distribute or otherwise dispose of any of their assets in a manner that would reasonably be expected to render Shock or Surviving Corporation unable to satisfy their obligations under this Section 6.10.  The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, the Parties and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 6.10, and his heirs and Representatives.  The rights of the Indemnified Persons under this Section 6.10 are in addition to any rights such Indemnified Persons may have under the Organizational Documents of Power or any of its Subsidiaries, or under any applicable Contracts or Law.

6.11        Transaction Litigation.  In the event any Proceeding by any Governmental Entity or other Person is commenced or, to the knowledge of Power or Shock, as applicable, Threatened, that questions the validity or legality of the Transactions or seeks damages in connection therewith, including stockholder litigation (“Transaction Litigation”), Power or Shock, as applicable, shall promptly notify the other Party of such Transaction Litigation and shall keep the other Party reasonably informed with respect to the status thereof.  Power or Shock, as applicable, shall give the other Party a reasonable opportunity to participate in the defense or settlement of any Transaction Litigation and shall consult regularly with the other Party in good faith and give reasonable consideration to the other Party’s advice with respect to such Transaction Litigation; provided that Power or Shock, as applicable, shall not cease to defend, consent to the entry of any judgment, settle or offer to settle any Transaction Litigation without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

6.12       Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by the Parties.  No Party shall, and each will cause its Representatives not to, issue any public announcements or make other public disclosures regarding this Agreement or the Transactions without the prior written approval of the other Party.  Notwithstanding the foregoing, a Party, its Subsidiaries or their Representatives may issue a public announcement or other public disclosures (a) required by applicable Law, or (b) consistent with the final form of the joint press release announcing the execution and delivery of this Agreement and the investor presentation given to investors on the date of announcement of the execution and delivery of this Agreement; provided, in each case, such Party uses reasonable best efforts to afford the other Party an opportunity to first review the content of the proposed disclosure and provide reasonable comments thereon; and provided, however, that no provision in this Agreement shall be deemed to restrict in any manner a Party’s ability to communicate with its employees.  Subject to Sections 6.3 and 6.4, as applicable, any material press release or other public statement with respect to this Agreement, the Merger and the other transactions contemplated herein must state the Power Board Recommendation, the Shock Board Recommendation and that each director of Power and Shock intends to vote, or cause to be voted, any shares of Power Common Stock or Shock Ordinary Shares, respectively, which he or she controls in favor of the Power Stockholder Approval or the Shock Shareholder Matters, respectively, subject to the terms of the applicable Power Support Agreement (including those relating to a Power Change of Recommendation, a Power Superior Proposal or a Power Intervening Event) or the absence of a Shock Change of Recommendation (including in response to a Shock Superior Proposal or a Shock Intervening Event), respectively.  Notwithstanding the foregoing, neither Party shall be required by any provision of this Agreement to consult with or obtain any approval from any other Party with respect to a public announcement or press release issued in connection with the receipt and existence of a bona fide written Power Competing Proposal or Shock Competing Proposal, as applicable, and matters related thereto or a Power Change of Recommendation or a Shock Change of Recommendation, other than as set forth in Section 6.3 or Section 6.4, as applicable.

6.13       Advice of Certain Matters; Control of Business.  Subject to compliance with applicable Law, Power and Shock, as the case may be, shall confer on a regular basis with each other and shall promptly provide each other (or their respective counsel) copies of all filings made by such Party or its Subsidiaries with the SEC, any other Governmental Entity, Nasdaq, ASIC or the ASX in connection with this Agreement and the Transactions, to the extent permitted by applicable Law.  Without limiting in any way any Party’s rights or obligations under this Agreement, nothing contained in this Agreement shall give any Party, directly or indirectly, the right to control or direct the other Party and their respective Subsidiaries’ operations prior to the Effective Time.  Prior to the Effective Time, each of the Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

6.14       Reasonable Best Efforts; Notification; Power Equity Raise and Shock Equity Raise.

(a)         Except to the extent that the Parties’ obligations are specifically set forth elsewhere in this Article VI (including filings, notifications, required efforts, actions and other matters with respect to Antitrust Laws and CFIUS governed by Section 6.8), upon the terms and subject to the conditions set forth in this Agreement (including Section 6.3 and Section 6.4), each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other Transactions.

(b)         Subject to applicable Law and as otherwise required by any Governmental Entity, Power and Shock each shall keep the other apprised of the status of matters relating to the consummation of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Shock or Power, as applicable, or any of its Subsidiaries, from any third party or any Governmental Entity with respect to the Transactions (including those alleging that the approval or Consent of such Person is or may be required in connection with the Transactions).

(c)        If the counterparty to the Power Equity Raise or the Shock Equity Raise were to default on its obligation to consummate the transactions contemplated by the Power Equity Raise and/or the Shock Equity Raise in accordance with its respective terms, then Power and Shock, respectively, may seek to find alternative equity financing sources with an aggregate amount of proceeds not to exceed the amount contemplated by the Power Equity Raise or the Shock Equity Raise, respectively, to replace the Power Equity Raise or the Shock Equity Raise, respectively.  In case Power and/or Shock desires to pursue such alternative financing, then the Parties shall promptly negotiate in good faith and use reasonable best efforts to allow for such alternative financing to occur (including for the issuance of shares pursuant to such alternative financing to be deemed not a breach of the Parties’ representations and warranties in Section 4.2 or Section 5.2, as applicable, or the Parties covenants in Section 6.1(b)(ii) or Section 6.2(b)(ii), as applicable); provided that if the economic terms of such alternative financing would be less favorable to the Party pursuing such alternative financing (disregarding the Merger for this purpose) as compared to the economic terms of the Power Equity Raise or the Shock Equity Raise, as the case may be, then the Parties shall negotiate in good faith and use reasonable best efforts to equitably adjust the Exchange Ratio for the benefit of the shareholders of the Party not pursuing such alternative financing, taking into account the economic principles and terms agreed to by the Parties as of the execution of this Agreement, including the Exchange Ratio, the terms of the Power Equity Raise and the Shock Equity Raise, the capitalization of Power and Shock, and the share prices of Power Common Stock and Shock Ordinary Shares.

6.15       Section 16 Matters.  Prior to the Effective Time, Shock, Merger Sub and Power shall take all such steps as may be required to cause any dispositions of equity securities of Power (including derivative securities) or acquisitions of equity securities of Shock (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Power, or will become subject to such reporting requirements with respect to Shock, to be exempt under Rule 16b-3 under the Exchange Act.

6.16        Stock Exchange Listing and Delistings; ASIC Registrations.

(a)          Prior to the Closing Date, Power shall cooperate with Shock and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of the Nasdaq to enable the delisting by the Surviving Corporation of the shares of Power Common Stock from Nasdaq and the deregistration of the shares of Power Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Effective Time.  If the Surviving Corporation is required to file any quarterly or annual report pursuant to the Exchange Act by a filing deadline that is imposed by the Exchange Act and which falls on a date within the fifteen (15) days following the Closing Date, Power shall make available to Shock, at least ten (10) Business Days prior to the Closing Date, a substantially final draft of any such annual or quarterly report reasonably likely to be required to be filed during such period.

(b)         Prior to the Closing, Power will take all actions that are reasonably necessary to provide that the Power CDIs will, on the Closing Date or such other date and time as the parties hereto agree with ASX and Power (as applicable), be (A) suspended from trading on ASX and (B) cancelled or exchanged for their applicable shares of Power Common Stock in accordance with the ASX Settlement Rules. As soon as practicable after the Effective Time, the Surviving Corporation will apply to ASX to delist Power, to take effect from the close of trading on the trading day immediately after Closing, or such other date as Shock and Power may agree, acting reasonably, following consultation with ASX. As soon as practicable after the Closing, the Surviving Corporation will notify ASIC of the Merger and either deregister Power as a foreign registered company under the Corporations Act, or register the Surviving Corporation as a foreign registered company under the Corporations Act, if applicable.

(c)         Shock shall (i) use its reasonable best efforts to have the Depositary Bank prepare and file with the SEC a registration statement on Form F-6 relating to the registration under the Securities Act of the issuance of the Shock ADSs (the “Form F-6”) and (ii) prepare and file with the SEC a registration statement on Form 8-A relating to the registration of a class of securities under the Exchange Act (the “Form 8-A”). Each of the Power and Shock shall use its reasonable best efforts to have the Form F-6 and Form 8-A declared effective under the Securities Act and the Exchange Act, as applicable, as promptly as practicable after such filing and to keep each of the Form F-6 and Form 8-A effective as long as necessary to consummate the Transactions, including the Shock Share Issuance. Shock and Power shall use their reasonable best efforts to cause (A) the Shock Ordinary Shares to be issued in the Merger to be authorized for listing on ASX on the Closing Date, and (B) the Shock ADSs to be issued in the Merger to be approved for listing on Nasdaq on the Closing Date, in each case, subject to official notice of issuance.

6.17       Takeover Laws. None of the Parties will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Laws, and each of them will take all reasonable steps within its control to exempt (or ensure the continued exemption of) the Transactions from the Takeover Laws of any state that purport to apply to this Agreement or the Transactions. None of the Parties will make or cause or permit to be made, any application to the Australian Takeovers Panel or any court for or in relation to obtaining any declaration or determination that any aspect of the Merger constitutes unacceptable circumstances within the meaning of the Corporations Act or is unenforceable or unlawful.

6.18       Obligations of Merger Sub.  Shock shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

6.19       Establishment of ADR Facility. Shock shall use its reasonable best efforts to cause a sponsored American depositary receipt facility (the “ADR Facility”) to be established with the Depositary Bank for the purpose of issuing the Shock ADSs, including specifically and without limitation entering into a customary deposit agreement (the “Deposit Agreement”) with the Depositary Bank establishing the ADR Facility, to be effective as of the Effective Time, and filing with the SEC the Form F-6. Shock shall consider in good faith the comments of Power on the Deposit Agreement, and the Deposit Agreement shall be subject to the approval of Power, such approval not to be unreasonably withheld. In any event, subject to the prior sentence and applicable Laws, the Deposit Agreement shall (A) provide (i) that each Shock ADS under the ADR Facility shall represent and be exchangeable for a number of Shock Ordinary Shares determined by Shock, taking into account the Nasdaq listing rules requirements, subject to the approval of Power (such approval not to be unreasonably withheld), (ii) for customary provisions for the voting by the Depositary Bank of such Shock Ordinary Shares as instructed by the holders of the Shock ADSs, (iii) for the issuance, at the request of a holder, of either certificated or uncertificated Shock ADSs, (iv) subject to the limitations provided for in General Instruction I.A.1 of the Form F-6, that holders of Shock ADSs shall have the right at any time to exchange their Shock ADSs for the underlying Shock Ordinary Shares and (v) that the Shock Ordinary Shares deposited by Shock with the custodian for the ADR Facility shall be held by the custodian for the benefit of the Depositary Bank, (B) require the Depositary Bank to forward voting instructions and other shareholder communications (including notices, reports and proxy solicitation materials) to the registered holders of Shock ADSs promptly following its receipt of such materials, and (C) include customary provisions for the distribution to holders of Shock ADSs of dividends, other distributions or the rights to participate in any rights offerings in each case received by the custodian from Shock. The material terms of the Deposit Agreement and the Shock ADSs shall be described in the Proxy Statement. At or prior to the Effective Time, Shock shall instruct the Depositary Bank to issue a number of Shock ADSs sufficient to constitute the Shock ADS Consideration.

6.20          Intended Tax Treatment.

(a)         Shock, Power, and Merger Sub intend that the Merger qualify for the Intended Tax Treatment.  Each of Shock, Power, and Merger Sub (i) shall, and shall cause its respective Subsidiaries to, use its commercially reasonable efforts to cause the Merger to so qualify, (ii) shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise) such treatment provided, in each case, that such treatment is at least “more likely than not” to be sustained, and (iii) if their tax counsel is required, in connection with the filings described in Section 6.5, to deliver an opinion as to the material U.S. federal income tax consequences of the Merger, will reasonably cooperate with such tax counsel in connection with such opinion.

(b)         None of Shock, Power, or Merger Sub shall, nor shall they permit their Affiliates to, take any action, and Shock, Power, and Merger Sub shall not, and shall ensure that their Affiliates do not, fail to take any action, which action or failure to act would prevent, preclude or impede the Merger from qualifying (or reasonably would be expected to cause the Merger to fail to qualify) for clause (i), (ii) or (iii) of the Intended Tax Treatment.

(c)          Shock and Power shall promptly notify the other if, at any time before the Effective Time, Shock or Power, respectively, becomes aware of any fact or circumstance that could reasonably be expected to prevent, cause a failure of, preclude, or impede the Merger from qualifying for the Intended Tax Treatment.

(d)       This Agreement (including any other agreements entered into pursuant to this Agreement) is hereby adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

(e)        Notwithstanding anything in this Agreement to the contrary, the qualification of the Merger for the Intended Tax Treatment shall not be a condition to any Party’s obligation to consummate the Merger.

ARTICLE VII
CONDITIONS PRECEDENT

7.1         Conditions to Each Party’s Obligation to Consummate the Merger.  The respective obligation of each Party to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived jointly by the Parties, in whole or in part, to the extent permitted by applicable Law:

(a)          Power Stockholder Approval.  The Power Stockholder Approval shall have been obtained at the Power Stockholders Meeting.

(b)          Shock Shareholder Approval.  The Shock Shareholder Approval shall have been obtained at the Shock Extraordinary General Meeting.

(c)          Regulatory Approvals.  (i) Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have been terminated or shall have expired, (ii) the CFIUS Approval shall have been obtained, and (iii) the ICA Approval shall have been obtained.

(d)         No Injunctions or Restraints.  No Governmental Entity having jurisdiction over any Party shall have issued any order, decree, ruling, injunction or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger, and no Law shall have been adopted that makes consummation of the Merger illegal or otherwise prohibited.

(e)          Registration Statement.  The Registration Statement shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or Proceedings seeking a stop order.

(f)          Form F-6.  The Form F-6 shall have been declared effective by the SEC under the Securities Act and shall not be the subject of any stop order or Proceedings seeking a stop order.

(g)          Listing.  (i) The Shock ADSs that are issuable pursuant to this Agreement shall have been authorized for listing on Nasdaq, subject to official notice of issuance, and (ii) the Shock Ordinary Shares that are issuable pursuant to this Agreement shall have been authorized for listing on the ASX.

(h)         ASIC and ASX. (i) ASIC shall have provided to Shock and Merger Sub such consents, approvals, waivers, relief and exemptions required under the Shock Share Issuance ASIC Relief or Requirements to implement the Shock Share Issuance; and (ii) the ASX shall have provided to Shock and Merger Sub such consents, approvals, waivers, relief and exemptions required for the Merger and the Shock Share Issuance.

7.2         Additional Conditions to Obligations of Shock and Merger Sub.  The obligations of Shock and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived exclusively by Shock, in whole or in part, to the extent permitted by applicable Law:

(a)         Representations and Warranties of Power.  (i) The representations and warranties of Power set forth in Section 4.2(a) (Capital Structure), the second and third sentences of Section 4.2(b) (Capital Structure), the first sentence of Section 4.2(c) (Capital Structure), and Section 4.6(a) (Absence of Certain Changes or Events) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except, with respect to Section 4.2(a), the second sentence of Section 4.2(b) and the first sentence of Section 4.2(c), for any De Minimis Inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), (ii) all other representations and warranties of Power set forth in Section 4.2 (Capital Structure) and the representations and warranties of Power the first sentence of Section 4.1 (Organization, Standing and Power), Section 4.3(a) (Authority), Section 4.21 (Brokers) and Section 4.25 (Takeover Laws), shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time), and (iii) all other representations and warranties of Power set forth in Article IV (a) which are qualified by a “Power Material Adverse Effect” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time) and (b) which are not qualified by a “Power Material Adverse Effect” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except, in the case of this clause (iii)(b), where the failure of such representations and warranties to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Power Material Adverse Effect.

(b)         Performance of Obligations of Power.  Power shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

(c)        Compliance Certificate.  Shock shall have received a certificate of Power signed by an executive officer of Power, dated the Closing Date, confirming that the conditions in Sections 7.2(a) and (b) have been satisfied.

7.3        Additional Conditions to Obligations of Power.  The obligation of Power to consummate the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived exclusively by Power, in whole or in part, to the extent permitted by applicable Law:

(a)         Representations and Warranties of Shock and Merger Sub.  (i) The representations and warranties of Shock and Merger Sub set forth in Section 5.2(a) (Capital Structure), the second and fourth sentences of Section 5.2(b) (Capital Structure), the first sentence of Section 5.2(c) (Capital Structure), and Section 5.6(a) (Absence of Certain Changes or Events) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except, with respect to Section 5.2(a), the second and fourth sentences of Section 5.2(b) and the first sentence of Section 5.2(c) (Capital Structure), Section 5.3(a), for any De Minimis Inaccuracies) (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), (ii) all other representations and warranties of Shock and Merger Sub set forth in Section 5.2(b) (Capital Structure) and the representations and warranties of Shock and Merger Sub set forth in the first sentence of Section 5.1 (Organization, Standing and Power), Section 5.3(a) (Authority) and Section 5.20 (Brokers) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct in all material respects only as of such date or period of time), and (iii) all other representations and warranties of Shock and Merger Sub set forth in Article V (a) which are qualified by a “Shock Material Adverse Effect” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), and (b) which are not qualified by a “Shock Material Adverse Effect” shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date, as though made on and as of the Closing Date (except that representations and warranties that speak as of a specified date or period of time shall have been true and correct only as of such date or period of time), except, in the case of this clause (iii)(b), where the failure of such representations and warranties to be so true and correct that would not reasonably be expected to have, individually or in the aggregate, a Shock Material Adverse Effect.

(b)         Performance of Obligations of Shock and Merger Sub.  Shock and Merger Sub each shall have performed, or complied with, in all material respects all agreements and covenants required to be performed or complied with by them under this Agreement at or prior to the Effective Time.

(c)        Compliance Certificate.  Power shall have received a certificate of Shock signed by an executive officer of Shock, dated the Closing Date, confirming that the conditions in Sections 7.3(a) and (b) have been satisfied.

7.4          Frustration of Closing Conditions.  None of the Parties may rely, either as a basis for not consummating the Merger or for terminating this Agreement, on the failure of any condition set forth in Section 7.1, 7.2 or 7.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach in any material respect of any provision of this Agreement.

ARTICLE VIII
TERMINATION

8.1          Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether (except as expressly set forth below) before or after the Power Stockholder Approval or the Shock Shareholder Approval has been obtained:

(a)          by mutual written consent of Power and Shock;

(b)          by either Power or Shock:

(i)         if any Governmental Entity having jurisdiction over any Party shall have issued any order, decree, ruling or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or injunction or other action shall have become final and nonappealable, or if there shall be adopted any Law that permanently makes consummation of the Merger illegal or otherwise permanently prohibited; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any Party whose failure to fulfill any material covenant or agreement under this Agreement has been the cause of, materially contributed to or resulted in the action or event described in this Section 8.1(b)(i) occurring;

(ii)        if the Merger shall not have been consummated on or before 5:00 p.m. on September 30, 2025 (such date, the “End Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any Party whose failure to fulfill any material covenant or agreement under this Agreement has been the cause of, materially contributed to or resulted in the failure of the Merger to occur on or before such date;

(iii)      in the event of a breach by the other Party of any representation, warranty, covenant or other agreement contained in this Agreement which would give rise to the failure of a condition set forth in Section 7.2(a) or 7.2(b) or Section 7.3(a) or 7.3(b), as applicable (and such breach is not curable prior to the End Date, or if curable prior to the End Date, has not been cured by the earlier of (i) thirty (30) days after the giving of written notice to the breaching Party of such breach and (ii) two (2) Business Days prior to the End Date) (a “Terminable Breach”); provided, however, that the terminating Party is not then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement;

(iv)      if the Power Stockholder Approval shall not have been obtained upon a vote held at a duly held and completed Power Stockholders Meeting, provided, however, that the right to terminate this Agreement under this Section 8.1(b)(iv) shall not be available to Power where an action or failure to act of Power that constitutes a material breach by Power of this Agreement has materially contributed to the failure to obtain the Power Stockholder Approval; or

(v)       if the Shock Shareholder Approval shall not have been obtained upon a vote held at a duly held and completed Shock Extraordinary General Meeting, provided, however, that the right to terminate this Agreement under this Section 8.1(b)(v) shall not be available to Shock where an action or failure to act of Shock that constitutes a material breach by Shock of this Agreement has materially contributed to the failure to obtain the Shock Shareholder Approval.

(c)         by Shock, prior to, but not after, the time the Power Stockholder Approval is obtained, if the Power Board or a committee thereof shall have effected a Power Change of Recommendation (whether or not such Power Change of Recommendation is permitted by this Agreement);

(d)         by Power, prior to, but not after, the time the Shock Shareholder Approval is obtained, if the Shock Board or a committee thereof shall have effected a Shock Change of Recommendation (whether or not such Shock Change of Recommendation is permitted by this Agreement);

(e)         by Shock, prior to, but not after, the time the Power Stockholder Approval is obtained, if Power, any of its Subsidiaries or any of Power’s or its Subsidiaries’ Representatives shall have Willfully and Materially Breached the obligations set forth in Section 6.3(b) (No Solicitation by Power);

(f)         by Power, prior to, but not after, the time the Shock Shareholder Approval is obtained, if Shock, any of its Subsidiaries or any of Shock’s or its Subsidiaries’ Representatives shall have Willfully and Materially Breached the obligations set forth in Section 6.4(b) (No Solicitation by Shock); or

(g)         by Power, if Shock shall not have delivered the Shock Historical Financials or the Shock Subpart 1300 Reports to Power on or before 5:00 pm on February 18, 2025, provided, however, that the right to terminate this Agreement under this Section 8.1(g) shall not be available to Power (i) if prior to such termination, Shock shall have delivered to Power the Shock Historical Financials and the Shock Subpart 1300 Reports or (ii) from and after March 20, 2025.

8.2          Notice of Termination; Effect of Termination.

(a)        A terminating Party shall provide written notice of termination to the other Party specifying with particularity the reason for such termination and any termination shall be effective immediately upon delivery of such written notice to the other Party.

(b)         In the event of termination of this Agreement by any Party as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party except with respect to this Section 8.2, Section 6.7(b), Section 8.3 and Article I and IX (and the provisions that substantively define any related defined terms not substantively defined in Article I); provided, however, that notwithstanding anything to the contrary herein, no such termination shall relieve any Party from liability for any damages for a Willful and Material Breach of any covenant, agreement or obligation hereunder or fraud.

8.3          Termination Fees and Other Payments.

(a)         Except as otherwise provided in this Agreement, each Party shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, whether or not the Merger shall be consummated.  Except as otherwise provided in Section 3.3(b)(vi), and except in respect of Australian capital gains Taxes arising to holders of shares of Power Capital Stock upon completion where roll-over relief under Subdivision 124-M of the Income Tax Assessment Act 1997 is unavailable (in which case such Taxes shall be borne and paid by such holders), all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees imposed with respect to, or as a result of, the Merger shall be borne by Shock or the Surviving Corporation, and expressly shall not be a liability of holders of Power Common Stock or Power Preferred Stock.

(b)         If (i) Shock terminates this Agreement pursuant to Section 8.1(c) (Power Change of Recommendation) or Section 8.1(e) (No Solicitation by Power), (ii) Power or Shock terminates this Agreement pursuant to Section 8.1(b)(ii) (End Date) (prior to, but not after, the time the Power Stockholder Approval is obtained) and, in the case of this clause (ii), either (x) the Power Board or a committee thereof shall have effected a Power Change of Recommendation or (y) Power, any of its Subsidiaries, or any of Power’s or its Subsidiaries’ Representatives shall have Willfully and Materially Breached the obligations set forth in Section 6.3(b) (No Solicitation by Power), or (iii) Power terminates this Agreement pursuant to Section 8.1(b)(iv) (Failure to Obtain Power Stockholder Approval) at a time when Shock has the right to terminate this Agreement pursuant to Section 8.1(c) (Power Change of Recommendation) or Section 8.1(e) (No Solicitation by Power), then Power shall pay Shock the Power Termination Fee in cash by wire transfer of immediately available funds to an account designated by Shock no later than three (3) Business Days after notice of termination of this Agreement.

(c)         If (i) Power terminates this Agreement pursuant to Section 8.1(d) (Shock Change of Recommendation) or Section 8.1(f) (No Solicitation by Shock), (ii) Power or Shock terminates this Agreement pursuant to Section 8.1(b)(ii) (End Date) (prior to, but not after, the time the Shock Shareholder Approval is obtained) and, in the case of this clause (ii), either (x) Shock Board or a committee thereof shall have effected a Shock Change of Recommendation or (y) Shock, any of its Subsidiaries, or any of Shock’s or its Subsidiaries’ Representatives shall have Willfully and Materially Breached the obligations set forth in Section 6.4(b) (No Solicitation by Shock), or (iii) Shock terminates this Agreement pursuant to Section 8.1(b)(v) (Failure to Obtain Shock Shareholder Approval) at a time when Power has the right to terminate this Agreement pursuant to Section 8.1(d) (Shock Change of Recommendation) or Section 8.1(f) (No Solicitation by Shock), then Shock shall pay Power the Shock Termination Fee in cash by wire transfer of immediately available funds to an account designated by Power no later than three (3) Business Days after notice of termination of this Agreement.

(d)         If (i) (A) Power or Shock terminates this Agreement pursuant to Section 8.1(b)(iv) (Failure to Obtain Power Stockholder Approval), and on or before the date of any such termination a Power Competing Proposal made after the date hereof but before any termination shall have been publicly announced or publicly disclosed and not been publicly withdrawn without qualification at least five (5) Business Days prior to the Power Stockholders Meeting, or (B) Power or Shock terminates this Agreement pursuant to Section 8.1(b)(ii) (End Date) or Shock terminates this Agreement pursuant to Section 8.1(b)(iii) (Power Terminable Breach) and following the execution of this Agreement and on or before the date of any such termination a Power Competing Proposal shall have been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five (5) Business Days prior to the date of such termination, and, in the case of (i)(A) and (i)(B), (ii) within twelve (12) months after the date of such termination, Power enters into a definitive agreement with respect to a Power Competing Proposal or consummates a Power Competing Proposal, then Power shall pay Shock the Power Termination Fee.  It is understood and agreed that with respect to the preceding clauses (i) and (ii), any reference in the definition of Power Competing Proposal to “20%” shall be deemed to be a reference to “50%.”

(e)          If (i) (A) Power or Shock terminates this Agreement pursuant to Section 8.1(b)(v) (Failure to Obtain Shock Shareholder Approval), and on or before the date of any such termination a Shock Competing Proposal made after the date hereof but before any termination shall have been publicly announced or publicly disclosed and not been publicly withdrawn without qualification at least five (5) Business Days prior to the Shock Extraordinary General Meeting, or (B) Power or Shock terminates this Agreement pursuant to Section 8.1(b)(ii) (End Date) or Power terminates this Agreement pursuant to Section 8.1(b)(iii) (Shock Terminable Breach) and following the execution of this Agreement and on or before the date of any such termination a Shock Competing Proposal shall have been publicly announced or publicly disclosed and not publicly withdrawn without qualification at least five (5) Business Days prior to the date of such termination, and (ii) within twelve (12) months after the date of such termination, Shock enters into a definitive agreement with respect to a Shock Competing Proposal or consummates a Shock Competing Proposal, then Shock shall pay Power the Shock Termination Fee.  It is understood and agreed that with respect to the preceding clauses (i) and (ii), any reference in the definition of Shock Competing Proposal to “20%” shall be deemed to be a reference to “50%.”

(f)         In no event shall Shock be entitled to receive more than one payment of the Power Termination Fee, and in no event shall Power be entitled to receive more than one payment of the Shock Termination Fee.  The Parties agree that the agreements contained in this Section 8.3 are an integral part of the Transactions, and that, without these agreements, the Parties would not have entered into this Agreement. The Parties intend that the payment of the Power Termination Fee or the Shock Termination Fee shall not be subject to goods and services or similar transfer Taxes and shall cooperate to minimize any such Taxes (“Transfer Taxes”).  If Transfer Taxes are payable with respect to the Power Termination Fee, such Transfer Taxes shall be borne by Power.  If Transfer Taxes are payable with respect to the Shock Termination Fee, such Transfer Taxes shall be borne by Shock. If a Party fails to promptly pay the amount due by it pursuant to this Section 8.3, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of ten per cent (10%) per annum.  If, in order to obtain such payment, the other Party commences a Proceeding that results in judgment for such Party for such amount, the defaulting Party shall pay the other Party its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Proceeding.  The Parties agree that the monetary remedies set forth in this Section 8.3 and the specific performance remedies set forth in Section 9.11 shall be the sole and exclusive remedies of (i) Power and its Subsidiaries against Shock and Merger Sub and any of their respective former, current or future directors, officers, shareholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated, except in the case of fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Shock and Merger Sub shall be liable for damages for such fraud or Willful and Material Breach), and, upon payment of such amount, none of Shock or Merger Sub or any of their respective former, current or future directors, officers, shareholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for the liability of Shock in the case of fraud or a Willful and Material Breach of any covenant, agreement or obligation; and (ii) Shock and Merger Sub against Power and its Subsidiaries and any of their respective former, current or future directors, officers, shareholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated, except in the case of fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Power shall be liable for damages for such fraud or Willful and Material Breach), and, upon payment of such amount, none of Power and its Subsidiaries or any of their respective former, current or future directors, officers, shareholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except for the liability of Power in the case of fraud or a Willful and Material Breach of any covenant, agreement or obligation.

(g)        Notwithstanding the other provisions of this Article VIII, this Article VIII does not impose an obligation on Shock to pay the Shock Termination Fee to the extent (and only to the extent) that the obligation to pay the Shock Termination Fee (or any part thereof) is declared or determined by the Takeovers Panel to constitute “unacceptable circumstances”. In furtherance thereof, Power will, within ten (10) Business Days of Shock having given Power a notice of such declaration or determination by Takeovers Panel, refund to Shock any part of the Shock Termination Fee that Shock has already paid to Power and the portion thereof that, in the Takeovers Panel’s declaration or determination, constitutes “unacceptable circumstances”.

ARTICLE IX
GENERAL PROVISIONS

9.1         Schedule Definitions.  All capitalized terms in the Power Disclosure Letter and the Shock Disclosure Letter shall have the meanings ascribed to them herein, except as otherwise defined therein.

9.2       Survival. Except as otherwise provided in this Agreement, none of the representations, warranties, agreements and covenants contained in this Agreement will survive the Closing; provided, however, that Article I (and the provisions that substantively define any related defined terms not substantively defined in Article I), this Article IX and the agreements of the Parties in Articles II and III, and Section 4.26 (No Additional Representations), Section 5.25 (No Additional Representations), Section 6.9 (Employee Matters), Section 6.10 (Indemnification; Directors’ and Officers’ Insurance), and those other covenants and agreements contained herein that by their terms apply, or that are to be performed in whole or in part, after the Closing, shall survive the Closing.  The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

9.3         Notices. All notices, requests and other communications to any Party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered in person or by an internationally recognized courier; or (ii) upon transmission, if transmitted by electronic mail (“e-mail”); provided that each notice Party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt), in each case as addressed as follows (or to such other address as any Party shall specify by written notice so given):

(i)	if to Shock or Merger Sub, to:

Sayona Mining Limited
Level 28, 10 Eagle Street
Brisbane, Queensland,
4000 Australia
	Attention:	Lucas Dow
	E-mail:	[Omitted]

with a required copy to (which copy shall not constitute notice):

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, New York,
10128-4498, United States
	Attention:	Avner Bengera; Jamie Yarbrough
	E-mail:	avner.bengera@bakerbotts.com;
jamie.yarbrough@bakerbotts.com

(ii)	if to Power, to:

Piedmont Lithium Inc.
42 E Catawba Street
Belmont, North Carolina
28012-3349
	Attention:	Bruce Czachor
	E-mail:	[Omitted]

with a required copy to (which copy shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York
10166-0193, United States
	Attention:	John Gaffney; Michelle Gourley
	E-mail:	JGaffney@gibsondunn.com;
MGourley@gibsondunn.com

Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice has been given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

9.4          Rules of Construction.

(a)          Each of the Parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel.  Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the Parties shall be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted it is of no application and is hereby expressly waived.

(b)       Matters reflected in the Power Disclosure Letter or Shock Disclosure Letter are not necessarily limited to matters required by this Agreement to be disclosed in the Power Disclosure Letter or Shock Disclosure Letter, as applicable. The inclusion of any information in the Power Disclosure Letter or Shock Disclosure Letter shall not be deemed an admission or acknowledgment, in and of itself and solely by virtue of the inclusion of such information in the Power Disclosure Letter or Shock Disclosure Letter, as applicable, that such information (or any non-disclosed item or information of comparable or greater significance) is required to be listed in the Power Disclosure Letter or Shock Disclosure Letter, as applicable, that such items are or may be material, or that such items have resulted or may result in a Power Material Adverse Effect or a Shock Material Adverse Effect.  The headings, if any, of the individual sections of each of the Shock Disclosure Letter and the Power Disclosure Letter are inserted for convenience only and shall not be deemed to constitute a part thereof or a part of this Agreement.  The Power Disclosure Letter and Shock Disclosure Letter are arranged in sections corresponding to the Sections of this Agreement merely for convenience, and the disclosure of an item in one section of the Power Disclosure Letter or Shock Disclosure Letter, as applicable, as an exception to a particular representation or warranty or covenant shall be deemed adequately disclosed as an exception with respect to all other representations or warranties or covenants to the extent that the relevance of such item to such representations or warranties or covenants is reasonably apparent on its face, notwithstanding the presence or absence of an appropriate section of the Power Disclosure Letter or Shock Disclosure Letter with respect to such other representations or warranties or covenants or an appropriate cross reference thereto, and notwithstanding the presence or absence of any specific reference to the Power Disclosure Letter or Shock Disclosure Letter, as applicable. Each of the Power Disclosure Letter and the Shock Disclosure Letter is qualified in its entirety by reference to the specific provisions of this Agreement, and is not intended to constitute, and shall not be construed as constituting, representations and warranties or covenants of Power, Shock or Merger Sub, as applicable, except as and to the extent provided in this Agreement.

(c)          The specification of any monetary amount in the representations and warranties or covenants or otherwise in this Agreement or in the Power Disclosure Letter or Shock Disclosure Letter, as applicable, is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between or among the Parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

(d)      All references in this Agreement to Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Annexes, Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise.  The words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereto” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The words “this Section,” “this subsection” and words of similar import, refer only to the Sections or subsections hereof in which such words occur.  Unless the context otherwise requires, the word “including” (in its various forms) means “including, without limitation.” For purposes of this Agreement, pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.  Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms.  Unless the context otherwise requires, all references herein to a specific time shall refer to New York, New York time.  As used in this Agreement: (i) unless the context otherwise requires, the word “or” is not exclusive; (ii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; (iii) references to “written” or “writing” include in electronic form; and (iv) unless the context otherwise requires, (x) the term “dollars” and the symbol “US$” mean United States Dollars, (y) the symbol “AU$” means Australian Dollars, and (z) references to amounts in one currency include references to their equivalents at the applicable time in any other currency.  The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(e)         In this Agreement, except as the context may otherwise require, references to: (i) any Contract (including this Agreement), statute, rule or regulation are to the Contract, statute, rule or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of a Contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (ii) any Governmental Entity includes any successor to that Governmental Entity; (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section; (iv) “days” mean calendar days ending at 11:59 p.m. (New York, New York time); when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; and (v) “made available” means, with respect to any document, that such document was made available in the virtual data room that relates to the Transactions and is maintained by Power or Shock, as applicable, prior to the execution of this Agreement.

9.5          Counterparts.  This Agreement may be executed in two or more counterparts, including via facsimile or e-mail in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

9.6        Entire Agreement; No Third Party Beneficiaries.  This Agreement (together with the Confidentiality Agreement and any other documents and instruments executed pursuant hereto) constitutes the entire agreement and supersedes all prior agreements, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter hereof.  Except for the provisions of (a) Article III (including, for the avoidance of doubt, the rights of the former holders of Power Common Stock and Power Equity Awards to receive the Merger Consideration, but only from and after the Effective Time, and (b) Section 6.10 (which from and after the Effective Time is intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and Representatives), but only from and after the Effective Time, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.7          Governing Law; Venue; Waiver of Jury Trial.

(a)        THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

(b)       THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE (AND ANY APPELLATE COURTS FROM ANY OF THE FOREGOING COURTS) SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT (AND ANY APPELLATE COURT THEREFROM). THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF. NOTHING IN THIS SECTION 9.7 SHALL LIMIT THE JURISDICTION OF THE TAKEOVERS PANEL IN RELATION TO MATTERS WITHIN ITS JURISDICTION RAISED WITH IT BY THIRD PARTIES.

9.8         Severability.  Each Party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible, including that if any obligation imposed on Shock under Section 6.4 or an obligation relating to the Shock Termination Fee under Section 8.3 is declared or determined by the Takeovers Panel to constitute “unacceptable circumstances” within the meaning of the Corporations Act, the Parties agree that application of Section 6.3 relating to the equivalent obligation imposed on Power or the obligation relating to the Power Termination Fee under Section 8.3 is modified and read down as it applies to Power to reflect the original intent of the Parties that the Transactions and the obligations under those Sections are to apply mutually to the Parties.  Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any Party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a Party took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such Party shall not incur any liability or obligation unless such Party did not in good faith seek to resist or object to the imposition or entering of such order

9.9         Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.  Any purported assignment in violation of this Section 9.9 shall be void and of no effect.

9.10       Affiliate Liability.  Each of the following is referred to in this Section 9.10 as a “Power Affiliate”: (a) any direct or indirect holder of equity interests or securities in Power (whether stockholders or otherwise), and (b) any director, officer, employee, Representative or agent of (i) Power or (ii) any Person who controls Power.  No Power Affiliate shall have any liability or obligation to Shock or Merger Sub of any nature whatsoever in connection with or under this Agreement or the Transactions other than for fraud, and Shock and Merger Sub hereby waive and release all claims of any such liability and obligation, other than for fraud.  Each of the following is referred to in this Section 9.10 as a “Shock Affiliate”: (x) any direct or indirect holder of equity interests or securities in Shock (whether stockholders or otherwise), and (y) any director, officer, employee, Representative or agent of (i) Shock or (ii) any Person who controls Shock.  No Shock Affiliate shall have any liability or obligation to Power of any nature whatsoever in connection with or under this Agreement or the Transactions other than for fraud, and Power hereby waives and releases all claims of any such liability and obligation, other than for fraud.

9.11       Specific Performance.  The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties.  Prior to the termination of this Agreement pursuant to Section 8.1, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 9.11, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity.  Each Party accordingly agrees (a) the non-breaching Party will be entitled to injunctive and other equitable relief, without proof of actual damages, (b) the alleged breaching Party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or Threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 9.11, and (c) the alleged breaching Party will not plead in defense thereto that there would be an adequate remedy at Law.  Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.11, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  If prior to the End Date, any Party hereto brings an action to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended by such other time period established by the court presiding over such action.

9.12       Amendment.  This Agreement may be amended by the Parties at any time before or after adoption of this Agreement by the stockholders of Power or the applicable approval of the Shock Shareholder Matters by the shareholders of Shock, but, after any such adoption or approval, as applicable, no amendment shall be made which would require the further adoption or approval, as applicable, by such stockholders or shareholders, as applicable, pursuant to applicable Law without first obtaining such further adoption or approval, as applicable.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

9.13        Extension; Waiver.  At any time prior to the Effective Time, Power and Shock may, to the extent allowed under applicable Law:

(a)          extend the time for the performance of any of the obligations or acts of the other Party hereunder;

(b)          waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered pursuant hereto; or

(c)          waive compliance with any of the agreements or conditions of the other Party contained herein.

Notwithstanding the foregoing, no failure or delay by Power or Shock in exercising any right, power or privilege hereunder shall operate as a waiver of any breach of any provision hereof or of any prior or subsequent breach of the same or any other provision hereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of any other right, power or privilege hereunder.  No agreement on the part of a Party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such Party.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

SAYONA MINING LIMITED

By:	/s/ Lucas Dow
	Name:	Lucas Dow
	Title:	Managing Director and Chief Executive Officer

By:	/s/ Dylan Darbyshire-Roberts
	Name:	Dylan Darbyshire-Roberts
	Title:	Company Sectary and General Counsel

SHOCK MERGECO INC.

By:	/s/ Lucas Dow
	Name:	Lucas Dow
	Title:	President and Chief Executive Officer

PIEDMONT LITHIUM INC.

By:	/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit 10.1

Strictly Confidential
Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of November 18, 2024 by and between Piedmont Lithium Inc., a Delaware corporation (“Power”), and the undersigned stockholder (the “Stockholder”) of Power. Capitalized terms that are used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Power, Sayona Mining Limited, an Australian public company limited by shares (“Shock”), and Shock MergeCo Inc., a Delaware corporation and wholly owned subsidiary of Shock (“Merger Sub”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof(as it may be amended from time to time by the parties thereto, the “Merger Agreement”), which provides for, among other things (a) the merger of Merger Sub with and into Power in accordance with its terms (the “Merger”), and (b) the issuance of Shock Ordinary Shares and Shock ADSs in connection with the Merger;

WHEREAS, pursuant to the Merger, each share of Power Common Stock (other than certain shares specified in the Merger Agreement) that is outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive the consideration set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of shares of Power Common Stock as set forth on Schedule I hereto (the “Existing Shares”) and of the securities convertible into, or exercisable or exchangeable for, shares of Power Common Stock as set forth on Schedule I hereto; and

WHEREAS, as a condition and inducement for Shock to enter into the Merger Agreement, the Stockholder and Power are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Agreement to Vote.

(a) From the date hereof until the Expiration Date (as defined below), the Stockholder shall (x) appear at (or otherwise cause all the Existing Shares and all New Shares (as defined below) (collectively, the “Subject Shares”) to be counted as present for purposes of calculating a quorum) at the Power Stockholders Meeting and (y) vote or cause to be voted, by proxy or otherwise, all Subject Shares, to the extent (in the case of securities convertible into, or exercisable or exchangeable for, shares of Power Common Stock) any such Subject Shares are capable of being voted, at the Power Stockholders Meeting, and on every action proposed to be approved by the written consent of the holders of outstanding shares of Power Common Stock in favor of the adoption and approval of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, and in favor of any proposal to adjourn or postpone any meeting of the stockholders of Power at which the Merger Agreement and the transactions contemplated thereby, including the Merger, are submitted for the consideration and vote of the stockholders of Power to a later date if there insufficient shares of Power Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Power Stockholders Meeting.

(b) Prior to the Expiration Date, the Stockholder shall not enter into any Contract or understanding with any Person to vote or give instructions, or grant any proxy or power of attorney in any manner inconsistent with this Section 1.

(c) Notwithstanding anything to the contrary set forth herein, if the Stockholder is serving on the Power Board, then the obligations of the Stockholder set forth herein (including Section 1 hereof) shall be subject to the right or ability of the Stockholder to exercise his or her fiduciary duties, including by voting in his or her capacity as a director to effect a Power Change of Recommendation in accordance with the terms of the Merger Agreement, or voting the Subject Shares consisting with his or her position with respect to a Power Change of Recommendation.

2. New Shares. The Stockholder agrees that any shares of Power Common Stock that the Stockholder purchases or with respect to which the Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date, including shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by the Stockholder that are convertible into, or exercisable or exchangeable for, shares of Power Common Stock (“New Shares”), shall, from the date of such acquisition, be subject to the terms and conditions of this Agreement to the same extent as if they constituted Existing Shares.

3. No Obligation to Exercise Options or Other Securities. Nothing contained in this Agreement shall require the Stockholder to (i) convert, exercise or exchange any option, warrant or convertible security in order to obtain any underlying shares of Power Common Stock or (ii) vote, or execute any consent with respect to, any shares of Power Common Stock underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

4. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Power or any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and Power shall have no authority by virtue of this Agreement or the transactions to be consummated pursuant hereto to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Power or exercise any power or authority to direct the Stockholder in the voting of any of the Subject Shares to the extent such Subject Shares are entitled to be voted, except as expressly provided herein.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents, warrants and covenants to Power as follows:

(a) The Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. If the Stockholder is married and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid, binding and enforceable, this Agreement has been duly executed and delivered by, and, assuming the due authorization, execution and delivery by Power, constitutes the legal, valid and binding obligation of, the Stockholder’s spouse, enforceable in accordance with its terms except, in each case, as enforcement may be limited by the Creditors’ Rights.

2

(b) As of the date hereof, the Existing Shares constitute all of the shares of Power Common Stock beneficially owned or owned of record by the Stockholder, and except as set forth on Schedule I, the Stockholder does not beneficially own any securities of Power. Except as provided for herein, the Stockholder has sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in herein, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares.

(c) The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of his or her obligations under this Agreement will not, (i) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to the Stockholder or by which any of its assets or properties is bound, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of the Stockholder pursuant to, any note, bond, mortgage, indenture, Contract to which the Stockholder is a party or by which the Stockholder or any of its assets or properties (including the Subject Shares) is bound, except for any of the foregoing as would not reasonably be expected, individually and in the aggregate, to have an adverse effect on the ability of the Stockholder to perform his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) The execution and delivery of this Agreement by the Stockholder do not, and the performance by the Stockholder of his or her obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require the Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity or any other person, other than the filings of any reports with the SEC (if any).

6. Disclosure. The Stockholder shall permit Power to publish and disclose (in all documents and schedules filed with the SEC, or lodged or filed with ASIC or the ASX, and any press release or other disclosure document that Power determines to be required by applicable Law in connection with the Merger and the other Transactions) the Stockholder’s identity and ownership of Subject Shares and the nature of the commitments, arrangements and understandings under this Agreement. Power shall permit the Stockholder to publish and disclose in all disclosure documents to the extent required by applicable Law the nature of the commitments, arrangements and understandings under this Agreement.

7. Termination. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (a) the Effective Time, (b) the date the Merger Agreement shall have been validly terminated pursuant to Article VIII thereof, or (c) the date on which the Power Board shall have effected a Power Change of Recommendation in compliance with Section 6.3 of the Merger Agreement (such date, the “Expiration Date”). Neither the provisions of this Section 7 nor the termination of this Agreement shall relieve any party hereto from any liability of such party to any other party incurred prior to such termination or arising out of or in connection with a breach of this Agreement.

3

8. Miscellaneous.

(a) Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered in person or by an internationally recognized courier; or (ii) upon transmission, if transmitted by electronic mail (“e-mail”); provided that each notice party shall use reasonable best efforts to confirm receipt of any such e-mail correspondence promptly upon receipt, in each case as addressed as follows (or to such other address as any party shall specify by written notice so given):

(i) if to Power, to:

Piedmont Lithium Inc.
42 E Catawba Street
Belmont, North Carolina
Attention:
Bruce Czachor
E-mail:
[Intentionally Omitted]

with a required copy to (which copy shall not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166-0193
Attention:
John Gaffney; Michelle Gourley
E-mail:
JGaffney@gibsondunn.com;
MGourley@gibsondunn.com

(ii) If to the Stockholder, to the address set forth on Schedule I hereto.

(b) Certain Interpretations. All references in this Agreement to Sections, clauses and other subdivisions refer to the corresponding Sections, clauses and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “herein,” “hereby,” “hereunder,” “hereto” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Section” and words of similar import, refer only to the Sections or other subdivisions hereof in which such words occur. Unless the context otherwise requires, the words “party” and “parties” refer to the parties to this Agreement. Unless the context otherwise requires, the word “including” (in its various forms) means “including, without limitation.” For purposes of this Agreement, pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. As used in this Agreement: (i) unless the context otherwise requires, the word “or” is not exclusive; (ii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”; and (iii) references to “written” or “writing” include in electronic form. The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. In this Agreement, except as the context may otherwise require, references to: (w) any Contract (including this Agreement), statute, rule or regulation are to the Contract, statute, rule or regulation as amended, modified, supplemented, restated or replaced from time to time (in the case of a Contract, to the extent permitted by the terms thereof and, if applicable, by the terms of this Agreement); (x) any Governmental Entity includes any successor to that Governmental Entity; (y) any applicable Law refers to such applicable Law as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under such statute) and references to any section of any applicable Law or other law include any successor to such section; and (z) “days” mean calendar days ending at 11:59 p.m. (New York, New York time); when calculating the period of time within which, or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day.

4

(c) Entire Agreement; No Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(d) Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Power may assign the rights and delegate its right and obligations under this Agreement to any person to whom Power has assigned its rights under the Merger Agreement in compliance therewith. Any assignment in contravention of this Section 8(d) shall be void and of no effect.

(e) Amendments and Modification; Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver of any breach of any provision hereof or of any prior or subsequent breach of the same or any other provision hereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of any other right, power or privilege hereunder. No agreement on the part of a party to any such extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of such party.

(f) Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that to reflect as much as possible the original intent of the parties. Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a party took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order.

5

(g) Specific Performance and Other Remedies. The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the parties. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 8(g), this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity. Each party accordingly agrees (a) the non-breaching party will be entitled to injunctive and other equitable relief, without proof of actual damages, (b) the alleged breaching party will not raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or Threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 8(g), and (c) the alleged breaching party will not plead in defense thereto that there would be an adequate remedy at Law. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8(g), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(h) Fees and Expenses. Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses, whether or not the Merger is consummated.

(i) GOVERNING LAW. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAW THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

6

(j) VENUE; WAIVER OF JURY TRIAL. THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DGCL, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE (AND ANY APPELLATE COURTS FROM ANY OF THE FOREGOING COURTS) SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT (AND ANY APPELLATE COURT THEREFROM). THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 8(a) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(k) Joint Drafting. Each of the parties acknowledges that it has been represented, or has had the opportunity to be represented, by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(l) Counterparts. This Agreement may be executed in counterparts, including via facsimile or e-mail in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Signature Page Follows]

7

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PIEDMONT LITHIUM INC.

By:
	Name:	Bruce Czachor
	Title:	Executive Vice President and Chief Legal Officer and Secretary

[Signature Page to Power Support Agreement – [Stockholder Name]]

[STOCKHOLDER]

By:
Name: [●]

Acknowledged and agreed to by:

By:
Name of Stockholder’s spouse, if any:

[Signature Page to Power Support Agreement – [Stockholder Name]]

SCHEDULE I

Stockholder	Existing Shares	Other Securities of Power	Address (including email)
[●]	[●]	[●]	[●]

Schedule A

Exhibit 99.1

PRESS RELEASE | November 19, 2024 | NASDAQ:PLL | ASX:PLL

PIEDMONT LITHIUM AND SAYONA MINING TO MERGE

Creates a leading North American lithium producer and developer

•	Piedmont and Sayona to combine in all-stock merger with ownership split of approximately 50% / 50% on a fully diluted basis immediately post-merger and prior to the conditional equity raising

•	Creating a leading North American hard rock lithium producer with geographically advantaged spodumene resources of global scale

•	Simplified corporate structure aligns North American Lithium (“NAL”) offtake economics, and removes contractual complexities

•	Unified ownership of NAL unlocks the potential for a significant brownfield expansion

•	Combined scale provides strategic flexibility to combine and optimize downstream strategies

•	Material corporate, logistics, marketing, and procurement synergies

•
Significantly strengthened balance sheet with two stage equity financing, with post-merger raise led by cornerstone subscription from Resource Capital Fund VIII L.P. (“RCF VIII”), associated with Resource Capital Funds (“RCF”), a critical minerals and mining-focused global investment firm

•	MergeCo will endeavor to complete an additional equity raise for eligible retail shareholders post-closing

BELMONT, North Carolina, November 18, 2024 - Piedmont Lithium Inc. (“Piedmont” or the “Company”) (NASDAQ: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, and Sayona Mining Limited (“Sayona”) (ASX: SYA) announce the signing of a definitive agreement (the “Merger Agreement”) to combine the two companies to create a leading lithium business, resulting in Sayona being the ultimate parent entity (“MergeCo”) (the “Transaction”).

The Transaction will result in an approximate 50% / 50% equity holding of shareholders of Piedmont and Sayona (on a fully diluted basis) in MergeCo immediately following the closing of the Transaction. Piedmont will be undertaking a proposed capital raise of ~US$27 million. Sayona is undertaking a capital raise of A$40 million (~US$27 million). Upon closing of the Transaction, Sayona will also undertake a conditional placement (“Conditional Placement”) for A$69 million in MergeCo to Resource Capital Fund VIII L.P. (“RCF VIII”). The placement is subject to completion of the Transaction and requisite Sayona shareholder approval and other conditions. The equity raisings, aggregating to approximately US$99million, plan to ensure MergeCo is well positioned to accelerate growth within its enlarged portfolio.

Completion of the Transaction is subject to shareholder approval for both companies and is expected to close in the first half of CY2025. A proxy statement containing important information about the Merger will be dispatched to Piedmont shareholders and filed with the U.S. Securities and Exchange Commission prior to a Piedmont shareholder meeting to seek approval of the Transaction. An Extraordinary General Meeting (“EGM NoM”) of Sayona shareholders is expected to be held in the first half of calendar year 2025 to seek, amongst other things, approval of the Transaction.

Piedmont Lithium’s President and Chief Executive Officer, Keith Phillips, said: “This merger combines two complementary businesses and will create a larger and stronger company.  MergeCo will be North America’s largest lithium producer and will have an attractive growth profile with three DFS-stage development projects and an exciting near-term brownfield expansion opportunity at NAL. The merger financing, corner-stoned by leading mining private equity group RCF, will enable us to weather the current industry downturn while making intelligent investments in our growth projects to be positioned for the recovery in lithium markets that we expect in the medium-term. MergeCo will be domiciled in Australia, but will maintain a listing on Nasdaq and a strong commitment to our Carolina Lithium project and our U.S. headquarters in Belmont, North Carolina.”

Sayona’s Chief Executive Officer and Managing Director, Lucas Dow, said: “This merger marks a transformative step for Sayona and Piedmont, creating a leading North American lithium producer with the scale and capabilities to meet the growing demand for lithium products. We believe our combined resources and expertise will enable us to deliver significant value to our shareholders and stakeholders. We are excited about the opportunities this merger presents to accelerate our growth plans and enhance our strategic flexibility.”

Piedmont Lithium Board unanimously recommend the Transaction

The Merger Agreement and the Transaction have been unanimously approved by the board of directors of Piedmont (“Piedmont Board of Directors”). The Piedmont Board of Directors unanimously recommend shareholders vote in favor of the Transaction and intend to vote, or procure the voting of, any Piedmont shares held by them in favor of the Transaction, in each case subject to a superior proposal.

Strategic Rationale for the Merger

A combination between Piedmont and Sayona will create a simpler and stronger lithium business that is well-positioned to grow through cycles. The combination delivers scale, optimization and growth potential by creating the largest producer of hard rock lithium in North America.

•	Creates largest hard rock lithium producer in North America with compelling growth profile

o	Currently the largest producing hard rock lithium miner in North America

o	Significant combined lithium Ore Reserve estimate totaling 70.4Mt @ 1.15% Li2O and Mineral Resource estimate totaling 153.5Mt @ 1.15% Li2O (Measured and Indicated) and 51.4Mt @ 1.07% Li2O (Inferred)[1]

o	Three high-quality development projects and the potential for brownfield expansion of NAL

•	Economic alignment to pursue NAL brownfield expansion

o	Consolidated NAL offtake economics

o	Early, internal studies commenced, underpinned by a significant resource base

o	Low capital intensity with a lower cost base and shorter permitting process than identified greenfield projects

•	Simplified corporate structure and shared benefits of synergies

o	Optimized logistics and procurement with potential to deliver lower operating costs

o	Marketing synergies expected through significantly expanded customer relationships

•	Strengthened balance sheet with ability to fund and accelerate growth projects

o	Capital raising provides MergeCo with funding runway to operate

o	MergeCo go forward funding strategy is expected to focus on introducing strategic project-level partners with technical and funding capability and progressing non-dilutive sources of funding

Transaction Structure

The Transaction will be implemented by way of an Agreement and Plan of Merger between Piedmont and Sayona. A newly formed subsidiary of Sayona will merge with Piedmont Lithium which will result in Sayona Mining Limited being the ultimate parent entity of the merged group and will continue to be domiciled in Australia, with an ASX primary listing and a Nasdaq secondary listing of American depository shares (“ADSs”).

Under the terms of the Transaction, existing holders of Piedmont Lithium shares of common stock will receive Sayona ADSs corresponding to 527 Sayona ordinary shares for each Piedmont share of common stock held and existing holders of Piedmont Lithium CHESS Depository Interests (“CDIs”) will receive 5.27 Sayona Mining Limited ASX listed ordinary shares (instead of an ADS) for each Piedmont Lithium CDI held. The Transaction will result in an approximate 50% / 50% equity holding of shareholders of Sayona and Piedmont in MergeCo (on a fully diluted basis), prior to the Conditional Placement.

1 Combined Piedmont and Sayona spodumene Ore Reserves and Mineral Resource Estimates (in the measured and indicated category, inclusive of Ore Reserves). Ore Reserves and Mineral Resource Estimates reported in accordance with the JORC code. Metrics as reported and shown on a net attributable basis, refer to supporting information in Annexure 1.

2

Governance and Leadership

Upon completion of the Merger, Lucas Dow will become the CEO and Managing Director of MergeCo and Keith Phillips will become a Strategic Advisor to MergeCo for a transition period.

The MergeCo Board will initially consist of 8 members, including (i) 4 directors to be appointed by Piedmont who will be deemed as independent by the Piedmont board, and one of which will be Chair of the MergeCo Board, and (ii) 4 directors to be appointed by Sayona, at least two of which will be deemed as independent by the Sayona board and one of which will be Lucas Dow, CEO of MergeCo.2

Independent directors, who are appropriately qualified individuals having regard to MergeCo’s compliance requirements, will serve as the chairpersons of the Audit and Risk Committee, the Nomination Committee and the Remuneration Committee of MergeCo.

MergeCo will have a global presence with corporate headquarters in Brisbane, Australia, and offices in Belmont, North Carolina and Montreal, Quebec. Subject to shareholder approval of the Transaction, MergeCo is intended to be renamed at, or shortly after, the Transaction completion.

Closing Conditions and Timing

The Transaction has been unanimously approved by both the Piedmont and Sayona Boards of Directors. The Transaction is expected to close during the first half of calendar year 2025.

Closing of the Transaction is subject to:

•	Approval by Piedmont and Sayona shareholders;

•
International regulatory approvals, including approval from the Committee on Foreign Investment in the United States (“CFIUS”), approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) and approval under the Investment Canada Act;

•	Any required ASIC or ASX relief;

•	Effectiveness of the proxy statement/prospectus with the U.S. Securities and Exchange Commission; and

•	Other customary conditions for a transaction of this nature.

The Merger Agreement includes reciprocal exclusivity arrangements (including notification obligations) in favor of both parties, a matching right regime in favor of both parties and mutual termination fees in favor of both parties. The exclusivity arrangements are subject to customary exceptions that enable the directors of Piedmont and Sayona to comply with their respective fiduciary and/or statutory duties, including in respect of a superior proposal.

Piedmont and Sayona shareholders do not need to take any action at this time. A disclosure document containing important information about the Transaction will be dispatched to Piedmont shareholders and filed with the U.S. Securities and Exchange Commission in due course. A notice of meeting containing important information about the Transaction (“EGM NoM”) will be dispatched to Sayona shareholders and released on ASX in due course, likely in the first half of CY2025.

Further details of the terms and conditions of the Transaction are set out in the Merger Agreement, a copy of which is attached to this announcement.

Equity Raising Overview

As part of the merger, the parties intend to raise equity capital aggregating to approximately US$99 million in a series of transactions.

2 Sayona Mining shareholders will be asked to vote on a resolution removing the casting vote of the Sayona Chair at the upcoming Sayona Annual General Meeting to be held on Thursday, November 28, 2024. However, upon closing of the Transaction, if the Sayona constitution continues to provide the Chair of the Sayona board with a casting vote on resolutions before the Sayona board of directors, Piedmont has confirmed that such casting vote shall not, at any point in time, be exercised.

3

Piedmont intends to undertake an equity raising of approximately A$40 million (~US$27 million) (the “Piedmont Placement”) (before costs).

The funds from the Piedmont Placement will be applied to fund Piedmont’s standalone expenditures to closing of the Merger, including:

•	Progress Ewoyaa and Carolina development, including permit approvals

•	Select NAL capital projects to optimize production

•	General corporate purposes

In addition to the Transaction, Sayona is separately undertaking a fully underwritten unconditional institutional placement to raise approximately A$40 million (~US$27 million) (the “Sayona Unconditional Placement”) (before costs) through the issue of approximately 1,250.0 million new shares in Sayona (“New Shares”) utilizing Sayona’s available capacity under ASX Listing Rule 7.1.

Further, and conditional on closing of the Merger, MergeCo is undertaking a conditional placement to RCF VIII to raise approximately A$69 million (~US$45 million) (before costs) (the “Conditional Placement”) via the issue of new fully paid ordinary shares in MergeCo. A summary of the terms to the subscription agreement which RCF VIII has entered into can be found in Sayona’s ASX announcement dated 19 November 2024. If the Conditional Placement completes on its terms, then RCF VIII will be entitled to certain information rights and to nominate an observer to the Board. The Conditional Placement will be subject to Sayona shareholder approval for the purposes of the ASX Listing Rules at an extraordinary general meeting (“EGM”), and completion of the proposed Merger in accordance with the terms and conditions of the Merger Agreement among other customary conditions. Full details of the Conditional Placement will be set out in Sayona's EGM notice of meeting which is expected to be released to the ASX and dispatched to eligible shareholders in the first half of calendar year 2025.

Please refer to Sayona’s ASX announcements for further information.

In addition, and also conditional on closing of the Merger, MergeCo is considering undertaking a further equity raising of up to US$15 million that will enable eligible MergeCo securityholders to participate in an equity financing of MergeCo.

Funds raised through the Conditional Placement will be applied to value accretive spending which will be pursued by MergeCo such as preliminary studies for the NAL brownfield expansion and activities to progress the Ewoyaa, Carolina, and Moblan projects. Further details on the proposed application of funds for the equity raising can be found in the investor presentation lodged on the ASX dated November 19, 2024.

Any securities to be offered in the Piedmont Placement will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Timetable

Event	Date
Trading halt and announcement of Merger and Capital Raising	19 November 2024
Sayona EGM	1H CY2025
Piedmont shareholder meeting	1H CY2025
Merger Effective Date	1H CY2025
Completion of Conditional Placement	1H CY2025
Anticipated announcement of further equity raising	1H CY2025

4

The above timetable is indicative only. Piedmont and Sayona reserve the right to amend any or all of these dates at their absolute discretion, subject to the Corporations Act 2001 (Cth), the ASX Listing Rules and any other applicable laws. The quotation of new CDIs is subject to confirmation from the ASX.

Additional Information

Further details of the Transaction and the equity raisings are set out in the Investor Presentation also provided to the ASX today. The Investor Presentation contains important information including key risks and foreign selling restrictions with respect to the equity raisings.

Conference Calls

Piedmont and Sayona management will host joint calls to discuss the Transaction.

The Sayona hosted joint conference call will be held during Australian business hours at 2:30PM AEDT on 19 November 2024. Investors and analysts can access the live webcast at https://webcast.openbriefing.com/ms-mu-2024/

The Piedmont hosted joint conference call will be held during U.S. business hours at 8:30AM ET on 19 November 2024. Investors and analysts can access the live webcast at https://webcast.openbriefing.com/ms-mu-2024/

Advisors and Counsel

J.P. Morgan is acting as exclusive financial advisor and Gibson Dunn, Thomson Geer, and Bennett Jones are acting as legal counsel to Piedmont.

Morgan Stanley is acting as exclusive financial advisor and Herbert Smith Freehills, Baker Botts and McCarthy Tétrault are acting as legal counsel to Sayona.

Canaccord Genuity is acting as equity capital markets advisor to the Transaction.

About Piedmont

Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our portfolio of projects includes our wholly owned Carolina Lithium project in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations help us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

About Sayona

Sayona Mining Limited is a North American lithium producer (ASX:SYA; OTCQB:SYAXF), with projects in Québec, Canada and Western Australia. In Québec, Sayona’s assets comprise North American Lithium together with the Authier Lithium Project and the Tansim Lithium Project, supported by a strategic partnership with American lithium developer Piedmont Lithium Inc. Sayona also holds a 60% stake in the Moblan Lithium Project in northern Québec. In Western Australia, the company holds a large tenement portfolio in the Pilbara region prospective for gold and lithium. Sayona is exploring for Hemi style gold targets in the world class Pilbara region, while its lithium projects include Company-owned leases and those subject to a joint venture with Morella Corporation. For more information, please visit https://sayonamining.com.au/

5

About RCF

For more than 25 years, RCF has pioneered private equity investment in critical minerals and mining and forged partnerships with investors, innovators, and miners to mobilize capital into the mining sector. As a global alternative investment firm, we aim to deliver superior returns for all stakeholders. We believe metals and mining are essential for the energy transition, supporting industrialization worldwide and serving as the bedrock for human civilization and advancement, driving growth and innovation in a rapidly evolving landscape. For more information, visit www.resourcecapitalfunds.com

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “contemplate,” “predict,” “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” “potential,” “may” and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements.

Such forward-looking statements, including those regarding the timing, consummation and anticipated benefits of the transaction described herein, involve risks and uncertainties. The Company’s experience and results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals of the transaction from the stockholders of the Company or from regulators (including from the Australian court hearing) are not obtained; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of the Company to consummate the transaction; risks that the proposed transaction disrupts the current plans or operations of the Company; the ability of the Company to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; the Company’s ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the existing businesses; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; ability of the Company to commercially extract mineral deposits; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); uncertainty about the Company’s ability to obtain required capital to execute its business plan; changes in the market prices of lithium and lithium products; changes in technology or the development of substitute products; geopolitical events, and regulatory, economic and other risks associated therewith, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), which include its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the proxy statement to be filed in connection with the proposed transaction. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in the Company’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by the ASX Listing Rules, federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file with the SEC and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. The Company also plans to file other relevant documents with the SEC regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about the Company and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.piedmontlithium.com or by contacting the Company’s Investor Relations Department by email at info@piedmontlithium.com or by phone at +1 (704) 461-8000.

6

Participants in the Solicitation

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 28, 2023, and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023, as amended on April 25, 2023. You can obtain a free copy of these documents from the Company using the contact information above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting decisions. You may obtain free copies of these documents from the Company using the contact information indicated above.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed transaction will be implemented solely pursuant to the terms and conditions of the arrangement agreement, which contain the full terms and conditions of the proposed transaction.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Mineral Resources

The information contained herein and previously reported by North American Lithium has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are Canadian mining terms defined in accordance with the requirements of NI 43-101. Comparable terms are now also defined by the U.S. Securities and Exchange Commission (“SEC”) in its newly adopted Modernization of Property Disclosures for Mining Registrants as promogulated in its S-K 1300 standards. While the guidelines for reporting mineral resources, including subcategories of measured, indicated, and inferred resources, are largely similar for NI 43-101 and S-K 1300 standards, information contained herein that describes North American Lithium’s mineral deposits is not fully comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. Piedmont does not guaranty or verify the accuracy of any of the historical reporting of North American Lithium.

For further information, contact:

Piedmont Lithium

Erin Sanders
SVP, Corporate Communications & Investor Relations
T: +1 704 575 2549
E: esanders@piedmontlithium.com

Sayona Mining

Andrew Barber
Director of Investor Relations
T: +617 3369 7058
E: ir@sayonamining.com.au

7

ANNEXURE 1

PIEDMONT AND SAYONA MINERAL RESOURCES

Mineral Resources (100% basis) – Piedmont

Piedmont’s current Ore Reserves and Mineral Resource Estimates (reported by Piedmont or its joint venture partners in accordance with the JORC Code (2012 edition)) are set out below (reported on a 100% basis).

The information in this announcement that relates to the ore reserves and mineral resource estimates of Piedmont’s Carolina Lithium project has been extracted from the ASX announcement "Piedmont Completes BFS of the Carolina Lithium Project" released on 15 December 2021 which is available at www.asx.com.au.

Piedmont confirms that it is not aware of any new information or data that materially affects the information included in that market announcement and that all material assumptions and technical parameters underpinning the estimates in that market announcement continue to apply and have not materially changed. Piedmont confirms that the form and context in which the Competent Person’s findings are presented have not been materially modified from that market announcement.

Mineral Resources

Asset	Classification	Tonnage (Mt)	Grade (% Li2O)	Contained Metal (kt Li2O)	Contained LCE kt
NAL (25%)	Measured	0.9	1.11%	10	25
	Indicated	71.1	1.14%	811	2,004
	M+I	72.1	1.14%	821	2,029
	Inferred	15.8	1.05%	166	410
Authier (25%)	Measured	6.0	0.98%	59	145
	Indicated	8.1	1.03%	83	206
	M+I	14.1	1.01%	142	351
	Inferred	2.9	1.00%	29	72
Carolina (100%)	Indicated	28.2	1.11%	313	774
	M+I	28.2	1.11%	313	774
	Inferred	15.9	1.02%	162	401

Ore Reserves

Asset	Classification	Tonnage (Mt)	Grade (% Li2O)	Contained Metal (kt Li2O)	Contained LCE kt
NAL (25%)	Proven	0.2	1.09%	2	5
	Probable	19.9	1.09%	217	536
	Total	20.1	1.09%	219	542
Authier (25%)	Proven	6.2	0.93%	58	143
	Probable	5.1	1.00%	51	126
	Total	11.3	0.96%	109	269
Carolina (100%)	Proven	-	-	-	-
	Probable	18.3	1.10%	201	497

Mineral Resources (100% basis) - Sayona

Sayona’s current Ore Reserve Estimates and Mineral Resource Estimates (reported by Sayona in accordance with the JORC Code (2012 edition)) are set out below (reported on a 100% basis).

8

The information in this announcement that relates to the ore reserves and mineral resource estimates of Sayona’s projects (i.e. NAL, Authier and Moblan) has been extracted from the ASX announcement titled “Annual Report to Shareholders” released on 27 August 2024 and which is available at www.asx.com.au.

Sayona confirms that it is not aware of any new information or data that materially affects the information included in that market announcement and that all material assumptions and technical parameters underpinning the estimates in that market announcement continue to apply and have not materially changed. Sayona confirms that the form and context in which the Competent Person’s findings are presented have not been materially modified from that market announcement.

Mineral Resources

Asset	Classification	Tonnage (Mt)	Grade (% Li2O)	Contained Metal (kt Li2O)	Contained LCE kt
NAL (75%)	Measured	0.9	1.11%	10	25
	Indicated	71.1	1.14%	811	2,004
	M+I	72.1	1.14%	821	2,029
	Inferred	15.8	1.05%	166	410
Authier (75%)	Measured	6.0	0.98%	59	145
	Indicated	8.1	1.03%	83	206
	M+I	14.1	1.01%	142	351
	Inferred	2.9	1.00%	29	72
Moblan (60%)	Measured	6.0	1.53%	92	227
	Indicated	59.1	1.22%	721	1,783
	M+I	65.1	1.25%	813	2,010
	Inferred	28.0	1.14%	319	789

Ore Reserves

Asset	Classification	Tonnage (Mt)	Grade (% Li2O)	Contained Metal (kt Li2O)	Contained LCE kt
NAL (75%)	Proven	0.2	1.09%	2	5
	Probable	19.9	1.09%	217	536
	Total	20.1	1.09%	219	542
Authier (75%)	Proven	6.2	0.93%	58	143
	Probable	5.1	1.00%	51	126
	Total	11.3	0.96%	109	269
Moblan (60%)	Proven	-	-	-	-
	Probable	34.5	1.36%	470	1,162

9

Exhibit 99.2

 PIEDMONT AND SAYONA  PROPOSED MERGER & EQUITY FINANCING PRESENTATION  19 November 2024

 Important Information and Disclaimer  2  Important Information and Disclaimer  This presentation (Presentation) is dated 19 November 2024 has been prepared by Sayona Mining Limited (Sayona or the Company) in connection with Sayona’s proposed:  •  merger with Piedmont Lithium Inc. (Piedmont), which will result in Sayona being the ultimate parent company  (MergeCo) (the Transaction or the Merger)  equity raising of new ordinary shares in Sayona (New Shares) and new CHESS depository interests in Piedmont to eligible shareholders.  This Presentation provides a general overview of the Company and its strategy. The lead manager, bookrunner and equity capital markets adviser to the Sayona Unconditional Placement and the Conditional Placement (Capital Raisings) is Canaccord Genuity (Australia) Limited ACN 075 071 466 (the Lead Manager).  Summary information  The Presentation does not purport to be all-inclusive or to contain all the information that you or any other party may require to evaluate the prospects of the Company. The information in this Presentation should be read in conjunction with Sayona’s other periodic and continuous disclosure announcements lodged with the Australian Securities Exchange (ASX), which are available at www.asx.com.au, as well as Piedmont’s periodic and continuous disclosure announcements filed with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov.  To the fullest extent permitted by law, the Company, the Lead Manager and their respective affiliates, related bodies corporates, officers, employees, partners, agents and advisers make no representation or warranty (express or implied) as to the currency, accuracy, reliability, reasonableness or completeness of the information in this Presentation and expressly disclaim all responsibility and liability for any loss or damage arising in respect of your reliance on the information contained in this Presentation (including your reliance on the accuracy, completeness or reliability of that information), or any errors in or omissions from this Presentation, including any liability arising from negligence.  The content of this Presentation is provided as at the date of this Presentation (unless otherwise stated). Certain information in this Presentation has been sourced from Piedmont, its representatives or associates. As described further in the risk factors outlined this Presentation, while steps have been taken to review that information, no representation or warranty, expressed or implied, is made in this Presentation as to the fairness, accuracy, correctness, completeness or adequacy of that information.  Financial information and forward looking statements  All financial information in this Presentation is in Australian Dollars ($ or AUD) unless otherwise stated. This Presentation includes certain pro forma financial information. The pro forma financial information provided in this Presentation is for illustrative purposes only and is not represented as being indicative of Sayona’s views on its, nor anyone else’s, future financial position and/or performance or any scale benefits, synergies or opportunities that may be realised as a result of the Acquisition.  This Presentation contains “forward looking statements” concerning the financial conditions, results of operations and business of Sayona. All statements other than statements of fact or aspirational statements, are or may be deemed to be “forward looking statements”.  Often, but not always, forward looking statements can generally be identified by the use of forward looking words such as “may”, “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “continue”, “outlook”, “predict”, “contemplate”, “forecast”, “likely”, “believe”, “target”, “will”, “could”,” “would”, “should”, “potential”, “may” and “guidance”, or other similar words and may include, without limitation, statements regarding plans, strategies and objectives of management, future or anticipated production or construction commencement dates and expected costs, resources and reserves, exploration results or production outputs.  Forward looking statements are statements of future expectations that are based on management’s current expectations and assumptions and known and unknown risks and uncertainties that could cause the actual results, performance or events to differ materially from those expressed or implied in these statements. These risks include, but are not limited to risks related to the Transaction and/or Capital Raisings, including the risk that conditions are not satisfied, the risk of litigation, uncertainties as to the timing, risks of disruption to current plans or operations, risks to ability to hire key personnel, competitive responses to the Transaction and/or Capital Raising, potential adverse reactions to relationship with customers, MergeCo’s ability to achieve synergies, as well as delays, challenges and expenses associated with integrating MergeCo’s existing businesses. Such risks also include price fluctuations, actual demand, currency fluctuations, drilling and production results, resource and reserve estimates, loss of market, industry competition, environmental risks, physical risks, legislative, fiscal and regulatory developments, economic and financial market conditions in various countries and regions, political risks, project delay or advancement, approvals and cost estimates. Please refer to the Key Risks section in the presentation for further details.  Other factors that might cause such a difference include those discussed in the prospectus on Form F-4 to be filed in connection with the proposed transaction. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Sayona undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Not an offer  This Presentation is for information purposes only and is not a prospectus, disclosure document, product disclosure statement or other offering document under Australian, U.S. or any other law (and will not be lodged with the Australian Securities and Investment Commission (ASIC)). This Presentation is not and should not be considered an offer or an invitation, or a solicitation of an offer, to subscribe for or acquire securities or any other financial products.  Any offer in the Capital Raisings (Offer) will only be made available to eligible investors. Determination of eligibility of investors for the purposes of the Offer is determined by reference to a number of matters, including legal requirements and the discretion of Sayona and the Lead Manager. To the maximum extent permitted by law, Sayona and the Lead Manager each disclaim any liability in respect of the exercise of that discretion or otherwise.

 Important Information and Disclaimer  Not an offer (continued)  The distribution of this Presentation in jurisdictions outside of Australia may be restricted by law and any such restriction should be observed. Any failure to comply with such restrictions may constitute a violation of applicable securities laws. This Presentation has been prepared for publication in Australia and may not be released to US wire services or distributed in the United States. This Presentation does not constitute an offer to sell, or a solicitation of an offer to buy, securities in the United States or any other jurisdiction where it would be illegal. The New Shares have not been, and will not be, registered under the US Securities Act of 1933 (US Securities Act) and may not be sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the US Securities Act and applicable US state securities laws. The distribution of this Presentation in the United States and elsewhere outside Australia may be restricted by law. Persons who come into possession of this Presentation should observe any such restrictions as any non-compliance could contravene applicable securities laws. In addition, this Presentation is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any Sayona securities pursuant to the Merger, nor shall there be any sale of Sayona securities pursuant to the Merger in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of Sayona securities pursuant to the Merger shall be made, except by means of a prospectus meeting the requirements of Section 10 of the US Securities Act, as amended.  Please refer to the section of this Presentation headed International Offer Restrictions for more information.  Not financial product advice  This Presentation has been prepared without taking into account the specific objectives, financial situation or needs of  individual investors. Before making an investment decision, prospective investors should consider the appropriateness of the information having regard to their own objectives, financial situation and needs and seek appropriate advice, including financial, legal and taxation advice appropriate to their jurisdiction and circumstances. Sayona is not licensed to provide financial product advice in respect of its securities. Cooling off rights do not apply to the acquisition of New Shares.  Investment risk and other risks  An investment in New Shares is subject to investment and other known and unknown risks, some of which are beyond  the control of Sayona. Sayona does not guarantee any particular rate of return or the performance of Sayona or the New Shares. Investors should have regard to the Key Risks section of this Presentation when making their investment decision. These risks, together with other general risks applicable to all investments in listed securities not specifically referred to, may affect the value of shares in Sayona (including New Shares) in the future. There is no guarantee that the New Shares will make a return on the capital invested or that there will be an increase in the value of the New Shares in the future.  Mineral Resources and Ore Reserves - Sayona  The information in this presentation that relates to the mineral resource and ore reserves estimates of Sayona’s projects (i.e. NAL, Authier and Moblan) has been extracted from the ASX announcement titled “Annual Report to Shareholders” released on 30 August 2024 and which is available at www.asx.com.au.  Sayona confirms that it is not aware of any new information or data that materially affects the information included in that market announcement and that all material assumptions and technical parameters underpinning the estimates in that market announcement continue to apply and have not materially changed. Sayona confirms that the form and context in which the Competent Person’s findings are presented have not been materially modified from that market announcement.  Mineral Resources and Ore Reserves – Piedmont  The information in this presentation that relates to the mineral resource and ore reserves estimates of Piedmont’s Carolina Lithium project has been extracted from the ASX announcement titled Piedmont Completes BFS of the Carolina Lithium Project" released on 15 December 2021” and which is available at www.asx.com.au.  Piedmont confirms that it is not aware of any new information or data that materially affects the information included in that market announcement and that all material assumptions and technical parameters underpinning the estimates in that market announcement continue to apply and have not materially changed. Piedmont confirms that the form and context in which the Competent Person’s findings are presented have not been materially modified from that market announcement.  Production target disclosure - Sayona  The information in this presentation that relates to the production targets for Sayona’s projects (i.e. NAL, Moblan and Authier) has been extracted from the following ASX announcements:  NAL: Sayona announcement "Definitive Feasibility Study Confirms NAL Value with A$2.2B NPV" released on 14  April 2023  Moblan: Sayona announcement "Moblan Lithium Project Definitive Feasibility Study" released on 20 February 2024  Authier: Sayona announcement "Definitive Feasibility Study Confirms NAL Value with A$2.2B NPV" released on 14 April 2023  Sayona confirms that all the material assumptions underpinning the production targets in each of those market announcements continue to apply and have not materially changed. Each of those announcements is available from www.asx.com.au.  Production target disclosure- Piedmont  The information in this presentation that relates to the production target for Piedmont’s Carolina Lithium project has been extracted from the following ASX announcements Carolina Lithium: Piedmont announcement “ Piedmont Completes BFS of the Carolina Lithium Project" released on 15 December 2021 and which is available at www.asx.com.au.  Piedmont confirms that all the material assumptions underpinning the production in that market announcement continue to apply and have not materially changed. A copy of that announcement is available from www.asx.com.au.  2

 Important Information and Disclaimer  2  JORC Code  It is a requirement of the ASX Listing Rules that the reporting of Ore Reserves and Mineral Resources in Australia comply with the Joint Ore Reserves Committee’s Australasian Code for Reporting of Mineral Resources and Ore Reserves (JORC Code).  Investors outside Australia should note that while Ore Reserves and Mineral Resource estimates of the Company in this document comply with the JORC Code, they may not comply with the relevant guidelines in other countries and, in particular, do not comply with (i) National Instrument 43-101 (Standards and Disclosure for Mineral Projects) of the Canadian Securities Administrators (the “Canadian NI 43-101 Standards”); or 1300 of Regulation S-K which governs disclosures of mineral reserves in registration statements filed with the SEC. Information contained in this Presentation describing mineral deposits may not be comparable to similar information made public by companies subject to the reporting disclosure requirements of Canadian and US securities laws.  Financial data  The pro forma historical financial information has been prepared by the Company in accordance with the measurement and recognition requirements, but not the disclosure requirements, of applicable accounting standards and other mandatory reporting requirements in Australia. Investors should also note that the pro forma historical financial information is for illustrative purposes only and does not purport to be in compliance with Article 11 of Regulation S-X of the rules and regulations of the SEC.  Prospective investors should be aware that certain financial data included in this presentation is "non-IFRS financial information" under ASIC Regulatory Guide 230 Disclosing non-IFRS financial information published by ASIC and also "non-GAAP financial measures" within the meaning of Regulation G under the U.S. Securities Exchange Act of 1934.  These non-IFRS/non-GAAP financial measures do not have a standardised meaning prescribed by Australian Accounting Standards and therefore may not be comparable to similarly titled measures presented by other entities, and should not be construed as an alternative to other financial measures determined in accordance with Australian Accounting Standards. Although the Company believes that these non-IFRS/non-GAAP financial measures provide useful information to users in measuring the financial position of its business, investors are cautioned not to place undue reliance on any non-IFRS/non-GAAP financial measures included in this Presentation. Such financial information is unaudited and does not purport to be in compliance with Article 3-05 of Regulation S-X under the U.S. Securities Act.  Additional Information and where to find it  In connection with the proposed transaction, Sayona intends to file with the SEC a registration statement on Form F-4 that also constitutes a prospectus of Sayona. Sayona also plans to file other relevant documents with the SEC regarding the proposed transaction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors  and shareholders will be able to obtain free copies of these documents (if and when available), and other documents  containing important information about Piedmont and Sayona, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Sayona will be available free of charge on Sayona’s website at www.sayonamining.com.au or by contacting Sayona’s Investor Relations Department by email at ir@sayonamining.com.au or by phone at +61 7 3369 7058. Copies of the documents filed with the SEC by Piedmont will be available free of charge on Piedmont’s website at http://www.piedmontlithium.com/ or by contacting Piedmont’s Investor Relations Department by email at info@piedmontlithium.com or by phone at +1 (704) 461-8000.  Participants in the Solicitation  This communication is not a solicitation of proxies in connection with the proposed transaction. However, under SEC rules, Sayona, Piedmont, and certain of their respective directors, executive officers and other members of the management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Piedmont’s directors and executive officers may be found in its 2023 Annual Report on Form 10-K filed with the SEC on February 29, 2024, available at www.piedmontlithium.com/ir/ and www.sec.gov. Information about Sayona’s directors and executive officers may be found in its 2024 Annual Report to Shareholders available on its website at https://sayonamining.com.au/investors/financial-reports/ and filed with the ASX on August 29, 2024. The information included on, or accessible through, Sayona’s or Piedmont’s website is not incorporated by reference into this communication. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement/prospectus and other relevant materials to be filed with the SEC and applicable securities regulators in Australia when they become available.

 Important Information and Disclaimer  2  Disclaimer  None of the Lead Manager nor any of its advisers or any of its affiliates, related bodies corporate, directors, officers, partners, employees and agents have authorised, permitted or caused the issue, lodgement, submission, dispatch or provision of this Presentation and none of them makes or purports to make any statement in this Presentation and there is no statement in this Presentation which is based on any statement by them.  To the maximum extent permitted by law, the Lead Manager and its advisers, affiliates, related bodies corporate, directors, officers, partners, employees and agents:  expressly exclude and disclaim any and all responsibility and liability, including, without limitation, any liability arising out of fault or negligence or in respect of any expenses, losses, damages or costs incurred by you as a result of your participation in the Offer, from the use or reliance on information in this Presentation, and the information in this Presentation being inaccurate or incomplete in any way for any reason, whether by way of negligence or otherwise;  expressly exclude and disclaim all liabilities in respect of, make no representations regarding, any part of this Presentation and make no representation or warranty as to the currency, accuracy, reliability or completeness or fairness of that information, or that this Presentation contains all material information about Sayona, Piedmont, the Offer or the Merger or information that a prospective investor or purchaser may require in evaluating a possible investment in Sayona or acquisition of New Shares; and  expressly exclude and disclaim any fiduciary relationship between, or assumption of any duty by them or in favour of you.  The Lead Manager and its advisers, affiliates, related bodies corporate, directors, officers, partners, employees and agents:  take no responsibility for any part of this Presentation, and there is no statement in this Presentation which is based on any statement by any of these persons (except for references to the Lead Manager’s name), or the Offer; and  make no recommendations as to whether you or your related parties should participate in the Offer nor do they make any representations or warranties to you concerning the Offer.  You undertake that you will not seek to sue or hold either the Lead Manager or its advisers, affiliates, related bodies corporate, directors, officers, partners, employees and agents liable in any respect in connection with this Presentation or the Offer (to the maximum extent permitted by law).  ASX does not take any responsibility for the contents of this Presentation.  Disclosure  The Lead Manager and its affiliates and related bodies corporate are full service financial institutions engaged in various activities, which may include trading, financial advisory, investment management, investment research, principal investment, hedging, market making, market lending, brokerage and other financial and non-financial activities and  services including for which they have received or may receive customary fees and expenses. The Lead Manager and its advisers, affiliates, related bodies corporate, directors, officers, partners, employees, and agents may have interests in the securities of Sayona or Piedmont, including providing investment banking services to, Sayona or Piedmont.  Further, they may act as market maker or buy or sell those securities or associated derivatives as principal or agent. The Lead Manager, in conjunction with its affiliates and related bodies corporate, are acting as Lead Manager, Bookrunner and Equity Capital Markets Adviser to the Offer for which they have received or expect to receive fees and expenses.  The Lead Manager is acting for and providing services to the Company in relation to the Offer and will not be acting for or providing services to the Company’s shareholders or creditors. The Lead Manager was engaged solely as an independent contractor and is acting solely in a contractual relationship on an arm’s length basis with the Company. The engagement of the Lead Manager by the Company is not intended to create any agency or other relationship between the Lead Manager and the Company’s shareholders or creditors.  The Lead Manager, its affiliates and/or its related bodies corporate are or may in the future be lenders to the Company or its affiliates and/or its related bodies corporate. The Lead Manager, its affiliates and related bodies corporates may earn fees, make profits and manage, avoid and/ or incur losses, and be indemnified for liabilities and/or reimbursed for expenses in connection with these transactions.  In connection with the bookbuild to the Sayona Unconditional Offer, one or more institutional investors may elect to acquire an economic interest in the New Shares (“Economic Interest”), instead of subscribing for or acquiring the legal or beneficial interest in those securities. The Lead Manager (or its affiliates or related bodies corporate) may, for its own account, write derivative transactions with those investors relating to the New Shares to provide the Economic Interest, or otherwise acquire fully paid ordinary shares (which may include New Shares) in the Company in connection with the writing of those derivative transactions in the institutional bookbuild and/or the secondary market. As a result of those transactions, the Lead Manager (or its affiliates or related bodies corporate) may be allocated, subscribe for or acquire New Shares or securities of the Company in the institutional bookbuild and/or the secondary market, including to hedge those derivative transactions, as well as hold long or short positions in those securities. These transactions may, together with other securities in the Company acquired by the Lead Manager, its affiliates or related bodies corporate in connection with their ordinary course sales and trading, principal investing and other activities, result in the Lead Manager, its affiliates or related bodies corporate disclosing a substantial holding and earning fees.

 Today’s Speakers  Lucas Dow  Managing Director & CEO Sayona  Keith Phillips  President & CEO Piedmont Lithium  2

 Table of Contents  2  1  Proposed Merger Transaction  2  Proposed Equity Financing  3  Additional Information

 1 Proposed Merger Transaction

 Investment Highlights  Building a leading lithium business with spodumene resources of global scale  Largest lithium producer in North America; merger enables brownfield expansion at NAL Three DFS-stage development projects in favorable locations  Leadership team combining deep operating experience and strong corporate governance  Significant merger synergies and ongoing cost savings measures  Funding raise led by Resource Capital Fund VIII L.P. provides balance sheet strength to weather down-market and advance projects toward development  10

 Proposed Merger Transaction Details  All-stock merger between Piedmont Lithium and Sayona Mining  Sayona, the surviving entity, will rebrand under a new name to be announced in due course (“MergeCo”)  [Post transaction ownership split(1) of MergeCo: approximately 50% Piedmont shareholders / 50% Sayona shareholders, prior to a conditional placement in MergeCo]  The Sayona and Piedmont board of directors unanimously recommend that their respective shareholders vote in favour of the Transaction and intend to vote, or procure the voting of any Sayona or Piedmont shares held by them (as applicable) in favour of the Transaction, in each case subject to a superior proposal  Overview  Effected via an Agreement and Plan of Merger with Sayona remaining the ultimate parent entity  MergeCo to be domiciled in Australia, with a primary listing on ASX and a secondary listing on Nasdaq  Share consolidation being evaluated as part of merger transaction  Global presence with corporate headquarters in Brisbane, Australia, and offices in Belmont, North Carolina and Montreal, Quebec  Transaction expected to close in the first half of 2025  Completion is subject to shareholder approval of each company, regulatory approvals, and other customary conditions for a transaction of this nature  Structure  Closing  10  Lucas Dow to be Managing Director and CEO of MergeCo; Keith Phillips to be Strategic Advisor for a transition period  Chairman of MergeCo to be nominated by Piedmont(2)  MergeCo Board of 8 members, 4 directors appointed by Piedmont and 4 directors appointed by Sayona  Governance  Ownership based on fully diluted shares outstanding  Sayona shareholders are voting to consider removing the casting vote of the Sayona chairman at board meetings at the Annual General Meeting to be held on Thursday, 28 November 2024. If the Sayona constitution continues to provide the chairman with a casting vote on board resolutions, the chairman has confirmed to Sayona that such casting vote shall not, at any point in time, be exercised.

 Combination Creates a Stronger, Streamlined Lithium Business Positioned to Grow Through Cycles  #1 North American hard rock pure- play lithium producer  Significant combined lithium Ore Reserve Estimate of 70.4Mt @ 1.15% Li2O and M&I Mineral Resource estimate totalling 153.5Mt @ 1.15% Li2O1  Advantaged access to U.S. end markets and IRA incentives  Scale  Consolidated North American Lithium (“NAL”) offtake economics  Complementary technical capabilities  Simplified ownership structure  Material logistics, procurement and marketing synergies  Optimization  Aligns economic interests in pursuing NAL brownfield expansion  Significantly strengthened balance sheet to support growth pipeline  Diversified growth portfolio with significant optionality  Growth  +  Transaction Rationale  1. Combined Sayona and Piedmont lithium spodumene ore reserve estimates and mineral resource estimates (in the measured and indicated category, inclusive of reserves and exclusive of inferred resources). Ore reserve and mineral resource estimates reported in accordance with the JORC code. Metrics as reported and shown on a net attributable basis, refer to supporting information on pages 35 – 38  12

 Commitment to ESG  Environmental Initiatives  Commitment to environmental stewardship  embracing collaboration and innovation  Social Responsibility  Goal to build mutual and lasting trust with First Nations and surrounding communities  Governance  We believe that a high standard of corporate governance is paramount for sustainable long-term performance and value creation  Low carbon hard rock spodumene producer with material proportion of energy requirements generated through renewable hydro-power  Developing a biodiversity index for Quebec projects to support long term decision making  Committed to appropriate management of water, tailings and waste in accordance with project approvals  Operating asset located in Tier 1 jurisdiction  Engagement through collaborative research partnerships, sponsorships, donations and implementing transparent and responsive feedback processes  Committed to continue enhancing Climate, Modern Slavery and Sustainability disclosures in line with evolving global standards  Implementing Towards Sustainable Mining initiative at NAL  Building a diverse Board of Directors with a strong mix of experience and skillsets  Establishing a robust governance structure with appropriate committees led by independent chairpersons  Independent, non-executive directors will serve as the chairpersons of the Audit, Nomination and Remuneration Committees  12

 2 1  3  4  Scale Optimization Growth  Major Assets Located in Lower Risk Mining Jurisdictions  2  3  1 4  Overview of Key MergeCo Assets(1)  Estimated Spodumene Concentrate Production and JORC Code Ore Reserve and Mineral Resource Estimates as reported and shown on a 100% basis. Mineral resources are reported inclusive of reserves and exclusive of inferred resources. Metrics based off studies and company disclosure (see “Important Information and Disclaimer” section for details), refer to page 35 – 38 for supporting information on Mineral Resource and Ore Reserve Estimates  Combined Sayona and Piedmont spodumene resources excluding Ewoyaa (inclusive of reserves and exclusive of inferred resources) as reported and shown on a net attributable basis  Attributable annual SC6 equivalent spodumene concentrate production capacity  Dry metric tonnes of spodumene concentrate  Authier counted as development asset and not included in NAL  NAL  Piedmont / Sayona  (75%)  (25%)  Production Capacity  226ktpa SC5.4  LoM (years)  20  Ore Reserves  20.1Mt @ 1.09% Li2O  Mineral Resources (M+I)  72.1Mt @ 1.14% Li2O  Moblan  Sayona / IQ  (60%)  (40%)  Production Capacity  300ktpa SC6.0  LoM (years)  21  Ore Reserves  34.5Mt @ 1.36% Li2O  Mineral Resources (M+I)  65.1Mt @ 1.25% Li2O  Authier  Piedmont / Sayona  (75%)  (25%)  LoM (years)  20  Ore Reserves  11.3Mt @ 0.96% Li2O  Mineral Resources (M+I)  14.1Mt @ 1.01% Li2O  Carolina Lithium  Piedmont  (100%)  Production Capacity  242ktpa SC6.0  LoM (years)  11  Ore Reserves  18.3Mt @ 1.10% Li2O  Mineral Resources (M+I)  28.2Mt @ 1.11% Li2O  70.4Mt @1.15% Li2O Reserves  153.5Mt @1.15% Li2O Resources  Combined Reserve & Resource(2)  Combined Key Statistics  593 ktpa  155.8Kt  LTM Production at 30 June 2024(4)  1 Producing  4 Development  Project Portfolio(5)  Production Capacity(3)  Ewoyaa  Atlantic / Piedmont  Refer to page 32 for further details  5  5  12  (40.5%)  (40.5%)

 Growth  Scale Optimization  Leading Hard Rock Resource Base Totalling 205Mt  Select Hard Rock M+I+I Mineral Resource Base Benchmarking  Attributable M+I+I Mineral Resource Estimate (Mt)(1), M+I+I Mineral Resource Grade (%)(2) and M+I+I Resource Contained LCE (Mt)  Peer Mineral Resource Estimates (Measured, Indicated & Inferred) as reported, refer to supporting sources on page 39 for peer comparison resource estimates and supporting information on page 35 – 38 for Sayona and Piedmont resource estimates  Resource grade calculated based on companies total hard rock attributable portfolio  Operating indicates one or more producing assets within the portfolio  Assumes completion of Rio Tinto’s acquisition of Arcadium Lithium  Excludes Ewoyaa  0.70%  0.90%  0.80%  1.00%  1.10%  1.20%  1.40%  1.30%  1.50%  1.60%  -  50  100  200  250  1.0  Attr. Contained LCE (Mt)  Mineral Resource Grade (% Li2O, M+I+I)  Legend  Operating3 Non operating  MergeCo(5)  150  Mineral Resource Tonnes (Mt Ore, M+I+I)  (4)  MergeCo positioned as the pre-eminent “mid-cap” lithium producer  (5)  400  14

 Positioned to be a North American Lithium Champion  North America Hard Rock Lithium Producers  North American LOM Avg. Spodumene Concentrate Capacity (ktpa SC6 equivalent)(1)  Capacity based on public company data (see “Important Information and Disclaimer” section for details). Totals may differ due to small rounding. Excludes Chinese companies. Refer to supporting information on page 40  LOM average spodumene production for North American Lithium expected to be 190ktpa SC5.4 (171ktpa SC6.0), includes Authier project  Scale Optimization Growth  593  569  397  350  308  285  259  147  141  100  58  Moblan  NAL(2)  Carolina  Carolina  Moblan  NAL(2)  NAL(2)  MergeCo  14  #1 North American pure-play hard rock lithium producer  Currently the largest permitted & producing hard-rock lithium mine in North America with potential to develop 3 additional high quality projects

 Quebec  Growth  Scale Optimization  Simplified Ownership Structure Unlocks Potential  Lac-Albert Property  Authier Project  Eeyou Istchee James Bay Hub  Tansim Property  ALMA  SAGUENAY  CHAPAIS  LEBEL-SUR- QUÈVILLION  AMOS  SENNETERRE  North American Lithium Complex  VAL-D’OR  Abitibi-Tèmiscamingue Hub  ROUYN- NORANDA  LA TUQUE  route 155  route 175  route 117  Target annual production for first four years until start of downstream production, production target over life-of-mine of 190ktpa spodumene concentrate. Refer to Sayona ASX announcement released on 14 April 2023  Refer to Sayona’s Moblan Mineral Resource Upgrade announcement on 27 August 2024 and Moblan DFS announcement on 20 February 2024  NAL is a major hard rock producer targeting 226ktpa of annual spodumene  concentrate production(1)  Moblan is one of the largest and highest grade North American spodumene  resources, with a recently published resource upgrade and DFS(2)  Attractive low carbon intensity production levels relative to peers through access  to hydropower in Quebec  Early studies commenced and underpinned by a significant resource base  Supports reduction in unit mining costs and capital intensity (utilizing existing  pre-stripping and infrastructure), resulting in higher cashflow generation through-  the-cycle  Economic Alignment to Pursue NAL Brownfield Expansion  Would benefit from a lower delivered cost to U.S. OEMs given asset proximity  MergeCo to seek technical partners / expertise in chemical production  Enhanced Downstream Integration Optionality  MergeCo to consider fully-integrated solution for end customers  Increased feedstock optionality, including more than 3 sources in Quebec  High Quality, Strategically Located Assets  Moblan Project  Close proximity to Chibougamau given existing rail and other infrastructure  CHIBOUGAMAU  14

 Economic Alignment to Pursue NAL Brownfield Expansion  Anticipate a material reduction in the strip ratio and therefore mining costs (by using existing pre-stripping and infrastructure)  Early internal studies commenced, underpinned by a significant resource base(1)  Simplification of ownership structure, with removal of contractual complexities  Planned to result in higher cashflow generation through-the-cycle  Low capital intensity with a lower cost base (utilizing existing pre-stripping and infrastructure) and increase in mine life will materially improve returns and asset value  1  3  2  5  4  Scale Optimization Growth  Brownfield site with existing infrastructure will have a significantly faster and simpler permitting process than a new development  6  17  1. Updated JORC Mineral Resource Estimate, refer to Sayona’s ASX announcement on 27 August 2024, “North American Lithium Resource increases 51% to 88Mt"

 Scale Optimization Growth  Synergies Improve Cost Base and Resilience Through The Cycle  SG&A  Asset Optimization  Logistics & Procurement  Initial Estimate of Annual Cost Synergies  Initial Estimate of Run-Rate Synergies  US$15-20M  per annum  Strengthened balance sheet with ability to fund and accelerate growth projects  Better placed to pursue a vertically integrated strategy through downstream solutions for key assets  STRENGTHENED POSITION TO DELIVER GROWTH PROJECTS  Optimize logistics and procurement with potential to deliver lower operating costs  Marketing synergies expected through significantly expanded customer relationships  Ability to re-route and share staff between projects  OPERATING SYNERGIES  Optimization of corporate and JV functions  Reduction of corporate costs  CORPORATE OVERHEADS  Leveraging proven management and technical expertise to expand production base  SHARING OF TECHNICAL EXPERTISE  17

 Estimated Spodumene Concentrate Production Capacity as reported and shown on an attributable basis. Refer to “Important Information and Disclaimer” section for the source of previously reported production targets for NAL Upstream, Authier, Carolina Lithium, and Moblan, which are underpinned by the Mineral Resource and Ore Reserve Estimates on page 35 - 38  Projects listed in alphabetical order  Moblan equity interest shown to be 60%  Production target over life-of-mine of 190ktpa spodumene concentrate. Target annual production for  first four years until start of downstream production is 226ktpa. Refer to Sayona ASX announcement released on 14 April 2023  Combined Scale Enhances Growth Pipeline and Provides Flexibility to Optimize Development  Early-stage Projects  Brownfield Expansions  Advanced Projects  Growth Pipeline(1)(2)  190ktpa(4)  (171ktpa SC6 equivalent)  Sayona Project  Piedmont Project  NAL Upstream Expansion  Operating Assets  NAL Upstream  422ktpa  (422ktpa SC6 equivalent excluding Ewoyaa)  Scale Optimization Growth  NAL Downstream  Authier  17  WA Exploration  Killick  Carolina Lithium  Ewoyaa  Moblan (3)

 Upcoming Milestones  Growth  Optimization  Scale  1  2  3  4  5  NAL  EWOYAA  CAROLINA  MOBLAN  CORPORATE  Achieve operating cost reductions based on run-rate production levels Complete exploration drilling and update Resource and Reserve Estimates Early studies for brownfield expansion of spodumene concentrate production  Ratification of Mining Lease  Completion of $28mm MIIF project-level investment  Secure non-dilutive project financing to reduce partner equity requirements  Secure Air and Water Permit  Engineering optimization for consolidation of activities in North Carolina Advance strategic partnering and project finance options  Complete exploration drilling and update Resource and Reserve Estimates Scoping Study for larger scale spodumene concentrate production  Initiate Permitting process  Complete merger and realize operating synergies  Complete capital raise to execute strategic plans and create cash runway into 2026 Evaluate downstream partnering on consolidated platform  17

 2 Proposed Equity Financing

Equity Raising Summary

1 **Sayona Unconditional Placement**[1]	• Fully underwritten unconditional institutional placement to raise ~A$40 million (~US$27 million) (before costs) through the issue of 1,250.0 million new shares in Sayona ("**New Shares**") utilising Sayona's available capacity under ASX Listing Rule 7.1 • Offer price of $0.032 per New Share represents a 15.8% discount to the last closing price of $0.0380 of SYA shares on ASX on Monday, 18 November 2024 and an 8.7% discount to the 5-day VWAP of $0.0350
2 **Piedmont Placement**[1]	• Proposed equity raise of ~A$40 million (~US$27 million) (before costs). • Further details to be provided on completion by Piedmont in accordance with regulatory requirements.
3 **Conditional Placement**[1]	• Resource Capital Fund VIII L.P., associated with Resource Capital Funds ("**RCF**"), a leading critical minerals and mining-focused global investment firm, has entered into a subscription agreement to acquire shares under the Conditional Placement for a total of ~A$69 million (~US$45 million) subject to Sayona shareholder approval for the purposes of the ASX Listing Rules at an extraordinary general meeting ("**Sayona EGM**"), completion of the Merger in accordance with the terms and conditions of the Merger Agreement and other customary conditions. If the Conditional Placement completes on its terms, then RCF VIII will be entitled to certain information rights and to nominate an observer to the Board. See the summary on page 59 • Offer price at the same price as the Sayona Unconditional Placement
4 **Potential Follow On Raising**[1]	• Conditional on closing of the Merger, MergeCo is considering undertaking an offer to raise up to approximately A$22.5 million (~US$15 million) to eligible non-institutional MergeCo securityholders • Additional details on any such raise will be provided closer to Merger completion
Use of Funds	See page 23 for details on use of funds
Underwriter	Canaccord Genuity (Australia) Limited (the "**Lead Manager**") acting as sole Lead Manager, Bookrunner and Equity Capital Markets Adviser to the fully underwritten Sayona Unconditional Placement and Lead Manager to the Conditional Placement[2]



Merger Announced
~A$40M (~US$27M)
1
~A$40M (~US$27M)
2
PIEDMONT LITHIUM
SAYONA
Merger Effective
~A$69M (~US$45M)
3
~A$22.5M (~US$15M)
4
MergeCo
ASX primary listing
Nasdaq secondary listing of ADRs

1. Assumed exchange rate AUD/USD = 0.67, RCF Subscription assumes spot AUD/USD exchange rate.
2. Refer to 'Summary of Sayona Placement Agreement' on page 56 – 58 for a description of the terms and conditions of the underwriting arrangements

PIEDMONT LITHIUM | SAYONA
22

Capital Structure, Sources and Uses of Funds

Merger Effective Date

Illustrative Capitalisation Metrics (1)		Sayona (Pre-Completion)	Piedmont (Pre-Completion)	Estimated Combined (Pre-Completion)	Conditional Placement	Estimated Combined (Completion)
Proposed Equity Financing	US$	US$27M	US$27M	**US$54M**	US$45M	**US$99M**
	A$	A$40M	A$40M	**A$80M**	A$69M	**A$149M**
Pro-Forma Market Capitalization	US$	US$289M (2)	US$289M (2)	**US$578M (2)**		**US$623M (3)**
(as of 18 November 2024)	A$	A$431M	A$431M	**A$862M**		**A$931M**

1. Assumed exchange rate AUD/USD: 0.67. Numbers presented may not add up precisely to the totals provided due to rounding
2. Based on current share pricing as of 18 November 2024, and exchange ratio of 1 PLL share for 527 SYA shares.
3. Based on current share pricing as of 18 November 2024, and exchange ratio of 1 PLL share for 527 SYA shares. Assumes nil equity raised as part of potential Follow on Raising.

Note: The estimated combined data is based on certain assumptions and involves known and unknown risks and uncertainties. Actual events or results may differ materially. Please refer to the disclaimer included at the front of this presentation.

Sources and Uses		
Sources of Funding	A$[1]	US$[1]
Estimated Cash at Merger Completion[2]	**$155**	**$104**
Conditional Placement	**$69**	**$45**
Potential Share Purchase Plan[3]	**$22**	**$15**
Total Sources	**$246**	**$164**
Uses of Funding (From Merger Completion to Mid-2026)	A$[1]	US$[1]
Total Project Operating & Sustaining Expenditure (inc. Corporate Costs)[4]	**$58**	**$39**
Total Growth Expenditure	**$49**	**$33**
NAL (Brownfields, Process Improvements)	*$21*	*$14*
Ewoyaa (Land acquisition, design)	*$11*	*$8*
Carolina (Land acquisition, studies, engineering, permits)	*$6*	*$4*
Moblan (DFS, permits)	*$10*	*$7*
One-off Expenses	**$48**	**$32**
Combined Merger / Financing Costs and Expenses	*$33*	*$22*
Upfront Cost of Synergies	*$15*	*$10*
Cash Buffer / General Working Capital[3]	**$92**	**$60**
Total Uses	**$246**	**$164**

1. Assumed exchange rate AUD/USD: 0.67. RCF Subscription assumes spot exchange rate. Presented may not add up precisely to the totals provided due to rounding
2. Management estimate, includes Sayona Unconditional Placement and additional Piedmont Placement
3. Assumes full US$15M raised in Follow on Raising. Conditional on Merger completion, Sayona is considering undertaking a Follow on Raising. Should the Company determine not to proceed with the Follow on Raising or raise less in the Follow on Raising, the general working capital will reduce commensurately. Does not consider any other non-dilutive funding sources available to MergeCo
4. Operating and Sustaining Expenditure estimates have been provided assuming forward curve pricing for lithium products given the ability to hedge lithium pricing for sales of spodumene concentrate

PIEDMONT LITHIUM | SAYONA

23

Indicative Transaction and Equity Raising Timetable

Event	Indicative Time/Date (AEDT)(2)
Sayona and Piedmont ASX Trading halts Announcement of Merger, Sayona Unconditional Placement and Conditional Placement	19 November 2024
Bookbuild for Sayona Unconditional Placement and Conditional Placement	19 – 20 November 2024
ASX Announcement of results of Sayona Unconditional Placement and Conditional Placement Sayona and Piedmont ASX Trading halts lifted – Trading resumes	After ASX market close, 20 November 2024
Settlement of New Shares issued under the Sayona Unconditional Placement	28 November 2024
Allotment and normal trading of New Shares issued under the Sayona Unconditional Placement	29 November 2024
Sayona EGM for Merger and Conditional Placement shareholder approval Meeting of Piedmont shareholders to consider Merger	1H CY2025
Merger Effective Date	1H CY2025
Completion of Conditional Placement[1]	1H CY2025
Anticipated announcement of Follow on Raising for MergeCo securityholders	1H CY2025

1. *Subject to completion of the Merger in accordance with the terms and conditions of the Merger Agreement and Sayona shareholder approval at Sayona EGM for the Merger and the Conditional Placement.*
2. *The above timetable is indicative only. Sayona, Piedmont and the Lead Manager reserve the right to amend any or all of these dates at their absolute discretion, subject to the Corporations Act 2001 (Cth), the ASX Listing Rules and any other applicable laws. The quotation of New Shares and New CDIs are subject to confirmation from the ASX.*

PIEDMONT LITHIUM | SAYONA

24

 3 Additional Information

 Merger Transaction Structure  Overview of the merger  Newly-formed subsidiary of Sayona to merge with and into Piedmont, subject to shareholder approvals  Post transaction ownership split: approximately 50% Sayona shareholders / 50% Piedmont shareholders, on a fully-diluted basis, prior to conditional placement  Sayona will be the ultimate parent entity (i.e “MergeCo”)  MergeCo will be domiciled in Australia  MergeCo to rebrand under a new name to be announced  Benefits of ASX primary listing and a Nasdaq secondary listing  ASX has demonstrated track record of supporting emerging mining  companies, already familiar with MergeCo’s assets  Nasdaq listing provides enhanced liquidity and potential to broaden  equity research coverage and institutional investor interest  ASX primary listing Nasdaq secondary listing of ADRs  (Renamed Sayona)  Newly Created Delaware Subsidiary  MergeCo  26

 An Opportune Time to Invest in Lithium  Lithium remains a key cornerstone material for the global energy transition  Countercyclical investment, lithium price significantly down from highs with forecast LT pricing upside  Highly attractive long-term fundamentals with >10% demand CAGR to 2040 / with supply deficits anticipated by 2030  Low price environment increasing risk to future supply, with announced supply reductions and project delays  Increasing importance of project location – strategic benefits from IRA and proximity to key downstream partners  26            Source: Benchmark Mineral Intelligence (BMI) supply and demand forecast as of September 2024

 28  Project  Owner  Reserves  DFS  Permitted  Funded  Operational  NAL  MergeCo            Whabouchi  1            Galaxy (James Bay)  1            Rose            Moblan  MergeCo            PAK / Spark            Shaakichiuwaanaan            Adina            28  NAL Checks all the Boxes in Canada  1. Assumes completion of Arcadium acquisition by Rio Tinto  Source: Company announcements and Fastmarkets Lithium & Graphite Short-term Tracker dated May 28, 2024

 3,510  29,610  31,486  34,237  40,439  49,660  52,141  1,231  1,397  1,536  1,506  1,335  -  300  600  900  1,200  1,500  1,800  -  10,000  20,000  30,000  40,000  50,000  60,000  Q3 FY23  Q4 FY23  Q1 FY24 Q2 FY24  Concentrate Production  Q1 FY25  Q3 FY24 Q4 FY24  Unit Operating Costs  43%  57%  58%  62%  67%  68%  67%  51%  71%  72%  75%  73%  83%  91%  25%  50%  75%  100%  Q3 FY23  Q4 FY23  Q1 FY24  Q2 FY24  Q3 FY24  Mill Utilisation  Q4 FY24  Q1 FY25  Global Recovery  NAL Production On Track for 190 – 210Kt Over the Next 12 Months  29  Production restart and maiden shipments within 2 years of NAL acquisition  Significant increase in ore mined  Higher grades delivered to plant due to increased blasting efficiencies and dilution management  Continued focus on improving process plant utilization and plant stability  Operating costs expected to significantly improve over FY25  NAL Global Recovery and Mill Utilization(1)  %  NAL Concentrate Production and Operating Costs (1)  Concentrate Production (dmt)  Unit Operating Costs (A$/dmt)  1. Refer to Quarterly Activities Report September 2024 announcement on 24 October 2024

North American Lithium is North America's Largest Operating Spodumene Asset

Asset Overview

- North American Lithium is primarily comprised of the Authier project and NAL mine which are owned by the Sayona Quebec JV (Sayona 75%; Piedmont 25%)
- The JV partners acquired the NAL operations in August 2021 and have since successfully recommissioned operations, producing first concentrate in March 2023
- April 2023 DFS outlined 20-year mine plan, producing an average of 190ktpa SC 5.4 at US$619/t
- Downstream integration / supply to a Quebec based supply-chain important for the government and key stakeholder, Investissement Quebec

Mineral Resources[1, 2]

Classification	Tonnage (Mt)	Grade (% Li_2O)	Contained Metal (kt LCE)
Measured	6.9	1.00	170
Indicated	79.2	1.13	2,211
Total (M+I)	**86.1**	**1.12**	**2,381**
Inferred	18.7	1.04	482

North American Lithium Spodumene Concentrator



1. *Refer to Piedmont and Sayona announcement "Definitive Feasibility Study Confirms NAL Value with A$2.2B NPV" released on 14 April 2023. Refer to page 35 – 38 for further information.*
2. *Mineral Resource estimates reported on a consolidated basis for NAL and Authier. Totals may differ due to small rounding.*

PIEDMONT LITHIUM | SAYONA

30

Moblan has the Potential to be One of the Lowest Cost Spodumene Concentrate Producers Globally

Asset Overview

- In October 2021, Sayona acquired a 60% interest in the Moblan Lithium Project from Lithium Royalty Corp. The remaining 40% is owned by Investissement Québec
- Moblan Definitive Feasibility Study in February 2024 estimated capital expenditure of US$722 million for 300ktpa concentrate production with significant scope for optimization
- Downstream integration / supply to a Quebec based supply-chain important for the government and joint venture partner Investissement Quebec

Mineral Resources[1, 2]

Classification	Tonnage (Mt)	Grade (% Li_2O)	Contained Metal (kt LCE)
Measured	6.0	1.53	227
Indicated	59.1	1.22	1,783
Total (M+I)	**65.1**	**1.25**	**2,010**
Inferred	28.0	1.14	789

Northern Quebec Projects[2]



Chisasibi
La Grande-1
Radisson
La Grande-3
La Grande-4
Corvette
Indicated + Inferred
142.6 Mt at 1.38% Li2O
Adina
Measured + Indicated + Inferred
77.9 Mt at 1.15% Li2O
Wemindji
James Bay
Measured + Indicated + Inferred
111.3 Mt at 1.3% Li2O
Eastmain
Rose
Indicated + Inferred 32.9 Mt at 0.92% Li2O
Whabouchi
Measured + Indicated + Inferred
54.3 Mt at 1.40% Li2O
Waskaganish
Moblan
Measured + Indicated + Inferred
93.1 Mt at 1.21% Li2O
0 25 50 Kilometers
Legend
Hydroelectric Installation
James Bay Greenstone Belts

1. Updated JORC Mineral Resource Estimate, refer to Sayona's ASX announcement on 27 August 2024, "Moblan Mineral Resource increases 81% to 93Mt". Refer to page 35 – 38 for further information
2. Refer to data on page 39 for further information on mineral resource estimates for neighboring Northern Quebec Projects

PIEDMONT LITHIUM | SAYONA

31

 Ewoyaa Offers an Attractive Near-Term Development Opportunity  MergeCo can earn a 50% interest in the Ewoyaa Project prior to potential dilution and 50% offtake of life of mine production  Atlantic Lithium DFS announced in June 2023 and updated mineral resource estimate released in July 2024  Project site ~70 miles from a major port along a national highway with adjacent hydroelectric powerlines  Coarse-grained spodumene mineralogy implies low capex and low opex DMS flowsheet  Received mine operating permit in October 2024  Asset Overview  Project Site and Infrastructure  31

 Carolina Lithium is the United States' Most Advanced Hard Rock Lithium Project  Mineral Resources(1, 2)  Classification  Tonnage  (Mt)  Grade  (% Li2O)  Contained Metal  (kt LCE)  Measured  -  -  -  Indicated  28.2  1.11  774  Total (M+I)  28.2  1.11  774  Inferred  15.9  1.02  401  Located in Gaston County, NC, the cradle of the lithium business  Low-cost operating environment benefitting from existing infrastructure, minimal transport distances, low corporate taxes and no government royalties  Positioned to benefit from the U.S. Treasury’s 45X manufacturing credit  State Mine Permit received; pursuing remaining permits and local approvals  Planned fully-integrated LiOH operation; phased downstream development approach  Proximate to lithium and byproduct markets  Asset Overview  Carolina Lithium BFS, refer to Piedmont’s ASX announcement on 15 December 2021. Refer to page 35 – 38 for further information  Numbers reported on a consolidated basis. Totals may differ due to small rounding.  Proximity to Key US End Customers  31

 Early Exploration (Killick + Western Australia)  Piedmont can earn up to a 62.5%(1) interest in Vinland Lithium’s Killick Lithium Project, located in Newfoundland, Canada  Land package of 950km2 hosts 60km of prospective strike length(2), with analogous geology to the Carolina tin-spodumene belt  MergeCo will own Piedmont’s 19.9% equity interest in Vinland and its first right of refusal on life-of-mine offtake rights for future concentrate production from Killick  Killick Overview  MergeCo will inherit Sayona’s portfolio of 13 exploration leases in the Pilbara Region of Western Australia  Portfolio has a total lease area of 878km2 in a highly prospective region for lithium and gold, proximal to two of the largest hard rock operating mines – Wodgina and Pilgangoora  Six of the tenements are held under the Morella Lithium Joint Venture (Sayona 49%; Morella Corporation 51%) with the remaining leases owned 100% by Sayona (E45/2364 owned by De Grey Mining, SYA holds lithium rights)  Western Australia Overview  1. Piedmont can earn up to a 62.5% interest via a series of staged investments including: (i) an additional 21.65% contingent upon issuing C$2mm of Piedmont equity to Sokoman Minerals and Benton Resources and funding at least C$3mm of exploration at Killick (“First Additional Earn-in Right”); and (ii) an additional 2. 24.5% subsequent to the First Additional Earn-in Right contingent upon issuing C$6mm of Piedmont equity  to Sokoman Minerals and Benton Resources and funding at least C$3mm of exploration at Killick (“Second Additional Earn-in Right”) Refer to Piedmont’s ASX Announcement on 12 October 2023  Killick Location  Western Australia Portfolio Location  31

 Sayona Mineral Resources (100% basis)  3.  4.  North American Lithium DFS, refer to Sayona’s ASX announcement titled “DFS Confirms NAL Value With A$2.2B NPV” released on 14 April 2023  Updated JORC Mineral Resource Estimate, refer to Sayona’s ASX announcement titled “Moblan Mineral Resource increases 81% to 93Mt” released on 27 August 2024  35  Asset  Classification  Tonnage(1)  (Mt)  Grade  (% Li2O)  Contained Metal  (kt Li2O)  Contained LCE  kt  NAL  (Sayona 75% equity)(2)  Measured  0.9  1.11%  10  25  Indicated  71.1  1.14%  811  2,004  M+I  72.1  1.14%  821  2,029  Inferred  15.8  1.05%  166  410  Authier (Sayona 75% equity)(3)  Measured  6.0  0.98%  59  145  Indicated  8.1  1.03%  83  206  M+I  14.1  1.01%  142  351  Inferred  2.9  1.00%  29  72  Moblan (Sayona 60% equity)(4)  Measured  6.0  1.53%  92  227  Indicated  59.1  1.22%  721  1,783  M+I  65.1  1.25%  813  2,010  Inferred  28.0  1.14%  319  789  All resource figures shown on 100% basis. Mineral Resources are reported inclusive of ore reserves. All Mineral Resource estimates are reported in accordance with the JORC Code  Updated JORC Mineral Resource Estimate, refer to Sayona’s ASX announcement titled “North American Lithium Resource increases 51% to 88Mt” released on 27 August 2024

 Sayona Ore Reserves (100% basis)  3.  4.  North American Lithium DFS, refer to Sayona’s ASX announcement titled “DFS Confirms NAL Value With A$2.2B NPV” released on 14 April 2023 Moblan DFS, refer to Sayona’s ASX announcement titled “Moblan Lithium Project Definitive Feasibility Study” released on 20 February 2024  36  Asset  Classification  Tonnage(1)  (Mt)  Grade  (% Li2O)  Contained Metal  (kt Li2O)  Contained LCE  kt  NAL  (Sayona 75% equity)(2)  Proven  0.2  1.09%  2  5  Probable  19.9  1.09%  217  536  Total  20.1  1.09%  219  542  Authier (Sayona 75% equity)(3)  Proven  6.2  0.93%  58  143  Probable  5.1  1.00%  51  126  Total  11.3  0.96%  109  269  Moblan (Sayona 60% equity)(4)  Proven  -  -  -  -  Probable  34.5  1.36%  470  1,162  Total  34.5  1.36%  470  1,162  All reserve figures shown on 100% basis. All Ore Reserve estimates are reported in accordance with the JORC Code.  2024 Annual Mineral Resources and Ore Reserve Statement, refer to Sayona’s 2024 Annual Report released on 30 August 2024

 Piedmont Mineral Resources (100% basis)  37  Asset  Classification  Tonnage(1)  (Mt)  Grade  (% Li2O)  Contained Metal  (kt Li2O)  Contained LCE  kt  NAL  (Piedmont 25% equity)(2)  Measured  0.9  1.11%  10  25  Indicated  71.1  1.14%  811  2,004  M+I  72.1  1.14%  821  2,029  Inferred  15.8  1.05%  166  410  Authier (Piedmont 25% equity)(3)  Measured  6.0  0.98%  59  145  Indicated  8.1  1.03%  83  206  M+I  14.1  1.01%  142  351  Inferred  2.9  1.00%  29  72  Carolina (Piedmont 100% equity)(4)  Indicated  28.2  1.11%  313  774  M+I  28.2  1.11%  313  774  Inferred  15.9  1.02%  162  401  All resource figures shown on 100% basis. Mineral Resources are reported inclusive of ore reserves. All Mineral Resource estimates are reported in accordance with the JORC Code  Updated JORC Mineral Resource Estimate, refer to Sayona’s ASX announcement titled “North American Lithium Resource increases 51% to 88Mt” released on 27 August 2024  North American Lithium DFS, refer to Sayona’s ASX announcement titled “DFS Confirms NAL Value With A$2.2B NPV” released on 14 April 2023  Carolina Lithium BFS, refer to Piedmont’s ASX announcement titled “Piedmont Completes BFS of the Carolina Lithium Project” released on 15 December 2021

 Piedmont Ore Reserves (100% basis)  38  All reserve figures shown on 100% basis. All Ore Reserve estimates are reported in accordance with the JORC Code.  2024 Annual Mineral Resources and Ore Reserve Statement, refer to Sayona’s 2024 Annual Report released on 30 August 2024  North American Lithium DFS, refer to Sayona’s ASX announcement titled “DFS Confirms NAL Value With A$2.2B NPV” released on 14 April 2023  Carolina Lithium BFS, refer to Piedmont’s ASX announcement titled “Piedmont Completes BFS of the Carolina Lithium Project” released on 15 December 2021  Asset  Classification  Tonnage(1)  (Mt)  Grade  (% Li2O)  Contained Metal  (kt Li2O)  Contained LCE  kt  NAL  (Piedmont 25% equity)(2)  Proven  0.2  1.09%  2  5  Probable  19.9  1.09%  217  536  Total  20.1  1.09%  219  542  Authier (Piedmont 25% equity)(3)  Proven  6.2  0.93%  58  143  Probable  5.1  1.00%  51  126  Total  11.3  0.96%  109  269  Carolina (Piedmont 100% equity)(4)  Proven  -  -  -  -  Probable  18.3  1.10%  201  497  Total  18.3  1.10%  201  497

Supporting data: Leading Hard Rock Resource Base Totalling 205Mt

Asset	Company	Country / Region	Category	Reporting Code	Source	Date	Mineral Resource[2][5] Measured (Mt)	Li_2O (%)	Indicated (Mt)	Li_2O (%)	Total M+I (Mt)	Li_2O (%)	Inferred (Mt)	Li_2O (%)	Jurisdictional Risk Score[4]
Kings Mountain	Albemarle (100%)	North Carolina, US	Non-operating	S-K 1300	Albemarle Corporation 10-K (2023)	31-Dec-23	-	-	46.8	1.4%	46.8	1.4%	42.9	1.1%	79.8
Greenbushes	Albemarle (49%); IGO (25%); Tianqi (25%)	Western Australia, Australia	Operating	JORC	Company filing (Greenbushes CY23 Resources and Reserves)	19-Feb-24	0.7	3.0%	397.0	1.5%	397.7	1.5%	49.0	1.1%	84.1
Galaxy (James Bay)	Rio Tinto (100%)[1]	Quebec, Canada	Non-operating	S-K 1300	Company filing (SEC Technical Report Summary James Bay Lithium)	30-Oct-23	-	-	55.3	1.3%	55.3	1.3%	55.9	1.3%	91.1
Whabouchi	Rio Tinto (50%)[1]; IQ (50%)	Quebec, Canada	Non-operating	S-K 1300	Arcadium Lithium 10-K (2023)	31-Dec-23	10.4	1.4%	35.4	1.4%	45.8	1.4%	8.2	1.3%	91.1
Mt Cattlin	Rio Tinto (100%)[1]	Western Australia, Australia	Operating	S-K 1300	Arcadium Lithium 10-K (2023)	31-Dec-23	0.3	0.9%	12.0	1.5%	12.2	1.5%	0.6	1.1%	84.1
Ewoyaa	Piedmont (40.5%); Atlantic Lithium (40.5%); Govt. of Ghana (13%); MIIF (6%)	Ghana	Non-operating	JORC	Atlantic Lithium Investor Presentation (September 2024)	3-Sep-24	3.7	1.4%	26.1	1.2%	29.8	1.3%	7.0	1.2%	45.9
Finniss	Core Lithium (100%)	Northern Territory, Australia	Non-operating	JORC	Core Lithium Annual Report (2024)	27-Sep-24	6.3	1.4%	21.6	1.3%	27.9	1.3%	20.3	1.2%	79.3
PAK	Frontier Lithium (92.5%); Mitsubishi (7.5%)	Ontario, Canada	Non-operating	NI 43-101	Company filing (NI 43-101 Technical Report)	14-Jul-23	1.3	2.1%	24.2	1.6%	25.5	1.7%	32.4	1.4%	86.0
Manna	Global Lithium (100%)	Western Australia, Australia	Non-operating	JORC	Company filing (43% increase in Manna Lithium Deposit Mineral Resource to 51.6Mt @ 1.0% Li2O)	12-Jun-24	-	-	32.9	1.0%	32.9	1.0%	18.7	0.9%	84.1
Salinas	Pilbara Minerals (100%)[3]	Brazil	Non-operating	JORC	Company filing (Colina Lithium deposit MRE upgrade)	30-May-24	28.6	1.3%	38.6	1.2%	67.3	1.3%	10.4	0.9%	60.7
Kathleen Valley	Liontown (100%)	Western Australia, Australia	Non-operating	JORC	Company filing (Kathleen Valley DFS confirms Tier-1 global lithium project)	11-Nov-23	20.0	1.3%	109.0	1.4%	129.0	1.4%	27.0	1.3%	84.1
Buldania	Liontown (100%)	Western Australia, Australia	Non-operating	JORC	Company website (Mineral Resources, Reserves and CP Statement)	21-Apr-21	-	-	9.1	1.0%	9.1	1.0%	5.9	1.0%	84.1
Itinga (Bandeira & Outro Lado)	Lithium Ionic (100%)	Brazil	Non-operating	NI 43-101	Bandeira Feasibility Study / Company filing (Lithium Ionic Announces Maiden Mineral Resource Estimate at its Itinga Project)	11-Jul-2024 / 27-Jun-23	6.0	1.4%	17.9	1.3%	23.9	1.4%	17.3	1.4%	60.7
Salinas	Lithium Ionic (100%)	Brazil	Non-operating	NI 43-101	Company filing (Lithium Ionic Announces Maiden Mineral Resource Estimate)	4-Apr-24	1.1	1.2%	4.8	1.1%	5.9	1.1%	8.9	1.0%	60.7
Mt Marion	MinRes (50%); Ganfeng (50%)	Western Australia, Australia	Non-operating	JORC	Company filing (Mt Marion underground Mineral Resource update / Mineral Resources and Ore Reserves update)	21-Feb-24 / 22-Sep-23	-	-	54.7	1.4%	54.7	1.4%	11.4	1.1%	84.1
Wodgina	MinRes (50%); Albemarle (50%)	Western Australia, Australia	Non-operating	JORC	Company filing (Mineral Resources and Ore Reserves update)	22-Sep-23	-	-	182.1	1.2%	182.1	1.2%	35.3	1.2%	84.1
Bald Hill	MinRes (100%)	Western Australia, Australia	Non-operating	JORC	Company filing (Bald Hill Operations and Mineral Resources Update /)	13-Nov-24 / 6-Jun-18	-	-	17.2	0.9%	17.2	0.9%	40.9	1.0%	84.1
Shaakichiuwaanann	Patriot Battery Metals (100%)	Quebec, Canada	Non-operating	NI 43-101	Company website (Significant Mineral Resource Upgrade at Shaakichiuwaanaan Lithium Project to Underpin Impending PEA)	5-Aug-24	-	-	80.1	1.4%	80.1	1.4%	62.5	1.3%	91.1
Carolina	Piedmont (100%)	North Carolina, US	Non-operating	S-K 1300	Piedmont Lithium 10-K (2023)	31-Dec-23	-	-	28.2	1.1%	28.2	1.1%	15.9	1.0%	79.8
North American Lithium	Sayona (75%); Piedmont (25%)	Quebec, Canada	Non-operating	JORC	Company filing (North American Lithium Mineral Resource increases 51% to 88Mt / Sayona Mining Annual Report)	27-Aug-24 / 30-Aug-24	0.9	1.1%	71.1	1.1%	72.0	1.1%	15.8	1.1%	91.1
Authier	Sayona (75%); Piedmont (25%)	Quebec, Canada	Non-operating	JORC	Company filing (Definitive Feasibility Study Confirms NAL Value With A$2.2B NPV)	14-Apr-23	6.0	1.0%	8.1	1.0%	14.1	1.0%	2.9	1.0%	91.1
Pilgangoora	Pilbara Minerals (100%)	Western Australia, Australia	Non-operating	JORC	Pilbara Minerals Annual Report (2024)	26-Aug-24	16.5	1.3%	314.4	1.2%	330.9	1.2%	76.6	1.1%	84.1
Moblan	Sayona (60%); IQ (40%)	Quebec, Canada	Non-operating	JORC	Company filing (Moblan Mineral Resource increases 81% to 93Mt / Moblan Lithium Project Definitive Feasibility Study)	27-Aug-24 / 20-Feb-24	6.0	1.5%	59.1	1.2%	65.1	1.2%	28.0	1.1%	91.1
Grota do Cirilo	Sigma (100%)	Brazil	Non-operating	NI 43-101	Company filing (NI 43-101 Technical Report)	18-Jan-24	45.2	1.4%	49.1	1.4%	94.3	1.4%	14.6	1.4%	60.7
Mt Holland	SQM (50%); Wesfarmers (50%)	Western Australia, Australia	Non-operating	S-K 1300	SQM 20-F (2023)	31-Dec-23	48.4	1.6%	123.4	1.5%	171.8	1.5%	7.0	1.4%	84.1
Adina	Winsome Resources (100%)	Quebec, Canada	Non-operating	JORC	Company filing (Adina Mineral Resource increases 33% to 78Mt at 1.15% Li2O)	28-May-24	-	-	61.4	1.1%	61.4	1.1%	16.5	1.2%	91.1
Mibra	AMG (100%)	Brazil	Operating	NI 43-101	Company filing (AMG Advanced Metallurgical Group N.V. Announces Increased Lithium and Tantalum Mineral Resources at Mibra Mine)	3-Apr-17	3.4	1.0%	16.9	1.1%	20.3	1.1%	4.2	1.0%	60.7
Rose	Critical Elements (100%)	Ontario, Canada	Non-operating	NI 43-101	Company filing (Rose Lithium-Tantalum Project Feasibility Study)	11-Oct-23	-	-	30.6	0.9%	30.6	0.9%	2.4	0.8%	91.1
Separation Rapids	Avalon Advanced Materials (40%); Sibelco (60%)	Ontario, Canada	Non-operating	NI 43-101	Company filing (Avalon announces a substantive 20% increase in deposit size at its flagship Separation Rapids joint-venture lithium project)	10-Aug-23	4.3	1.3%	5.8	1.4%	10.1	1.3%	2.8	1.4%	86.0
Georgia Lake	Rock Tech (100%)	Ontario, Canada	Non-operating	NI 43-101	Company filing (Georgia Lake Pre Feasibility Study)	11-Oct-22	-	-	10.6	0.9%	10.6	0.9%	4.2	1.0%	86.0

1. Assumes completion of Arcadium acquisition
2. Measured and Indicated Resources shown exclusive of Reserves, where not separately disclosed Proven deducted from Measured and Probably deducted from Indicated, totals may not align due to rounding
3. Assumes completion of Latin Resources Acquisition
4. Based on Fraser Institute Annual Survey of Mining Companies– Investment Attractiveness (2023). North Carolina risk score based on the average Fraser Risk score of all rated US states
5. All Mineral Resource and Mineral Reserve figures shown on a 100% basis

PIEDMONT LITHIUM | SAYONA

39

Supporting data: Positioned to be a North American Lithium Champion

Company	Asset	Country	Ownership	Attr. Capacity (ktpa SC)[1]	Attr. Capacity (ktpa SC6 eqv.)[1]	Source	Date
Piedmont Lithium	Carolina	USA	100.0%	242	242	Piedmont Company Presentation - Offering Near-term Leverage to Lithium Prices	24-Oct-24
	NAL	Canada	25.0%	48	43	Piedmont Company Presentation - Offering Near-term Leverage to Lithium Prices	24-Oct-24
Sayona Mining	Moblan	Canada	60.0%	180	180	Sayona ASX Announcement - Moblan Lithium projects definitive feasibility study positive results deliver C$2.2B NPV	20-Feb-24
	NAL	Canada	75.0%	143	128	Piedmont Company Presentation - Offering Near-term Leverage to Lithium Prices	24-Oct-24
Rio Tinto[2]	Whabouchi	Canada	50.0%	118	108	Arcadium Lithium - Investor Day Presentation	19-Sep-24
	Galaxy (James Bay)	Canada	100.0%	310	289	Arcadium Lithium - Investor Day Presentation	19-Sep-24
RockTech Lithium	Georgia Lake	Canada	100.0%	100	100	Georgia Lake Project: Pre-Feasibility Study published	16-Nov-22
Avalon	Seperation Rapids	Canada	40.0%	81	58	Separation Rapids PEA	27-Sep-18
Frontier Lithium	PAK Lithium	Canada	92.5%	141	141	Pre-Feasibilty Study for the PAK Project	31-May-23
Critical Elements	Rose	Canada	100.0%	158	147	Critical Elements Investor Presentation - Lithium Charged High Purity Spodumene Project	03-Oct-24
Albemarle	Wodgina	Australia	50.0%	450	413	2024 JP Morgan Global High Yield & Leveraged Finance Conference Presentation	27-Feb-24
	Greenbushes	Australia	49.0%	772	772	SEC Technical Report Summary Pre-Feasibility Study Greenbushes Mine Western Australia	09-Feb-24
	Kings Mountain	USA	100.0%	350	350	Albemarle 2023 Form 10-K	15-Feb-24
MinRes	Wodgina	Australia	50.0%	450	413	2024 JP Morgan Global High Yield & Leveraged Finance Conference Presentation	27-Feb-24
	Mt Marion	Australia	50.0%	450	300	2024 JP Morgan Global High Yield & Leveraged Finance Conference Presentation	27-Feb-24
	Bald Hill	Australia	100.0%	150	138	2024 JP Morgan Global High Yield & Leveraged Finance Conference Presentation	27-Feb-24
Pilbara Minerals[2]	Pilgangoora[3]	Australia	100.0%	1,895	1,642	Study Delivers 2MTPA Expansion Option - Highly Accretive	21-Jun-24
	Salinas	Brazil	100.0%	528	433	Investor Presentation - Future Facing Commodities Conference	25-Mar-24
Sigma	Grota do Cirilo	Brazil	100.0%	766	702	NI 43-101 Report - Grota do Cirilo Lithium Project	24-Sep-24
Winsome Resources	Adina	Canada	100.0%	282	259	Scoping Study delivers a capital efficient solution for North American lithium production	17-Sep-24
Patriot Battery Metals	Shaakickiuwaanaan	Canada	100.0%	621	569	PEA Highlights Shaakichiuwaanaan Project as a Potential North American Lithium Raw Materials Supply Base	22-Aug-24

1. *Chemical Grade spodumene concentrate capacity only*
2. *Assumes completion of Rio Tinto's acquisition of Arcadium and Pilbara Minerals' acquisition of Latin Resources*
3. *Based on 10-yr average production target per P2000 PFS*

PIEDMONT LITHIUM | SAYONA

40

Spodumene Prices Have Recovered from Recent Lows; Lithium Hydroxide Futures Remain in Contango  6% Lithium Oxide Spodumene Concentrate Spot Price (US$/t)(1)  Fastmarkets pricing as of November 14, 2024  Chicago Mercantile Exchange settlements as of November 14, 2024  CME Lithium Hydroxide CIF Futures (US$/t)(2)  -10%  -5%  0%  5%  10%  $880 15%  $680  $720  $760  $800  $840  0%  10%  20%  30%  40%  50%  60%  70%  $15,500 80%  $8,500  $9,500  $10,500  $11,500  $12,500  $13,500  $14,500  Spodumene Concentrate prices have recovered from multi-year lows as industry responds to supply curtailments and project delays  Resilient demand growth from EVs and ESS driving downstream inventory destocking  Lithium Hydroxide futures market is in contango reflecting optimistic sentiment  MergeCo can hedge future deliveries against the curve to improve price realizations and limit downside exposure  38  November 14 Spot: US$865/t  November 14 Spot: US$8,500/t

 Abbreviations Table  38  Term  Meaning  $, A$, AUD  Australian dollar  ASX  ASX Limited ACN 008 624 691, or the financial market operated by it, as the context requires.  CDI  a CHESS Depositary Interest, being a unit of beneficial ownership in shares of an underlying security that is held on trust for the CDI holder by a depositary nominee.  CEO  Chief Executive Officer  CFO  Chief Financial Officer  CY  calendar year (commencing on 1 January and ending on 31 December each year)  EBITDA  net income/(loss) plus interest expense, net income tax expense, and depreciation and amortisation.  FDSO  Fully diluted shares outstanding  FY  financial year or full financial year or year end, as the context requires (in the case of Sayona, being the period commencing 1 July and ending 30 June the following calendar year and, in the case of Piedmont, being the period commencing 1 January and ending 31 December).  IQ  Investissement Québec  JORC  the Joint Ore Reserves Committee of The Australasian Institute of Mining and Metallurgy, Australian Institute of Geoscientists and Minerals Council of Australia  JORC Code  the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves 2012  kmt  thousand metric tonnes  Term  Meaning  ktpa  thousand tonnes per annum  LCE  lithium carbonate (Li2 CO3) equivalent units  Li2O  lithium oxide  LiOH  lithium hydroxide  LTM  Last twelve months  Mineral Resources  has the meaning given to it by the JORC Code.  Mt  million metric tonnes  MergeCo  The merged entity and its subsidiaries post-closing of the Transaction (including Sayona and Piedmont).  Ore Reserves  has the meaning given to it by the JORC Code.  Piedmont  Piedmont Lithium Inc  SC6  6% Spodumene Concentrate  Sayona  Sayona Mining Ltd  U.S.  the United States of America  US$, USD  United States dollar

 International Offer Jurisdictions  38  This document does not constitute an offer of new ordinary shares (“New Shares”) of the Company in any jurisdiction in which it would be unlawful. In particular, this document may not be distributed to any person, and the New Shares may not be offered or sold, in any country outside Australia except to the extent permitted below.  Canada  This document constitutes an offering of New Shares only in the Provinces of British Columbia, Ontario and Quebec (the “Provinces”), only to persons to whom New Shares may be lawfully distributed in the Provinces, and only by persons permitted to sell such securities. This document is not a prospectus, an advertisement or a public offering of securities in the Provinces. This document may only be distributed in the Provinces to persons who are “accredited investors” within the meaning of National Instrument 45-106 – Prospectus Exemptions, of the Canadian Securities Administrators.  No securities commission or authority in the Provinces has reviewed or in any way passed upon this document, the merits of the New Shares or the offering of the New Shares and any representation to the contrary is an offence.  No prospectus has been, or will be, filed in the Provinces with respect to the offering of New Shares or the resale of such securities. Any person in the Provinces lawfully participating in the offer will not receive the information, legal rights or protections that would be afforded had a prospectus been filed and receipted by the securities regulator in the applicable Province. Furthermore, any resale of the New Shares in the Provinces must be made in accordance with applicable Canadian securities laws. While such resale restrictions generally do not apply to a first trade in a security of a foreign, non-Canadian reporting issuer that is made through an exchange or market outside Canada, Canadian purchasers should seek legal advice prior to any resale of the New Shares.  The Company as well as its directors and officers may be located outside Canada and, as a result, it may not be possible for purchasers to effect service of process within Canada upon the Company or its directors or officers. All or a substantial portion of the assets of the Company and such persons may be located outside Canada and, as a result, it may not be possible to satisfy a judgment against the Company or such persons in Canada or to enforce a judgment obtained in Canadian courts against the Company or such persons outside Canada.  Any financial information contained in this document has been prepared in accordance with Australian Accounting Standards and also comply with International Financial Reporting Standards and interpretations issued by the International Accounting Standards Board. Unless stated otherwise, all dollar amounts contained in this document are in Australian dollars.  Statutory rights of action for damages and rescission. Securities legislation in certain Provinces may provide a purchaser with remedies for rescission or damages if an offering memorandum contains a misrepresentation, provided the  remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s Province. A purchaser may refer to any applicable provision of the securities legislation of the purchaser’s Province for particulars of these rights or consult with a legal adviser.  Certain Canadian income tax considerations. Prospective purchasers of the New Shares should consult their own tax adviser with respect to any taxes payable in connection with the acquisition, holding or disposition of the New Shares as there are Canadian tax implications for investors in the Provinces.  Language of documents in Canada. Upon receipt of this document, each investor in Canada hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the New Shares (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.  European Union (excluding Austria)  This document has not been, and will not be, registered with or approved by any securities regulator in the European Union. Accordingly, this document may not be made available, nor may the New Shares be offered for sale, in the European Union except in circumstances that do not require a prospectus under Article 1(4) of Regulation (EU) 2017/1129 of the European Parliament and the Council of the European Union (the “Prospectus Regulation”).  In accordance with Article 1(4)(a) of the Prospectus Regulation, an offer of New Shares in the European Union is limited to persons who are “qualified investors” (as defined in Article 2(e) of the Prospectus Regulation).

 International Offer Jurisdictions  38  Hong Kong  WARNING: This document has not been, and will not be, registered as a prospectus under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong, nor has it been authorised by the Securities and Futures Commission in Hong Kong pursuant to the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong (the “SFO”). Accordingly, this document may not be distributed, and the New Shares may not be offered or sold, in Hong Kong other than to “professional investors” (as defined in the SFO and any rules made under that ordinance).  No advertisement, invitation or document relating to the New Shares has been or will be issued, or has been or will be in the possession of any person for the purpose of issue, in Hong Kong or elsewhere that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to New Shares that are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors. No person allotted New Shares may sell, or offer to sell, such securities in circumstances that amount to an offer to the public in Hong Kong within six months following the date of issue of such securities.  The contents of this document have not been reviewed by any Hong Kong regulatory authority. You are advised to exercise caution in relation to the offer. If you are in doubt about any contents of this document, you should obtain independent professional advice.  New Zealand  This document has not been registered, filed with or approved by any New Zealand regulatory authority under the Financial Markets Conduct Act 2013 (the “FMC Act”).  The New Shares are not being offered or sold in New Zealand (or allotted with a view to being offered for sale in New Zealand) other than to a person who:  is an investment business within the meaning of clause 37 of Schedule 1 of the FMC Act;  meets the investment activity criteria specified in clause 38 of Schedule 1 of the FMC Act;  is large within the meaning of clause 39 of Schedule 1 of the FMC Act;  is a government agency within the meaning of clause 40 of Schedule 1 of the FMC Act; or  is an eligible investor within the meaning of clause 41 of Schedule 1 of the FMC Act.  Singapore  This document and any other materials relating to the New Shares have not been, and will not be, lodged or registered as a prospectus in Singapore with the Monetary Authority of Singapore. Accordingly, this document and any other document or materials in connection with the offer or sale, or invitation for subscription or purchase, of New Shares, may not be issued, circulated or distributed, nor may the New Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore except pursuant to and in accordance with exemptions in Subdivision (4) Division 1, Part 13 of the Securities and Futures Act 2001 of Singapore (the “SFA”) or another exemption under the SFA.  This document has been given to you on the basis that you are an “institutional investor” or an “accredited investor” (as such terms are defined in the SFA). If you are not such an investor, please return this document immediately. You may not forward or circulate this document to any other person in Singapore.  Any offer is not made to you with a view to the New Shares being subsequently offered for sale to any other party in Singapore. On-sale restrictions in Singapore may be applicable to investors who acquire New Shares. As such, investors are advised to acquaint themselves with the SFA provisions relating to resale restrictions in Singapore and comply accordingly.  Switzerland  The New Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange or on any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the New Shares constitutes a prospectus or a similar notice, as such terms are understood under art. 35 of the Swiss Financial Services Act or the listing rules of any stock exchange or regulated trading facility in Switzerland.  No offering or marketing material relating to the New Shares has been, nor will be, filed with or approved by any Swiss regulatory authority or authorised review body. In particular, this document will not be filed with, and the offer of New Shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).  Neither this document nor any other offering or marketing material relating to the New Shares may be publicly distributed or otherwise made publicly available in Switzerland. The New Shares will only be offered to investors who qualify as “professional clients” (as defined in the Swiss Financial Services Act). This document is personal to the recipient and not for general circulation in Switzerland.

 International Offer Jurisdictions  38  United Kingdom  Neither this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the New Shares.  The New Shares may not be offered or sold in the United Kingdom by means of this document or any other document, except in circumstances that do not require the publication of a prospectus under section 86(1) of the FSMA. This document is issued on a confidential basis in the United Kingdom to “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation. This document may not be distributed or reproduced, in whole or in part, nor may its contents be disclosed by recipients, to any other person in the United Kingdom.  Any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received in connection with the issue or sale of the New Shares has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of the FSMA does not apply to the Company.  In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (“relevant persons”). The investment to which this document relates is available only to relevant persons. Any person who is not a relevant person should not act or rely on this document.  United States  This document does not constitute an offer to sell, or a solicitation of an offer to buy, securities in the United States. The New Shares have not been, and will not be, registered under the US Securities Act of 1933 or the securities laws of any state or other jurisdiction of the United States. Accordingly, the New Shares may not be offered or sold in the United States except in transactions exempt from, or not subject to, the registration requirements of the US Securities Act and applicable US state securities laws.  The New Shares may be offered and sold in the United States only to:  “qualified institutional buyers” (as defined in Rule 144A under the US Securities Act); and  dealers or other professional fiduciaries organized or incorporated in the United States that are acting for a discretionary or similar account (other than an estate or trust) held for the benefit or account of persons that are not US persons and for which they exercise investment discretion, within the meaning of Rule 902(k)(2)(i) of Regulation S under the US Securities Act.

 Key Risks  38  You should be aware that an investment under the Capital Raisings, being an investment in New Shares, involves various risks. This Section sets out some of the key risks associated with an investment in New Shares. A number of risks and uncertainties, which are both specific to Sayona and of a more general nature, may adversely affect the operating and financial performance or position of Sayona which in turn may affect the value of New Shares and the value of an investment in Sayona. There are also risks associated with the Transaction and each of the Capital Raisings, including those which are described below. The risks and uncertainties described below are not an exhaustive list of the risks facing Sayona, the Transaction, the Capital Raisings or associated with an investment in Sayona. Additional risks and uncertainties may also become important factors that adversely affect Sayona’s operating and financial performance or position.  This document is not financial product advice and has been prepared without taking into account your investment objectives or personal circumstances. Before investing in New Shares, you should consider whether an investment in New Shares is suitable for you. Potential investors should consider publicly available information on Sayona, carefully consider their personal circumstances and consult their stockbroker, solicitor, accountant or other professional adviser before making an investment decision.  Key Risk  Overview  Risks relating to Sayona  Operational Safety  Sayona is subject to extensive laws and regulations regarding occupational health and safety, and the risk of non-compliance with those laws and regulations may adversely impact Sayona’s operations, reputation, financial performance and financial position. All operations and development activities continue to have a strong focus on safe production and development. However, regardless of how carefully Sayona undertakes its operations, mining and exploration operations carry an inherent risk of liability and as such, these risks cannot be eliminated.  Climate change risk  Severe weather events and the challenges posed by climate change are inherently uncertain and have the potential to adversely affect Sayona’s operations and financial performance. While Sayona will endeavor to manage these risks and limit any consequential impacts, there can be no guarantee that Sayona’s operations and the value of its shares will not be impacted.  Social and environment  The operations and proposed activities of Sayona are subject to the laws and regulations concerning the environment and indigenous heritage. Sayona’s relations with local communities and First Nations people in the areas where its assets are located are important to its operations and may be affected by uncertain factors. It’s Sayona’s intention to conduct its activities to the highest standard of environmental and heritage obligations, including complying with all environmental laws or laws relating to the protection of indigenous heritage. Sayona actively engages with all stakeholders on a regular basis to better understand and address the individual needs of local communities and First Nations people.  However, regardless of how carefully Sayona undertakes its operations, both mining and exploration operations carry an inherent risk of liability associated with, amongst other things damage to natural environment and indigenous heritage. If the compliance costs of such legislation become so significant as to impact Sayona’s costs of carrying on business, this may also have an impact on the future value of Sayona’s shares.

 Key Risks  38  Key Risk  Overview  Risks relating to Sayona  Operational performance  Sayona’s operations may not deliver a safe, stable and predictable operational performance and consequently have a negative impact on Sayona and its shares.  Major external events or natural disasters  Sayona’s projects now or in the future are susceptible to certain physical and other risks, including natural disasters, environmental hazards, pandemics and other catastrophic events, which could disrupt production and have a material adverse effect on Sayona’s financial and operational performance.  Whilst Sayona has contingencies and plans in place to ameliorate these risks, such events or natural disasters carry an inherent risk of damage to site infrastructure or transport/energy related infrastructure and may cause disruption to services and supplies and access to site by employees. These events may significantly impact on Sayona’s operations.  Projects fail to deliver  Sayona has a considerable portfolio of development assets. All projects have inherent delay and cost risks, particularly in the current challenging global market (low lithium pricing, geopolitical instability, logistics, inflation, skilled labour availability, etc.).  Whilst Sayona is focussed on de-risking the development of these projects, there is no guarantee that such projects meet current expectations or forecasts.  Commodity Prices  The prices of commodities, including lithium, are volatile and such volatility may negatively affect Sayona’s revenue and cash flows.  Commodity prices fluctuate and are affected by many factors beyond Sayona’s control, such as inflation, interest rates and currency exchange. The price of lithium and the global demand for lithium is also reactive to supply and demand fluctuations. Such fluctuations are influenced by various factors, including the level of consumer demand, potential distribution problems, technological advances, availability of alternatives, global economic and political developments, forward-selling activities and other macro-economic factors. In particular, the demand for lithium is also dependent upon the demand for lithium batteries and battery electric vehicles. Any one of these factors may affect the price of, or demand for, lithium, which in turn may affect the price that Sayona is able to obtain for lithium or the amount of lithium that Sayona can sell.  Market changes in lithium industry  The growth of Sayona’s business, as well as Sayona’s financial condition and financial performance, are dependent on the continued growth in demand for electric vehicles, the growth in demand for lithium chemicals and the growth of the lithium markets generally.  Macro risk  General economic conditions may adversely impact Sayona’s operating and financial performance and financial position, including its future revenues and share price. Sayona’s operating and financial performance is influenced by a variety of general economic and business conditions, including consumer spending levels, lithium prices, inflation, interest and exchange rates, supply and demand trends, key customer concentration, industrial disruption, availability of debt and capital markets, and government fiscal, monetary and regulatory policies.

 Key Risks  38  Key Risk  Overview  Risks relating to Sayona  Geopolitical risk  Global and local conflicts, including the tensions between China and Taiwan, the war in Ukraine and the conflict in Israel, could adversely impact Sayona’s operations, financial performance and financial position.  Political risk  Sayona’s financial performance, operations, share price and profitability may be adversely affected due to circumstances in the countries where Sayona operates, particularly in Canada.  To conduct its business, Sayona must obtain various governmental licenses, permits, authorisations, concessions and other approvals in connection with its activities in relevant jurisdictions, including Canada and Australia. Such approvals are related to the laws and regulations that govern prospecting, developing, mining, production, exports, taxes, labour standards, occupational health, waste disposal, toxic substances, land use, surface rights, environmental protection, safety and other matters.  Changes in political, regulatory, or fiscal frameworks in these countries could adversely impact Sayona’s financial performance, operations, share price and profitability.  Liquidity risk – debt and capital markets  Sayona’s operations and development plans may require additional funding or capital for future activities.  There is no certainty that Sayona will be able to secure debt, equity funding or alternative means of funding on favourable terms or at all. If Sayona is unable to secure adequate external funding or capital on acceptable terms, or at all, its development and expansion plans may be adversely affected. This may impact the value of Sayona’s shares.  Staffing and key management personnel  Sayona’s operations, financial performance and financial position are dependent on attracting and retaining qualified key personnel. Sayona relies on the experience, skills and knowledge of its key personnel in Canada and Australia to successfully manage its business. The availability and retention of skilled personnel is highly competitive in the current market, particularly in Canada with current mining industry growth in certain sectors. Sayona relies heavily on critical executive and senior management level individuals, as well as those with niche technical skills. The inability to attract and retain key personnel, including personnel with technical skills, or the unexpected loss of such personnel may adversely affect Sayona’s operations, financial performance and financial position.  Sayona’s upcoming AGM on 28 November 2024 includes a spill resolution, which provides that shareholders may vote to allow for a spill meeting to occur within 90 days of the AGM. If this resolution passes, the non-executive directors currently in place will be replaced before completion of the Merger and there will be a loss of continuity of input from those directors.  Fraud, corruption and misconduct  Sayona’s reputation, business and financial performance may be materially and adversely impacted by fraud or violations of anti-bribery and anti-corruption laws.

 Key Risks  38  Key Risk  Overview  Risks relating to Sayona  Royalty claims  Many of the mining claims of which Sayona has an interest are subject to ongoing royalty obligations. The amount of the royalties payable in respect of a claim may have an impact on the economic viability of that claim, depending on various factors such as commodity prices and prevailing economic conditions. The amount of royalties payable may impact on profitability of Sayona and consequently impact on the value of Sayona’s shares.  Resource estimate  Resource estimates are expressions of judgement based on knowledge, experience and industry practice. Estimates which were valid when originally calculated may alter significantly when new information or techniques become available. In addition, by their very nature, resource estimates are imprecise and depend to some extent on interpretations, which may prove to be inaccurate.  As further information becomes available through additional fieldwork and analysis, the estimates are likely to change. This may result in alterations to development and mining plans which may, in turn, adversely affect Sayona’s operations. This may impact on Sayona’s future profitability any consequently the value of Sayona’s shares.  Exploration risk  Exploration for mineral resources is highly speculative. There is no assurance that exploration of the tenement portfolio in which Sayona has an interest, will result in the discovery of a mineral deposit let alone one that results in an increase of Sayona’s current mineral resource, or the conversion of any of Sayona’s mineral resources to ore reserves. Further, there is no certainty that any of the minerals discovered will be able to be economically recovered. In particular, the success of Sayona’s future exploration activities may be affected by a range of factors including geological conditions, limitations on activities due to seasonal weather patterns, unanticipated operational and technical difficulties, industrial and environmental accidents, changing government regulations and may other factors beyond the control of Sayona.  Further the exploration costs of Sayona are based on certain assumptions with respect to the method and timing of exploration. By their nature, these estimates and assumptions are subject to significant uncertainties and accordingly, the actual costs may differ materially from these estimates and assumptions. Sayona will need access to ongoing sources of capital in order to progress its exploration program. Sayona’s inability to exploit its exploration assets, may impact on the future value of Sayona’s shares.  Land access  From time to time, Sayona’s tenements, or tenements Sayona has legal or beneficial interest in, may be subject to access restrictions. These may relate to the freehold owner of the land on which the tenements are located, or the rights of indigenous people. In those circumstances, Sayona may have to resolve access arrangements under the relevant regime prior to entering upon the land to carry out activities or developing a mine on the tenements. Access arrangements may be subject to the provision of monetary compensation, compensation for damage to land, and restoration of the land.  There can be no guarantee that applications or access arrangements will be resolved in a timely fashion, in Sayona’s favour, or in a manner that is commercially viable for Sayona. Sayona’s inability to resolve access issues on satisfactory terms, may impact its operations, and particularly its exploration program. If access issues are not resolved satisfactorily, this may impact on the future value of Sayona’s shares.

 Key Risks  38  Key Risk  Overview  Risks relating to Sayona  Taxation  Changes to corporate income tax, import duties, property tax, excise tax, withholding tax or any other applicable taxation legislation or policies relevant to Sayona may adversely affect Sayona’s financial profitability, net assets and cash flow and the returns to investors.  Litigation  Legal proceedings may arise from time to time in the course of Sayona’s business. Sayona may be involved in disputes with other parties which may result in litigation. Any such claim or dispute, if proven, may impact adversely on Sayona’s operations, financial performance and financial position.  Insurance  There are significant exploration and operating risks associated with lithium exploration and mining, including adverse weather conditions, environmental risks and fire, all of which can result in injury to persons as well as damage to or destruction of the plant, equipment, production facilities and other property. Sayona is also subject to environmental risks such as pollution and environmental damage. Should a significant event occur where Sayona is not fully insured there could be a negative impact on Sayona. In addition, in the future, some or all of Sayona’s insurance coverage may become unavailable or prohibitively expensive.  Risks relating to the Transaction  Transaction may not complete or may be delayed  Completion of the Transaction is conditional on various matters including shareholder approval from both Sayona and Piedmont. Refer to the ASX announcement in relation to the Transaction and Capital Raisings released by Sayona to ASX on the same date as this presentation for further information regarding the material conditions for the Transaction. There can be no certainty, nor can Sayona provide any assurance or guarantee, that these conditions will be satisfied or waived or, if satisfied or waived, when that will occur.  If for any reason any of the conditions are not satisfied or waived (where capable of being waived) by the time required, completion of the Transaction (Completion) may be delayed or may not occur on the current terms or at all. Sayona will have incurred significant transaction costs in relation to the Transaction even if it does not proceed and these costs may include a reverse break fee of $[X] payable by Sayona in certain circumstances to Piedmont. There is a risk that the transaction costs associated with the Transaction (whether it completes or not) results in Sayona not achieving the earnings guidance it has previously provided to the market.  There may be other adverse consequences for Sayona and Sayona shareholders if Completion does not occur, including that the trading price of Sayona’s shares may be materially adversely affected and the anticipated synergies and other benefits that Sayona expects to achieve from the Transaction will not be realised. If Completion is delayed, Sayona may incur additional costs and it may take longer than anticipated for MergeCo to realise the benefits of the Transaction. Any failure to complete or delay in completing the Transaction could materially and adversely affect the price of Sayona’s shares.

 Key Risks  38  Key Risk  Overview  Risks relating to the Transaction  Scrip component of merger consideration  As part of the Transaction, Piedmont shareholders will receive consideration in the form of fully paid ordinary shares in Sayona. Existing Sayona shareholders and new investors who take up shares under the Capital Raisings will have their shareholding significantly diluted by the issue of the shares to the Piedmont shareholders. Immediately after Completion, it is expected that Sayona and Piedmont shareholders will own approximately [50%] / [50%] of the shares in MergeCo respectively (on a fully diluted basis).  Reliance on information provided  Sayona undertook a due diligence process in respect of the Transaction, which relied in part on legal, financial, taxation, synergies and operational due diligence on information provided by or on behalf of Piedmont. If any such information provided to, and relied upon by, Sayona in its due diligence, and in its preparation of this presentation and other materials given to ASX, proves to be incorrect, incomplete or misleading, or if any of those due diligence enquiries failed to identify potential issues, there is a risk that the actual financial position and performance of Piedmont may be materially different to Sayona’s understanding, or the realisable synergies from the Transaction will be less than anticipated including those reflected in this presentation. Either of these could have a material adverse effect on MergeCo’s financial condition or performance.  There is also a risk that the due diligence conducted has not identified issues that would have been material to the decision to enter into the Transaction, or that certain potential issues identified as part of Sayona’s due diligence may not have been accurately assessed or quantified or are not possible to quantify or for which sufficient protection is not provided for in the Transaction Agreement. A material adverse issue that was not identified prior to entry into the Transaction (or an issue that later proves to be more material than first anticipated) could have an adverse impact on the reputation, financial performance or operations of Sayona (for example, Sayona may later discover Piedmont liabilities or defects which were not identified through due diligence, are more than initially identified through due diligence, or for which there is no contractual protection). Due diligence cannot uncover all potential issues or historical non- compliance by a merger partner, and reliance has, by necessity, been placed by those undertaking due diligence on the accuracy of information and confirmations provided by Piedmont and its representatives.  Further, as is usual in undertaking mergers and acquisitions, the due diligence process undertaken identified a number of risks associated with Piedmont, which Sayona had to evaluate and manage. Certain risks cannot be avoided or managed appropriately and the mechanisms used to manage these risks included in certain circumstances the acceptance of the risk as tolerable on commercial grounds such as materiality. There is a risk that the approach taken by Sayona may be insufficient to mitigate the risk, or that the materiality of these risks may have been underestimated or unforeseen or for which there is no contractual protection, and hence they may have a material adverse impact on Sayona’s operations, earnings and financial position.  The information reviewed by Sayona included forward looking information. While Sayona has been able to review some of the foundations for the forward- looking information relating to Piedmont, forward looking information is inherently unreliable and based on assumptions that may change in the future.

 Key Risks  38  Key Risk  Overview  Risks relating to the Transaction  Integration risk and realisation of synergies  The integration of two businesses of the size and nature of Sayona and Piedmont carries risk, including potential delays or costs in implementing necessary changes and difficulties in integrating various operations and systems. The success of the Transaction, and the ability to realise the expected benefits of the Transaction outlined in this presentation, is dependent on the effective and timely integration of Sayona and Piedmont following Completion. There is a risk that integration could take longer, be more complex or cost more than expected, encounter unexpected challenges or issues (including differences in corporate culture loss of, or reduction in, key personnel, expert capability or employee productivity, or failure to procure or retain employees of Sayona, require changes to operating models), or divert the attention of management, which impact on the integration process (which in turn could cause the anticipated benefits and synergies of the integration of Sayona and Piedmont being less than estimated).  Integration risk and realisation of synergies (cont’d)  A failure to integrate the businesses in the time and manner contemplated by Sayona or a failure to achieve the targeted synergies of integration may impact on the financial performance, operation and position of Sayona. Furthermore, Piedmont will be a material part of MergeCo’s business upon acquisition. If the Piedmont business does not perform as expected, this could have a material adverse impact Sayon’s financial position and performance.  Historical liabilities of Piedmont Lithium  If the Transaction completes, Sayona may become directly or indirectly exposed to liabilities that Piedmont may have incurred or is liable for in the past as a result of prior acts or omissions, including liabilities which were not identified during the due diligence enquiries or which are greater than expected, or for which were accepted as a tolerable risk. Such liabilities may adversely affect the financial performance or position of Sayona after the Transaction.  Piedmont has its own corporate, tax, regulatory and risks frameworks. However, there is a risk that Piedmont’s existing frameworks were inadequate. For example, if Piedmont’s ‘s tax and regulatory frameworks were inadequate, there is a risk that Piedmont has not properly identified and responded to changes in tax laws or other laws and regulations which apply to it.  There is a risk that Sayona could be exposed to unexpected liabilities resulting from past non-compliances by Sayona with applicable laws or regulations, which may impact on the financial performance or position of Sayona. It may also have other impacts, such as attracting greater scrutiny from regulators or cause reputational damage.

 Key Risks  38  Key Risk  Overview  Risks relating to the Transaction  Analysis of merger opportunity  Sayona has undertaken financial, tax, legal, commercial and technical analysis of Piedmont in order to determine its attractiveness to Sayona and whether to proceed with the Transaction. It is possible that despite such analysis and the best estimate assumptions made by Sayona, the conclusions drawn are inaccurate or are not realised. While Sayona has undertaken analysis in relation to the expected benefits of the Transaction, including synergies, they remain Sayon’s estimate of the benefits expected to be achieveable, and there is a risk that the actual benefits may be less than expected or delayed, or that the expected benefits may not materialise at all or cost more to achieve than originally expected.  To the extent that the actual results achieved by the Transaction are different to those indicated by Sayona’s analysis, there is a risk that the performance of Sayona following the Transaction may be different (including in a materially adverse way) from what is reflected in this presentation. There is also a risk that Sayona’s assessment of matters such as the taxation consequences of the Transaction is challenged by revenue authorities, which can involve future expenditure to consider and defend such challenges or to meet any additional costs or claims.  Integration of accounting policies and methods  Sayona and Piedmont, as standalone entities, have particular accounting policies and methods which are fundamental to how they record and report their financial position and results of operations. Sayona and Piedmont may have exercised judgment in selecting accounting policies or methods, which might have been reasonable in the circumstances yet might have resulted in reporting materially different outcomes than would have been reported under the other company’s policies and methods. The integration of Sayona and Piedmont’s accounting functions may lead to revisions of these accounting policies, which may adversely impact MergeCo’s reported results of operations and/or financial position and performance. Year-end reporting periods will be aligned post implementation of the Transaction.  Price of shares may fluctuate  Sayona’s shares are freely tradeable on the ASX. The price at which the shares trade following completion of the Transaction will be affected by the financial performance of MergeCo and by external factors unrelated to the operating performance of the MergeCo, including movements on international share markets, the level of interest rates, exchange rates and commodity prices, general domestic and international economic conditions and government policies relating to taxation and other matters.  Foreign exchange risk and foreign regulations  The Transaction includes the acquisition of controlling interests in overseas entities that operate in foreign jurisdictions. These entities transact in the local currencies of the countries in which they are domiciled. The value of a financial asset, liability, commitment or earnings held or transacted in foreign currency may be impacted by changes in currency exchange rates. The overseas operations of Piedmont are also subject to the laws of those countries and could be adversely impacted by changes to laws or regulations in those countries in the future.

 Key Risks  38  Key Risk  Overview  Transaction risks  Alignment of year ends and acquisition accounting  Sayona and Piedmont have different year end reporting periods with Sayona reporting on a year ended 30 June basis and Piedmont using 31 December. The application of acquisition accounting and the alignment of financial year ends will likely impact MergeCo’s reported results of operations and/or financial position and performance  Risks associated with the Capital Raisings  General investment risks  An investment in Sayona is subject to risks, some of which are beyond the control of Sayona. The existence of risk means that the performance of Sayona could be adversely affected Sayona does not guarantee any particular rate of return or the performance of Sayona’s shares. Some of the factors which may adversely impact the price of Sayona shares include:  General movements in Australian and international stock markets;  Commodity prices;  Investor sentiment;  Australian and international economic conditions and outlook;  Changes in interest rates and the rate of inflation;  Change in government regulation and policies;  Announcement of new technologies; and  Geo-political stability, including international hostilities and acts of terrorism.  The risks outlined above, together with other general risks, are applicable to all investments in listed securities not specifically referred to, may affect the value of shares in Sayona (including New Shares) in the future. There is no guarantee that the New Shares will make a return on the capital invested or that there will be an increase in the value of the New Shares in the future. This Section should be treated as a general guide to possible risks only.  While Sayona may be able to minimise the impact of some risks through various risk management techniques, many of the risks identified in this Section are beyond the control of Sayona and as such cannot be eliminated or their impact minimised.

 Key Risks  38  Key Risk  Overview  Risks associated with the Capital Raisings  Share price and liquidity  Sayona is subject to the general market risks inherent in all securities traded on a stock exchange. The market price for Sayona’s shares may fluctuate over time as a result of a number of factors, including it financial performance and prospects, prevailing market conditions, commodity prices and foreign exchange movements, general investor sentiment, inflation, geo-political conditions, fiscal policy and interest rate rises, as well as the liquidity and volume of the shares being bought or sold at any point in time. Sayona’s shares may therefore rise above or below the current share price, or the offer price, depending on its financial performance and various other factors which are outside of its control.  No dividend or other distribution in the near term  Sayona’s directors do not in the near term intend to pay profits of Sayona out in the form of dividends or other distributions but will instead reinvest those amounts into development of the business. Accordingly, any investment in Sayona’s shares may not carry with it income returns in the form of dividends or other distributions and any returns will be limited to any capital growth arising from any increase in the price of Sayona shares.  Underwriting risk  Sayona has entered into a Placement Agreement under which the Lead Manager has agreed to fully underwrite the Unconditional Placement and lead manage the Conditional Placement (together, the “Placement”), subject to the terms and conditions of the Placement Agreement. If certain conditions are not satisfied (including, in relation to the Conditional Placement, that RCF VIII does not pay and subscribe for the New Shares the subject of the subscription agreement between RCF VIII and Sayona) or certain events occur, the Lead Manager may terminate the Placement Agreement (for further information, see Summary of Sayona Placement Agreement slides). The ability of the Lead Manager to terminate the Placement Agreement in respect of certain events will depend on whether the Lead Manager has reasonable grounds to believe that such event, matter or circumstance has or is likely to have a material adverse effect on the financial position or prospects of the Sayona group or the outcome or success of the Placement (or any part of it) or the market price of, or ability to settle the Placement of, any of the Placement Shares, or could give rise to a contravention by the Lead Manager (or one of its affiliates) of (or the involvement of the Lead Manager in a contravention of) or liability of the Lead Manager (or one of its affiliates) under the Corporations Act or any other applicable law.

 Summary of Placement Agreement  38  Summary of Placement Agreement  Sayona has entered into a placement agreement with the Lead Manager in respect of the Sayona Unconditional Placement and the Conditional Placement (together, the “Placement”) under which the Lead Manager has agreed to fully underwrite the Unconditional Placement and lead manage the Conditional Placement (“Placement Agreement”). The Placement Agreement contains certain conditions precedent (including, in relation to the Conditional Placement, that RCF VIII pays and subscribes for the New Shares the subject to the subscription agreement between RCF VIII and Sayona (and that such agreement is not withdrawn, rescinded, breached (in a material respect), terminated, altered or amended in a manner that is materially adverse to the Company, or becomes void, voidable or otherwise non-binding prior to settlement of the Sayona Unconditional Placement)), representations and warranties, undertakings and indemnities in favour of the Lead Manager. Details of the fees payable to the Lead Manager are included in the Appendix 3B released to ASX on the date of this Presentation.  The Lead Manager may terminate its obligations under the Placement Agreement on the occurrence of certain events, including the following:  the merger agreement in relation to the Transaction (“Merger Agreement”) is terminated, rescinded or repudiated (or threatened to be so), amended in a material respect without the prior written consent of the Lead Manager, or is or becomes void or voidable;  ASX announces that Sayona will be removed from the official list or that any shares will be removed from official quotation or, without the prior written consent of the Lead Manager, suspended from quotation by ASX for any reason;  any of Sayona’s announcements, advertisements, publicity or roadshow materials relating to Sayona or the Placement (including announcements in respect of the Placement) (“Placement Documents”) includes content that is misleading or deceptive or is likely to mislead or deceive, in a material respect (including by omission); any statement of opinion or belief in any of Sayona’s Public Documents is not truly and honestly held or there are no reasonable grounds for making any such statement; or any amendment or update to a cleansing notice in respect of the Placement which is issued or is required to be issued is materially adverse from the point of view of an investor;  there is an application to a government authority for an order, declaration or other remedy, or a government authority commences any investigation or hearing or announces its intention to do so, in each case in connection with the Placement or any agreement entered into in respect of the Placement which, in the Lead Manager’s reasonable opinion, has reasonable prospects of success and such application, investigation or hearing becomes public or is not withdrawn by the time stipulated in the Placement Agreement; or proceedings are commenced or there is a public announcement of an intention to commence proceedings before a court or tribunal of competent jurisdiction in Australia seeking an injunction or other order in relation to the Placement, which in the Lead Manager’s reasonable opinion, has reasonable prospects of success;  ASIC (1) makes, or threatens to make, an application for an order under Part 9.5 of the Corporations Act in relation to the Placement or the Transaction and such application (or threat) becomes public or is not withdrawn by the time stipulated in the Placement Agreement; (2) commences, or conveys its intention to commence, any investigation or hearing under Part 3 of the Australian Securities and Investments Commission Act 2001 (Cth) in relation to the Placement or the Transaction and any such investigation or hearing (or intention) becomes public or is not withdrawn by the time stipulated in the Placement Agreement; or (3) otherwise issues or threatens to issue proceedings in relation to the Placement or the Transaction or commences any formal investigation or inquiry into the Placement and such issue, threat or commencement becomes public or is not withdrawn by the time stipulated in the Placement Agreement;  ASX does not, or states that it will not, grant official quotation of all the Sayona Unconditional Placement shares and Conditional Placement shares;

 Summary of Placement Agreement  38  Summary of Placement Agreement (cont’d)  a Sayona director is charged with an indictable offence, any regulatory body commences (or announces an intention to take) any public action against a Sayona director in his or her capacity as such, or any Sayona director is disqualified from managing a corporation under the Corporations Act;  an event in the timetable for the Placement is delayed by Sayona for more than 2 business days without the prior written approval of the Lead Manager;  Sayona alters its capital structure (subject to certain specified exclusions) without the prior consent of the Lead Manager;  a Public Document includes any forecast, expression of opinion, belief, intention or expectation which is not based on reasonable grounds or any other announced forecast or expectation comes incapable of being met;  Sayona or any of its related bodies corporate or any of their directors or officers engage in any fraudulent conduct or activity;  there is an event, occurrence or non-occurrence, or development of an existing event, occurrence or non-occurrence, which makes it illegal for the Lead Manager to satisfy a material obligation under the Placement Agreement;  Sayona withdraws the Placement or any part of it;  without the prior consent of the Lead Manager and subject to certain exclusions, a change to the Sayona board of directors or certain key management personnel;  any certificate which is required to be provided by Sayona under the Placement Agreement is not provided when required or is untrue or incorrect;  any material Sayona group member is, or becomes, insolvent;  a condition precedent, as set out in the Placement Agreement, is not satisfied or waived by the Lead Manager by the time required;  a new circumstance that would be adverse from the point of view of an investor arises that would have been required to be disclosed in the documents relating to the Placement;  Sayona is in breach of the Placement Agreement or any of Sayona’s representations or warranties in the Placement Agreement is or becomes incorrect, untrue or misleading;  there is an omission from or misstatement relating to the completed due diligence questionnaire or other information provided by Sayona to the Lead Manager;  there is introduced or there is a public announcement of a proposal to introduce, into the Parliament of Australia, or any State of Australia or the Province of Quebec a new law, or the Reserve Bank of Australia, any Commonwealth or State or Territory authority, or a Province of Quebec authority, adopts or announces a proposal to adopt a new policy (other than a law or policy which has been announced before the date of the Placement Agreement);

 Summary of Placement Agreement  38  Summary of Placement Agreement (cont’d)  a contravention by Sayona of the Corporations Act, its constitution, any of the ASX Listing Rules or any other applicable law or regulation;  Sayona or any of its respective related bodies corporate charges, or agrees to charge, the whole or a substantial part of their respective business or property other than certain specified exceptions;  any aspect of the Placement does not comply with the Corporations Act or the ASX Listing Rules;  there is an adverse change, or an event occurs which is likely to give rise to an adverse change, in the financial position, results, condition, operations or prospects of the Sayona group other than as disclosed by Sayona to the ASX before the date of this Presentation;  trading in all securities quoted or listed on ASX, NASDAQ or the New York Stock Exchange is suspended or limited in a material respect for more than three days on which that exchange is open for trading;  any adverse change or disruption to the existing financial markets, political or economic conditions of Australia, Canada, Ghana or the United States or the international financial markets or any change in national or international political, financial or economic conditions;  a general moratorium on commercial banking activities in Australia, Canada, Ghana or the United States is declared by the relevant central banking authority in any of those countries, or a material disruption in commercial banking or security settlement or clearance services in any of those countries;  hostilities not presently existing at the date of this Placement Agreement commence (whether war has been declared or not) involving any one or more of Australia, Canada, Ghana, the People’s Republic of China or the United States or a major escalation in such existing hostilities occurs (whether war has been declared or not) involving any of those countries or a major terrorist act is perpetrated involving any of those countries or a national emergency is declared by any of those countries or a significant terrorist act is perpetrated anywhere in the world (other than in Israel, Iran, Lebanon or the surrounding region to those countries other than certain exclusions); or  certain Sayona information includes a statement which is or becomes misleading or deceptive or likely to mislead or deceive.  In some cases, the ability of the Lead Manager to terminate the Placement Agreement is limited to circumstances where the Lead Manager has reasonable grounds to believe that such event, matter or circumstance has or is likely to have a material adverse effect on the financial position or prospects of the Sayona group or the outcome or success of the Placement (or any part of it) or the market price of, or ability to settle the Placement of, any of the Placement Shares, or could give rise to a contravention by the Lead Manager (or one of its affiliates) of (or the involvement of the Lead Manager in a contravention of) or liability of the Lead Manager (or one of its affiliates) under the Corporations Act or any other applicable law.  If the Lead Manager terminates its obligations under the Placement Agreement, the Lead Manager will not be obliged to perform any of its obligations that remain to be performed. Termination of the Placement Agreement could have an adverse impact on the amount of proceeds raised under the Placement.

 Summary of the Subscription Agreement  38  Summary of Subscription Agreement  RCF VIII has agreed to subscribe for shares in MergeCo under the Conditional Placement on the terms and conditions set out in a subscription agreement, the key terms of which are summarised below.  Subscriber  Resource Capital Fund VIII L.P.  Subscription Amount  A$69 million.  Subscription Shares  2,156,250,000 new MergeCo shares.  Subscription Price  A$0.032 per new MergeCo share.  Conditions Precedent  Sayona shareholder approval.  Completion of the Transaction (and prior to that time, the Merger Agreement not having been amended, modified or varied in a material respect that would, or would be reasonably likely to, have a material adverse effect without the prior written consent of RCF VIII).  The placement agreement as it relates to the Sayona Unconditional Placement not having been terminated, repudiated or rescinded or amended, modified or varied in a material respect without the prior written consent of RCF VIII.  Other customary conditions precedent.  Completion timing  Shortly following satisfaction or waiver of the conditions precedent (expected to occur 1H CY2025).  Warranties and Indemnity  Customary representations and warranties for the transaction contemplated.  Subject to certain customary limitations, the Company indemnifies RCF VIII against all loss suffered or incurred by RCF VIII arising directly or indirectly from, or incurred in connection with, a breach of any of the Company warranties.  Termination  Either party may terminate the subscription agreement on the occurrence of certain insolvency events. In addition, RCF VIII may terminate the agreement  if any warranty by Sayona is, or becomes false, incorrect or misleading in a material respect and either the circumstances giving rise to it is not capable of remedy or is not remedied within a specific time and the circumstances giving rise to it has had or is reasonably expected to have a material adverse effect.  Board observer rights  RCF VIII may nominate one observer to the MergeCo Board who, subject to confidentiality restrictions, is entitled to attend all Board and Board committee meetings and receive copies of all materials provided to the board. Such observer has no Board voting rights.  Information and access rights  RCF VIII shall be entitled to receive documents, reports, financial data and other information as RCF VIII may reasonably request and to visit and inspect any of the properties and books and records of MergeCo.  Standstill  RCF VIII is subject to a standstill until 31 March 2026 subject to common exceptions.  Fees and expenses  If completion does not occur in certain circumstances Sayona will pay RCF VIII fees and expenses incurred by RCF VIII in connection with the subscription agreement up to a maximum of US$500,000.

 38